Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re: BONANZA CREEK ENERGY, INC., et al., Debtors.[1]	) ) ) ) ) ) )	Chapter 11 Case No. 17-__________ (___) Joint Administration Requested
)

DISCLOSURE STATEMENT FOR DEBTORS’ JOINT PREPACKAGED PLAN
OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Dated:	December 23, 2016
Denver, Colorado

DAVIS POLK & WARDWELL LLP
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 450-4000

Facsimile: (212) 607-7983
Marshall S. Huebner

Brian M. Resnick

Daniel M. Silberger

Counsel to the Debtors
and Debtors in Possession

RICHARDS, LAYTON
& FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7700

Facsimile: (302) 651-7701

Mark D. Collins (No. 2981)

Amanda R. Steele (No. 5530)

Brendan J. Schlauch (No. 6115)

Counsel to the Debtors
and Debtors in Possession

1 The Debtors and debtors in possession in these cases and the last four digits of their respective Employer Identification Numbers are: Bonanza Creek Energy, Inc. (0631), Bonanza Creek Energy Operating Company, LLC (0537), Bonanza Creek Energy Resources, LLC (6378), Holmes Eastern Company, LLC (5456), Rocky Mountain Infrastructure, LLC (6659), Bonanza Creek Energy Upstream LLC (6378) and Bonanza Creek Energy Midstream, LLC (6378). The Debtors’ mailing address is 410 17th Street, Suite 1400, Denver, Colorado 80202.

PRELIMINARY STATEMENT2

The Plan

On December 23, 2016, the Debtors entered into the Restructuring Support Agreement with (i) certain holders that own or manage with the authority to act on behalf of the beneficial owners of 51.1% in aggregate principal amount of Bonanza Creek’s approximately $800 million in aggregate principal amount of outstanding 5 3⁄4% Senior Notes and 6 3⁄4% Senior Notes (collectively, the “Supporting Noteholders”) and (ii) NGL Energy Partners LP and NGL Crude Logistics, LLC, the counterparties to one of the Debtors’ crude oil purchase and sale agreements. The Restructuring Support Agreement provides for the restructuring of the Debtors as a going concern through the filing of the Chapter 11 Cases with the United States Bankruptcy Court for the District of Delaware and the confirmation of the Plan attached hereto as Exhibit A.

The Plan is the outcome of extensive negotiations among the Debtors and certain of their key stakeholders—including an ad hoc group of Supporting Noteholders (the “Ad Hoc Committee”)—that began several months ago. The Plan contemplates a restructuring that provides for, among other things, (i) either payment in full in cash of the RBL Credit Facility or participation by holders of Allowed RBL Credit Facility Secured Claims in a new credit facility to replace the RBL Credit Facility or such other treatment set forth in the Plan, (ii) the equitization of General Unsecured Claims, including the approximately $800 million in aggregate principal amount of Notes Claims and (iii) payment in full in cash of Unsecured Trade Claims. The Plan further contemplates a $200 million Rights Offering—that is fully backstopped by certain members of the Ad Hoc Committee in accordance with the terms of the Backstop Agreement—to finance the Reorganized Debtors’ emergence from the Chapter 11 Cases. The restructuring contemplated by the Restructuring Support Agreement and the Plan will deleverage Bonanza Creek’s balance sheet and leave it positioned to succeed in the highly competitive oil and natural gas industry.

Reorganized Bonanza Creek

The Debtors’ decision to enter into the Restructuring Support Agreement and solicit votes for the Plan was precipitated by the historic decline in prices for oil and natural gas which have remained depressed since 2014.  Prior to entering into the Restructuring Support Agreement, the Debtors took numerous actions and pursued many strategic avenues aimed at adapting to these evolving market conditions and to position themselves for future success.  However, as market headwinds persisted over a sustained period of time, it became clear that material changes to Bonanza Creek’s balance sheet were necessary.  The Plan that the Debtors are proposing, and which is supported by the Supporting Noteholders, will significantly reduce their debt and further advance Bonanza Creek’s efforts to position itself for long-term success.

2 Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Debtors’ Joint Prepackaged Plan of Reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) (including all exhibits and schedules attached thereto, and as may be amended, altered, modified or supplemented from time to time, the “Plan”); provided, that any capitalized term used herein that is not defined herein or in the Plan, but is defined in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) will have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

The same challenges that have affected the Debtors have caused the distress and the commencement of chapter 11 cases of many other oil and natural gas companies.  The Debtors are confident that, upon emergence, they will be well-positioned to weather the industry storm.

THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN AND CERTAIN OTHER DOCUMENTS AND INFORMATION. THE FINANCIAL INFORMATION INCLUDED HEREIN IS FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW AND WHETHER TO VOTE ON THE PLAN. THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS THAT ARE ATTACHED HERETO ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH INFORMATION AND DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR SUCH OTHER PLAN-RELATED DOCUMENTS AND INFORMATION, THE PLAN OR SUCH OTHER PLAN-RELATED DOCUMENTS AND INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES.

THE STATEMENTS AND INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN SINCE THE DATE HEREOF. EACH HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY REVIEW THE PLAN AND THIS DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE OR OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

ALTHOUGH THE DEBTORS HAVE ATTEMPTED TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT, EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED.

THE FINANCIAL PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED BY THE MANAGEMENT OF THE DEBTORS AND THEIR FINANCIAL ADVISORS. THESE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS THAT, ALTHOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR THE ABILITY TO ACHIEVE THE PROJECTED

RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED AND/OR MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE FINANCIAL PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN AN ACCEPTANCE OF THE PLAN OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN AND IN THE PLAN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM.

WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING, THREATENED OR POTENTIAL LITIGATION OR ACTIONS, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED BY ANY PARTY AS AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT WILL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR WILL IT BE CONSTRUED TO CONSTITUTE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS IT RELATES TO THE HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS.

THE SECURITIES DESCRIBED HEREIN WILL BE ISSUED WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY SIMILAR FEDERAL, STATE OR LOCAL LAW, IN RELIANCE ON THE EXEMPTIONS SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE. IN ACCORDANCE WITH SECTION 1125(E) OF THE BANKRUPTCY CODE, A DEBTOR OR ANY OF ITS AGENTS THAT PARTICIPATES, IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, IN THE OFFER, ISSUANCE, SALE, OR PURCHASE OF A SECURITY, OFFERED OR SOLD UNDER THE PLAN, OF THE DEBTOR, OF AN AFFILIATE PARTICIPATING IN A JOINT PLAN WITH THE DEBTOR, OR OF A NEWLY ORGANIZED SUCCESSOR TO THE DEBTOR UNDER THE PLAN, IS NOT LIABLE, ON ACCOUNT OF SUCH PARTICIPATION, FOR VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE OFFER, ISSUANCE, SALE, OR PURCHASE OF SECURITIES.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(b) AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR

OTHER NON-APPLICABLE BANKRUPTCY LAWS. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

SEE ARTICLE IX OF THIS DISCLOSURE STATEMENT, ENTITLED “CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING,” FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM TO ACCEPT THE PLAN.

v

Article I

Introduction	1
A. Purpose of the Disclosure Statement	1
B. Disclosure Statement Enclosures	2
C. Confirmation of the Plan	2
1. Requirements	2
2. Approval of the Plan and Confirmation Hearing.	2
3. Only Impaired Classes Vote	2
D. Treatment and Classification of Claims and Interests; Impairment	3
1. Treatment of Administrative Expense Claims and Priority Tax Claims	3
2. Classification of Other Claims and Interests	4
E. Voting Procedures and Voting Deadline	8
F. Confirmation Hearing	9
Article II General Information Regarding The Debtors	9
A. The Debtors’ Business, Management and Employees	9
1. Overview	9
2. Management	10
3. The Debtors’ Employees	13
B. Bonanza Creek’s Stock	13
C. Options and Other Securities with Values Keyed to Common Stock	13
D. The Debtors’ Prepetition Capital Structure	14
E. Summary of Events Leading to the Chapter 11 Filings	14
1. Market Challenges Facing the Oil Industry	14
2. Restructuring Initiatives	15
3. The Restructuring Support Agreement	15

Article III

The Chapter 11 Cases	16
A. Commencement of the Chapter 11 Cases	17
B. Automatic Stay	17
C. “First Day” Motions and Related Applications	17
D. Other Procedural Motions and Retention of Professionals	19
E. Confirmation Hearing	19
F. Confirmation of the Plan	19

Article IV

Summary of The Plan	19
A. Considerations Regarding the Plan	21
B. Classification and Treatment of Claims and Interests	22
1. Treatment of Administrative Expense Claims and Priority Tax Claims	23
2. Classification and Treatment of Other Claims and Interests	24
3. Treatment of Intercompany Claims	27
C. Acceptance or Rejection of the Plan	27
1. Voting of Claims	27
2. Presumed Acceptance of Plan	27
3. Deemed Rejection of Plan	27
4. Acceptance by Impaired Classes	28
5. Elimination of Vacant Classes	28
6. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	28
7. Modification and Severability as to Debtors; Reservation of Rights	28
D. Implementation of the Plan	29
1. Continued Organizational Existence	29
2. Section 1145 Exemption	29
3. Authorization of New Equity Securities	29
4. Cancellation of Existing Securities and Related Agreements, the Indentures and the RBL Credit Agreement	30
5. Financing and Restructuring Transactions	30
E. Provisions Governing Distributions	32

1. Disbursing Agent	32
2. Timing and Delivery of Distributions	32
3. Manner of Payment Under Plan	35
4. Undeliverable or Non-Negotiated Distributions	36
5. Claims Paid by Third Parties	36
F. Filing of Administrative Expense Claims	36
1. Professional Fee Claims	36
2. Administrative Expense Claims	37
G. Disputed Claims	38
1. Objections to Claims	38
2. Resolution of Disputed Claims	38
3. Estimation of Claims and Interests	38
4. Payments and Distributions for Disputed Claims	39
5. No Amendments to Claims	40
6. No Interest	40
H. Executory Contracts and Unexpired Leases	40
1. Assumption of Executory Contracts and Unexpired Leases	40
2. Schedules of Executory Contracts and Unexpired Leases	41
3. Categories of Executory Contracts and Unexpired Leases to Be Assumed	42
4. Assumption and Rejection Procedures and Resolution of Treatment Objections	44
5. Rejection Claims	45
6. Assignment	45
7. Approval of Assumption, Rejection, Retention or Assignment of Executory Contracts and Unexpired Leases	46
8. Modifications, Amendments, Supplements, Restatements or Other Agreements	46
I. Provisions Regarding Governance of the Reorganized Debtors	47
1. Organizational Action	47
2. Organizational Documents	47
3. Directors and Officers of the Reorganized Debtors	48
J. Effect of Confirmation	49
1. Vesting of Assets	49

2. Release of Liens	49
3. Releases and Discharges	49
4. Discharge and Injunction	50
5. Term of Injunction or Stays	51
6. Exculpation	51
7. Release by the Debtors	51
8. Voluntary Releases by the Holders of Claims and Interests	52
9. Injunction	53
10. Setoff and Recoupment	54
11. Preservation of Causes of Action	54
12. Compromise and Settlement of Claims and Controversies	55
K. Conditions Precedent to Confirmation and Effectiveness of the Plan	55
1. Conditions to Confirmation	55
2. Conditions to Effectiveness	56
3. Waiver of Conditions to Confirmation or Effectiveness	57
L. Modification, Revocation or Withdrawal of the Plan	57
1. Plan Modifications	57
2. Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date	57
M. Retention of Jurisdiction by the Bankruptcy Court	58
N. Miscellaneous	60
1. Exemption from Transfer Taxes and Recording Fees	60
2. Expedited Tax Determination	60
3. Payment of Statutory Fees	60
4. Plan Supplement	60
5. Claims Against Other Debtors	61
6. Substantial Consummation	61
7. Section 1125 of the Bankruptcy Code	61
8. Nonseverability	61
9. Governing Law	62
10. Binding Effect	62
11. Notices	62
12. Reservation of Rights	63

13. Further Assurances	63

Article V

Voting Requirements; Acceptance and Confirmation of the Plan	64
A. General	64
B. Parties in Interest Entitled to Vote	64
C. Classes Impaired and Entitled to Vote Under the Plan	64
D. Voting Procedures and Requirements	65
1. Ballots	65
2. Submitting Ballots	66
3. Voting	66
4. Releases Under the Plan	67
E. Acceptance of Plan	67
F. Confirmation Without Necessary Acceptances; Cramdown	68
G. Classification	69

Article VI

Feasibility and Best Interests of Creditors	69
A. Best Interests Test	69
B. Liquidation Analysis	70
C. Application of the Best Interests Test	71
D. Feasibility	71

Article VII

Effect of Confirmation	72
A. Binding Effect of Confirmation	72
B. Good Faith	72

Article VIII

Securities law matters	72
A. Bankruptcy Code Exemptions from Registration Requirements for the New Common Stock	72
1. Issuance of New Common Stock	72

x

2. Subsequent Transfers of New Common Stock Covered by the Section 1145(a)(1) Exemption	73
B. The Rights Offering	74

Article IX

Certain Risk Factors to be Considered Prior to Voting	77
A. Certain Bankruptcy and Securities Law Considerations	77
B. Factors Affecting the Debtors’ Business, Operations and Financial Condition Risks Related to Debtors’ Operations	85

Article X

Certain U.S. Federal Income Tax Consequences of the Plan	112
A. Introduction	112
B. Certain U.S. Federal Income Tax Consequences to the Debtors	114
1. Cancellation of Debt and Reduction of Attributes	114
2. Section 382 Limitation on Net Operating Losses Carryforwards	114
3. Alternative Minimum Tax	115
C. Certain U.S. Federal Income Tax Consequences to the Holders of Claims and Interests	116
1. Consequences to Holders of Secured Claims, Other Priority Claims and Unsecured Trade Claims	117
2. Consequences to General Unsecured Claims Against Bonanza Creek Operating, General Unsecured Claims Other Than Bonanza Creek Operating, RBL Credit Facility Secured Claims and Existing Equity Interests	117
D. Information Reporting and Backup Withholding	123
E. FATCA	123

Article XI

Recommendation	125

Appendices and Schedules

Appendix A	Debtors’ Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

Appendix B	Liquidation Analysis

Appendix C	Financial Projections

Appendix D	Valuation Analysis

Appendix E	Backstop Agreement

Appendix F	Rights Offering Procedures

Article I

Introduction

A.	Purpose of the Disclosure Statement

The Debtors submit this disclosure statement (as may be amended, altered, modified, revised or supplemented from time to time, the “Disclosure Statement”) in connection with the solicitation of votes on the Plan attached hereto as Exhibit A. Subject to the approval of the Board of Directors of Bonanza Creek, the Debtors anticipate filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan; provided, that any capitalized term used herein that is not defined herein or in the Plan, but is defined in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

The Debtors are commencing this solicitation after extensive discussions over the past several months among the Debtors and certain of their key stakeholders, including the Ad Hoc Committee. As a result of these negotiations, the Debtors have entered into the Restructuring Support Agreement with (i) Supporting Noteholders that own or manage with the authority to act on behalf of the beneficial owners of 51.1% in principal amount of Bonanza Creek’s approximately $800 million in aggregate principal amount of outstanding 5 3⁄4% Senior Notes and 6 3⁄4% Senior Notes and (ii) NGL Energy Partners LP and NGL Crude Logistics, LLC (together, “NGL”), the counterparties to one of the Debtors’ crude oil purchase and sale agreements. Pursuant to the Restructuring Support Agreement, the Supporting Noteholders and NGL have agreed to support a deleveraging transaction, consisting of the restructuring of the Debtors’ existing debt obligations in chapter 11 through the Plan, and certain Supporting Noteholders have agreed to facilitate the Debtors’ emergence from chapter 11 by backstopping and participating in a $200 million rights offering (the “Rights Offering”).

The Plan contemplates the reorganization of the Debtors and the resolution of all outstanding Claims against, and Interests in, the Debtors. Further, upon the approval of the Rights Offering Procedures by the Bankruptcy Court, Bonanza Creek will launch the solicitation of participation in the Rights Offering pursuant to which holders of certain General Unsecured Claims will be entitled to receive Subscription Rights to acquire New Common Stock on the Effective Date in accordance with the Rights Offering Procedures. The material terms of the Rights Offering are described in more detail in Article VIII of this Disclosure Statement.

The Plan is the product of months of hard-fought, arm’s-length negotiations between the Debtors, the Ad Hoc Committee and certain other interested parties. The Debtors believe the Plan is reflective of these good faith negotiations and will treat holders of Claims and Interests in an economic and fair manner. As discussed further in Article IV.A of this Disclosure Statement, in developing the Plan, the Debtors considered various issues relating to how the distributable value should be allocated among the creditors of the various Debtors, including, without limitation, (i) the value of the Estates on a consolidated and entity-by-entity basis, and the proper method of determining such value; (ii) the value of any unencumbered assets after giving effect to a fair allocation of all Administrative Expense Claims and Priority Claims; (iii) the projected recoveries of Creditors on a consolidated and entity-by-entity basis; and (iv) the nature and treatment of Intercompany Claims.  The Debtors believe that the Plan strikes a fair and equitable balance between these competing factors and appropriately distributes value among their stakeholders in accordance with the Bankruptcy Code’s priority scheme.

The Debtors submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to holders of Claims against the Debtors in connection with (i) the solicitation of acceptances of the Plan and (ii) a hearing to consider confirmation of the Plan.

The purpose of this Disclosure Statement is to describe the Plan and its provisions and to provide certain information, as required under section 1125 of the Bankruptcy Code, to holders of Claims against the Debtors who will have the right to vote on the Plan so they can make informed decisions in doing so. Holders entitled to vote to accept or reject the Plan will receive a Ballot together with this Disclosure Statement to enable them to vote on the Plan.

This Disclosure Statement includes, among other things, information pertaining to the Debtors’ prepetition business operations and financial history and the events leading up to the Chapter 11 Cases. In addition, an overview of the Plan is included, which overview sets forth certain terms and provisions of the Plan, the effects of confirmation of the Plan, certain risk factors associated with the Plan and the manner in which distributions will be made under the Plan. This Disclosure Statement also discusses the confirmation process and the procedures for voting, which procedures must be followed by the holders of Claims entitled to vote under the Plan for their votes to be counted.

B.	Disclosure Statement Enclosures

Accompanying this Disclosure Statement is a ballot (the “Ballot”) for voting to accept or reject the Plan, if you are the record holder of a Claim in a Class entitled to vote on the Plan (each, a “Voting Class”).

C.	Confirmation of the Plan

1.	Requirements. The requirements for confirmation of the Plan are set forth in section 1129 of the Bankruptcy Code. The requirements for approval of the Disclosure Statement are set forth in section 1125 of the Bankruptcy Code.

2.	Approval of the Plan and Confirmation Hearing. To confirm the Plan, the Bankruptcy Court must hold a hearing to determine whether the Plan meets the requirements of section 1129 of the Bankruptcy Code.

3.	Only Impaired Classes Vote. Pursuant to the provisions of the Bankruptcy Code, only classes of claims or interests that are “impaired” (as defined in section 1124 of the Bankruptcy Code) under a plan may vote to accept or reject such plan. Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable or contractual rights are changed under such plan. In addition, if the holders of claims or interests in an impaired class do not receive or retain any property under a plan on account of such claims or interests, such impaired class is deemed to have rejected such plan under section 1126(g) of the Bankruptcy Code and, therefore, such holders are not entitled to vote on such plan.

Under the Plan, holders of Claims in Classes 1C-7C and 1D-7D are impaired and are entitled to vote on the Plan.

Under the Plan, holders of Claims and Interests in Classes 1F-71F and 1G are impaired and will not receive or retain any property under the Plan on account of such Claims or Interests and, therefore, are not entitled to vote on the Plan and deemed to reject the Plan.

Under the Plan, holders of Claims and Interests in Classes 1A-7A, 1B-7B, 1E-7E and 2G-7G are unimpaired and therefore deemed to accept the Plan.

ACCORDINGLY, A BALLOT FOR ACCEPTANCE OR REJECTION OF THE PLAN IS BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASSES 1C-7C AND 1D-7D.

D.	Treatment and Classification of Claims and Interests; Impairment

1.	Treatment of Administrative Expense Claims and Priority Tax Claims

(a)	Administrative Expense Claims

Except to the extent that the applicable holder of an Allowed Administrative Expense Claim agrees to less favorable treatment with the Debtors or Reorganized Debtors, each holder of an Allowed Administrative Expense Claim shall receive, on account of such Allowed Administrative Expense Claim, (i) payment in full in Cash (1) on or as soon as reasonably practicable after the Effective Date (for Claims Allowed as of the Effective Date), (2) on or as soon as practicable after the date such Claim is Allowed (or upon such other terms as may be agreed upon by such holder and the applicable Debtor or Reorganized Debtor) or (3) as otherwise ordered by the Bankruptcy Court or (ii) such other treatment as agreed by such holder of an Allowed Administrative Expense Claim and the Debtors or Reorganized Debtors.

Notwithstanding the foregoing, Allowed Administrative Expense Claims regarding assumed agreements, obligations incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases and non-ordinary course obligations approved by the Bankruptcy Court shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business (or as otherwise approved by the Bankruptcy Court) in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such Claims.

(b)	Professional Fee Claims

Except to the extent that the applicable holder of an Allowed Professional Fee Claim agrees to less favorable treatment with the Reorganized Debtors, each holder of a Professional Fee Claim shall be paid in full in Cash pursuant to Section 7.1 of the Plan.

(c)	Priority Tax Claims

Except to the extent that the applicable holder of an Allowed Priority Tax Claim has been paid by the Debtors before the Effective Date, or the applicable Reorganized Debtor and such holder agree to less favorable treatment with the Reorganized Debtors, each holder of an Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, at the option of the Debtors or Reorganized Debtors, (i) payment in full in Cash made on or as soon as reasonably practicable after the later of the Effective Date and the first Distribution Date occurring at least 20 calendar days after the date such Claim is Allowed, (ii) regular installment payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code or (iii) such other amounts and in such other manner as may be determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

The Reorganized Debtors shall have the right, in their sole discretion, to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.

2.	Classification of Other Claims and Interests

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation and distribution pursuant to the Plan, as set forth herein. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the official claims register without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

Except as otherwise specifically provided for in the Plan, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable non-bankruptcy law, in no event shall any holder of an Allowed Claim be entitled to receive payments that in the aggregate exceed the Allowed amount of such holder’s Claim. For the purpose of classification and treatment under the Plan, any Claim in respect of which multiple Debtors are jointly liable shall be treated as a separate Claim against each of the jointly liable Debtors.

Summary of Classification and Treatment of

Claims and Interests in the Debtors

THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND ARE THEREFORE SUBJECT TO CHANGE.

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan does not contemplate and is conditioned on there being no substantive consolidation of any of the Debtors. For brevity and convenience, the classification and treatment of Claims and Interests have been arranged into one chart. Such classification shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities.

The information in the table below is provided in summary form for illustrative purposes only and is subject to material change based on certain contingencies, including related to the claims reconciliation process. Actual recoveries may widely vary within these ranges, and any changes to any of the assumptions underlying these amounts could result in material adjustments to recovery estimates provided herein and/or the actual distribution received by Creditors. The projected recoveries are based on information available to the Debtors as of the date hereof and reflect the Debtors’ estimates as of the date hereof only. In addition to the cautionary notes contained elsewhere in the Disclosure Statement, it is underscored that the Debtors make no representation as to the accuracy of these recovery estimates. The Debtors expressly disclaim any obligation to update any estimates or assumptions after the date hereof on any basis (including new or different information received and/or errors discovered).

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. For a summary of the treatment of each Class of Claims and Interests, see Article IV, “Summary of The Plan,” below.

Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Projected Recovery Under the Plan	Estimated Allowed Claims
1A-7A	Other Priority Claims	Each holder of an Allowed Other Priority Claim shall be entitled to receive payment in full in Cash.	Unimpaired	100%	$41,903,827
1B-7B	Other Secured Claims	Each holder of an Allowed Other Secured Claim shall be entitled to receive payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; a distribution of the proceeds of the sale or disposition of the Collateral securing such Claim, in each case, solely to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.	Unimpaired	100%	$39,307,754

Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Projected Recovery Under the Plan	Estimated Allowed Claims
1C-7C	RBL Credit Facility Secured Claims	Each holder of an Allowed RBL Credit Facility Secured Claim shall be entitled to receive, in full and final satisfaction of its Allowed RBL Credit Facility Secured Claim, either (i) the treatment such holder is legally entitled to under section 1129(b)(2)(A) of the Bankruptcy Code or (ii) at the election of the Debtors, with the consent of the Required Supporting Noteholders, either (a) payment in full in Cash of such Claim or (b) such holder’s Ratable Share of participation in the Exit RBL Facility.	Impaired	100%	$191,949,402
1D	General Unsecured Claims against Bonanza Creek	On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Bonanza Creek, each holder thereof shall be entitled to receive its Ratable Share of: (a) 29.4 % of the New Common Stock subject to dilution by the Management Incentive Plan, Warrants, and the Rights Offering Equity and (b) 37.8% the Subscription Rights.	Impaired	17.7%	$868,836,998
2D	General Unsecured Claims against Bonanza Creek Operating	On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Bonanza Creek Operating, each holder thereof shall be entitled to	Impaired	3.6%	$1,025,691,139

Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Projected Recovery Under the Plan	Estimated Allowed Claims
		receive its Ratable Share of 17.6% of the New Common Stock subject to dilution by the Management Incentive Plan, Warrants, and the Rights Offering Equity.
3D-7D	General Unsecured Claims against Debtors other than Bonanza Creek and Bonanza Creek Operating	On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Debtors other than Bonanza Creek and Bonanza Creek Operating, each holder thereof shall be entitled to receive its Ratable Share of (a) 48.5% of the New Common Stock subject to dilution by the Management Incentive Plan, Warrants, and the Rights Offering Equity and (b) 62.2% the Subscription Rights.	Impaired	29.1%	$866,064,533
1E-7E	Unsecured Trade Claims	Each holder of an Allowed Unsecured Trade Claim shall be entitled to receive payment in full in Cash or other treatment that will render the Claim Unimpaired.	Unimpaired	100%	$985,446
1F-7F	Section 510(b) Claims	No distribution.	Impaired	0%	$0
1G	Existing Equity Interests	No distribution.	Impaired	0%	N/A
2G-7G	Interests in Subsidiary Debtors	Reinstated or canceled.	Unimpaired	100%	N/A

After the Petition Date, and after the approval of the Rights Offering, the Debtors will launch a rights offering to raise approximately $200 million of capital for the Debtors to which holders of Notes Claims as of the Rights Offering Record Date will be entitled to exercise their pro rata share of Subscription Rights to acquire Rights Offering Shares. It is expected that shortly after the Petition Date, the Debtors will file a motion to assume the Backstop Agreement, in the form attached as Appendix E hereto, pursuant to which the Backstop Parties will backstop the Rights Offering in exchange for the Backstop Fee. The material terms of the Rights Offering are described in more detail in Section VIII.B. The Debtors will use proceeds from the Rights Offering plus cash on hand to: (i) provide additional liquidity for working capital and general corporate purposes and (ii) pay all Allowed Administrative Expense Claims payable on or after the Effective Date.

The following table sets forth the percentage ownership of Reorganized Bonanza Creek upon the occurrence of different events:

Class	Post-Confirmation but Before the Rights Offering, the MIP or the Exercise of the Warrants	Post-Confirmation and After the Rights Offering but Before the MIP or the Exercise of the Warrants	Post-Confirmation and After the Rights Offering and the MIP but Before the Exercise of the Warrants	Post-Confirmation and After the Rights Offering, the MIP and the Exercise of the Warrants
Holders of Notes Claims	95.5%	97.8%	93.9%	86.8%
Existing Equity	4.5%	2.2%	2.1%	2.0%
Management Incentive Plan	-	-	4.0%[3]	3.7%
Warrants	-	-	-	7.5%[4]
Total	100.00%	100.00%	100.00%	100.00%

E.	Voting Procedures and Voting Deadline

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. To ensure your vote is counted, you must complete, date, sign and promptly mail the Ballot enclosed with the notice or complete your Ballot using the online portal maintained by the Solicitation and Claims Agent, in each case indicating your decision to accept or reject the Plan in the boxes provided.

The Ballot also contains an election to opt out of the release provisions contained in Section 11.8 of the Plan. Holders of Claims who are deemed to accept or deemed to reject the Plan will not receive Ballots. Unless you indicate your decision to opt out of the releases described in Section 11.8 of the Plan on the Ballot, you will be deemed to consent to such releases.

TO BE COUNTED, YOUR BALLOT INDICATING YOUR ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY THE SOLICITATION AND CLAIMS AGENT NO LATER THAN 6:00 P.M. (PREVAILING EASTERN TIME) ON JANUARY 23, 2017 (THE “VOTING DEADLINE”).

3 Total 10% MIP subject to vesting and performance metrics, 4.0% allocated at emergence.

4 Strike Price of $1.45 billion, for illustrative purposes, shown as full dilution potential.

In order for the Plan to be accepted by an impaired Class of Claims, a majority in number and two-thirds in dollar amount of the Claims voting in such Class must vote to accept the Plan. At least one Voting Class, excluding the votes of insiders, must actually vote to accept the Plan.

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE BALLOT ENCLOSED WITH THE NOTICE OR COMPLETE YOUR BALLOT USING THE ONLINE PORTAL MAINTAINED BY THE SOLICITATION AND CLAIMS AGENT. PLEASE BE SURE TO COMPLETE THE BALLOT PROPERLY AND LEGIBLY AND TO IDENTIFY THE EXACT AMOUNT OF YOUR CLAIM AND THE NAME OF THE HOLDER. IF YOU ARE A HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN AND YOU DID NOT RECEIVE A BALLOT, YOU RECEIVED A DAMAGED BALLOT OR YOU LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT, THE PLAN OR PROCEDURES FOR VOTING ON THE PLAN, PLEASE CONTACT THE SOLICITATION AND CLAIMS AGENT AT 855-252-4427 OR, FOR INTERNATIONAL CALLERS, 917-258-6104 OR AT BCEIBALLOTS@PRIMECLERK.COM. THE SOLICITATION AND CLAIMS AGENT IS NOT AUTHORIZED TO AND WILL NOT PROVIDE LEGAL ADVICE.

F.	Confirmation Hearing

Following the Petition Date, the Bankruptcy Court will schedule a hearing to consider confirmation of the Plan (the “Confirmation Hearing”). Parties in interest will have the opportunity to object to the confirmation of the Plan at the Confirmation Hearing.

THE DEBTORS URGE ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN TO VOTE TO ACCEPT THE PLAN.

Article II

General Information Regarding The Debtors

A.	The Debtors’ Business, Management and Employees

1.	Overview

Bonanza Creek is an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Bonanza Creek was incorporated in Delaware on December 2, 2010 and went public in December 2011.

Bonanza Creek’s oil and liquids-weighted assets are concentrated primarily in the Wattenberg Field in the Rocky Mountain region and the Dorcheat Macedonia Field in the Mid-Continent region. As of December 31, 2015, Bonanza Creek’s estimated proved reserves in the Rocky Mountain region were 80,164,000 barrels, which represented 79% of Bonanza Creek’s total estimated proved reserves and contributed 22,987 barrels per day, or 81%, of sales volumes during 2015.

Bonanza Creek’s operations in the Wattenberg Field are in the oil and liquids-weighted extension area targeting the Niobrara and Codell formations. As of December 31, 2015, its Wattenberg position consisted of approximately 91,000 gross acres. It owns 3-D seismic surveys covering the majority of its acreage in the Wattenberg Field, which helps provide efficient and targeted horizontal drilling operations. The Wattenberg Field is now primarily developed for the Niobrara and Codell formations using horizontal drilling and multi-stage stimulation techniques. Its estimated proved reserves as of December 31, 2015 in the Wattenberg Field were 79,869,000 barrels. As of December 31, 2015, it has a total of 620 gross producing wells, of which 401 were horizontal wells.

Bonanza Creek also controls approximately 19,000 gross acres in the North Park Basin in Jackson County, Colorado, all prospective for the Niobrara oil shale. It operates the North and South McCallum Fields, which currently produce light oil, which is trucked to market. Estimated proved reserves as of December 31, 2015 in the North Park Basin were approximately 295,000 barrels, all of which was crude oil.

In addition, Bonanza Creek targets the oil-rich Cotton Valley sands in the Dorcheat Macedonia and McKamie Patton Fields in southern Arkansas. As of December 31, 2015, its estimated proved reserves in this region were 21,185,000 barrels, 68% of which were oil and natural gas liquids and 63% of which were proved developed. It has 294 gross producing vertical wells.

The oil and natural gas industry is highly competitive and Bonanza Creek competes with a substantial number of other companies that have greater resources. Many of these companies explore for, produce and market oil and natural gas, carry on refining operations and market the resultant products on a worldwide basis. There is also competition between producers of oil and gas and other industries producing alternative energy and fuel. This operating environment has become more competitive due to weaker economic conditions globally and the impact of increasingly stringent environmental and other government regulations. Bonanza Creek has an extraordinary and dedicated workforce that has continued to meet performance metrics and enabled Bonanza Creek to continue to achieve its high standards of safety, environmental protection and productivity despite exceedingly difficult markets.

2.	Management

The Debtors’ current management team is composed of highly capable and experienced professionals. Information regarding Bonanza Creek’s officers is as follows:

Name	Position
Richard Carty	President and Chief Executive Officer
Cyrus D. “Skip” Marter	Senior Vice President, General Counsel and Secretary
Scott Fenoglio	Senior Vice President, Finance and Planning and Principal Financial Officer
Wade Jaques	Vice President and Chief Accounting Officer
Curt Moore	Senior Vice President - Land

Name	Position
John Larson	Vice President – Mid-Continent Operations
Kerry McCowen	Vice President – Rocky Mountain Operations
David Stewart	Vice President, Environmental, Health, Safety, Regulatory Compliance and Government Relations
Dean Tinsley	Vice President – Operations and Engineering

Richard Carty. Mr. Carty was named President and Chief Executive Officer in November, 2014. He has over 24 years of experience in global capital markets and finance with investment management mandates including energy, commodities, and engineering. He served as Chairman of the Board of Directors of Bonanza Creek since December 2010, when he led a major recapitalization of Bonanza Creek on behalf of West Face Capital (USA) Corp, an affiliate of West Face Capital, where he served as President from 2009 until 2013. Prior to that period, Mr. Carty was Managing Director of Morgan Stanley Principal Strategies where he was responsible for investing the bank’s capital in proprietary investment mandates in public corporate securities and private securities. Mr. Carty led investment teams that ran Morgan Stanley’s value arbitrage strategies, special situations investments, strategic private investments, and global quantitative strategies. Prior to Mr. Carty's 14 years at Morgan Stanley, he was a partner at Gordon Capital Corp, a Toronto-based investment and merchant bank, where he worked for five years.

Cyrus D. “Skip” Marter. Prior to joining Bonanza Creek, Mr. Marter practiced law at Susman Godfrey LLP from 1996 until 2002. In 2002, Mr. Marter joined Forest Oil Corporation and served as its General Counsel for nine years. Subsequently, he headed the U.S. legal group for EnCana Corporation and most recently served as General Counsel for Buckhorn Energy Services. Mr. Marter holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University and a Doctorate of Jurisprudence degree from The University of Texas School of Law.

Scott Fenoglio. Mr. Fenoglio joined Bonanza Creek in March 2014, as Director of Planning and served as Vice President, Planning from May 2015 to October 2016. Mr. Fenoglio has over 20 years of experience working in the energy and financial services industries. Prior to joining Bonanza Creek, Mr. Fenoglio served in roles of increasing responsibility at Noble Energy, Inc. from 2006 to 2014, culminating in the role of Senior Finance Manager for the U.S. Onshore Division where he led teams responsible for the development of all budgets and forecasts related to domestic exploration and production activities and was a member of the DJ Basin leadership team. Mr. Fenoglio holds a Bachelor of Arts in Finance from the University of Illinois, Urbana-Champaign and is a CFA charterholder.

Wade Jaques. Mr. Jaques joined Bonanza Creek in 2010 as its Controller and was promoted to Chief Accounting Officer in September 2011. At various times since 2010, Mr. Jaques served as Bonanza Creek’s Principal Financial Officer and Treasurer. Prior to joining Bonanza Creek, Mr. Jaques was the Controller and Assistant Corporate Secretary for Ellora Energy Inc., a Colorado based independent oil and gas company, from October 2005 until shortly after its merger with Exxon Mobil Corporation in August 2010. Prior to that time, Mr.

Jaques was an Audit Manager in Deloitte & Touche’s Denver office, serving oil and gas clients. He holds a Bachelor of Science and Master of Science in Accountancy from Utah State University and is a certified public accountant in Texas and Colorado.

Curt Moore. Curt Moore serves as Bonanza Creek’s Senior Vice President, Land. He joined Bonanza Creek in 2014 as the Vice President of Land. Mr. Moore has over 23 years of petroleum land experience concentrated primarily in the Wattenberg Field. Prior to joining Bonanza Creek, Mr. Moore was a Land Manager with Noble Energy, Inc. from 2005 to 2014. From 1992 to 2005, Mr. Moore served in several positions of increasing responsibility at predecessors to Noble, including Patina Oil and Gas Corporation, Snyder Oil Corporation and Gerrity Oil & Gas Corporation. Mr. Moore is active in various industry organizations including the Denver Association of Petroleum Landmen and the American Association of Petroleum Landmen. Mr. Moore holds a Bachelor of Science in Business Administration from the University of Northern Colorado.

John Larson. Mr. Larson joined Bonanza Creek in 2009 and since that time has been responsible for all Bonanza Creek operations in the Mid-Continent region. Prior to joining Bonanza Creek, Mr. Larson worked 30 years in engineering, consulting and management positions at Unocal, Energy Partners and BP. At Energy Partners and Unocal, Mr. Larson consulted on asset management, project management, and production engineering. While at BP, he managed the Operated by Other Portfolio, which included analyzing and deciding whether to participate in drilling proposals, budgeting and long term planning.

Kerry McCowen. Mr. McCowen is Vice President of Operations for the Rocky Mountain region, and has over 38 years of experience concentrated in the oil and gas industry. He has held various management and technical positions in the oil and gas fields of Colorado, Wyoming, Oklahoma, Texas and Alabama, spending 30 years primarily with The Western Company and Halliburton. Mr. McCowen gained experience in all phases of onshore operations, working with major and independent oil companies to optimize production from tight reservoirs and spending essential time in the field as a District Engineer and Manager. Mr. McCowen holds degrees in Business Administration and Management from the University of Phoenix, and has been a Society of Petroleum Engineers member since 1982.

David Stewart. Mr. Stewart joined Bonanza Creek in 2014 as Director of Environmental, Health, Safety and Regulatory Compliance (“EHS&RC”), was promoted to Vice President, EHS&RC in May 2014 and assumed responsibility for government relations in October 2016. Mr. Stewart has over 23 years of industrial EHS&RC experience. Prior to joining Bonanza Creek, from 2006 to 2014, Mr. Stewart served in several environmental and safety positions of increasing responsibility with Encana Corporation in Colorado. Mr. Stewart has a diverse background in EHS&RC issues, most notably safety management for exploration and production operations, air quality remediation, environmental due diligence, EHS performance improvement, policy and regulation development and contractor management. He holds a Bachelor of Arts in History and Biology from Coe College and a Masters of Applied Science degree in Environmental Policy and Management from the University of Denver.

Dean Tinsley. Mr. Tinsley joined Bonanza Creek in April 2013 as Production Engineering Manager, was named Director of Engineering – Rocky Mountain Region in January 2014 and was promoted to Vice President in May 2015. Mr. Tinsley is responsible for all Bonanza Creek operations and engineering. He has more than 20 years of progressive experience in exploration and production management, operations and engineering. From 2005 to 2013, Mr. Tinsley held positions as Asset Director for the Piceance Basin and Director of Operations for the Marcellus Region, respectively, with WPX Energy. Prior to this, he held operational, technical and supervisory roles in three additional basins for Amoco, Barrett Resources, and Williams Production Company. Mr. Tinsley holds a Bachelor of Science in Mechanical Engineering from Colorado School of Mines and a Master of Business Administration from Colorado State University.

3.	The Debtors’ Employees

Bonanza Creek employs approximately 230 full- and part-time employees. These employees include engineers, truck drivers, mechanics, managers, executives and administrative staff. None of Bonanza Creek’s employees are represented by a union. Bonanza Creek provides employees with a defined contribution pension plan pursuant to section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Bonanza Creek does not provide any defined benefit retirement plans.

B.	Bonanza Creek’s Stock

Bonanza Creek is the direct or indirect parent of each of the Debtors. Bonanza Creek’s common stock is publicly traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “BCEI.” Upon the Petition Date, the NYSE will have broad discretion to suspend trading in Bonanza Creek’s shares and commence de-listing proceedings. There can be no assurance as to whether or not Bonanza Creek’s shares will be delisted upon or after the Petition Date or whether the New Common Shares of Reorganized Bonanza Creek will be listed upon or after the Effective Date of the Plan. Bonanza Creek has agreed to use its reasonable best efforts to list the New Common Shares on a nationally recognized exchange as soon as practicable, subject to meeting the applicable listing requirements following the Effective Date. However, there can be no assurance as to when or whether any such listing will occur.

As of the date of this Disclosure Statement, Bonanza Creek has 225,000,000 authorized shares of common stock, $0.01 par value, of which 49,669,026 are outstanding. Bonanza Creek has 25,000,000 authorized shares of preferred stock.

C.	Options and Other Securities with Values Keyed to Common Stock

As of the date of this Disclosure Statement, Bonanza Creek has no outstanding non-qualified stock options. Under its long-term stock incentive plan, it has 377,021 restricted stock awards issued and outstanding, 2,474,738 long-term incentive plan units outstanding, and 138,212 performance stock units that are unvested and unreleased.

D.	The Debtors’ Prepetition Capital Structure

Bonanza Creek, as borrower, and each of the other Debtors, as guarantors, entered into a Credit Agreement, dated as of March 29, 2011 (as amended, supplemented or modified from time to time, the “Credit Agreement”), by and among the Debtors, KeyBank National Association (as successor in interest to BNP Paribas), as the administrative agent (solely in its capacity as such, the “Agent”), and the lenders party thereto (solely in their capacity as such, the “Lenders”). Currently, the Credit Agreement provides for up to $150 million in revolving loans, subject to a borrowing base. Obligations arising under the Credit Agreement were guaranteed by substantially all of the Subsidiary Debtors and were secured by first priority liens on substantially all of the Debtors’ assets.

Bonanza Creek has also issued two series of unsecured notes: (i) $300 million of 5 3⁄4% senior notes due 2023 (the “5 3⁄4% Senior Notes”); and (ii) $500 million of 6 3⁄4% senior notes due 2021 (the “6 3⁄4% Senior Notes and, together with the 5 3⁄4% Senior Notes, the “Notes”). The Notes are guaranteed by all of the Subsidiary Debtors.

E.	Summary of Events Leading to the Chapter 11 Filings

1.	Market Challenges Facing the Oil Industry

The oil and gas industry has been in one of the longest, steepest and most sustained price declines in recent history. In the fall of 2014, oil prices plummeted from over $100 per barrel to below $27 per barrel in February of 2016 due principally to global oversupply and demand imbalances. Oil prices have yet to fully recover. Simultaneously, natural gas prices, in response to continued growth in domestic production and unseasonably mild weather, have sustained a marked decline, falling below $1.70 per MMBtu in December of 2015. Natural gas prices are currently trading at approximately $3.60 per MMBtu. In response, upstream producers across the United States have experienced significantly reduced cash flows, which has had a negative impact on their ability to maintain drilling activities so that production levels remain constant, oil and natural gas reserves are replaced, funded-debt obligations are serviced and general and administrative costs are paid. This decline has led many energy exploration and production companies, whose businesses are directly impacted by price swings in commodities, to file petitions for bankruptcy during 2015 and 2016. The sustained drop in oil and gas prices has impacted companies throughout the oil and gas industry, including Bonanza Creek.

Industry conditions are influenced by numerous factors over which Bonanza Creek has no control, such as the supply of and demand for oil and natural gas, domestic and worldwide economic conditions, political instability in oil and natural gas producing countries and merger and divestiture activity among oil and gas producers.

Since the beginning of the decline in 2014, oil prices have not rebounded. With no clear timing for a recovery on the horizon, the Debtors have determined that surviving through the downturn would require both a significant deleveraging of their capital structure and an infusion of additional capital. Many of Bonanza Creek’s competitors have completed or are implementing deleveraging transactions in chapter 11 to remain competitive. To ensure that Bonanza Creek can continue to compete successfully against its substantially deleveraged peers, it will similarly need to right-size its balance sheet. Bonanza Creek will also need to raise additional capital to support its recovery.

2.	Restructuring Initiatives

Leading up to the Petition Date, Bonanza Creek’s management team took a number of actions and pursued many strategic avenues aimed at adjusting to the challenges of the rapidly evolving oil and gas marketplace. Bonanza Creek cut costs, executed on efficiency improvements and took steps to bolster its liquidity profile and deleverage its balance sheet.

From an operational perspective, in light of the decreased price for the Debtors’ oil and natural gas products, the Debtors took steps to reduce operating costs and capital expenditures. During 2015, the Debtors negotiated with their primary suppliers and service providers resulting in an approximately 29% reduction in the Debtors’ drilling and completion costs on standard reach lateral wells and an approximate 12% reduction in the Debtors’ lease operating expenses per BOE. During the third quarter of 2015 and the first quarter of 2016, the Debtors took measures to reduce corporate costs by reducing headcount, which is expected to yield an annual reduction in general and administrative expense and lease operating costs of $12.9 million and $3.4 million respectively.

Furthermore, the Debtors took steps to reduce operating costs and capital expenditures to match market conditions. In particular, during the first quarter of 2016, the Debtors suspended their drilling program. The Debtors have scaled back their 2016 capital expenditure budget to reflect a modest capital program of $40 million to $50 million in order to conserve liquid resources. For example, capital expenditures during the first quarter of 2016 were approximately $20.7 million, as compared with $123.4 million for the first quarter of 2015.

In addition, the Debtors continued to streamline operations and increase efficiencies. Over the past year, the Debtors have adjusted operating schedules and reduced shift work and contract labor throughout their operations to better align with sales volume. The Debtors have also taken aggressive measures to cut costs across the organization, including through improvements to process, material optimization, enhanced automation and telemetry, implementation of predictive maintenance and decreasing parts and supplies expense through renegotiated supplier terms. Additionally, the Debtors commissioned significant build out of midstream infrastructure to optimize production performance and provide for more cost-efficient operations.

The Debtors further explored the divestiture of certain of their assets, including those assets located in the Mid-Continent region and assets held by Rocky Mountain Infrastructure, LLC. Ultimately, however, the Debtors were unable to execute upon those divestures in light of concerns among potential buyers regarding the Debtors’ solvency, and the existing depressed oil and gas pricing environment in general.

3.	The Restructuring Support Agreement

While the Debtors had hoped to avoid a chapter 11 filing through the ongoing rationalization of operations and other transactions, the market downturn persisted during the latter half of 2016. As oil prices have remained at depressed levels, it has become increasingly clear to the Debtors that revenues from operations will not be able to support the Debtors’ existing capital structure and that a restructuring under chapter 11 is necessary. In addition to negotiating with the Ad Hoc Committee, the Debtors considered certain secured financing alternatives to obtain liquidity to sustain the industry downturn. On November 9, 2016, the Company disclosed in its form 10-Q filing with the Securities and Exchange Commission for the quarterly period ended September 30, 2016 that it is out of compliance with one of its financial covenants and ratios under the RBL Credit Facility in respect of the testing period ending September 30, 2016.

Following substantial negotiations among the Debtors and the Ad Hoc Committee, the Debtors, NGL and the Supporting Noteholders entered into the Restructuring Support Agreement, pursuant to which the parties thereto agreed, in accordance with the terms thereof, to support the restructuring contemplated by the Plan. Pursuant to the Restructuring Support Agreement, certain members of the Ad Hoc Committee also agreed to backstop the $200 million Rights Offering. The Debtors believe that the transactions embodied in the Restructuring Support Agreement and Plan represent the best restructuring alternative available to the Debtors and appropriately distribute value among their stakeholders.

The Restructuring Support Agreement also contains certain milestones to ensure that the Debtors move forward with the restructuring contemplated therein on a specified timeline, including, but not limited to:

(a) commencing the Chapter 11 Cases on or before January 5, 2017;

(b) filing within one business day of the Petition Date the Approval Motion and a motion requesting that the Bankruptcy Court schedule a hearing to consider the Approval Motion, confirmation of the Plan and approval of the Disclosure Statement on or before 35 days after the Petition Date;

(d) obtaining entry of an order approving the Approval Motion within 35 days of the Petition Date;

(c) obtaining entry of the Confirmation Order within 105 days of the Petition Date; and

(d) causing substantial consummation of the Plan to occur no later than 14 days following the date of entry of the Confirmation Order.

The Debtors’ failure to comply with the milestones would allow the Supporting Noteholders to terminate the Restructuring Support Agreement.

Article III

The Chapter 11 Cases

In accordance with the Restructuring Support Agreement, the Debtors anticipate filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code on or before January 5,

2017. The filing of the petitions will commence the Chapter 11 Cases, at which time the Debtors will be afforded the benefits and become subject to the limitations of the Bankruptcy Code.

The Debtors intend to continue to operate their businesses in the ordinary course during the pendency of the Chapter 11 Cases as they currently have been doing. To facilitate the efficient and expeditious implementation of the Plan through the Chapter 11 Cases, and to minimize disruptions to the Debtors’ operations on the Petition Date, the Debtors intend to seek to have the Chapter 11 Cases assigned to the same bankruptcy judge and administered jointly and to file various motions seeking important and urgent relief from the Bankruptcy Court. Such relief, if granted, will assist in the administration of the Chapter 11 Cases; however, there can be no assurance that the requested relief will be granted by the Bankruptcy Court.

A.	Commencement of the Chapter 11 Cases

The commencement of a chapter 11 case creates an estate that is composed of all of the legal and equitable interests of the debtor as of that date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.” Following the Petition Date, the Debtors will continue to operate their businesses and manage their properties as debtors and debtors in possession. The Debtors also intend to seek approval from the Bankruptcy Court to have their cases jointly administered for procedural purposes only.

B.	Automatic Stay

The filing of the Debtors’ bankruptcy petitions on the Petition Date will trigger the immediate imposition of the automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoins all collection efforts and actions by creditors, the enforcement of Liens against property of the Debtors and both the commencement and the continuation of prepetition litigation against the Debtors. With certain limited exceptions and/or modifications as permitted by order of the Bankruptcy Court, the automatic stay will remain in effect from the Petition Date until the Effective Date of the Plan.

C.	“First Day” Motions and Related Applications

On the Petition Date, the Debtors intend to file a number of “first-day” motions and applications designed to ease the Debtors’ transition into chapter 11, maximize the value of the Debtors’ assets and minimize the effects of the commencement of the Chapter 11 Cases. These may include motions:

1.	authorizing, on an interim basis, (i) the Debtors to (a) pay prepetition wages, salaries, employee benefits and other compensation and (b) maintain employee benefits programs and pay related administrative obligations, (ii) current and former employees to proceed with outstanding workers’ compensation claims and (iii) financial institutions to honor and process related checks and transfers;

2.	authorizing, on an interim basis, the (i) Debtors to continue to maintain existing cash management system, fuel card programs, bank accounts and business forms and (ii) financial institutions to honor and process related checks and transfers;

3.	directing joint administration of Chapter 11 Cases;

4.	authorizing the Debtors, on an interim basis, to (i) enter into, perform under, roll over, adjust, modify, settle, terminate and engage in certain derivative contracts and (ii) pledge collateral under certain derivative contracts;

5.	authorizing, on an interim basis, (i) Debtors to continue and renew their liability, property, casualty and other insurance programs and honor all obligations in respect thereof and (ii) financial institutions to honor and process related checks and transfers;

6.	authorizing, on an interim basis, (i) the Debtors to continue and renew surety bond program and (ii) financial institutions to honor and process related checks and transfers;

7.	on an interim basis, (i) prohibiting utilities from altering, refusing or discontinuing service, (ii) deeming utility companies adequately assured of future performance and (iii) establishing procedures for determining requests for additional adequate assurance;

8.	on an interim basis, establishing notification procedures and approving restrictions on certain transfers of equity interests in the Debtors’ estates;

9.	authorizing, on an interim basis, (i) the Debtors to pay certain prepetition taxes, governmental assessments and fees and (ii) financial institutions to honor and process related checks and transfers;

10.	authorizing the Debtors to employ and retain Prime Clerk LLC as administrative advisor;

11.	(i) scheduling a combined hearing to consider (a) approval of the Disclosure Statement, (b) approval of the solicitation procedures and forms of Ballots, (c) confirmation of the Plan, (ii) establishing an objection deadline to object to the approval of the Disclosure Statement and the confirmation of the Plan, (iii) approving the form and manner of notice of the combined hearing, objection deadline and notice of commencement, (iv) conditionally waiving the requirements of filing a statement of financial affairs and schedules of assets and liabilities and (v) conditionally waiving the requirements to convene a section 341 meeting of creditors;

12.	authorizing, on an interim basis, (i) the Debtors to pay prepetition claims of trade creditors and (ii) financial institutions to honor and process related checks and transfers;

13.	(i) authorizing, on an interim basis, the Debtors to utilize cash and (ii) granting adequate protection to prepetition secured creditors; and

14.	(i) approving the rights offering procedures and related forms, (ii) authorizing the Debtors to assume the backstop agreement and pay the backstop obligations and (iii) authorizing the Debtors to conduct the rights offering in connection with the Plan.

D.	Other Procedural Motions and Retention of Professionals

The Debtors intend to file various motions that are common to chapter 11 proceedings of similar size and complexity as the Chapter 11 Cases, including applications to retain various professionals to assist the Debtors in the Chapter 11 Cases.

E.	Confirmation Hearing

Contemporaneously with the filing of the Petition, the Debtors will seek an order of the Bankruptcy Court scheduling the Confirmation Hearing to consider (i) the adequacy of this Disclosure Statement and the Solicitation in connection herewith and (ii) confirmation of the Plan. The Debtors anticipate that notice of these hearings will be published and mailed to all known holders of Claims and Interests at least 28 days before the date by which objections must be filed with the Bankruptcy Court.

F.	Confirmation of the Plan

In accordance with the Restructuring Support Agreement, the Debtors have agreed to proceed with the implementation of the Plan through the Chapter 11 Cases. The Restructuring Support Agreement requires that the Bankruptcy Court enter the Confirmation Order within 105 days after the Petition Date. Although the Debtors will request that the Bankruptcy Court approve the timetable set forth in the Restructuring Support Agreement, there can be no assurance that the Bankruptcy Court will grant such relief or that the Effective Date will occur on such timetable. Achieving the various milestones under the Restructuring Support Agreement is crucial to reorganizing the Debtors successfully.

Article IV

Summary of The Plan

The Debtors believe that the Plan provides the best and most prompt possible recovery to holders of Claims. The Debtors believe that (i) through the Plan, holders of Allowed Claims will obtain a recovery from the Debtors’ estates equal to or greater than the recovery that they would receive if the Debtors’ assets were liquidated under chapter 7 of the Bankruptcy Code and (ii) consummation of the Plan will maximize the recovery of the holders of Allowed Claims.

The consummation of a plan is the principal objective of a chapter 11 case. A plan sets forth the means for satisfying Claims against, and interests in, a debtor. Confirmation of a plan makes the plan binding upon the debtor, any issuer of securities under the plan and any creditor of, or equity holder in, the debtor, whether or not such creditor or equity holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, a confirmation order discharges the debtor from any debt that arose prior to the effective date of the plan and substitutes therefor the obligations specified under the confirmed plan.

A chapter 11 plan may specify that the legal, contractual and equitable rights of the holders of Claims or Interests in certain classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are referred to as “unimpaired” and, because of such favorable treatment, are deemed to accept the plan. Accordingly, a debtor need not solicit votes from the holders of Claims or Interests in such classes. A chapter 11 plan may also specify that certain classes will not receive any distribution of property or retain any Claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not unimpaired will be solicited to vote to accept or reject the plan.

Prior to soliciting acceptances of the proposed plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the plan. To satisfy the requirements of section 1125 of the Bankruptcy Code, the Debtors are submitting this Disclosure Statement to holders of Claims against the Debtors who are entitled to vote to accept or reject the Plan.

THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN. THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY AND IS SUBJECT TO THE PLAN AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN. REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN. UPON OCCURRENCE OF THE EFFECTIVE DATE, THE PLAN AND ALL SUCH DOCUMENTS WILL BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS AND THEIR ESTATES AND ALL OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.

STATEMENTS AS TO THE RATIONALE UNDERLYING THE TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN ARE NOT INTENDED TO, AND SHALL

NOT, WAIVE, COMPROMISE OR LIMIT ANY RIGHTS, CLAIMS OR CAUSES OF ACTION IN THE EVENT THE PLAN IS NOT CONFIRMED.

A.	Considerations Regarding the Plan

The terms of the Plan are the result of an analysis by the Debtors concerning various issues relating to how the distributable value should be allocated among the creditors of the various Debtors. With respect to substantive consolidation, the Debtors undertook a diligence process to ascertain whether substantive consolidation would be an appropriate remedy for some or all of the Debtors in these Chapter 11 Cases. As part of this diligence, the Debtors have fully deconsolidated the Bonanza Creek enterprise in order to ascribe accurate values to recoveries to creditors of each Debtor. As such the Debtors consider substantive consolidation wholly inappropriate in these Chapter 11 Cases.

Based upon the Debtors’ analyses, the Plan provides that:

•	holders of Allowed Other Priority Claim shall be entitled to payment in full in Cash;

•	holders Allowed RBL Credit Facility Secured Claims will receive, at the election of the Debtors, either (1) payment in full in Cash of such Claim, (2) such holder’s Ratable Share of participation in the Exit RBL Facility or (3) the treatment such holder is legally entitled to under section 1129(b)(2)(A) of the Bankruptcy Code;

•	holders of Allowed General Unsecured Claims against Debtor Bonanza Creek will receive their Ratable Share of (1) New Common Stock representing 29.4% of the New Common Stock issued on the Effective Date, subject to dilution by the New Common Stock issued pursuant to the Management Incentive Plan, the Rights Offering Equity and the New Common Stock issued upon exercise of the Warrants and (2) 37.8% the Subscription Rights;

•	holders of Allowed General Unsecured Claims against Bonanza Creek Operating will receive their Ratable Share of 17.6% of the New Common Stock, subject to dilution by the New Common Stock issued pursuant to the Management Incentive Plan, the Rights Offering Equity and the New Common Stock issued upon exercise of the Warrants;

•	holders of Allowed General Unsecured Claims against Debtors other than Bonanza Creek Operating and Bonanza Creek Operating will receive their Ratable Share of (1) New Common Stock representing 48.5% of the New Common Stock issued on the Effective Date, subject to dilution by the New Common Stock issued pursuant to the Management Incentive Plan, the Rights Offering Equity and the New Common Stock issued upon exercise of the Warrants and (2) 62.2% the Subscription Rights; and

•	holders of Allowed Unsecured Trade Claims are unimpaired and shall be entitled to payment in full in Cash or other treatment that will render the Claim Unimpaired.

B.	Classification and Treatment of Claims and Interests

Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a debtor’s creditors and equity interest holders. In accordance with section 1123 of the Bankruptcy Code, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than Administrative Expense Claims and Priority Tax Claims, which pursuant to section 1123(a)(1) of the Bankruptcy Code need not be and have not been classified). The Debtors also are required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in the Debtors (except for certain claims classified for administrative convenience) into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class.

The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the claim holder or interest holder agrees to a less favorable treatment of its claim or interest. The Debtors believe that they have complied with such standard. If the Bankruptcy Court finds otherwise, however, it could deny confirmation of the Plan if the holders of Claims and Interests affected do not consent to the treatment afforded them under the Plan.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code and applicable case law. It is possible that a holder of a Claim or Interest may challenge the Debtors’ classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. If such a situation develops, the Debtors intend, in accordance with the terms of the Plan, to make such permissible modifications to the Plan as may be necessary to permit its confirmation. Any such reclassification could adversely affect holders of Claims by changing the composition of one or more Classes and the vote required of such Class or Classes for approval of the Plan. EXCEPT AS SET FORTH IN THE PLAN, UNLESS SUCH MODIFICATION OF CLASSIFICATION MATERIALLY ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM OR INTEREST PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER ULTIMATELY IS DEEMED TO BE A MEMBER.

The amount of any impaired Claim that ultimately is Allowed by the Bankruptcy Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims that are ultimately Allowed by the Bankruptcy Court with respect to each impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any impaired Class. Thus, the actual recovery ultimately received by a particular holder of an

Allowed Claim may be adversely or favorably affected by the aggregate amount of Claims Allowed in the applicable Class. Additionally, any changes to any of the assumptions underlying the estimated Allowed amounts could result in material adjustments to recovery estimates provided herein and/or the actual distribution received by Creditors. The projected recoveries are based on information available to the Debtors as of the date hereof and reflect the Debtors’ views as of the date hereof only.

The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Debtors believe that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Plan. Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Bankruptcy Court.

1.	Treatment of Administrative Expense Claims and Priority Tax Claims

(a)	Treatment of Administrative Expense Claims

(i)	Administrative Expense Claims

Except to the extent that the applicable holder of an Allowed Administrative Expense Claim agrees to less favorable treatment with the Debtors or Reorganized Debtors, each holder of an Allowed Administrative Expense Claim shall receive, on account of such Allowed Administrative Expense Claim, (i) payment in full in Cash (1) on or as soon as reasonably practicable after the Effective Date (for Claims Allowed as of the Effective Date), (2) on or as soon as practicable after the date such Claim is Allowed (or upon such other terms as may be agreed upon by such holder and the applicable Debtor or Reorganized Debtor) or (3) as otherwise ordered by the Bankruptcy Court or (ii) such other treatment as agreed by such holder of an Allowed Administrative Expense Claim and the Debtors or Reorganized Debtors.

Notwithstanding the foregoing, Allowed Administrative Expense Claims regarding assumed agreements, obligations incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases and non-ordinary course obligations approved by the Bankruptcy Court shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business (or as otherwise approved by the Bankruptcy Court) in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such Claims.

(ii)	Professional Fee Claims

Except to the extent that the applicable holder of an Allowed Professional Fee Claim agrees to less favorable treatment with the Reorganized Debtors, each holder of a Professional Fee Claim shall be paid in full in Cash pursuant to Section 7.1 of the Plan.

(b)	Treatment of Priority Tax Claims

Except to the extent that the applicable holder of an Allowed Priority Tax Claim has been paid by the Debtors before the Effective Date, or the applicable Reorganized Debtor and such holder agree to less favorable treatment with the Reorganized Debtors, each holder of an Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, at the option of the Debtors or Reorganized Debtors, (i) payment in full in Cash made on or as soon as reasonably practicable after the later of the Effective Date and the first Distribution Date occurring at least 20 calendar days after the date such Claim is Allowed, (ii) regular installment payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code or (iii) such other amounts and in such other manner as may be determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

The Reorganized Debtors shall have the right, in their sole discretion, to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.

2.	Classification and Treatment of Other Claims and Interests

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation and distribution pursuant to the Plan, as set forth herein. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the official claims register without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

Except as otherwise specifically provided for in the Plan, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable non-bankruptcy law, in no event shall any holder of an Allowed Claim be entitled to receive payments that in the aggregate exceed the Allowed amount of such holder’s Claim. For the purpose of classification and treatment under the Plan, any Claim in respect of which multiple Debtors are jointly liable shall be treated as a separate Claim against each of the jointly liable Debtors.

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan does not contemplate and is conditioned on there being no substantive consolidation of any of the Debtors. For brevity and convenience, the classification and treatment of Claims and Interests have been arranged into one chart. Such classification shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities.

(a)	Treatment of Claims Against and Interests in the Debtors

(i)	Other Priority Claims (Class 1A-7A)

Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof) with the applicable Debtor or Reorganized Debtor, each holder of an Allowed Other Priority Claim against any of the Debtors shall be entitled to receive, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, Cash in an amount equal to the Allowed amount of such Claim on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any applicable agreement between the Reorganized Debtors and the holder of such Claim.

(ii)	Other Secured Claims (Class 1B-7B)

Except to the extent that the applicable Creditor agrees to less favorable treatment with the applicable Debtors or Reorganized Debtors, each holder of an Allowed Other Secured Claim shall be entitled to receive, as determined by Debtors or Reorganized Debtors, and in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, one of the following treatments: (i) payment in Cash in the amount of such Allowed Other Secured Claim, (ii) Reinstatement of the legal, equitable and contractual rights of the holder relating to such Allowed Other Secured Claim, (iii) a distribution of the proceeds of the sale or disposition of the Collateral securing such Allowed Other Secured Claim solely to the extent of the value of the holder’s secured interest in such Collateral, (iv) a distribution of the Collateral securing such Allowed Other Secured Claim without representation or warranty by or recourse against the Debtors or Reorganized Debtors or (v) such other treatment as necessary to satisfy the requirements of section 1124 of the Bankruptcy Code. If an Other Secured Claim is satisfied under clause (i), (iii), (iv) or (v), the Liens securing such Other Secured Claim shall be deemed released without further action by any party. Each holder of an Allowed Other Secured Claim shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors.

Any distributions made pursuant to Section 3.2(b) of the Plan shall be made on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any agreement between the applicable Debtor and the holder of such Claim.

(iii)	RBL Credit Facility Secured Claims (Class 1C-7C)

Each holder of an Allowed RBL Credit Facility Secured Claim shall be entitled to receive, in full and final satisfaction of its Allowed RBL Credit Facility Secured Claim, either (i) the treatment such holder is legally entitled to under section 1129(b)(2)(A) of the Bankruptcy Code or (ii) at the election of the Debtors, with the consent of the Required Supporting

Noteholders, either (a) payment in full in Cash of such Claim or (b) such holder’s Ratable Share of participation in the Exit RBL Facility.

(iv)	General Unsecured Claims (Class 1D-7D)

On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Bonanza Creek, each Holder thereof shall be entitled to receive its Ratable Share of: (a) 29.4% of the New Common Stock subject to dilution by the Management Incentive Plan, Warrants, and the Rights Offering Equity and (b) 37.8% of the Subscription Rights.

On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Bonanza Creek Operating, each Holder thereof shall be entitled to receive its Ratable Share of 17.6% of the New Common Stock subject to dilution by the Management Incentive Plan, Warrants, and the Rights Offering Equity.

On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Debtors other than Bonanza Creek and Bonanza Creek Operating, each Holder thereof shall be entitled to receive its Ratable Share of: (a) 48.5% of the New Common Stock subject to dilution by the Management Incentive Plan, Warrants, and the Rights Offering Equity and (b) 62.2% the Subscription Rights.

Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof), each holder of a General Unsecured Claim that is Disputed as of the Effective Date and becomes an Allowed General Unsecured Claim after the Effective Date, shall be entitled to receive, on or as soon as reasonably practicable after the Distribution Date that is at least 20 calendar days after such General Unsecured Claim becomes an Allowed General Unsecured Claim, its Ratable Share of the consideration described above.

The Note Claims shall be allowed in the aggregate principal amount of $800 million, plus all accrued and unpaid prepetition interest (equal to $14.88 million as of December 31, 2016), prepayment premiums (equal to $51.19 million as of December 31, 2016), allowable postpetition interest, and any other amounts or expenses payable under the Restructuring Support Agreement or Indentures and not otherwise accounted for.

(v)	Unsecured Trade Claims (Class 1E-7E)

Each holder of an Allowed Unsecured Trade Claim as of the Effective Date shall be entitled to receive payment in full in Cash; or other treatment that will render the Claim Unimpaired. The legal, equitable, and contractual rights of the holders of Unsecured Trade Claims are unaltered by the Plan.

(vi)	Section 510(b) Claims (Class 1F-7F)

The holders of Section 510(b) Claims shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. All Section 510(b) Claims shall be canceled and extinguished.

(vii)	Existing Equity Interests (Class 1G)

The holders of Existing Equity Interests shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. All Existing Equity Interests shall be canceled and extinguished. Notwithstanding the foregoing, on or as soon as reasonably practicable after the Effective Date, holders of Existing Equity Interests shall receive, in exchange for the releases by such holders of the Released Parties, their Ratable Share of the Settlement Consideration; provided, however, that any holder of an Existing Equity Interest that opts not to grant the voluntary releases contained in section 11.8 of the Plan shall not be entitled to receive its Ratable Share of the Settlement Consideration.

(viii)	Interests in Subsidiary Debtors (Class 2G-7G)

The Interests in the Subsidiary Debtors shall be, in the discretion of the Reorganized Debtors Reinstated or canceled on the Effective Date or as soon thereafter as reasonably practicable.

3.	Treatment of Intercompany Claims

In accordance with and giving effect to the provisions of section 1124(1) of the Bankruptcy Code, Intercompany Claims are Unimpaired by the Plan. The Debtors, however, retain the right to eliminate or adjust any Intercompany Claims as of the Effective Date by offset, cancellation, contribution or otherwise. The Intercompany Claims do not constitute General Unsecured Claims or Unsecured Trade Claims under the Plan will not receive any distributions of Cash, New Common Stock and/or other equity securities of the Reorganized Debtors under the Plan.

C.	Acceptance or Rejection of the Plan

1.	Voting of Claims

Each holder of a Claim in an Impaired Class that is entitled to vote on the Plan as of the Voting Record Date pursuant to Article 3 of the Plan shall be entitled to vote to accept or reject the Plan.

2.	Presumed Acceptance of Plan

Other Priority Claims (Class 1A-7A), Other Secured Claims (Class 1B-7B), Unsecured Trade Claims (Class 1E-7E) and Interests in Subsidiary Debtors (Class 2G-7G) are Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of Claims in such Classes are conclusively presumed to have accepted the Plan, and the votes of such holders will not be solicited.

3.	Deemed Rejection of Plan

Section 510(b) Claims (Class 1F-7F) and Existing Equity Interests (Class 1G) shall not receive any distribution under the Plan on account of such Claims or Interests. Pursuant to section 1126(g) of the Bankruptcy Code, the holders of Claims and Interests in such Classes are deemed to have rejected the Plan, and the votes of such holders will not be solicited.

4.	Acceptance by Impaired Classes

Pursuant to section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of such Class entitled to vote that actually vote on the Plan have voted to accept the Plan. RBL Credit Facility Secured Claims and General Unsecured Claims (Classes 1C-7C and 1D-7D) are Impaired, and the votes of holders of Claims in such Classes will be solicited. If holders of Claims in a particular Impaired Class of Claims were given the opportunity to vote to accept or reject the Plan, but no holders of Claims in such Impaired Class of Claims voted to accept or reject the Plan, then such Class of Claims shall be deemed to have accepted the Plan.

5.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court solely for voting purposes as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan solely for purposes of (i) voting to accept or reject the Plan and (ii) determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

6.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Plan shall be deemed a separate chapter 11 plan for each Debtor. Those Debtors whose plans contain a rejecting Class of Claims, if any, shall seek Confirmation of such plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any such rejecting Class or Classes. Subject to Article 13 of the Plan, the Debtors reserve the right to amend the Plan (with the consent of the Required Supporting Noteholders) to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

7.	Modification and Severability as to Debtors; Reservation of Rights

Subject to Article 13 of the Plan, the Debtors reserve the right to modify, with the consent of the Required Supporting Noteholders, or withdraw the Plan in its entirety or in part, for any reason, including, without limitation, if the Plan as it applies to any particular Debtor is not confirmed. In addition, and also subject to Article 13 of the Plan, should the Plan fail to be accepted by the requisite number and amount of Claims and Interests voting, as required to satisfy section 1129 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Debtors reserve the right to reclassify Claims or Interests or otherwise amend or modify, with the consent of the Required Supporting Noteholders, or withdraw the Plan in its entirety, in part or as to a particular Debtor. Without limiting the foregoing, if the Debtors withdraw the Plan as to any particular Debtor because the Plan as to such Debtor fails to be accepted by the requisite number and amount of Claims voting or due to the Bankruptcy Court, for any reason, denying Confirmation as to such Debtor, then at the option of such Debtor with the consent of the Required Supporting Noteholders, (i) the Chapter 11 Case for such Debtor may be dismissed or (ii) such Debtor’s assets may be sold to another Debtor, such sale to be effective at or before the Effective Date of the Plan of the Debtor transferee, and the sale price shall be paid to the seller in Cash and shall be in an amount equal to the fair value of such assets as proposed by the Debtors and approved by the Bankruptcy Court.

D.	Implementation of the Plan

1.	Continued Organizational Existence

Except as otherwise provided in the Plan and subject to the Restructuring Transactions, each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal Entity, each with all the powers of a limited liability company or a corporation, as applicable, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law.

2.	Section 1145 Exemption

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offering, issuance and distribution of the New Equity Securities (including the issuance of New Common Stock upon the exercise of Warrants and the issuance of New Common Stock in connection with the Rights Offering and payment of the Backstop Fee) shall be exempt from, among other things, the registration and prospectus delivery requirements of Section 5 of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution or sale of securities, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act.  In addition, any securities contemplated by the Plan and any and all agreements incorporated herein, including the New Equity Securities, shall be subject to compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such New Equity Securities and applicable regulatory approval, if any.  The New Equity Securities will be distributed pursuant to the Plan.

3.	Authorization of New Equity Securities

On the Effective Date, the New Certificate of Incorporation shall have provided for sufficient shares of authorized New Common Stock to effectuate the issuances of New Equity Securities contemplated by the Plan, including upon exercise of the Warrants and in connection with the implementation of the Management Incentive Plan, and Reorganized Bonanza Creek shall issue or reserve for issuance a sufficient number of shares of New Common Stock to effectuate such issuances. The shares of New Common Stock issued in connection with the Plan and the Management Incentive Plan, including upon exercise of the Warrants, shall be authorized without the need for further corporate action or without any further action by any Person or Entity, and once issued, shall be duly authorized and validly issued, fully paid and non-assessable.

Any share of New Common Stock issued to a Creditor of any Subsidiary Debtor shall be treated as (i) a contribution of cash by Reorganized Bonanza Creek to the applicable Debtor in the amount equal to the fair market value of such New Common Stock, followed by (ii) the issuance of New Common Stock by Reorganized Bonanza Creek to the applicable Debtor in return for such cash, followed by (iii) the transfer of the New Common Stock by the applicable Debtor to the applicable Creditor.

4.	Cancellation of Existing Securities and Related Agreements, the Indentures and the RBL Credit Agreement

On the Effective Date, except as otherwise specifically provided for in the Plan, all rights of any holder of Claims against, or Interests in, the Debtors, including options or warrants to purchase Interests, obligating the Debtors to issue, transfer or sell Interests of the Debtors, shall be canceled. Upon receipt of a distribution on account of its Notes Claim, each record holder of Notes shall be deemed to have surrendered its Notes or other documentation underlying each Notes Claim, and all such surrendered Notes and other documentation shall be deemed to be canceled as to the Debtors pursuant to Section 5.4 of the Plan, except to the extent otherwise provided herein.

Each Indenture shall terminate as of the Effective Date, except as necessary to (i) enforce the rights, Claims and interests of the applicable Indenture Trustee vis-à-vis any parties other than the Debtors (ii) allow each Indenture Trustee to receive distributions under the Plan and to distribute them to the holders of the Notes in accordance with the terms of the Indentures, (iii) permit the Indenture Trustee to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date, and (iv) permit the Indenture Trustee to perform any functions that are necessary to effectuate the foregoing.

Except as otherwise set forth herein, the RBL Transaction Documents shall terminate as of the Effective Date, except as necessary to (i) enforce the rights, Claims of the RBL Agent vis-a-vis the RBL Lenders and any parties other than the Debtors, (ii) to allow the RBL Agent to receive distributions under the Plan and to distribute them to the RBL Lenders in accordance with the terms of the RBL Transaction Documents and (iii) preserve any rights of the RBL Agent and any predecessor thereof as against any money or property distributable to holders of RBL Credit Facility Secured Claims.

5.	Financing and Restructuring Transactions

(a)	Exit RBL Facility

On the Effective Date, if the Debtors elect, with the consent of the Required Supporting Noteholders, to satisfy each holder of an Allowed RBL Credit Facility Secured Claim with such holder’s Ratable Share of participation in the Exit RBL Facility, Reorganized Bonanza Creek shall enter into the Exit RBL Facility, and grant the Liens and security interests provided for in the Exit RBL Facility Documents. The Reorganized Debtors that are the guarantors under the Exit RBL Facility shall issue the guarantees and grant the Liens and security interests as provided therein. The Exit RBL Facility shall be on terms and conditions substantially as set forth in the Plan Supplement and otherwise reasonably acceptable to the Required Supporting Noteholders.

(b)	Rights Offering

(i)	Terms. Following approval by the Bankruptcy Court of the Rights Offering Procedures, the Debtors will commence the Rights Offering in accordance therewith. On the Effective Date, the Debtors shall consummate the Rights Offering. The Rights Offering will be fully backstopped by the Backstop Parties in accordance with and subject to the terms and conditions of the Backstop Agreement.

(ii)	Purpose. On the Effective Date, the proceeds of the sale of the New Common Stock pursuant to the Rights Offering shall be used: (i) to provide the Reorganized Debtors with additional liquidity for working capital and general corporate purposes; and (ii) to fund distributions under the Plan.

(iii)	Backstop Commitment. In accordance with the Backstop Agreement and subject to the terms and conditions thereof, each of the Backstop Parties has agreed, severally but not jointly, to purchase, on or prior to the Effective Date, its respective Backstop Commitment Percentage (as defined in the Backstop Agreement) of the Unsubscribed Shares (as defined in the Backstop Agreement).

(iv)	Backstop Fee. In exchange for providing the backstop commitment for the Rights Offering, on the Effective Date, the Backstop Parties will receive payment of the Backstop Fee.

(c)	New NGL Agreement

On the Effective Date, the Reorganized Debtors and NGL shall enter into the New NGL Agreement.

(d)	Management Incentive Plan

On the Effective Date, the New Board shall adopt the Management Incentive Plan.

(e)	Restructuring Transactions

On the Effective Date, contemporaneously with the cancellation and discharge of all Claims pursuant to the Plan and the issuance of the New Common Stock, the Reorganized Debtors may effect corporate restructurings of their respective businesses, including actions to simplify, reorganize and rationalize the overall reorganized organizational structure of the Reorganized Debtors (together, the “Restructuring Transactions”). The Restructuring Transactions may include (i) dissolving companies or creating new companies, (ii) merging, dissolving, transferring assets or otherwise consolidating any of the Debtors in furtherance of the Plan, or engaging in any other transaction in furtherance of the Plan, (iii) executing and delivering appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, liquidation, domestication, continuation or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (iv) executing and delivering appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, debt or obligation on terms consistent with the terms of the Plan; (v) filing appropriate certificates or articles of merger, consolidation or dissolution or other filings or recordings pursuant to applicable state law; and (vi) taking any other action in connection with such organizational restructurings. In each case in which the surviving, resulting or acquiring Entity in any of these transactions is a successor to a Reorganized Debtor, such surviving, resulting or acquiring Entity will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, and paying or otherwise satisfying the applicable Allowed Claims. Implementation of any Restructuring Transactions shall not affect any performance obligations, distributions, discharges, exculpations, releases or injunctions set forth in the Plan.

E.	Provisions Governing Distributions

1.	Disbursing Agent

The Debtors or Reorganized Debtors may retain a Disbursing Agent to assist with the distributions to be made under the Plan as directed by the Debtors or Reorganized Debtors. The Disbursing Agent shall make all distributions required under the Plan, except as to a Creditor whose distribution is to be administered by a Servicer, which distributions shall be deposited with the appropriate Servicer for distribution to Creditors in accordance with the provisions of the Plan and the terms of the governing agreement. Distributions on account of such Claims shall be deemed completed upon delivery to the appropriate Servicer; provided, however, that if any Servicer is unable to make or consents to the Disbursing Agent making such distributions, the Disbursing Agent, with such Servicer’s cooperation, shall make such distributions to the extent reasonably practicable to do so. Each Indenture Trustee will be considered a Servicer for the applicable Notes Claims.

Notwithstanding anything to the contrary herein, all distributions of New Equity Securities related to or on account of the Notes shall be accomplished in accordance with the customary practices of the transfer agent for the New Equity Securities and in accordance with any applicable procedures of DTC. Each Indenture Trustee shall cooperate in the administration of distributions in accordance with the Plan and the applicable Indenture. No Indenture Trustee shall be required to give any bond, surety or other security for the performance of its duties with respect to the administration and implementation of distributions.

Except as otherwise set forth herein, the Reorganized Debtors shall be authorized, without further Bankruptcy Court approval, but not directed to, reimburse any Servicer for its reasonable, documented, actual and customary out-of-pocket expenses incurred in providing postpetition services directly related to distributions pursuant to the Plan.

2.	Timing and Delivery of Distributions

(a)	Timing

Subject to any reserves or holdbacks established pursuant to the Plan, and taking into account the matters discussed in Section 6.3 of the Plan, on the appropriate Distribution Date or as soon as practicable thereafter, holders of Allowed Claims against all Debtors shall receive the distributions provided for Allowed Claims in the applicable Classes as of such date.

If and to the extent there are Disputed Claims as of the Effective Date, distributions on account of such Disputed Claims (which will only be made if and when they become Allowed Claims) shall be made pursuant to the provisions set forth in the Plan with respect to the treatment of Allowed Claims on or as soon as reasonably practicable after the next Distribution Date that is at least 20 calendar days after each such Claim is Allowed; provided, however, that distributions on account of the Claims set forth in Article 3 of the Plan shall be made as set forth therein and Professional Fee Claims shall be made as soon as reasonably practicable after such Claims are Allowed by the Bankruptcy Court or as provided in any other applicable order of the Bankruptcy Court. Because of the size and complexities of the Chapter 11 Cases, the Debtors at the present time cannot accurately predict the timing of the Final Distribution Date.

(b)	De Minimis Distributions

Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, any Servicer nor the Disbursing Agent shall have any obligation to make any distributions under the Plan with a value of less than $50, unless a written request therefor is received by the Disbursing Agent from the relevant recipient at the addresses set forth in N.11 hereof within 120 days after the later of the (i) Effective Date and (ii) the date such Claim becomes an Allowed Claim. De minimis distributions for which no such request is timely received shall revert to Reorganized Bonanza Creek. Upon such reversion, the relevant Allowed Claim (and any Claim on account of missed distributions) shall be automatically deemed satisfied, discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, any Servicer nor any Disbursing Agent shall have any obligation to make a particular distribution to a specific holder of an Allowed Claim if such holder is also the holder of a Disputed Claim.

Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, any Servicer nor any Disbursing Agent shall have any obligation to make any distributions on any Interim Distribution Date unless the sum of all distributions authorized to be made to all holders of Allowed Claims on such Interim Distribution Date exceeds $10,000 in value.

(c)	Fractional Shares

Notwithstanding any other provision of the Plan, no fractional shares of New Equity Securities shall be distributed; provided, that any fractional shares of New Equity Securities shall be rounded down to the next whole number or zero, as applicable, and no consideration shall be provided in lieu of fractional shares that are rounded down.

(d)	Delivery of Distributions – Allowed Claims

Distributions shall only be made to the record holders of Allowed Claims as of the Distribution Record Date. On the Distribution Record Date, at the close of business for the relevant register, all registers maintained by the Debtors, Reorganized Debtors, any Servicers, the Disbursing Agent, the Indenture Trustees and each of the foregoing’s respective agents, successors and assigns shall be deemed closed for purposes of determining whether a holder of such a Claim is a record holder entitled to distributions under the Plan. The Debtors, Reorganized Debtors, Servicers, Disbursing Agent, Indenture Trustees and all of their respective agents, successors and assigns shall have no obligation to recognize, for purposes of distributions pursuant to or in any way arising from the Plan (or for any other purpose), any Claims that are transferred after the Distribution Record Date. Instead, they shall be entitled to recognize only those record holders set forth in the registers as of the Distribution Record Date, irrespective of the number of distributions made under the Plan or the date of such distributions. Furthermore, if a Claim is transferred 20 or fewer calendar days before the Distribution Record Date, the Disbursing Agent or applicable Servicer, as applicable, shall make distributions to the transferee only if the transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

If any dispute arises as to the identity of a holder of an Allowed Claim that is entitled to receive a distribution pursuant to the Plan, the Disbursing Agent or applicable Servicer may, in lieu of making such distribution to such person, make the distribution into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute.

Subject to Bankruptcy Rule 9010, a distribution to a holder of an Allowed Claim may be made by the Disbursing Agent in its sole discretion: (i) to the last known address of such holder on the books and records of the Debtors or their agents, (ii) to the address set forth in any written notice of an address change delivered to the Disbursing Agent or (iii) to the address of any counsel that has appeared in the Chapter 11 Cases on such holder’s behalf. In the case of a holder whose Claim is governed by an agreement and administered by a Servicer, the applicable Servicer shall make the distribution to the address contained in the official records of such Servicer.

(e)	Delivery of Distributions – Allowed Notes Claims; Surrender of Canceled Instruments or Securities

Subject to the provisions of Section 5.4 of the Plan, all distributions to holders of Allowed Notes Claims shall be deemed completed when made to (a) the respective Indenture Trustee or (b) if agreed to by the Debtors and the Indenture Trustee, through the facilities of DTC. The Indenture Trustee or DTC, as applicable, shall hold or direct such distributions for the benefit of the holders of Notes to the extent such Notes give rise to Allowed Notes Claims. As soon as practicable in accordance with the requirements set forth in this Article VI, the Indenture Trustee or DTC, as applicable, shall arrange for the delivery of such distributions to or on behalf of such holders. Notwithstanding anything to the contrary herein, holders of Allowed Notes Claims shall receive their respective distributions on, or as soon as reasonably practicable after, the Effective Date.

For the avoidance of doubt, the Indenture Trustee shall not bear any responsibility or liability for any distributions made hereunder by the Disbursing Agent or DTC. The Reorganized Debtors shall reimburse the Indenture Trustee for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the Effective Date solely in connection with the implementation of the

Plan, including but not limited to, making distributions pursuant to and in accordance with the Plan.

3.	Manner of Payment Under Plan

At the Disbursing Agent’s option, any Cash payment may be made by check, wire transfer or any other customary payment method.

The Disbursing Agent shall distribute New Equity Securities or Cash as required under the Plan. Where the applicable Reorganized Debtor is a Reorganized Subsidiary Debtor, Reorganized Bonanza Creek shall be deemed to have made a direct capital contribution to the applicable Reorganized Subsidiary Debtor of an amount of Cash to be distributed to the Creditors of such Reorganized Debtor, but only at such time as, and to the extent that, such amounts are actually distributed to holders of Allowed Claims. Any distributions of New Equity Securities or Cash that revert to Reorganized Bonanza Creek or are otherwise canceled (such as to the extent any distributions have not been claimed within one year) shall revest solely in Reorganized Bonanza Creek, and no other Reorganized Debtor shall have (nor shall it be considered to ever have had) any ownership interest in the amounts distributed.

(a)	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Claim entitled to a distribution under the Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

(b)	Compliance Matters

In connection with the Plan, each Debtor, each Reorganized Debtor and the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, each Debtor, each Reorganized Debtor and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms that the Debtors or the Reorganized Debtors, as applicable, believe are reasonable and appropriate. For tax purposes, distributions received with respect to Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

The Debtors, the Reorganized Debtors and the Disbursing Agent, as applicable, reserve the right to allocate and distribute all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens and similar encumbrances.

(c)	Foreign Currency Exchange Rate

As of the Effective Date, any Claim asserted in a currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate on the Petition Date, as quoted at 4:00 p.m. (New York time), midrange spot rate of exchange for the applicable currency as published in the Wall Street Journal, National Edition, on the day after the Petition Date.

4.	Undeliverable or Non-Negotiated Distributions

If any distribution is returned as undeliverable, no further distributions to the applicable Creditor shall be made unless and until the Disbursing Agent or appropriate Servicer is notified in writing of such Creditor’s then-current address, at which time the undelivered distribution shall be made to such Creditor without interest or dividends. Undeliverable distributions shall be returned to Reorganized Bonanza Creek until such distributions are claimed. All undeliverable distributions under the Plan that remain unclaimed for one year after attempted distribution shall indefeasibly revert to Reorganized Bonanza Creek. Upon such reversion, the relevant Allowed Claim (and any Claim on account of missed distributions) shall be automatically discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

Checks issued on account of Allowed Claims shall be null and void if not negotiated within 120 calendar days from and after the date of issuance thereof. Requests for reissuance of any check must be made directly and in writing to the Disbursing Agent by the holder of the relevant Allowed Claim within the 120-calendar-day period. After such date, the relevant Allowed Claim (and any Claim for reissuance of the original check) shall be automatically discharged and forever barred, and such funds shall revert to Reorganized Bonanza Creek, notwithstanding any federal or state escheat laws to the contrary.

5.	Claims Paid by Third Parties

To the extent a Creditor receives a distribution on account of a Claim and also receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Creditor shall, within 30 calendar days of receipt thereof, repay and/or return the distribution to the applicable Reorganized Debtor, to the extent the Creditor’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of the Claim as of the date of any such distribution under the Plan.

F.	Filing of Administrative Expense Claims

1.	Professional Fee Claims

(a)	Fee Applications

All requests for payment of Professional Fee Claims must be filed with the Bankruptcy Court by the date that is 60 calendar days after the Confirmation Date; provided that if any Professional is unable to file its own request with the Bankruptcy Court, such Professional may deliver an original, executed copy and an electronic copy to the Debtors’ attorneys and the

Reorganized Debtors at least three Business Days before the deadline, and the Debtors’ attorneys shall file such request with the Bankruptcy Court. The objection deadline relating to a request for payment of Professional Fee Claims shall be 4:00 p.m. (prevailing Eastern Time) on the date that is 30 calendar days after the filing of such request, and a hearing on such request, if necessary, shall be held no later than 30 calendar days after the objection deadline. Distributions on account of Allowed Professional Fee Claims shall be made as soon as reasonably practicable after such Claims become Allowed.

(b)	Post-Confirmation Date Fees

Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors and Reorganized Debtors may employ and pay all Professionals without any further notice to, action by or order or approval of the Bankruptcy Court or any other party.

2.	Administrative Expense Claims

(a)       A notice setting forth the Administrative Expense Claim Bar Date will be (i) filed on the Bankruptcy Court’s docket and served with the notice of the Effective Date and (ii) posted on the Debtors’ Case Information Website. No other notice of the Administrative Expense Claim Bar Date will be provided.

(b)       All requests for payment of Administrative Expense Claims that accrued on or before the Effective Date (other than Professional Fee Claims, which are subject to the provisions of Section 7.1 of the Plan) must be filed with the Solicitation and Claims Agent and served on counsel for the Debtors and Reorganized Debtors by the Administrative Expense Claim Bar Date. Any requests for payment of Administrative Expense Claims pursuant to Section 7.2 of the Plan that are not properly filed and served by the Administrative Expense Claim Bar Date shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors or any action by the Bankruptcy Court.

(c)       The Reorganized Debtors, in their sole discretion, shall have exclusive authority to settle Administrative Expense Claims without further Bankruptcy Court approval.

(d)       Unless the Debtors or the Reorganized Debtors object to a timely filed and properly served Administrative Expense Claim by the Claims Objection Deadline, such Administrative Expense Claim shall be deemed allowed in the amount requested. If the Debtors or the Reorganized Debtors object to an Administrative Expense Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Expense Claim should be allowed and, if so, in what amount.

(e)       Notwithstanding the foregoing, requests for payment of Administrative Expense Claims need not be filed for Administrative Expense Claims that (i) are for goods or services provided to the Debtors in the ordinary course of business,(ii) previously have been Allowed by Final Order of the Bankruptcy Court, (iii) are for Cure amounts, (iv) are on account of postpetition taxes (including any related penalties or interest) owed by the Debtors or the

Reorganized Debtors to any Governmental Unit or (v) the Debtors or Reorganized Debtors have otherwise agreed in writing do not require such a filing.

G.	Disputed Claims

1.	Objections to Claims

(a)       Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Unsecured Trade Claims and the limited number of holders of General Unsecured Claims under the Plan, except as required by Section 9.5 of the Plan, holders of Claims need not file Proofs of Claim with the Bankruptcy Court.

(b)       If a holder of a Claim elects to file a Proof of Claim with the Bankruptcy Court, such holder shall be deemed to have consented to the jurisdiction of the Bankruptcy Court for all purposes with respect to the Claim.

(c)       The Reorganized Debtors shall have the sole authority to object to all Claims against the Debtors; provided, however, that the Reorganized Debtors shall not be entitled to object to any Claim that has been expressly allowed by Final Order or under the Plan. Any objections to Claims shall be filed on the Bankruptcy Court’s docket on or before the Claims Objection Deadline.

(d)       Except as otherwise provided herein, all Proofs of Claim filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

(e)       Claims objections filed before, on or after the Effective Date shall be filed, served and administered in accordance with the Local Rules with notice to the parties listed in Section 15.11; provided, however, that, on and after the Effective Date, filings and notices need only be served on the relevant claimants.

2.	Resolution of Disputed Claims

On and after the Effective Date, the Reorganized Debtors shall have the sole authority to litigate, compromise, settle, otherwise resolve or withdraw any objections to all Claims against the Debtors and to compromise and settle any such Claims without notice to or approval by the Bankruptcy Court or any other party.

3.	Estimation of Claims and Interests

The Debtors or Reorganized Debtors may determine, resolve and otherwise adjudicate all Contingent Claims, Unliquidated Claims and Disputed Claims in the Bankruptcy Court or such other court of the Debtors’ or Reorganized Debtors’ choice having jurisdiction over the validity, nature or amount thereof. The Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether any of the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, that estimated amount shall constitute the maximum limitation on such Claim, and the Debtors or the Reorganized Debtors may pursue supplementary proceedings to object to the ultimate allowance of such Claim; provided, however, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

All of the aforementioned objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such Claim unless the holder of such Claim has filed a motion requesting the right to seek such reconsideration on or before 20 calendar days after the date such Claim is estimated by the Bankruptcy Court.

4.	Payments and Distributions for Disputed Claims

(a)	No Distributions Pending Allowance

Notwithstanding any other provision in the Plan, no payments or distributions shall be made for a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

(b)	Disputed Claims Reserve

On or before the Effective Date, the Reorganized Debtors shall be authorized, but not directed, to establish one or more Disputed Claims Reserves, which Disputed Claims Reserve shall be administered by the Reorganized Debtors, to the extent applicable.

The Reorganized Debtors may, in their sole discretion, hold Warrants, New Common Stock, Subscription Rights, and Cash, in the same proportions and amounts as provided for in the Plan, in the Disputed Claims Reserve in trust for the benefit of holders of Claims ultimately determined to be Allowed after the Effective Date. The Reorganized Debtors shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Article III of the Plan solely to the extent of the amounts available in the applicable Disputed Claims Reserve.

(c)	Distributions After Allowance

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the Disbursing Agent will, out of the Disputed Claims Reserve, distribute to the holder thereof the distribution, if any, to which such holder is entitled under the Plan in accordance with Section 6.2(a) of the Plan. Subject to Section 8.6 of the Plan, all distributions made under this Section 8.4(c) on account of Allowed Claims will be made together with any dividends, payments or other distributions made on account of, as well as any obligations arising from, the distributed property, then held in the Disputed Claims Reserve as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claim holders included in the applicable class under the Plan.

5.	No Amendments to Claims

A Claim may be amended before the Confirmation Date only as agreed upon by the Debtors (with the consent of the Required Supporting Noteholders) and the holder of such Claim or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules, the Local Rules or applicable non-bankruptcy law. On or after the Confirmation Date, the holder of a Claim (other than an Administrative Expense Claim or a Professional Fee Claim) must obtain prior authorization from the Bankruptcy Court or Reorganized Debtors to amend a Claim.

6.	No Interest

Other than as provided by section 506(b) of the Bankruptcy Code or as specifically provided for in the Plan or the Confirmation Order, postpetition interest shall not accrue or be paid on Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Claim or Disputed Claim for the period from and after the Effective Date; provided, however, that nothing in Section 8.6 of the Plan shall limit any rights of any Governmental Unit to interest under sections 503, 506(b), 1129(a)(9)(A) or 1129(a)(9)(C) of the Bankruptcy Code or as otherwise provided for under applicable law.

H.	Executory Contracts and Unexpired Leases

1.	Assumption of Executory Contracts and Unexpired Leases

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each executory contract and unexpired lease to which any Debtor is a party shall be deemed automatically assumed by the Debtors effective as of the Effective Date, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered before the Effective Date, (ii) is the subject of a motion to assume or reject pending on the Effective Date, (iii) is assumed, rejected or otherwise treated pursuant to Section 9.3 of the Plan, (iv) is listed on Schedules 9.2(a) or 9.2(b) of the Plan or (v) as to which a Treatment Objection has been filed and properly served by the Treatment Objection Deadline. If an executory contract or unexpired lease either (x) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered before the Effective Date or (y) is the subject of a motion to assume or reject pending on the Confirmation Date, then the listing of any such executory contract or unexpired lease on the aforementioned schedules shall be of no effect. Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any Final Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

2.	Schedules of Executory Contracts and Unexpired Leases

(a)       Schedules 9.2(a) and 9.2(b) of the Plan shall be filed by the Debtors as specified in Section 15.4 of the Plan and shall represent the Debtors’ then-current good-faith belief regarding the intended treatment of all executory contracts and unexpired leases listed thereon. The Debtors or Reorganized Debtors reserve the right, on or before 45 days after the Effective Date to (i) amend Schedules 9.2(a) and 9.2(b) to add, delete or reclassify any executory contract or unexpired lease or amend a proposed assignment and (ii) amend the Proposed Cure, in each case as to any executory contract or unexpired lease previously listed as to be assumed; provided, the Debtors may amend Schedules 9.2(a) and 9.2(b) to add, delete or reclassify any executory contracts or unexpired leases or amend proposed assignments after such date to the extent agreed with the relevant counterparties. Pursuant to sections 365 and 1123 of the Bankruptcy Code, and except for executory contracts and unexpired leases as to which a Treatment Objection is properly filed and served by the Treatment Objection Deadline, (x) each of the executory contracts and unexpired leases listed on Schedule 9.2(a) shall be deemed assumed (and, if applicable, assigned) effective as of the Assumption Effective Date specified thereon, and the Proposed Cure specified in the notice mailed to each Assumption Party shall be the Cure and shall be deemed to satisfy fully any obligations the Debtors might have regarding such executory contract or unexpired lease under section 365(b) of the Bankruptcy Code and (y) each of the executory contracts and unexpired leases listed on Schedule 9.2(b) shall be deemed rejected effective as of the Rejection Effective Date specified thereon.

(b)       The Debtors shall file versions of Schedules 9.2(a) and 9.2(b) and any amendments thereto with the Bankruptcy Court and shall serve all notices thereof only on the Supporting Noteholders and the relevant Assumption Parties and Rejection Parties. For any executory contract or unexpired lease first listed on Schedule 9.2(b) later than the date that is 10 calendar days before the Voting Deadline, the Debtors shall use their best efforts to notify the Supporting Noteholders and the applicable Rejection Party promptly of such proposed treatment via facsimile, email or telephone at any notice address or number included in the relevant executory contract or unexpired lease or as otherwise timely provided in writing to the Debtors by any such counterparty or its counsel.

(c)       For any executory contracts or unexpired leases first listed on Schedule 9.2(b) later than the date that is 10 calendar days before the Voting Deadline, affected Rejection Parties shall have five calendar days from the date of such amendment to Schedule 9.2(b) to object to Confirmation of the Plan. For any executory contracts or unexpired leases first listed on Schedule 9.2(b) later than the date that is five calendar days before the Confirmation Hearing, affected Rejection Parties shall have until the Confirmation Hearing to object to Confirmation of the Plan.

(d)       The listing of any contract or lease on Schedule 9.2(a) or 9.2(b) is not an admission that such contract or lease is an executory contract or unexpired lease or that any Debtor has any liability thereunder. The Debtors reserve the right to assert that any of the agreements listed on Schedule 9.2(a) or 9.2(b) are not executory contracts or unexpired leases.

3.	Categories of Executory Contracts and Unexpired Leases to Be Assumed

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each of the executory contracts and unexpired leases within the following categories shall be deemed assumed as of the Effective Date (and the Proposed Cure for each, other than the Surety Bonds and the D&O Liability Insurance Policies, shall be zero dollars), except for any such executory contract or unexpired lease (i) that has been previously assumed or rejected pursuant to an order of the Bankruptcy Court, (ii) that is the subject of a motion to assume or reject pending on the Confirmation Date, (iii) that is listed on Schedule 9.2(a) or 9.2(b), (iv) that is otherwise expressly assumed or rejected pursuant to the terms of the Plan or (v) as to which a Treatment Objection has been filed and properly served by the Treatment Objection Deadline.

(a)	Insurance Plans, Intercompany Contracts, Surety Bonds and Workers’ Compensation Plans

Subject to the terms of the first paragraph of Section 9.3 of the Plan, each Insurance Plan, Intercompany Contract, Surety Bond and Workers’ Compensation Plan shall be deemed assumed effective as of the Effective Date. Nothing contained in Section 9.3(a) of the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any Entity, including, without limitation, the insurer under any of the Insurance Plans.

(b)	Directors and Officers Insurance Policies and Agreements

To the extent that the D&O Liability Insurance Policies issued to, or entered into by, the Debtors prior to the Petition Date constitute executory contracts, notwithstanding anything in the Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ unexpired D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations of the D&O Liability Insurance Policies.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled from the applicable insurers to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

(c)	Certain Indemnification Obligations

Each Indemnification Obligation to a director, officer, manager or employee who was employed by any of the Debtors in such capacity on the Effective Date (including, for the avoidance of doubt, the members of the board of directors, board of managers or equivalent body of each Debtor as of immediately prior to the Effective Date) shall be deemed assumed effective as of the Effective Date. Each Indemnification Obligation that is deemed assumed pursuant to the Plan shall (i) remain in full force and effect, (ii) not be modified, reduced, discharged, impaired or otherwise affected in any way, (iii) be deemed and treated as an executory contract pursuant to sections 365 and 1123 of the Bankruptcy Code regardless of whether or not Proofs of Claim have been filed with respect to such obligations and (iv) survive Unimpaired and unaffected irrespective of whether such indemnification is owed for an act or event occurring before, on or after the Petition Date.

(d)	Employee Benefits

As of the Effective Date, unless specifically listed on Schedule 9.2(a) or 9.2(b) or rejected or otherwise addressed by an order of the Bankruptcy Court (including, without limitation, by virtue of the Debtors having been granted the authority to terminate any such plan, policy, program or agreement or the Bankruptcy Court determining that the Debtors cannot successfully reorganize absent such termination), the Debtors and the Reorganized Debtors may (but have no obligation to) honor, in the ordinary course of business, the Debtors’ written contracts, agreements, policies, programs and plans for, among other things, compensation, reimbursement, healthcare benefits, disability benefits, deferred compensation benefits, travel benefits (including retiree travel benefits), vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for incentive compensation for the directors, officers and employees of any of the Debtors who served in such capacity at any time, including, for the avoidance of doubt, (i) that certain Second Amended and Restated Executive Change in Control and Severance Plan, and any documents related thereto (as amended, restated, supplemented or modified from time to time, collectively, the “Severance Plan”), approved by the Board on September 26, 2016 and (ii) Bonanza Creek’s 2016 Short Term Incentive Program, in each case in accordance with and as contemplated by the Restructuring Support Agreement. To the extent that the above-listed contracts, agreements, policies, programs and plans are executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless a Treatment Objection is timely filed and properly served, each of them will be deemed assumed (as modified or terminated) as of the Effective Date with a Cure of zero dollars. However, notwithstanding anything else herein, the assumed plans shall be subject to modification in accordance with the terms thereof at the discretion of the Reorganized Debtors.

With respect to the Severance Plan and each employee offer letter, contract, or agreement related thereto to which any Debtor is a party (collectively, the “Employment Agreements”) and without in any way modifying or limiting the Debtors’ rights and remedies thereunder, upon the Effective Date the Severance Plan shall be deemed to be amended where applicable to provide and clarify that the consummation of the Restructuring Transactions and any associated organizational changes shall not constitute a “Change in Control,” be considered a “Good Reason” event, or serve as a basis to trigger any rights or benefits under the Severance Plan.  For the avoidance of doubt, any amendments to the Severance Plan and/or waivers related to any Employment Agreement described in Section 9.3(d) of the Plan shall amend the Severance Plan or waive rights under the Employment Agreements only as expressly provided herein and all other terms of the Severance Plan and Employment Agreement shall remain in full force and effect.  The New Board may, at any time, amend the Severance Plan in any manner other than to impair vesting (including accelerated vesting) of the Emergence Grants.

4.	Assumption and Rejection Procedures and Resolution of Treatment Objections

(a)	Proposed Assumptions

(i)       As to any executory contract or unexpired lease to be assumed pursuant to any provision of the Plan or any Notice of Intent to Assume or Reject, unless an Assumption Party files and properly serves a Treatment Objection by the Treatment Objection Deadline, such executory contract or unexpired lease shall be deemed assumed and, if applicable, assigned as of the applicable Assumption Effective Date proposed by the Debtors or Reorganized Debtors, without any further notice to or action by the Bankruptcy Court, and any obligation the Debtors or Reorganized Debtors may have to such Assumption Party with respect to such executory contract or unexpired lease under section 365(b) of the Bankruptcy Code shall be deemed fully satisfied by the Proposed Cure, if any, which shall be the Cure.

(ii)       Any objection to the assumption or assignment of an executory contract or unexpired lease that is not timely filed and properly served shall be denied automatically and with prejudice (without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court), and any Claim relating to such assumption or assignment shall be forever barred from assertion and shall not be enforceable against any Debtor or Reorganized Debtor or their respective Estates or properties without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court, and any obligation the Debtors or the Reorganized Debtors may have under section 365(b) of the Bankruptcy Code (over and above any Proposed Cure) shall be deemed fully satisfied, released and discharged.

(b)	Proposed Rejections

(i)       As to any executory contract or unexpired lease to be rejected pursuant to any provision of the Plan or any Notice of Intent to Assume or Reject, unless a Rejection Party files and properly serves a Treatment Objection by the Treatment Objection Deadline, such executory contract or unexpired lease shall be deemed rejected as of the Rejection Effective Date proposed by the Debtors or Reorganized Debtors without any further notice to or action by the Bankruptcy Court.

(ii)       Any objection to the rejection of an executory contract or unexpired lease that is not timely filed and properly served shall be deemed denied automatically and with prejudice (without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court).

(c)	Resolution of Treatment Objections

(i)       On and after the Effective Date, the Reorganized Debtors may, in their sole discretion, settle Treatment Objections without any further notice to or action by the Bankruptcy Court or any other party (including by paying any agreed Cure amounts).

(ii)       For each executory contract or unexpired lease as to which a Treatment Objection is timely filed and properly served and that is not otherwise resolved by the parties after a reasonable period of time, the Debtors, in consultation with the Bankruptcy Court, shall schedule a hearing on such Treatment Objection and provide at least 21 calendar days’ notice of such hearing to the relevant Assumption Party or Rejection Party. Unless the Bankruptcy Court expressly orders or the parties agree otherwise, any assumption or rejection approved by the Bankruptcy Court notwithstanding a Treatment Objection shall be effective as of the Assumption Effective Date or Rejection Effective Date originally proposed by the Debtors or specified in the Plan.

(iii)       Any Cure shall be paid as soon as reasonably practicable following the entry of a Final Order resolving an assumption dispute and/or approving an assumption (and, if applicable, assignment), unless the Debtors or Reorganized Debtors file a Notice of Intent to Assume or Reject under Article IVH.4(d)Section 9.4(d) of the Plan.

(iv)       No Cure shall be allowed for a penalty rate or default rate of interest, each to the extent not proper under the Bankruptcy Code or applicable law.

(d)	Reservation of Rights

If a Treatment Objection is filed regarding any executory contract or unexpired lease sought to be assumed or rejected by any of the Debtors or Reorganized Debtors, the Debtors or Reorganized Debtors reserve the right (i) to seek to assume or reject such agreement at any time before the assumption, rejection or assignment of, or Cure for, such agreement is determined by Final Order and (ii) to the extent a Final Order is entered resolving a dispute as to Cure or the permissibility of assignment (but not approving the assumption of the executory contract or unexpired lease sought to be assumed), to seek to reject such agreement within 14 calendar days after the date of such Final Order, in each case by filing with the Bankruptcy Court and serving upon the applicable Assumption Party or Rejection Party, as the case may be, a Notice of Intent to Assume or Reject.

5.	Rejection Claims

Any Rejection Claim must be filed with the Solicitation and Claims Agent by the Rejection Bar Date. Any Rejection Claim for which a Proof of Claim is not properly filed and served by the Rejection Bar Date shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors or their respective Estates or properties. The Debtors or the Reorganized Debtors may contest any Rejection Claim in accordance with Section 8.1 of the Plan. Any Allowed Rejection Claim against a Debtor shall be classified as a General Unsecured Claim against such Debtor.

6.	Assignment

To the extent provided under the Bankruptcy Code or other applicable law, any executory contract or unexpired lease transferred and assigned pursuant to the Plan shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type described in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment constitutes an unenforceable anti-assignment provision and is void and of no force or effect. Any assignment by the Reorganized Debtors of an executory contract or unexpired lease after the Effective Date shall be governed by the terms of the executory contract or unexpired lease and applicable non-bankruptcy law.

7.	Approval of Assumption, Rejection, Retention or Assignment of Executory Contracts and Unexpired Leases

(a)       Entry of the Confirmation Order by the Bankruptcy Court shall, subject to the occurrence of the Effective Date, constitute approval of the rejections, retentions, assumptions and/or assignments contemplated by the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease that is assumed (and/or assigned) pursuant to the Plan, shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms as of the applicable Assumption Effective Date, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing or providing for its assumption (and/or assignment) or applicable federal law.

(b)       The provisions (if any) of each executory contract or unexpired lease assumed and/or assigned pursuant to the Plan that are or may be in default shall be deemed satisfied in full by the Cure, or by an agreed-upon waiver of the Cure. Upon payment in full of the Cure, any and all Proofs of Claim based upon an executory contract or unexpired lease that has been assumed in the Chapter 11 Cases or under the terms of the Plan shall be deemed Disallowed and expunged with no further action required of any party or order of the Bankruptcy Court.

(c)       Confirmation of the Plan and consummation of the Restructuring Transactions shall not constitute a “change of control” or trigger any similar provision under any executory contract or unexpired lease assumed by the Debtors on or prior to the Effective Date, including the Severance Plan and Employment Agreements.

8.	Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided by the Plan or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed, whether or not such executory contract or unexpired lease relates to the use, acquisition or occupancy of real property, shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in remedy related to such premises, unless any of the foregoing agreements has been or is rejected pursuant to an order of the Bankruptcy Court or is otherwise rejected as part of the Plan.

Modifications, amendments, supplements and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases and actions taken in accordance therewith (i) do not alter in any way the prepetition nature of the executory contracts and unexpired leases, or the validity, priority or amount of any Claims against the Debtors that may arise under the same, (ii) are not and do not create postpetition contracts or leases, (iii) do not elevate to administrative expense priority any Claims of the counterparties to the executory contracts and unexpired leases against any of the Debtors and (iv) do not entitle any Entity to a Claim under any section of the Bankruptcy Code on account of the difference between the terms of any prepetition executory contracts or unexpired leases and subsequent modifications, amendments, supplements or restatements.

I.	Provisions Regarding Governance of the Reorganized Debtors

1.	Organizational Action

(a)       On and after the Effective Date, the adoption, filing, approval and ratification, as necessary, of all limited liability company, corporate or related actions contemplated hereby for each of the Reorganized Debtors, including the Restructuring Transactions, shall be deemed authorized and approved in all respects. Without limiting the foregoing, such actions may include: (i) the adoption and filing of an amendment to the New Certificate of Incorporation, (ii) the adoption of the New Bylaws, (iii) the adoption and filing of the Reorganized Subsidiary Debtors’ Certificates of Formation and Operating Agreements, as applicable, (iv) the election or appointment, as the case may be, of directors, officers, managers or managing members for the Reorganized Debtors, (v) the issuance of the New Equity Securities, (vi) the Restructuring Transactions to be effectuated pursuant to the Plan and (vii) the qualification of any Reorganized Debtors as foreign corporations if and wherever the conduct of business by such entities requires such qualifications.

(b)       All matters provided for herein involving the organizational structure of any Debtor or any Reorganized Debtor, or any limited liability company or corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor or by any other stakeholder.

(c)       On and after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors, board of managers or equivalent body of each Reorganized Debtor are authorized and directed to issue, execute, deliver, file and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

2.	Organizational Documents

(a)       The New Certificate of Incorporation and the New Bylaws shall be amended or deemed amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code including, among other purposes, to authorize the New Equity

Securities. After the Effective Date, the Reorganized Debtors may amend and restate their certificates of incorporation, limited liability company agreements, or other analogous organizational documents, as applicable, as permitted by applicable law.

(b)       Subject to the Restructuring Transactions, the Reorganized Subsidiary Debtors’ organizational documents in effect before the Effective Date shall remain in effect after the Effective Date. After the Effective Date, any of the Reorganized Debtors may file amended and restated certificates of incorporation (or other formation documents, if applicable) with the Secretary of State in any appropriate jurisdiction.

3.	Directors and Officers of the Reorganized Debtors

(a)       Subject to the Restructuring Transactions, on the Effective Date, the management, control and operation of each Reorganized Debtor shall become the general responsibility of the board of directors, members or managing members, as applicable, of such Reorganized Debtor or other governing body as provided in the applicable governing documents.

(b)       On the Effective Date, the term of the members of the Board shall expire and such members shall be replaced by the New Board. The New Board will initially consist of seven (7) members: (i) the Chief Executive Officer of Reorganized Bonanza Creek; (ii) one (1) director selected by the largest holder by amount of Notes Claims, (iii) one (1) director selected by the second largest holder by amount of Notes Claims and (iv) four (4) directors selected by the Required Supporting Noteholders, in consultation with Reorganized Bonanza Creek, at least one of which shall be independent. The New Board shall include a sufficient number of independent directors to allow compliance with New York Stock Exchange rules regarding committee composition. Members of the New Board shall serve one (1) year terms. The classification and composition of the New Board shall be consistent with the New Certificate of Incorporation and the New Bylaws. In the Plan Supplement, to the extent known, the Debtors will disclose pursuant to section 1129(a)(5) of the Bankruptcy Code the identity and affiliations of the Persons proposed to serve on the New Board. The New Board members shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the New Certificate of Incorporation and the New Bylaws.

(c)       Subject to the Restructuring Transactions, and except as specified in the Plan Supplement, the managers, managing members and members of the boards of directors, as applicable, of the Subsidiary Debtors before the Effective Date shall continue to serve in their current capacities as of the Effective Date. The classification and composition of the managers, managing members and members of the boards of directors, as applicable, of the Reorganized Subsidiary Debtors shall be consistent with the Reorganized Subsidiary Debtors’ Certificates of Formation and Operating Agreements, as applicable. Each such director, manager or managing member, as applicable, shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the relevant Reorganized Debtor’s constituent documents.

(d)       Subject to the Restructuring Transactions and any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, and except as otherwise specified in the Plan Supplement, the principal officers of each Debtor immediately before the Effective Date will be the officers of the corresponding Reorganized Debtor as of the Effective Date. Each such officer shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of such Reorganized Debtor’s constituent documents.

J.	Effect of Confirmation

1.	Vesting of Assets

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan or in the Confirmation Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property (including all interests, rights and privileges related thereto) of each of the Debtors shall vest in each of the respective Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests. All Liens, Claims, encumbrances, charges and other interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code with respect to the Debtors.

2.	Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released, settled, discharged and compromised, and all rights, titles and interests of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns. The Reorganized Debtors shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges or other security interests.

3.	Releases and Discharges

The releases and discharges of Claims and Causes of Action described in the Plan, including releases by the Debtors and by holders of Claims, constitute good-faith compromises and settlements of the matters covered thereby and are consensual. Such compromises and settlements are made in exchange for consideration and are in the best interest of holders of Claims, are fair, equitable, reasonable and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan. Each of the discharge, release, indemnification and exculpation provisions set forth in the Plan (i) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b) and 1334(e) of title 28 of the United States Code, (ii) is an essential means of implementing the Plan, (iii) is an integral and non-severable element of the transactions incorporated into the Plan, (iv) confers a material benefit on, and is in the best interests of, the Debtors, their Estates and their Creditors, (v) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors, (vi) is fair, equitable and reasonable and in exchange for good and valuable consideration and (vii) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

4.	Discharge and Injunction

(a)       Except as otherwise specifically provided in the Plan or the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts of, and Claims against, the Debtors and shall terminate all Interests in the Debtors, as well as all interests of any kind, nature or description whatsoever in or against any of the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as otherwise specifically provided in the Plan or the Confirmation Order, upon the Effective Date, all existing Claims against the Debtors and Interests in the Debtors shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Interests (and all representatives, trustees or agents on behalf of each holder) shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees, or any of their assets or properties, any other or further Claim or Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts or legal bases therefore were known or existed prior to the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, liabilities of and Interests in the Debtors, subject to the occurrence of the Effective Date.

(b)       Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise specifically provided in the Plan or the Confirmation Order, each holder (as well as any representatives, trustees or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons and Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against, or terminated Interest in, the Debtors.

(c)       Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons or Entities who have held, hold or may hold Claims or Interests that arose prior to the Effective Date and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives and Affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim (including, without limitation, a Section 510(b) Claim) against or Interest in the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors other than to enforce any right to a distribution pursuant to the Plan or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, with respect to any such Claim or Interest. Such injunction shall extend to any successors or assignees of the Debtors and Reorganized Debtors and their respective properties and interest in properties.

5.	Term of Injunction or Stays

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

6.	Exculpation

Pursuant to the Plan, and except as otherwise specifically provided in the Plan or the Confirmation Order, none of the Released Parties shall have or incur any liability to any holder of a Claim, Cause of Action or Interest for any act or omission in connection with, related to or arising out of, the Chapter 11 Cases, the negotiation of any settlement or agreement, contract, instrument, release or document created or entered into in connection with the Plan or in the Chapter 11 Cases (including the Plan Supplement and the Restructuring Support Agreement and, in each case, any documents related thereto), the pursuit of confirmation of the Plan, the consummation of the Plan, the preparation and distribution of the Disclosure Statement, the offer, issuance and distribution of any securities issued or to be issued under or in connection with the Plan, any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors or the administration of the Plan or the property to be distributed under the Plan, except for any act or omission that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence. Each Released Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan.

7.	Release by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan (including Section 11.11 of the Plan) or the Confirmation Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, the Released Parties shall be deemed released and discharged by the Debtors, the Reorganized Debtors and their Estates from any and all Claims, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that the Debtors, the Reorganized Debtors, their Estates or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity or that any holder of a Claim or Interest or other Entity would have been legally entitled to assert derivatively for or on behalf of the Debtors, their Estates or the Reorganized Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Support Agreement, the Loan Documents (as defined in the Exit RBL Facility Documents), the Exit RBL Facility Documents, the Backstop Agreement, the Rights Offering Procedures, the Management Incentive Plan, the New Equity Securities, or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct, actual fraud or gross negligence; provided, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon request, then the release set forth in Section 11.7 of the Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided further that the immediately preceding proviso shall not apply to (i) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority or secured status of any prepetition or ordinary course administrative Claim against the Debtors or (ii) any release or indemnification provided for in any settlement or granted under any other court order, provided that, in the case of (i) through (ii), the Debtors shall retain all defenses related to any such action.

8.	Voluntary Releases by the Holders of Claims and Interests

Except as otherwise specifically provided in the Plan or the Confirmation Order, on and after the Effective Date, for good and valuable consideration, in each case excluding the Excluded Parties, (i) the RBL Agent; (ii) the RBL Lenders; (iii) holders of Notes Claims; (iv) the Indenture Trustees; (v) NGL; (vi) holders of Claims and Interests; and (vii) as to each of the foregoing Entities in clauses (i) through (vi), each such Entity’s predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and their current and former officers, directors, managers, partners, principals, shareholders, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other Professionals (in each case as to the foregoing Entities in clauses (i) through (vii), solely in their capacity as such) (collectively, the “Releasing Parties”) shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Released Parties from any and all Claims, interests, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including those Avoidance Actions, Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Estates, the restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Restructuring Support Agreement, the Plan Supplement, the Exit RBL Facility Documents, the Management Incentive Plan, the Backstop Agreement, the Rights Offering Procedures, the New Equity Securities, or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence; provided that any holder of a Claim or Interest that elects to opt out of the releases contained in Section 11.8 of the Plan shall not receive the benefit of the releases set forth in Section 11.8 of the Plan (even if for any reason otherwise entitled).

9.	Injunction

Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons and Entities who have held, hold or may hold Claims, interests, Causes of Action, Interests or liabilities that: (i) are subject to compromise and settlement pursuant to the terms of the Plan; (ii) have been released pursuant to Section 11.7 of the Plan; (iii) have been released pursuant to Section 11.8 of the Plan; (iv) are subject to exculpation pursuant to Section 11.6 of the Plan, including exculpated claims (but only to the extent of the exculpation provided in Section 11.6 of the Plan); or (v) are otherwise stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from: (A) commencing or continuing in any manner any action or other proceeding of any kind, whether directly, derivatively or otherwise, including on account of any claims, interests, Causes of Action or liabilities that have been compromised or settled against any Released Party (or the property or estate of any Released Party) on account of or in connection with or with respect to any released, settled, compromised, or exculpated Claims, interests, Causes of Action or liabilities; (B) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities; (C) creating, perfecting or enforcing any Lien, Claim, or encumbrance of any kind against any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities; (D) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action or liabilities (unless such holder has filed a timely Proof of Claim with the Bankruptcy Court preserving the right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise); and (E) commencing or continuing in any manner any action or other proceeding of any kind against any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities released, settled or compromised pursuant to the Plan; provided that nothing contained herein shall preclude a Person or Entity from obtaining benefits directly and expressly provided to such Person or Entity pursuant to the terms of the Plan; provided, further, that nothing contained herein shall be construed to prevent any Person or Entity from defending against claims objections or collection actions whether by asserting a right of setoff or otherwise to the extent permitted by law.

10.	Setoff and Recoupment

The Debtors and the Reorganized Debtors may, but shall not be required to, set off or recoup against any Claim and any Cash distribution to be made on account of such Claim, any and all Claims, rights and Causes of Action of any nature that the Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim shall constitute a waiver, abandonment or release by the Debtors or the Reorganized Debtors of any such Claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may have against the holder of such Claim.

11.	Preservation of Causes of Action

(a)       Except as expressly provided in Article 11 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors, the Reorganized Debtors or the Estates may have or that the Reorganized Debtors may choose to assert on behalf of their respective Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Causes of Action or Claims against any Person or Entity, to the extent such Person or Entity asserts a crossclaim, counterclaim and/or claim for setoff that seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives or (ii) the turnover of any property of the Estates to the Debtors.

(b)       Except as set forth in Article 11 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors had immediately prior to the Petition Date or the Effective Date against or regarding any Claim left Unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such rights and Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

(c)       Except as set forth in Article 11 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to release any post-Effective Date obligations of any party under the Plan, or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

12.	Compromise and Settlement of Claims and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise of all Claims, Causes of Action and controversies relating to the contractual, legal and subordination rights that a holder of an Allowed Claim or Interest may have against any Debtor, or any distribution to be made on account of such an Allowed Claim. Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the benefits provided under the Plan and as a mechanism to effect a fair distribution of value to the Debtors’ constituencies, except as set forth in the Plan, the provisions of the Plan shall also constitute a good-faith compromise of all Claims, Causes of Action and controversies by any Debtor against any other Debtor. In each case, the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their Estates and the holders of such Claims and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order or approval of the Bankruptcy Court, the Debtors may compromise and settle Claims against them and Causes of Action against other Entities and after the Effective Date, such right shall pass to the Reorganized Debtors.

K.	Conditions Precedent to Confirmation and Effectiveness of the Plan

1.	Conditions to Confirmation

Confirmation of the Plan will not occur unless each of the following conditions has been satisfied or waived in accordance with Section 12.3 of the Plan:

(a)	The Confirmation Order shall be entered; and

(b)	The Plan Supplement and all of the schedules, documents and exhibits contained therein shall have been filed.

2.	Conditions to Effectiveness

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied on or prior to the Effective Date or waived in accordance with Section 12.3 of the Plan:

(a)       The Confirmation Order shall have been entered and shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

(b)       The Restructuring Support Agreement shall not have been terminated by any of the parties thereto and, whether or not the Restructuring Support Agreement has been terminated, no event giving rise to a termination event thereunder shall have occurred and be continuing;

(c)       The conditions to the obligations of the Backstop Parties and the Debtors under the Backstop Agreement shall have been satisfied or waived in accordance with the terms of the Backstop Agreement (other than the condition that the Effective Date shall have occurred), and the Backstop Agreement shall be in full force and effect and binding on all parties thereto;

(d)       The Rights Offering shall have been consummated in all material respects in accordance with Rights Offering Procedures and the Backstop Agreement, and no event giving rise to a termination event thereunder shall have occurred and be continuing;

(e)       The Debtors shall have implemented the Restructuring Transactions and all transactions contemplated by this Plan and the RSA, in a manner consistent in all respects with the RSA and the Plan;

(f)       All reasonable and documented fees and expenses of the Supporting Noteholders and NGL payable under the Restructuring Support Agreement shall have been paid in full in cash in accordance with the terms of the Restructuring Support Agreement;

(g)       All documents and agreements necessary to implement the Plan, including the Plan Supplement, shall be in form and substance reasonably acceptable to the Required Supporting Noteholders and shall have been executed;

(h)       The New NGL Agreement shall be in form and substance reasonably acceptable to NGL and the Required Supporting Noteholders and shall have been executed;

(i)       Any amendments, modifications or supplements to the Plan that adversely affect the New NGL Agreement shall be in form and substance acceptable to NGL;

(j)       The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are necessary to implement the Plan and that are required by law, regulation or order; and

(k)       Each of the New Certificate of Incorporation, the New Bylaws, the Reorganized Subsidiary Debtors’ Certificates of Incorporation, the Reorganized Subsidiary Debtors’ Certificates of Formation, the Reorganized Subsidiary Debtors’ Operating Agreements, as applicable, will be in full force and effect as of the Effective Date.

3.	Waiver of Conditions to Confirmation or Effectiveness

The Debtors, with the prior written consent of the Required Supporting Noteholders, may waive any of the conditions set forth in Section 12.1 or Section 12.2 of the Plan at any time, without any notice to other parties-in-interest or the Bankruptcy Court and without any formal action other than proceeding to confirm and/or consummate the Plan. The failure to satisfy any condition before the Confirmation Date or the Effective Date may be asserted by the Debtors as a reason not to seek Confirmation or declare an Effective Date, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors, in their sole discretion). The failure of the Debtors or the Required Supporting Noteholders to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

L.	Modification, Revocation or Withdrawal of the Plan

1.	Plan Modifications

(a)       Subject to certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Plan, the Debtors may alter, amend or modify the Plan, including the Plan Supplement, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date, provided that any such alteration, amendment or modification shall be reasonably acceptable to the Required Supporting Noteholders and consistent with the Restructuring Support Agreement. After the Confirmation Date and before substantial consummation of the Plan, the Debtors may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement, the Disclosure Statement or the Confirmation Order relating to such matters as may be necessary to carry out the purposes and effects of the Plan.

(b)       After the Confirmation Date, but before the Effective Date, the Debtors, with the consent of the Required Supporting Noteholders, may make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided that such adjustments and modifications do not materially and adversely affect the treatment of holders of Claims or Interests.

2.	Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date

The Debtors, with the consent of the Required Supporting Noteholders for so long as the Restructuring Support Agreement has not been terminated in accordance with its terms, reserve the right to revoke, withdraw or delay consideration of the Plan before the Confirmation Date, either entirely or as to any one or more of the Debtors. If the Plan is revoked, withdrawn or delayed as to fewer than all of the Debtors, such revocation, withdrawal or delay shall not affect the enforceability of the Plan as it relates to the Debtors for which the Plan is not revoked, withdrawn or delayed. If the Debtors revoke or withdraw the Plan in its entirety or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court, (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases effected by the Plan and any document or agreement executed pursuant hereto, shall be deemed null and void and (iii) nothing contained in the Plan shall (A) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person or Entity, (B) prejudice in any manner the rights of such Debtors or any other Person or Entity or (C) constitute an admission of any sort by the Debtors or any other Person or Entity.

If the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction over any request to extend the deadline for assuming or rejecting executory contracts or unexpired leases.

M.	Retention of Jurisdiction by the Bankruptcy Court

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, to the fullest extent permissible under law, over all matters arising out of and related to the Chapter 11 Cases for, among other things, the following purposes:

1.	To hear and determine all matters relating to the assumption or rejection of executory contracts or unexpired leases, including whether a contract or lease is or was executory or expired, and the allowance of Cure amounts and Claims resulting therefrom;

2.	To hear and determine any motion, adversary proceeding, application, contested matter or other matter pending on the Effective Date;

3.	To hear and determine all matters relating to the allowance, disallowance, liquidation, classification, priority or estimation of any Claim against any of the Debtors;

4.	To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

5.	To hear and determine all applications for compensation and reimbursement of Professional Fee Claims;

6.	To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

7.	To grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

8.	To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

9.	To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

10.	To issue such orders as may be necessary to construe, enforce, implement, execute and consummate the provisions of (a) contracts, instruments, releases, indentures and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order and contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan;

11.	To enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

12.	To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

13.	To hear and determine any other matters related to the Plan and not inconsistent with the Bankruptcy Code;

14.	To determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order, any of the Plan Documents or any other contract, instrument, release or other agreement or document related to the Plan, the Disclosure Statement or the Plan Supplement; provided that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court and any disputes concerning documents contained in the Plan Supplement shall be governed in accordance with the provisions of such documents;

15.	To recover all assets of the Debtors and property of the Debtors’ Estates, which shall be for the benefit of the Reorganized Debtors, wherever located;

16.	To hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

17.	To hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors or the Reorganized Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

18.	To enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases with respect to any Person or Entity;

19.	To hear any other matter not inconsistent with the Bankruptcy Code; and

20.	To enter a final decree closing the Chapter 11 Cases.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims against the Debtors that arose prior to the Effective Date.

N.	Miscellaneous

1.	Exemption from Transfer Taxes and Recording Fees

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, Transfer or exchange of notes or equity securities under the Plan, the creation, the filing or recording of any mortgage, deed of trust or other security interest, the making, assignment, filing or recording of any lease or sublease, the transfer of title to or ownership of any of the Debtors’ interests in any property, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the Plan Documents, the New Equity Securities and any agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment in the United States. The Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

2.	Expedited Tax Determination

The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of such Debtors or Reorganized Debtors for all taxable periods ending on or before the Effective Date.

3.	Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of title 28 of the United States Code and/or section 3717 of title 31 of the United States Code, as determined by the Bankruptcy Court, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

4.	Plan Supplement

Draft forms of certain Plan Documents and certain other documents, agreements, instruments, schedules and exhibits specified in the Plan shall, where expressly so provided for in the Plan, be contained in the Plan Supplement and filed from time to time. Unless otherwise expressly provided in the Plan, the Debtors shall file the Plan Supplement five (5) days prior to the Voting Deadline and may alter, modify or amend any Plan Supplement document in accordance with Section 13.1 of the Plan.

5.	Claims Against Other Debtors

Nothing in the Plan or the Disclosure Statement or any document or pleading filed in connection therewith shall constitute or be deemed to constitute an admission that any of the Debtors are subject to or liable for any Claim against any other Debtor.

6.	Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

7.	Section 1125 of the Bankruptcy Code

As of and subject to the occurrence of the Confirmation Date: (i) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125(a) and 1125(e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtors and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan and, therefore, are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

8.	Nonseverability

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, which request shall be reasonably acceptable to the Required Supporting Noteholders, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such terms or provision shall then be applicable as altered or interpreted provided that any such alteration or interpretation shall be reasonably acceptable to the Debtors and the Required Supporting Noteholders and fully in compliance with the Restructuring Support Agreement. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors and Required Supporting Noteholders; and (c) non-severable and mutually dependent.

9.	Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or other federal law is applicable, or to the extent the Plan, an exhibit or a schedule hereto, a Plan Document or any settlement incorporated herein provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

10.	Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former holders of Claims against the Debtors or Interests in the Debtors and their respective heirs, executors, administrators, successors and assigns.

11.	Notices

To be effective, any notice, request or demand to or upon, as applicable, the Debtors, the RBL Agent or the Supporting Noteholders must be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

If to the Debtors or the Reorganized Debtors:

Bonanza Creek, Inc.
410 17th Street, Suite 1400
Denver, Colorado
Attention:	Skip Marter (smarter@bonanzacrk.com)

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Marshall S. Huebner (marshall.huebner@davispolk.com)
Brian M. Resnick (brian.resnick@davispolk.com)
Daniel M. Silberger (daniel.silberger@davispolk.com)
Telephone:	(212) 450-4000
Facsimile:	(212) 607-7983

-and-

Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Attention:	Mark C. Collins (collins@rlf.com)
Amanda R. Steele (steele@rlf.com)

Brendan J. Schlauch (schlauch@rlf.com)
Telephone:	(302) 651-7700
Facsimile:	(302) 651-7701

If to the Supporting Noteholders:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:	Edward Sassower, P.C. (edward.sassower@kirkland.com)
Telephone:	(212) 446-4733
Facsimile:	(212) 446-4900

-and-

300 North LaSalle
Chicago, Illinois 60654
Attention:	Steven N. Serajeddini (steven.serajeddini@kirkland.com)
Telephone:	(312) 862-2761
Facsimile:	(312) 862-2200

If to the RBL Agent:

Bracewell LLP
711 Louisiana Street Suite 2300
Houston, Texas 77002
Attention:	Trey Wood (trey.wood@bracewelllaw.com)
Dewey Gonsoulin (dewey.gonsoulin@bracewelllaw.com)
Telephone:	(713) 221-1110
Facsimile:	(713) 221-2121

12.	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Before the Effective Date, none of the filing of the Plan, any statement or provision contained herein or the taking of any action by the Debtors related to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors of any kind, including as to the holders of Claims or Interests or as to any treatment or classification of any contract or lease.

13.	Further Assurances

The Debtors, the Reorganized Debtors and all holders of Claims receiving distributions hereunder and all other parties in interest may and shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

Article V

Voting Requirements; Acceptance and Confirmation of the Plan

A.	General

The following is a brief summary of the Plan confirmation process. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or consult their own attorneys.

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.

Section 1129 of the Bankruptcy Code requires that, in order to confirm the Plan, the Bankruptcy Court must make a series of findings concerning the Plan and the Debtors, including that (i) the Plan has classified Claims in a permissible manner; (ii) the Plan complies with applicable provisions of the Bankruptcy Code; (iii) the Plan has been proposed in good faith and not by any means forbidden by law; (iv) the disclosure required by section 1125 of the Bankruptcy Code has been made; (v) the Plan has been accepted by the requisite votes of holders of Claims (except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code); (vi) the Plan is feasible and confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors unless such liquidation or reorganization is proposed in the Plan; (vii) the Plan is in the “best interests” of all holders of Claims in an impaired Class by providing to such holders on account of their Claims property of a value, as of the Effective Date, that is not less than the amount that such holders would receive or retain in a chapter 7 liquidation, unless each holder of a Claim in such Class has accepted the Plan; and (viii) all fees and expenses payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Effective Date. The Debtors believe that the Plan satisfies section 1129 of the Bankruptcy Code.

B.	Parties in Interest Entitled to Vote

Pursuant to the Bankruptcy Code, only Classes of Claims that are “impaired” (as defined in section 1124 of the Bankruptcy Code) under the Plan are entitled to vote to accept or reject the Plan. A Class is impaired if the legal, equitable or contractual rights to which the Claims of that Class entitled the holders of such Claims are modified, other than by curing defaults and reinstating the Claims. Classes that are not impaired are not entitled to vote on the Plan and are conclusively presumed to have accepted the Plan. In addition, Classes that receive no distributions under the Plan are not entitled to vote on the Plan and are deemed to have rejected the Plan. Further, holders of Rejection Claims are treated only for voting purposes as Allowed Claims in no more than the amount set forth in the Rejection Motion and as voting to reject the Plan.

C.	Classes Impaired and Entitled to Vote Under the Plan

The following Classes are impaired under the Plan and entitled to vote on the Plan:

Class	Designation	Status	Voting Rights
1C-7C	RBL Credit Facility Secured Claims	Impaired	Entitled to Vote
1D-7D	General Unsecured Claims	Impaired	Entitled to Vote

In general, if a Claim or Interest is unimpaired under a plan, section 1126(f) of the Bankruptcy Code deems the holder of such Claim or Interest to have accepted the plan, and thus the holders of Claims in such unimpaired Classes are not entitled to vote on the plan. Because Classes 1A-7A, 1B-7B, 1E-7E and 2G-7G are unimpaired under the Plan, the holders of Claims and Interests in these Classes are not entitled to vote.

In general, if the holder of an impaired Claim or impaired Interest will not receive any distribution under a plan in respect of such Claim or Interest, section 1126(g) of the Bankruptcy Code deems the holder of such Claim or Interest to have rejected the plan, and thus the holders of Claims in such Classes are not entitled to vote on the Plan. The holders of Claims and Interests in Classes 1F-7F and 1G are conclusively presumed to have rejected the Plan and are therefore not entitled to vote.

D.	Voting Procedures and Requirements

The Bankruptcy Court can confirm the Plan only if it determines that the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code. One of these technical requirements is that the Bankruptcy Court find, among other things, that the Plan has been accepted by the requisite votes of all Classes of impaired Claims and Interests unless approval will be sought under section 1129(b) of the Bankruptcy Code in spite of the nonacceptance by one or more such Classes.

If you have any questions about (i) the procedures for voting your Claim or with respect to the packet of materials that you have received or (ii) the amount of your Claim, please contact the Debtors’ Solicitation and Claims Agent at 855-252-4427 or, for international callers, 917-258-6104. If you wish to obtain (at no charge) an additional copy of the Plan, this Disclosure Statement or other solicitation documents, you can obtain them from the Debtors’ Case Information Website (located at https://cases.primeclerk.com/bcei/) or by requesting a copy from the Debtors’ Solicitation and Claims Agent, which can be reached at 855-252-4427 or, for international callers, 917-258-6104.

1.	Ballots

December 20, 2016 is the record date for voting on the Plan (the “Record Date”). Accordingly, only holders of record as of the Record Date that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

In voting for or against the Plan, please use (i) only the Ballot sent to you with this Disclosure Statement or (ii) the online electronic ballot portal. If you are a holder of a Claim in Classes 1C-7C and 1D-7D and did not receive a Ballot, if your Ballot is damaged or lost or if you have any questions concerning voting procedures, please contact the Solicitation and Claims Agent at 855-252-4427 or, for international callers, 917-258-6104 or by email at bceiballots@primeclerk.com.

2.	Submitting Ballots

If you are entitled to vote to accept or reject the Plan, you should read carefully, complete and submit your Ballot in accordance with the instructions below.

To be counted, all Ballots must be properly executed, completed and delivered by: (1) first-class mail (using the reply envelope provided in the solicitation package or otherwise), (2) overnight courier, (3) personal delivery or (4) the online electronic ballot portal (as described on the Ballot), in each case so that they are actually received, in any case, NO LATER THAN 6:00 P.M. (PREVAILING EASTERN TIME) ON JANUARY 23, 2017 (THE “VOTING DEADLINE”) by the Solicitation and Claims Agent. If you are submitting a Ballot via first-class mail, overnight courier or personal delivery, it should be sent to: BCEI Ballot Processing, c/o Prime Clerk, LLC, 830 Third Avenue, 3rd Floor, New York, NY 10022. Delivery of a Ballot to the Solicitation and Claims Agent by facsimile or any other electronic means (other than as expressly provide herein) shall not be valid.

IN THE CASE OF BENEFICIAL HOLDERS, IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO YOUR NOMINEE, PLEASE RETURN YOUR BENEFICIAL BALLOT TO YOUR NOMINEE SO THAT IT WILL BE RECEIVED BY THE NOMINEE IN SUFFICIENT TIME SO AS TO ENABLE THE NOMINEE TO PROCESS THE BENEFICIAL BALLOT, INCORPORATE THE RESULTS IN A MASTER BALLOT AND SUBMIT THE SAME TO THE DEBTORS’ SOLICITATION AND CLAIMS AGENT BY THE VOTING DEADLINE.

Ballots received after the Voting Deadline will not be counted by the Debtors in connection with the Debtors’ request for Confirmation of the Plan. The method of delivery of Ballots to be sent to the Solicitation and Claims Agent is at the election and risk of each holder of a Claim or Interest. Except as otherwise provided in the Plan, such delivery will be deemed made only when the Ballot is actually received by the Solicitation and Claims Agent. In all cases, sufficient time should be allowed to assure timely delivery. For submissions via first-class mail, overnight courier or personal delivery, original executed Ballots are required. Delivery of a Ballot to the Solicitation and Claims Agent by facsimile, email or any other electronic means (other than as expressly provide herein) will not be accepted. No Ballot should be sent to the Debtors, their agents (other than the Solicitation and Claims Agent), any indenture trustee (unless specifically instructed to do so) or the Debtors’ financial or legal advisors, and if so sent will not be counted. If no holders of Claims in a particular Class that is entitled to vote on the Plan vote to accept or reject the Plan, then such Class shall be deemed to accept the Plan.

3.	Voting

A holder of a Claim entitled to vote on the Plan may vote to accept or reject the Plan only if no party in interest has objected to such Claim or Interest (or the Claim or Interest has been Allowed subsequent to any objection or estimated for voting purposes).

4.	Releases Under the Plan

Each Ballot advises the recipient in bold and capitalized print that holders of Claims who (a) vote to accept or reject the Plan, if applicable, and (b) do not elect to opt out of the release provisions contained in Section 11.8 of the Plan shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged the Released Parties from any and all Causes of Action. Holders who do not grant the releases contained in Section 11.8 of the Plan will not receive the benefit of the releases set forth in Section 11.8 of the Plan.

Holders of Existing Equity Interests will receive a Notice of (A) Non-Voting Status With Respect to the Debtors’ Plan and (B) Election to Opt Out of Voluntary Releases of Claims by Holders of Existing Equity Interests (the “Equity Release Consent Notice”). Each Equity Release Consent Notice advises that holders of Existing Equity Interests that do not elect to opt out of the release provisions contained in Section 11.8 of the Plan shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged the Released Parties from any and all Claims and Causes of Action in accordance with the Plan. Because holders of Existing Equity Interests are substantially out of the money under absolute priority principles, holders of Existing Equity Interests that elect to opt out of the release provisions contained in Section 11.8 of the Plan shall not receive the Settlement Consideration that they would otherwise be entitled to receive under the Plan.

E.	Acceptance of Plan

As a condition to confirmation, the Bankruptcy Code requires that each class of impaired claims vote to accept a plan, except under certain circumstances. See “Confirmation Without Necessary Acceptances; Cramdown” below. A class of claims or interests that is unimpaired under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required. A class is impaired unless the plan (i) leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the holder of such claim or interest or (ii) cures any default, reinstates the original terms of the obligation and does not otherwise alter the legal, equitable or contractual rights to which the claim or interest entitles the holder of such claim or interest.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by an impaired class as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class; only those holders that are eligible to vote and that actually vote to accept or reject the plan are counted for purposes of determining whether these dollar and number thresholds are met. Thus, a class of claims will have voted to accept a plan only if two-thirds in amount and a majority in number that actually vote cast their ballots in favor of acceptance. Under section 1126(d) of the Bankruptcy Code, a class of interests has accepted a plan if holders of such interests holding at least two-thirds in amount that actually vote have voted to accept the plan. Holders of claims or interests who fail to vote are not counted as either accepting or rejecting a plan.

In addition to this voting requirement, section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim or interest in an impaired class or that the plan otherwise be found by a court to be in the best interests of each holder of a claim or interest in such class. See “Best Interests Test” below. Moreover, each impaired class must accept the plan for the plan to be confirmed without application of the “fair and equitable” and “unfair discrimination” tests set forth in section 1129(b) of the Bankruptcy Code discussed below. See “Confirmation Without Necessary Acceptances; Cramdown” below.

F.	Confirmation Without Necessary Acceptances; Cramdown

In the event that any impaired class of claims or interests does not accept a plan, a debtor nevertheless may move for confirmation of the plan. A plan may be confirmed, even if it is not accepted by all impaired classes, if the plan has been accepted by at least one impaired class of claims, and the plan meets the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code requires that a court find that a plan (i) “does not discriminate unfairly” and (ii) is “fair and equitable,” with respect to each non-accepting impaired class of claims or interests. Here, because holders of Claims in Classes 1F-7F and 1G are deemed to reject the Plan, the Debtors will seek confirmation of the Plan from the Bankruptcy Court by satisfying the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. The Debtors believe that such requirements are satisfied, as no holder of a Claim or Interest junior to those in Classes 1F-7F and 1G will receive any property under the Plan.

A plan “does not discriminate unfairly” if (a) the legal rights of a nonaccepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are similar to those of the nonaccepting class, and (b) no class receives payments in excess of that which it is legally entitled to receive for its claims or interests. The Debtors believe that, under the Plan, all impaired Classes of Claims and Interests are treated in a manner that is consistent with the treatment of other Classes of Claims and Interests that are similarly situated, if any, and no class of Claims or Interests will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims or Allowed Interests in such Class. Accordingly, the Debtors believe that the Plan does not discriminate unfairly as to any impaired Class of Claims or Interests.

The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable.” In order to determine whether a plan is “fair and equitable,” the Bankruptcy Code establishes “cram down” tests for secured creditors, unsecured creditors and equity holders, as follows:

(a)	Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

(b)	Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

(c)	Equity Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

As discussed above, the Debtors believe that the distributions provided under the Plan satisfy the absolute priority rule, where required.

G.	Classification

The Bankruptcy Code requires that, for purposes of treatment and voting, a chapter 11 plan divide the different claims (excluding administrative claims) against, and equity interests in, a debtor into separate classes based upon their legal nature.  Pursuant to section 1122 of the Bankruptcy Code, a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class.  The Debtors believe that the Plan classifies all Claims and Interests in compliance with the provisions of the Bankruptcy Code because valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan.  Accordingly, the classification of Claims and Interests in the Plan complies with section 1122 of the Bankruptcy Code.

Article VI

Feasibility and Best Interests of Creditors

A.	Best Interests Test

As noted above, even if a plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires a court to determine that such plan is in the best interests of all holders of claims or interests that are impaired by that plan and that have not accepted the plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code (the “Best Interests Test”).

To calculate the probable distribution to holders of each impaired class of claims and interests if the debtor was liquidated under chapter 7, a court must first determine the aggregate dollar amount that would be generated from a debtor’s assets if its chapter 11 cases were converted to chapter 7 cases under the Bankruptcy Code. To determine if a plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of a liquidation of the debtor’s unencumbered assets and properties, after subtracting the amounts attributable to the costs, expenses and administrative claims associated with a chapter 7 liquidation, must be compared with the value offered to such impaired classes under the plan. If the hypothetical liquidation distribution to holders of claims or interests in any impaired class is greater than the distributions to be received by such parties under the plan, then such plan is not in the best interests of the holders of claims or interests in such impaired class.

B.	Liquidation Analysis

Amounts that a holder of Claims and Interests in Impaired Classes would receive in a hypothetical chapter 7 liquidation are discussed in the liquidation analysis of the Debtors prepared by the Debtors’ management with the assistance of its advisors (the “Liquidation Analysis”), which is attached hereto as Appendix B.

As described in Appendix B, the Debtors developed the Liquidation Analysis based on the unaudited book values as of September 30, 2016, unless otherwise noted in the Liquidation Analysis. The recoveries may change based on further refinements of Allowed Claims and as the Debtors’ claims objection and reconciliation process begins following the Petition Date.

As described in the Liquidation Analysis, underlying the analysis is a number of estimates and assumptions that, although developed and considered reasonable by the Debtors’ management and advisors, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. The Liquidation Analysis is based on assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected in the Liquidation Analysis might not be realized if the Debtors were, in fact, to undergo a liquidation.

This Liquidation Analysis is solely for the purposes of (i) providing “adequate information” under section 1125 of the Bankruptcy Code to enable the holders of Claims and Interests entitled to vote under the Plan to make an informed judgment about the Plan and (ii) providing the Bankruptcy Court with appropriate support for the satisfaction of the “Best Interests Test” pursuant to section 1129(a)(7) of the Bankruptcy Code, and should not be used or relied upon for any other purpose, including the purchase or sale of securities of, or Claims or Interests in, the Debtors or any of their Affiliates.

Events and circumstances occurring subsequent to the date on which the Liquidation Analysis was prepared may be different from those assumed, or, alternatively, may have been unanticipated, and thus the occurrence of these events may affect financial results in a materially adverse or materially beneficial manner. The Debtors and Reorganized Debtors do not intend to and do not undertake any obligation to update or otherwise revise the Liquidation Analysis to reflect events or circumstances existing or arising after the date the Liquidation Analysis is initially filed or to reflect the occurrence of unanticipated events. Therefore, the Liquidation Analysis may not be relied upon as a guarantee or other assurance of the actual results that will occur.

In deciding whether to vote to accept or reject the Plan, holders of Claims must make their own determinations as to the reasonableness of any assumptions underlying the Liquidation Analysis and the reliability of the Liquidation Analysis.

C.	Application of the Best Interests Test

The Debtors believe that the continued operation of the Debtors as a going concern satisfies the Best Interests Test for the Impaired Classes. Notwithstanding the difficulties in quantifying recoveries to holders of Claims and Interests with precision, the Debtors believe that, based on the Liquidation Analysis, the Plan meets the Best Interests Test. As the Plan and Appendix B indicate, Confirmation of the Plan will provide each holder of an Allowed Claim in an Impaired Class with a greater recovery than the value of any distributions if the Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code.

D.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires, as a condition to Confirmation, that the Bankruptcy Court find that Confirmation is not likely to be followed by the liquidation of the Debtors or the need for further financial reorganization, unless such liquidation is contemplated by the Plan. For purposes of demonstrating that the Plan meets this “feasibility” standard, the Debtors, with the assistance of Perella Weinberg Partners LP, have analyzed the ability of the Reorganized Debtors to meet their obligations under the Plan and to retain sufficient liquidity and capital resources to conduct their businesses. As part of this analysis, the Debtors have prepared the financial projections, as set forth in Appendix C (the “Financial Projections”).

As noted in Appendix C, the Financial Projections present information with respect to all the Reorganized Debtors. These Financial Projections do not reflect the full impact of “fresh start reporting” in accordance with American Institute of Certified Public Accountants Statement of Position 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” Fresh start reporting may have a material impact on the analysis.

The Debtors have prepared the Financial Projections solely for the purpose of providing “adequate information” under section 1125 of the Bankruptcy Code to enable the holders of Claims and Interests entitled to vote under the Plan to make an informed judgment about the Plan and should not be used or relied upon for any other purpose, including the purchase or sale of securities of, or Claims or Interests in, the Debtors.

In addition to the cautionary notes contained elsewhere in this Disclosure Statement and in the Financial Projections, it is underscored that the Debtors make no representation as to the accuracy of the Financial Projections or their ability to achieve the projected results. Many of the assumptions on which the Financial Projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the financial results. Therefore, the actual results achieved throughout the Projection Period (as defined in the Financial Projections) may vary from the Financial Projections, and the variations may be material. Also as noted above, the Financial Projections currently do not reflect the full impact of any “fresh start reporting,” and its impact on the

Reorganized Debtors’ “Consolidated Balance Sheets” and prospective “Results of Operations” may be material. All holders of Claims in the Impaired Classes are urged to examine carefully all of the assumptions on which the Financial Projections are based in connection with their evaluation of, and voting on, the Plan.

Based upon the Financial Projections, the Debtors believe that they will be able to make all distributions and payments under the Plan and that Confirmation of the Plan is not likely to be followed by liquidation of the Debtors or the need for further restructuring.

Article VII

Effect of Confirmation

A.	Binding Effect of Confirmation

Confirmation will bind the Debtors and all holders of Claims and Interests to the provisions of the Plan, whether or not the Claim or Interest of any such Holder is impaired under the Plan and whether or not any such holder of a Claim or Interest has accepted the Plan. Confirmation will have the effect of converting all Claims into rights to receive the treatment specified in Article IV hereof and cancelling all Interests in Bonanza Creek.

B.	Good Faith

Confirmation of the Plan will constitute a finding that: (i) the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code and (ii) all solicitations of acceptances or rejections of the Plan have been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

Article VIII

Securities law matters

A.	Bankruptcy Code Exemptions from Registration Requirements for the New Common Stock

1.	Issuance of New Common Stock

The Plan provides for the offer, issuance, sale or distribution of the New Common Stock. The Debtors believe that the New Common Stock is a “security,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state securities laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold prepetition or administrative expense claims against the debtor or interests in the debtor; and (iii) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in exchange for such claim or interest and partly for cash or property. The Debtors believe that the offer and sale of New Common Stock to the holders of General Unsecured Claims satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

1.	Subsequent Transfers of New Common Stock Covered by the Section 1145(a)(1) Exemption

The New Common Stock issued pursuant to the Plan that is covered by the Section 1145(a)(1) exemption may be freely transferred by most recipients following the initial issuance under the Plan, and all resales and subsequent transfers of the New Common Stock are exempt from registration under the Securities Act and state securities laws unless the holder is an “underwriter” with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of “underwriters”:

(i) persons who purchase a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received in exchange for such claim or interest;

(ii) persons who offer to sell securities offered under a plan for the holders of such securities;

(iii) persons who offer to buy such securities from the holders of such securities, if the offer to buy is:

(A) with a view to distributing such securities; and

(B) under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or

(iv) a person who is an “issuer” with respect to the securities as the term “issuer” is defined in section 2(a)(11) of the Securities Act.

Under section 2(a)(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer.

To the extent that persons who receive New Common Stock pursuant to the Plan are deemed to be “underwriters,” resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be underwriters may, however, be permitted to sell such New Common Stock without registration pursuant to the provisions of Rule 144 under the Securities Act. These rules permit the public sale of securities received by “underwriters” if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met.

Whether or not any particular person would be deemed to be an “underwriter” with respect to the New Common Stock or any other security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the

Debtors express no view as to whether any particular person receiving New Common Stock or other securities under the Plan would be an “underwriter” with respect to such New Common Stock or other securities.

Given the complex and subjective nature of the question of whether a particular holder may be an underwriter, the Debtors make no representation concerning the right of any Person to trade in the New Common Stock or other securities. The Debtors recommend that potential recipients of the New Common Stock or other securities consult their own counsel concerning whether they may freely trade New Common Stock or other securities without registration under, or exemption from registration under, the Securities Act, the Securities Exchange Act of 1934 or similar state and federal laws.

B.	The Rights Offering[5]

The procedures and instructions for exercising Subscription Rights are set forth in the Rights Offering Procedures, which are attached hereto as Appendix F. The Rights Offering Procedures are incorporated herein by reference and should be read in conjunction with this Disclosure Statement in formulating a decision to exercise Subscription Rights. The discussion of the Rights Offering Procedures set forth in this Disclosure Statement is only a summary. Please refer to the Rights Offering Procedures attached hereto for a more comprehensive description.

Pursuant to the Plan, each Eligible Holder of an Allowed Notes Claim will receive Subscription Rights to subscribe for its pro rata Rights Offering Shares, provided that it timely and properly executes and delivers its applicable Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to the Subscription Agent or its Nominee, as applicable, in advance of the Subscription Expiration Deadline. Each Nominee will receive a Master Subscription Form, which is enclosed as Section Two of the Subscription Form and which such Nominee shall use to summarize the Subscription Rights exercised by each Eligible Holder of Allowed Notes Claims that timely returns the applicable properly filled out Beneficial Holder Subscription Form(s) to such Nominee. Please note that all Beneficial Holder Subscription Forms (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) must be returned to the applicable Nominee with sufficient time to allow such Nominee to process and deliver the Master Subscription Form and copies of all Beneficial Holder Subscription Forms (and the accompanying Subscription Agreements and IRS Forms) prior to the Subscription Expiration Deadline.

Pursuant to the Plan, each Eligible Holder of a General Unsecured Claim that is not a Notes Claim will receive Subscription Rights to subscribe for its pro rata Rights Offering Shares, provided that it timely and properly executes and delivers its General Unsecured Claim Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to the Subscription Agent.

 _______________

5 Capitalized terms used in this Article VIII.B but not otherwise defined in this Disclosure Statement or the Plan shall have the meanings ascribed to them in the Rights Offering Procedures.

No Eligible Holder shall be entitled to participate in the Rights Offering unless the aggregate Purchase Price (as defined below) for the Rights Offering Shares it subscribes for is received by the Subscription Agent (i) in the case of an Eligible Holder of Allowed General Unsecured Claims that is not a Backstop Party, by the Subscription Expiration Deadline, and (ii) in the case of an Eligible Holder of Allowed Notes Claims that is a Backstop Party, on the third (3rd) Business Day following receipt of a Funding Notice delivered by or on behalf of the Debtors to the Backstop Parties in accordance with Section 2.4 of the Backstop Agreement (the “Backstop Funding Deadline”). No interest is payable to the Company on any advance funding of the Purchase Price. If the Rights Offering is terminated for any reason, the Purchase Price will be returned in accordance with Section 8 hereof. Backstop Parties may deposit their Purchase Price in the Escrow Account (as defined below). Any Eligible Holder of Allowed Notes Claims submitting payment via its Nominee must coordinate such payment with its Nominee in sufficient time to allow the Nominee to forward such payment to the Subscription Agent by the Subscription Expiration Deadline or the Backstop Funding Deadline, as applicable.

TO PARTICIPATE IN THE RIGHTS OFFERING, EACH ELIGIBLE HOLDER MUST COMPLETE ALL OF THE STEPS OUTLINED IN THE RIGHTS OFFERING PROCEDURES. IF ALL OF THE STEPS OUTLINED BELOW ARE NOT COMPLETED BY THE SUBSCRIPTION EXPIRATION DEADLINE, OR THE BACKSTOP FUNDING DEADLINE, AS APPLICABLE, SUCH ELIGIBLE HOLDER SHALL BE DEEMED TO HAVE FOREVER AND IRREVOCABLY RELINQUISHED AND WAIVED ITS RIGHT TO PARTICIPATE IN THE RIGHTS OFFERING.

In order to validly exercise its Subscription Rights, each Eligible Holder of an Allowed Notes Claim that is not a Backstop Party must:

(a)	return a duly executed Subscription Agreement along with a duly completed and executed Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) and an executed Restructuring Support Agreement signature page to its Nominee so that such documents may be transmitted to the Subscription Agent by the Nominee so that such documents are actually received by the Subscription Agent by the Subscription Expiration Deadline; and

(b)	at the same time it returns its Subscription Agreement, Beneficial Holder Subscription Form(s) and executed Restructuring Support Agreement signature page to its Nominee, but in no event later than the Subscription Expiration Deadline, pay, or arrange for the payment by its Nominee of, the applicable Purchase Price to the Subscription Agent by wire transfer ONLY of immediately available funds in accordance with the instructions included in the applicable Beneficial Holder Subscription Form(s).

In order to validly exercise its Subscription Rights, each Eligible Holder of an Allowed Notes Claim that is a Backstop Party must:

(a)	return a duly executed Subscription Agreement along with a duly completed and executed applicable Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) and an executed Restructuring Support Agreement signature page to its Nominee, so that such documents may be transmitted to the Subscription Agent by the Nominee so that such documents are actually received by the Subscription Agent by the Subscription Expiration Deadline; and

(b)	no later than the Backstop Funding Deadline, pay the applicable Purchase Price to the Subscription Agent or to the Escrow Account by wire transfer ONLY of immediately available funds in accordance with the instructions included in Item 4 of the applicable Beneficial Holder Subscription Form(s).

ALL BACKSTOP PARTIES MUST PAY THEIR APPLICABLE PURCHASE PRICE DIRECTLY TO THE SUBSCRIPTION AGENT AND SHOULD NOT PAY THEIR NOMINEE(S).

With respect to the requirements above, Eligible Holders of Allowed Notes Claims must duly complete, execute and return their applicable Beneficial Holder Subscription Form(s) in accordance with the instructions in the Rights Offering Procedures to their Nominees in sufficient time to allow their Nominees to process their instructions and deliver to the Subscription Agent the Master Subscription Form, their completed Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable), Subscription Agreement, and, solely with respect to the Eligible Holders that are not Backstop Parties, payment of the applicable Purchase Price, payable for the Rights Offering Shares elected to be purchased by such Eligible Holder, by the Subscription Expiration Deadline.

Eligible Holders that are Backstop Parties must deliver their payment of the applicable Purchase Price payable for the Rights Offering Shares elected to be purchased by such Eligible Holder directly to the Subscription Agent or to the Escrow Account, as applicable, no later than the Backstop Funding Deadline.

Any Eligible Holder of General Unsecured Claims that is not a Notes Claim must deliver their completed Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable), Subscription Agreement and payment of the applicable Purchase Price payable for the Rights Offering Shares elected to be purchased by such Eligible Holder directly to the Subscription Agent on or before the Subscription Expiration Deadline.

In the event that the funds received by the Subscription Agent or the Escrow Account, as applicable, from any Eligible Holder do not correspond to the Purchase Price payable for the Rights Offering Shares elected to be purchased by such Eligible Holder, the number of the Rights Offering Shares deemed to be purchased by such Eligible Holder will be the lesser of (i) the number of the Rights Offering Shares elected to be purchased by such Eligible Holder and

(ii) the number of the Rights Offering Shares determined by dividing the amount of the funds received by the Purchase Price and rounding down to the nearest whole number.

The cash paid to the Subscription Agent in accordance with the Rights Offering Procedures will be deposited and held by the Subscription Agent in a segregated account until released to the Debtors in connection with the settlement of the Rights Offering on the Effective Date. The Subscription Agent may not use such cash for any other purpose prior to the Effective Date and may not encumber or permit such cash to be encumbered with any lien or similar encumbrance. The cash held by the Subscription Agent pursuant to the Rights Offering Procedures shall not be deemed part of the Debtors’ bankruptcy estates.

The Unsubscribed Rights, if any, shall be deemed transferred to the Backstop Parties in accordance with the terms and conditions of the Backstop Agreement.

Each Rights Offering Share is being distributed and issued by Bonanza Creek without registration under the Securities Act, in reliance upon the exemption provided by section 1145(a) of the Bankruptcy Code.

Please refer to Article IX.A.14 below and Article 10 of the Plan for a more detailed discussion of securities law considerations related to the securities to be issued pursuant to the Rights Offering.

Article II

Certain Risk Factors to be Considered Prior to Voting

THE PLAN AND ITS IMPLEMENTATION ARE SUBJECT TO CERTAIN RISKS, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ON THE PLAN SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.	Certain Bankruptcy and Securities Law Considerations

1.	General

While the Debtors believe that the Chapter 11 Cases will be of short duration and will not be materially disruptive to their businesses, the Debtors cannot be certain that this will be the case. Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that one or more of the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed. Even if confirmed on a timely basis, bankruptcy proceedings to confirm the Plan could have an adverse effect on the Debtors’ business. Among other things, it is possible that bankruptcy proceedings could adversely affect the Debtors’ relationship with their key customers and employees. The proceedings will also involve additional expense and may divert some of the attention of the Debtors’ management away from business operations.

2.	Plan Confirmation

The Debtors can make no assurances that the conditions to Confirmation will be satisfied or waived or that they will receive the requisite acceptances to confirm the Plan. Further, if the requisite acceptances are not received, the Debtors may seek to accomplish an alternative restructuring and obtain acceptances to an alternative plan of reorganization for the Debtors, or otherwise, that may not have the support of the Creditors and/or may be required to liquidate these Estates under chapter 7 or 11 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to Creditors as those proposed in the Plan.

Even if the Debtors receive the requisite acceptances, there is no assurance that the Bankruptcy Court will confirm the Plan. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met. Moreover, there can be no assurance that modifications to the Plan will not be required for Confirmation or that such modifications would not necessitate the resolicitation of votes. If the Plan is not confirmed, it is unclear what distributions holders of Claims or Interests ultimately would receive with respect to their Claims or Interests in a subsequent plan of reorganization.

3.	Objections to Classification of Claims

Section 1122 of the Bankruptcy Code requires that the Plan classify Claims against, and Interests in, the Debtors. The Bankruptcy Code also provides that the Plan may place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests of such Class. The Debtors believe that all Claims and Interests have been appropriately classified in the Plan.

To the extent that the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtors would seek (i) to modify the Plan to provide for whatever classification might be required for confirmation and (ii) to use the acceptances received from any holder of Claims pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such holder ultimately is deemed to be a member. Any such reclassification of Claims, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required for approval of the Plan. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Plan based upon such reclassification. Except to the extent that modification of classification in the Plan requires resolicitation, the Debtors will, in accordance with the Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy Court that acceptance of the Plan by any holder of Claims pursuant to this solicitation will constitute a consent to the Plan’s treatment of such holder, regardless of the Class as to which such holder is ultimately deemed to be a member.

4.	Risk of Termination of the Restructuring Support Agreement

                The Restructuring Support Agreement contains certain provisions that give the Debtors, NGL and the Supporting Noteholders the ability to terminate the Restructuring Support Agreement if various conditions are satisfied. Termination of the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact the Debtors’ relationships with vendors, suppliers, employees and major customers.

5.	Failure to Consummate the Plan

As of the date of this Disclosure Statement, there can be no assurance that the conditions to consummation of the Plan will be satisfied or waived. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated and the restructuring completed.

6.	Undue Delay in Confirmation May Disrupt Operations of the Debtors

Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy or to assure parties-in-interest that the Plan will be confirmed.

The continuation of the Chapter 11 Cases, particularly if the Plan is not confirmed in the time frame currently contemplated, could adversely affect operations and relationships with the Debtors’ customers, vendors, employees, regulators and partners. If Confirmation and consummation of the Plan do not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased costs for professional fees and similar expenses. In addition, prolonged Chapter 11 Cases may make it more difficult to retain and attract management and other key personnel and would require senior management to spend a significant amount of time and effort dealing with the Debtors’ financial reorganization instead of focusing on the operation of the Debtors’ businesses.

7.	Allowance of Claims May Substantially Dilute the Recovery to Holders of Claims Under the Plan

There can be no assurance that the estimated Claim amounts set forth in this Disclosure Statement are correct, and the actual allowed amounts of Claims may differ from the estimates. The estimated amounts are based on certain assumptions with respect to a variety of factors, including with respect to the Disputed, Contingent and Unliquidated Claims. Should these underlying assumptions prove incorrect, the actual allowed amounts of Claims may vary from those estimated herein. Because distributions to holders of General Unsecured Claims under the Plan are linked to the amount and value of Allowed General Unsecured Claims, any material increase in the amount of Allowed General Unsecured Claims over the amounts estimated by the Debtors would materially reduce the recovery to holders of General Unsecured Claims under the Plan.

8.	Plan Releases May Not Be Approved

There can be no assurance that the Plan releases, as provided in Article 11 of the Plan, will be granted. Failure of the Bankruptcy Court to grant such relief may result in a plan of reorganization that differs from the Plan or the Plan not being confirmed.

9.	The Exit RBL Facility Debt May Include Covenants that Impose Restrictions on the Debtors’ Finances and Business Operations

The Exit RBL Facility Debt may include restrictive covenants that could limit the Reorganized Debtors’ ability to react to market conditions, satisfy any extraordinary capital needs, or otherwise restrict the Reorganized Debtors’ financing and operations. There can be no assurance that the Reorganized Debtors would be able to comply with such covenants. If the Reorganized Debtors were to fail to comply with such covenants and terms, the Reorganized Debtors would be required to obtain waivers from the lenders under the Exit RBL Facility Debt, and if such waivers were not obtained, there could be a material adverse effect on the Reorganized Debtors’ financial condition and future performance.

10.	The Reorganized Debtors May Not Be Able to Achieve Their Projected Financial Results

Actual financial results may differ materially from the Financial Projections. If the Reorganized Debtors do not achieve projected revenue or cash flow levels, the Reorganized Debtors may lack sufficient liquidity to continue operating their businesses consistent with the Financial Projections after the Effective Date. The Financial Projections represent management’s view based on currently known facts and hypothetical assumptions about their future operations; they do not guarantee the Reorganized Debtors’ future financial performance.

11.	The Debtors’ Financial Projections Are Subject to Inherent Uncertainty Due to the Numerous Assumptions Upon Which They Are Based

The Financial Projections are based on numerous assumptions including, without limitation, the timing, Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, oil and natural gas industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Reorganized Debtors and some or all of which may not materialize. Particular uncertainties with respect to the Reorganized Debtors’ operations and financial results arise from the risks and uncertainties relating to changes in the demand for Bonanza Creek’s oil and natural gas; legislation and regulations relating to the oil and natural gas industry and other environmental initiatives; operational, geological, permit, labor and weather-related factors; fluctuations in the amount of cash Bonanza Creek generates from operations; future integration of acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. Because the actual results achieved throughout the periods covered by the Financial Projections may vary from the projected results, the Financial Projections should not be relied upon as an assurance of the actual results that will occur.

Except with respect to the Financial Projections and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that might occur subsequent to the date hereof. Such events could have a material impact on the information contained in this Disclosure Statement. Neither the Debtors nor the Reorganized Debtors intend to update the Financial Projections. The Financial Projections, therefore, may not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Financial Projections.

12.	As a Result of the Chapter 11 Cases, the Debtors’ Historical Financial Information May Not Be Indicative of Its Future Financial Performance

The Debtors’ capital structure will be significantly altered under any plan of reorganization ultimately confirmed by the Bankruptcy Court. Under fresh start reporting rules that may apply to the Debtors upon the effective date of a plan of reorganization, the Debtors’ assets and liabilities would be adjusted to fair values and its accumulated deficit would be restated to zero. Accordingly, if fresh start reporting rules apply, the Debtors’ financial condition and results of operations following its emergence from chapter 11 would not be comparable to the financial condition and results of operations reflected in its historical financial statements. In connection with the Chapter 11 Cases and the development of a plan of reorganization, it is also possible that additional restructuring and related charges may be identified and recorded in future periods. Such charges could be material to the Debtors’ consolidated financial position and results of operations in any given period.

13.	Due to Fresh Start Reporting Rules, the Reorganized Debtors’ Financial Statements Will Not Be Comparable to the Debtors’ Historical Financial Statements

Due to fresh start reporting rules, the Reorganized Debtors’ consolidated financial statements will not be comparable to their consolidated historical financial statements.

As a result of the consummation of the Plan and the transactions contemplated thereby, the Reorganized Debtors will be subject to the fresh start reporting rules required by the Financial Accounting Standards Board Accounting Standards Codification Topic 852, Reorganizations. Accordingly, the Reorganized Debtors’ consolidated financial condition and results of operations from and after the Effective Date will not be comparable to the financial condition or results of operations reflected in Bonanza Creek’s or the Debtors’ consolidated historical financial statements.

In addition, the Financial Projections do not currently reflect the full impact of fresh start reporting, which may have a material impact on the Financial Projections.

14.	Applicable Securities Laws May Restrict Transfers or Sales of the New Common Stock

The Plan provides that, to the maximum extent allowable, the New Common Stock will be issued pursuant to the exemption from registration set forth in section 1145(a) of the Bankruptcy Code and will therefore be exempt from, among other things, the registration and prospectus delivery requirements of Section 5 of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution or sale of securities.

To the extent that the New Common Stock are issued under the Plan, they may be resold by a holder thereof without registration unless, as more fully described below, the holder is an “underwriter” with respect to such securities. Generally, section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as any person who:

(i)       purchases a claim against, an interest in, or a claim for an administrative expense against the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest;

(ii)       offers to sell securities offered under a plan for the holders of such securities;

(iii)       offers to buy such securities from the holders of such securities, if the offer to buy is:

(A)       with a view to distributing such securities; and

(B)       under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or

(iv)       is an “issuer” with respect to the securities, as the term “issuer” is defined in section 2(11) of the Securities Act.

Under section 2(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer.

To the extent that any Persons who receive New Common Stock pursuant to the Plan are deemed to be “underwriters” as defined in section 1145(b) of the Bankruptcy Code, resales of such New Common Stock by such Persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such Persons would be permitted to sell New Common Stock or other securities without registration if they comply with the provisions of Rule 144 under the Securities Act. These rules permit the public sale of securities received by such Person if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met.

Whether or not any particular person would be deemed to be an “underwriter” with respect to the New Common Stock or any other security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular person receiving New Common Stock or other securities under the Plan would be an “underwriter” with respect to such New Common Stock or other securities.

See Article VIII, “Securities Law Matters,” for additional information regarding restrictions on resale of the New Common Stock.

15.	Allowance of Claims May Substantially Dilute the Recovery to Holders of Claims Under the Plan

There can be no assurance that the estimated Claim amounts set forth in this Disclosure Statement are correct, and the actual Allowed amounts of Claims may differ from these estimates. These estimated amounts are based on certain assumptions with respect to a variety of factors. Should these underlying assumptions prove incorrect, the actual Allowed amounts of Claims may vary from those estimated herein. Because certain distributions under the Plan are linked to the amount and value of Allowed Claims, any material increase in the amount of Allowed Claims over the amounts estimated by the Debtors would materially reduce the recovery to certain holders of Allowed Claims under the Plan.

16.	The Debtors Could Modify the Rights Offering Procedures

The Debtors may modify the procedures governing the Rights Offering, with the approval of the Backstop Parties (as defined in the Restructuring Support Agreement), to, among other things, adopt additional detailed procedures if necessary in the Debtors’ business judgment. Such modifications may adversely affect the rights of those participating in the Rights Offering.

17.	The Bankruptcy Court Might Not Approve the Backstop Agreement and the Rights Offering Procedures

The Bankruptcy Court’s approval of the Backstop Agreement and the Rights Offering Procedures is one of the milestones of the Restructuring Support Agreement. Failure to meet one of the milestones in the Restructuring Support Agreement would provide grounds for terminating the Restructuring Support Agreement and imperil the successful consummation of the Plan.

18.	Market for Securities

Upon the Petition Date, the NYSE will have broad discretion to suspend trading in Bonanza Creek’s shares and commence de-listing proceedings. There can be no assurance as to whether or not shares will be delisted upon or after filing of the Plan or whether the New Common Stock will be listed upon or after the Effective Date of the Plan. Bonanza Creek has agreed to use its reasonable best efforts to list the New Common Stock on a nationally recognized exchange as soon as practicable, subject to meeting the applicable listing requirements following the Effective Date. However, there can be no assurance as to when or whether any such listing will occur.

19.	Potential Dilution

The ownership percentage represented by the New Common Stock distributed on the Effective Date under the Plan will be subject to dilution from the equity issued in connection with the Rights Offering, the Management Incentive Program, the Warrants and any other shares that may be issued post-emergence, and the conversion of any options, warrants, convertible securities, exercisable securities or other securities that may be issued post-emergence. In the future, similar to all companies, additional equity financings or other share issuances by any of the Reorganized Debtors could adversely affect the value of the New Common Stock issuable upon such conversion. The amount and dilutive effect of any of the foregoing could be material.

20.	Failure to Satisfy the Terms and Conditions in the Backstop Agreement May Prevent the Debtors’ Successful Reorganization

Attached as Exhibit B to the Restructuring Support Agreement and incorporated therein by reference is the Rights Offering Term Sheet (as defined in the Restructuring Support Agreement), which provides an outline of the economic terms of the Rights Offering backstopped by the Backstop Parties. Prior to the Petition Date, the Debtors and the Backstop Parties entered into the Backstop Agreement. The Backstop Agreement is subject to a number of conditions and may be terminated by either the Debtors of the Backstop Parties under certain circumstances. Upon termination of the Backstop Agreement, the Backstop Parties may be entitled to the Termination Fee (as defined in the Backstop Agreement). Consummation of the transactions contemplated under the Backstop Agreement is a condition precedent to effectiveness of the Plan. If the Backstop Agreement is terminated prior to the Effective Date, the Debtors may not have sufficient funds to satisfy the Claims of holders of Claims, which may delay or prevent the successful restructuring of the Debtors as a going concern.

21.	Lack of Established Market for Existing Equity Interests as a Consequence of Plan and Bankruptcy Filing

As set forth above, holders of Existing Equity Interests will be given the opportunity to opt out of granting the releases set forth in Section 11.8 of the Plan. After an election to opt out is made by a holder of Existing Equity Interests, such election will be binding on any buyer of such Existing Equity Interests in any subsequent sale or re-sale of the shares prior to the date such shares are cancelled. Specifically, once a holder that holds its Existing Equity Interests through DTC opts out electronically through DTC, (a) the holder will no longer have a right to sell or transfer any Existing Equity Interests except manually in cooperation with DTC and the Solicitation and Claims Agent and (b) their Existing Equity Interests, as stated above, will be cancelled and discharged under the plan as of the effective date and such opt out holder will not receive any consideration or distributions of any kind whatsoever under the Plan.

Under such circumstances, a trading market for Existing Equity Interests held by holders electing to opt out of the releases may not exist and electing to opt out will likely make it more difficult for such opt-out shareholders to dispose of their Existing Equity Interests or to realize value on the shares at a time when they may wish to do so.

22.	Holders of Existing Equity Interests May Not Receive Any Distribution if the Plan is Not Confirmed

Based on the Valuation Analysis, there is no value in the Debtors for holders of Existing Equity Interests who are “out of the money.” Accordingly, they are not entitled to a distribution on account of their Existing Equity Interests. Notwithstanding the foregoing, the Plan provides that, in exchange for the surrender or cancellation of their Existing Equity Interests and for the releases by such holders of the Released Parties, holders of Existing Equity Interests will receive the Settlement Consideration so long as they do not opt out of granting the voluntary releases contained in Section 11.8 of the Plan. If (i) the Plan is not confirmed, (ii) the Effective Date does not occur, or (iii) the Restructuring Support Agreement is terminated, the Debtors could at some point commence one or more bankruptcy cases without the benefits of the Restructuring Support Agreement for Existing Equity Interests. If that occurs, it is not likely that holders of Existing Equity Interests will receive any distribution on account of their Existing Equity Interests.

B.	Factors Affecting the Debtors’ Business, Operations and Financial Condition Risks Related to Debtors’ Operations

1.	Continuation of the recent declines, or further declines, in oil and, to a lesser extent, natural gas prices, will adversely affect Bonanza Creek’s business, financial condition or results of operations and its ability to meet its capital expenditure obligations or targets and financial commitments

The price Bonanza Creek receives for its oil and, to a lesser extent, natural gas and natural gas liquids, heavily influences its revenue, profitability, cash flows, liquidity, borrowing base under its revolving credit facility, access to capital, present value and quality of its reserves, the nature and scale of its operations and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. In recent years, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. Further, oil prices and natural gas prices do not necessarily fluctuate in direct relation to each other. Because approximately 76% of Bonanza Creek’s estimated proved reserves as of December 31, 2015 were oil and natural gas liquids, its financial results are more sensitive to movements in oil prices. Since mid-2014, the price of crude oil has significantly declined. As a result, Bonanza Creek experienced significant decreases in crude oil revenues and recorded asset impairment charges due to commodity price declines. A prolonged period of low market prices for oil, natural gas and natural gas liquids, like the current commodity price environment, or further declines in the market prices for oil and natural gas, will result in capital expenditures being further curtailed and will adversely affect Bonanza Creek’s business, financial condition and liquidity and its ability to meet obligations, targets or financial commitments.

The prices Bonanza Creek receives for its production, and the levels of Bonanza Creek’s production, depend on numerous factors beyond Bonanza Creek’s control. These factors include, but are not limited to, the following:

•	worldwide and regional economic conditions impacting the global supply and demand for oil and natural gas;

•	the actions from members of the Organization of Petroleum Exporting Countries and other oil producing nations;

•	the price and quantity of imports of foreign oil and natural gas;

•	political conditions in or affecting other oil-producing and natural gas-producing countries, including the current conflicts in the Middle East and conditions in South America and Russia;

•	the level of global oil and natural gas exploration and production;

•	the level of global oil and natural gas inventories;

•	localized supply and demand fundamentals and transportation availability;

•	weather conditions and natural disasters;

•	domestic and foreign governmental regulations;

•	speculation as to the future price of oil and the speculative trading of oil and natural gas futures contracts;

•	the price and availability of competitors’ supplies of oil and natural gas;

•	technological advances affecting energy consumption;

•	the availability of pipeline capacity and infrastructure; and

•	the price and availability of alternative fuels.

Substantially all of Bonanza Creek’s production is sold to purchasers under short-term (less than 12-month) contracts at market-based prices. Declines in commodity prices may have the following effects on Bonanza Creek’s business:

•	reduction of Bonanza Creek’s revenues, profit margins, operating income and cash flows;

•	reduction in the amount of crude oil, natural gas and natural gas liquids that Bonanza Creek can produce economically and may lead to reduced liquidity and the inability to pay liabilities as they come due;

•	certain properties in Bonanza Creek’s portfolio becoming economically unviable;

•	delay or postponement of some of Bonanza Creek’s capital projects;

•	further reduction of Bonanza Creek’s 2016 capital program, or significant reductions in future capital programs, resulting in a reduced ability to develop Bonanza Creek’s reserves;

•	limitations on Bonanza Creek’s financial condition, liquidity and/or ability to finance planned capital expenditures and operations;

•	reduction to the borrowing base under the revolving credit facility or limitations in access to sources of capital, such as equity or debt;

•	declines in Bonanza Creek’s stock price;

•	refinery industry demand for crude oil;

•	storage availability for crude oil;

•	the ability of Bonanza Creek’s vendors, suppliers, and customers to continue operations due to the prevailing adverse market conditions;

•	asset impairment charges resulting from reductions in the carrying values of crude oil and natural gas properties at the date of assessment; and

•	additional counterparty credit risk exposure on commodity hedges.

2.	The Debtors are exposed to fluctuations in the price of oil and will be affected by continuing and prolonged declines in the price of oil and natural gas

Oil and natural gas prices are volatile and Bonanza Creek currently does not have any of its anticipated production hedged. Bonanza Creek’s future production will be sold at market prices, exposing it to the fluctuations in the price of oil and natural gas, unless it enters into hedging transactions. To the extent that the price of oil and natural gas remains at current levels or declines further, Bonanza Creek may not be able to hedge future production at the same level as its prior hedging arrangements and its results of operations and financial condition could be materially adversely impacted.

3.	Bonanza Creek’s estimated proved reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of Bonanza Creek’s reserves

The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to current and future economic conditions and commodity prices. In order to prepare estimates, Bonanza Creek must project production rates and the timing of development expenditures. It must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds, and given the current volatility in pricing, such assumptions are difficult to make. Although the reserve information is reviewed by independent reserve engineers, estimates of oil and natural gas reserves are inherently imprecise particularly as they relate to state-of-the-art technologies being employed such as the combination of hydraulic fracturing and horizontal drilling.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves will vary from Bonanza Creek’s estimates. In addition, Bonanza Creek may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond Bonanza Creek’s control.

4.	There is a limited amount of production data from horizontal wells completed in the Wattenberg Field. As a result, reserve estimates associated with horizontal wells in this Field are subject to greater uncertainty than estimates associated with reserves attributable to vertical wells in the same Field

Reserve engineers rely in part on the production history of nearby wells in establishing reserve estimates for a particular well or field. Horizontal drilling in the Wattenberg Field is a relatively recent development, whereas vertical drilling has been utilized by producers in this field for over 50 years. As a result, the amount of production data from horizontal wells available to reserve engineers is relatively small. Until a greater number of horizontal wells have been completed in the Wattenberg Field, and a longer production history from these wells has been established, there may be a greater variance in Bonanza Creek’s proved reserves on a year-over-year basis due to the transition from vertical to horizontal reserves in both the proved developed and proved undeveloped categories. Such variances could be material and any such variance could have a material and adverse impact on cash flows and results of operations. In addition, quantities of probable and possible reserves by definition are inherently more risky than proved reserves and are less likely to be recovered.

5.	Seasonal weather conditions and lease stipulations adversely affect Bonanza Creek’s ability to conduct drilling activities in some of the regions where it operates

Oil and natural gas operations are adversely affected by seasonal weather conditions and lease stipulations designed to protect various wildlife, particularly in the Rocky Mountain region in both cases. In certain areas on federal lands, drilling and other oil and natural gas activities can only be conducted during limited times of the year. These restrictions limit Bonanza Creek’s ability to operate in those areas and can potentially intensify competition for drilling rigs, oilfield equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay Bonanza Creek’s operations and materially increase its operating and capital costs. Similarly, hot weather may adversely impact the transportation services provided by midstream companies, and therefore Bonanza Creek’s production, results of operation and cash flow.

6.	The present value of future net revenues from Bonanza Creek’s proved reserves will not necessarily be the same as the current market value of its estimated oil and natural gas reserves

The present value of future net revenues from Bonanza Creek’s proved reserves should not be assumed to be the current market value of its estimated oil and natural gas reserves. In accordance with SEC requirements for the years ended December 31, 2015, 2014 and 2013, Bonanza Creek based the estimated discounted future net revenues from its proved reserves on the unweighted arithmetic average of the first-day-of-the-month commodity prices (after adjustment for location and quality differentials) for the preceding twelve months, without giving effect to derivative transactions. Actual future net revenues from Bonanza Creek’s oil and natural gas properties will be affected by factors such as:

•	actual prices received for oil and natural gas and hedging instruments;

•	actual cost of development and production expenditures;

•	the amount and timing of actual production;

•	the amount and timing of future development costs;

•	the supply and demand of oil and natural gas; and

•	changes in governmental regulations or taxation.

The timing of both Bonanza Creek’s production and incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing and amount of actual future net revenues from proved reserves, and thus their actual present value. In addition, the 10% discount factor (the factor required by the SEC) used when calculating discounted future net revenues may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with Bonanza Creek or the oil and natural gas industry in general.

Moreover, the lower prices at the end of 2016 may be more reflective of future economic conditions since prices have fallen further in 2016. If oil and natural gas SEC prices declined by

10% then Bonanza Creek’s PV-10 value as of December 31, 2015 would decrease by approximately 12% or $39.5 million. The PV-10 of Bonanza Creek’s Rocky Mountain region, primarily the Wattenberg assets, would decrease by 9.5% or $23.5 MM.

7.	As a result of the sustained decrease in prices for oil, natural gas and natural gas liquids, Bonanza Creek have taken write-downs of the carrying value of its properties and may be required to take further write-downs if oil and natural gas prices remain depressed or decline further or if Bonanza Creek has substantial downward adjustments to its estimated proved reserves, increases in its estimates of development costs or deterioration in its drilling results

Bonanza Creek reviews its proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of their carrying value may have occurred. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, from time to time, Bonanza Creek may be required to write-down the carrying value of Bonanza Creek’s oil and natural gas properties. A write-down constitutes a non-cash charge to earnings. Oil, natural gas and natural gas liquid prices have significantly declined since mid-2014 and have remained depressed into 2016. Primarily as a result of these low commodity prices, Bonanza Creek recorded a $740.5 million impairment of oil and gas properties for the year ended December 31, 2015. Additionally, given the history of price volatility in the oil and natural gas markets, prices could remain depressed or decline further or other events may arise that would require Bonanza Creek to record further impairments of the book values associated with oil and natural gas properties. Accordingly, Bonanza Creek may incur significant impairment charges in the future which could have a material adverse effect on Bonanza Creek’s results of operations and could reduce Bonanza Creek’s earnings and stockholders’ equity for the periods in which such charges are taken.

8.	Bonanza Creek intends to pursue the further development of its properties in the Wattenberg Field through horizontal drilling. Bonanza Creek’s horizontal drilling operations can be more operationally challenging and costly relative to its historic vertical drilling operations. Bonanza Creek’s limited operational history with drilling and completing horizontal wells may make it more susceptible to cost overruns and lower results

Horizontal drilling is generally more complex and more expensive on a per well basis than vertical drilling. As a result, there is greater risk associated with a horizontal well drilling program. Risks associated with Bonanza Creek’s horizontal drilling program include, but are not limited to, the following, any of which could materially and adversely impact the success of Bonanza Creek’s horizontal drilling program and thus, Bonanza Creek’s cash flows and results of operations:

•	landing Bonanza Creek’s well bore in the desired drilling zone;

•	effectively controlling the level of pressure flowing from particular wells;

•	staying in the desired drilling zone while drilling horizontally through the formation;

•	running Bonanza Creek’s casing the entire length of the well bore;

•	running tools and other equipment consistently through the horizontal well bore;

•	fracture stimulating the planned number of stages;

•	preventing downhole communications with other wells;

•	successfully cleaning out the well bore after completion of the final fracture stimulation stage; and

•	designing and maintaining efficient forms of artificial lift throughout the life of the well.

The results of Bonanza Creek’s drilling in new or emerging formations, such as horizontal drilling in the Niobrara formation, are more uncertain initially than drilling results in areas or using technologies that are more developed and have a longer history of established production. Newer or emerging formations and areas have limited or no production history, and consequently Bonanza Creek is less able to predict future drilling results in these areas.

Ultimately, the success of these drilling and completion techniques can only be evaluated over time as more wells are drilled and production profiles are established over a sufficiently long time period. If Bonanza Creek’s drilling results are less than anticipated or Bonanza Creek is unable to execute its drilling program because of capital constraints, lease expirations, access to gathering systems, limited takeaway capacity or depressed natural gas and oil prices, the return on Bonanza Creek’s investment in these areas may not be as attractive as anticipated. Further, as a result of any of these developments, Bonanza Creek could incur material impairments of its oil and gas properties and the value of its undeveloped acreage could decline in the future.

9.	Bonanza Creek’s ability to produce natural gas and oil economically and in commercial quantities could be impaired if it is unable to acquire adequate supplies of water for its drilling operations or is unable to dispose of or recycle the water it uses at a reasonable cost and in accordance with applicable environmental rules

The hydraulic fracture stimulation process on which Bonanza Creek depends to produce commercial quantities of oil and natural gas requires the use and disposal of significant quantities of water. Bonanza Creek’s inability to secure sufficient amounts of water, or to dispose of or recycle the water used in its operations, could adversely impact its operations. The imposition of new environmental initiatives and regulations could include restrictions on Bonanza Creek’s ability to conduct certain operations such as hydraulic fracturing or disposal of waste, including, but not limited to, produced water, drilling fluids and other wastes associated with the exploration, development or production of natural gas. Compliance with environmental regulations and permit requirements governing the withdrawal, storage and use of surface water or groundwater necessary for hydraulic fracturing of wells may increase Bonanza Creek’s operating costs and cause delays, interruptions or termination of operations, the extent of which cannot be predicted, and all of which could have an adverse effect on operations and financial condition.

10.	The unavailability or high cost of additional drilling rigs, equipment, supplies, personnel and oilfield services could adversely affect Bonanza Creek’s ability to execute its exploration and development plans within its budget and on a timely basis

Shortages or the high cost of drilling rigs, equipment, supplies, personnel or oilfield services could delay or adversely affect Bonanza Creek’s development and exploration operations or cause it to incur significant expenditures that are not provided for in its capital budget, which could have a material adverse effect on its business, financial condition or results of operations and may lead to reduced liquidity and the inability to pay liabilities as they come due.

11.	Bonanza Creek’s exploration, development and exploitation projects require substantial capital expenditures. Bonanza Creek may be unable to obtain needed capital or financing on satisfactory terms, which could lead to expiration of Bonanza Creek’s leases or a decline in its oil and natural gas reserves or anticipated production volumes

Bonanza Creek’s exploration, development and exploitation activities are capital intensive. Bonanza Creek makes and expects to continue to make substantial capital expenditures in its business for the development, exploitation, production and acquisition of oil and natural gas reserves. Cash flows used in investing activities, excluding derivative cash settlements, were $452.6 million, of which, $454.3 million (including $28.3 million for the acquisition of oil and gas properties and contractual obligations for land acquisitions) was related to capital and exploration expenditures for the year ended December 31, 2015. The capital expenditure budget for 2016 is in a range from $40.0 million to $50.0 million due to the Company’s decision to cease all drilling at the end of the first quarter of 2016. The actual amount and timing of Bonanza Creek’s future capital expenditures may differ materially from estimates as a result of, among other things, commodity prices, actual drilling results, the availability of drilling rigs and other services and equipment, and regulatory, technological and competitive developments.

At this time, Bonanza Creek intends to finance future capital expenditures primarily through cash flows provided by operating activities, proceeds of the Rights Offering, and, potentially, borrowings under the Exit RBL Facility. However, continuation of the recent declines, or further declines in commodity prices coupled with Bonanza Creek’s financing needs may require it to alter or increase its capitalization substantially through the issuance of additional equity securities, debt securities or the strategic sale of assets. The issuance of additional debt may require that a portion of Bonanza Creek’s cash flows provided by operating activities be used for the payment of principal and interest on debt, thereby reducing Bonanza Creek’s ability to use cash flows to fund working capital, capital expenditures and acquisitions. In addition, upon the issuance of certain debt securities (other than on a borrowing base redetermination date), any borrowing base under the Exit RBL Facility could be reduced. The issuance of additional equity securities could have a dilutive effect on the value of the New Common Stock.

Bonanza Creek’s cash flows provided by operating activities and access to capital are subject to a number of variables, including:

•	Bonanza Creek’s proved reserves;

•	the amount of oil and natural gas Bonanza Creek is able to produce from existing wells;

•	the prices at which oil and natural gas are sold;

•	the costs of developing and producing oil and natural gas production;

•	Bonanza Creek’s ability to acquire, locate and produce new reserves;

•	the ability and willingness of banks to lend to Bonanza Creek; and

•	Bonanza Creek’s ability to access the equity and debt capital markets.

If the borrowing base under the Exit RBL Facility or Bonanza Creek’s revenues decrease as a result of lower oil or natural gas prices, operating difficulties, declines in reserves or for any other reason, Bonanza Creek may have limited ability to obtain the capital necessary to sustain its operations. If additional capital is needed, Bonanza Creek may not be able to obtain debt or equity financing on favorable terms, or at all, and Bonanza Creek may be unable to complete the strategic sale of assets. If cash generated by operations or cash available under the Exit RBL Facility is not sufficient to meet Bonanza Creek’s capital requirements, the failure to obtain additional financing could result in a curtailment of operations relating to development of drilling locations, which in turn could lead to a possible expiration of undeveloped leases and a decline in Bonanza Creek’s and natural gas reserves, and could adversely affect Bonanza Creek’s business, financial condition and results of operations and may lead to reduced liquidity and the inability to pay liabilities as they come due.

12.	Increased costs of capital could adversely affect Bonanza Creek’s business

Recent and continuing disruptions and volatility in the global financial markets may lead to an increase in interest rates or a contraction in credit availability, impacting Bonanza Creek’s ability to finance its operations. Bonanza Creek’s business and operating results can be harmed by factors such as the terms and cost of capital, increases in interest rates or a reduction in credit rating. Changes in any one or more of these factors could cause Bonanza Creek’s cost of doing business to increase, limit its access to capital, limit its ability to pursue acquisition opportunities, reduce cash flows available for drilling, render it unable to replace reserves and production and place it at a competitive disadvantage.

13.	Concentration of Bonanza Creek’s operations in a few core areas may increase Bonanza Creek’s risk of production loss

Bonanza Creek’s assets and operations are concentrated in two core areas: the Wattenberg Field in Colorado and the Dorcheat Macedonia Field in southern Arkansas. The Wattenberg and Dorcheat Macedonia Fields represent 81% and 18%, respectively, of Bonanza Creek’s 2015 total sales volumes and the vast majority of its development projects. Because Bonanza Creek’s operations are not as diversified geographically as some of its competitors, the success of its operations and its profitability may be disproportionately exposed to the effect of any regional events, including: fluctuations in prices of crude oil, natural gas and natural gas liquids produced from wells in the area, accidents or natural disasters, restrictive governmental regulations and curtailment of production or interruption in the availability of gathering, processing or transportation infrastructure and services, and any resulting delays or interruptions of production from existing or planned new wells. Similarly, the concentration of Bonanza Creek’s assets within a small number of producing formations exposes us to risks, such as changes in field-wide rules, which could adversely affect development activities or production relating to those formations. In addition, in areas where exploration and production activities are increasing, as has been the case in recent years in the Wattenberg Field, Bonanza Creek is subject to increasing competition for drilling rigs, oilfield equipment, services, supplies and qualified personnel, which may lead to periodic shortages or delays. These constraints and the resulting shortages or high costs could delay Bonanza Creek’s operations and materially increase Bonanza Creek’s operating and capital costs.

Bonanza Creek does not maintain business interruption (loss of production) insurance for its oil and gas producing properties. Loss of production or limited access to reserves in either of its core operating areas could have a significant negative impact on its cash flows and profitability.

14.	Bonanza Creek has limited control over activities on properties in which it owns an interest but it does not operate, which could reduce Bonanza Creek’s production and revenues

Bonanza Creek does not operate all of the properties in which it has an interest. As a result, Bonanza Creek may have a limited ability to exercise influence over normal operating procedures, expenditures or future development of underlying properties and their associated costs. For all of the properties that are operated by others, Bonanza Creek is dependent on their decision making with respect to day-to-day operations over which it has little control. The failure of an operator of wells in which Bonanza Creek has an interest to adequately perform operations, or an operator’s breach of applicable agreements, could reduce production and revenues received from that well. The success and timing of Bonanza Creek’s drilling and development activities on properties operated by others depends upon a number of factors outside of Bonanza Creek’s control, including the timing and amount of capital expenditures, the available expertise and financial resources, the inclusion of other participants and the use of technology. The lack of control over non-operated properties also makes it more difficult for Bonanza Creek to forecast capital expenditures, revenues, production and related matters.

15.	Bonanza Creek is dependent on third-party pipeline, trucking and rail systems to transport its production and, in the Wattenberg Field, gathering and processing systems to prepare its production. These systems have limited capacity and at times have experienced service disruptions. Curtailments, disruptions or lack of availability in these systems interfere with Bonanza Creek’s ability to market the oil and natural gas it produces, and could materially and adversely affect cash flow and results of operations

Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder Bonanza Creek’s access to oil and natural gas markets or delay production getting to market. The marketability of Bonanza Creek’s oil and natural gas and production, particularly from Bonanza Creek’s wells located in the Wattenberg Field, depends in part on the availability, proximity and capacity of gathering, processing, pipeline, trucking and rail systems. The amount of oil and natural gas that can be produced and sold is subject to limitation in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage to the gathering or transportation system, or lack of contracted capacity on such systems. A portion of Bonanza Creek’s production may also be interrupted, or shut in, from time to time for numerous other reasons, including as a result of accidents, maintenance, weather, field labor issues or disruptions in service. Curtailments and disruptions in these systems may last from a few days to several months. Bonanza Creek may be required to shut in wells due to lack of a market or inadequacy or unavailability of crude oil or natural gas pipelines or gathering system capacity. These risks are greater for Bonanza Creek than for some of its competitors because Bonanza Creek’s operations are focused on areas where there is currently a substantial amount of development activity, which increases the likelihood that there will be periods of time in which there is insufficient midstream capacity to accommodate the resulting increases in production. In addition, Bonanza Creek might voluntarily curtail production in response to market conditions. Any significant curtailment in gathering, processing or pipeline system capacity, significant delay in the construction of necessary facilities or lack of availability of transport, would interfere with Bonanza Creek’s ability to market the oil and natural gas it produces, and could materially and adversely affect its cash flow and results of operations, and the expected results of its drilling program.

Currently, there are no natural gas pipeline systems that service wells in the North Park Basin, which is prospective for the Niobrara formation. In addition, Bonanza Creek is not aware of any plans to construct a facility necessary to process natural gas produced from this basin. If neither Bonanza Creek nor a third party constructs the required pipeline system and processing facility, Bonanza Creek may not be able to fully develop its resources in the North Park Basin.

16.	The development of Bonanza Creek’s proved undeveloped reserves may take longer and may require higher levels of capital expenditures than currently anticipated. Therefore, Bonanza Creek’s undeveloped reserves may not be ultimately developed or produced

Approximately 49% of Bonanza Creek’s total proved reserves were classified as proved undeveloped as of December 31, 2015. Development of these reserves may take longer and require higher levels of capital expenditures than currently anticipated or that may be available to Bonanza Creek. Delays in the development of Bonanza Creek’s reserves or increases in costs to drill and develop such reserves will reduce the value of Bonanza Creek’s estimated proved undeveloped reserves and future net revenues estimated for such reserves and may result in some projects becoming uneconomic. In addition, delays in the development of reserves could cause Bonanza Creek to have to reclassify its proved reserves as unproved reserves.

17.	Unless Bonanza Creek replaces its oil and natural gas reserves, reserves and production will decline, which would adversely affect Bonanza Creek’s business, financial condition and results of operations

In general, production from oil and gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Bonanza Creek’s current proved reserves will decline as reserves are produced and, therefore, Bonanza Creek’s level of production and cash flows will be affected adversely unless it conducts successful exploration and development activities or acquires properties containing proved reserves. Thus, Bonanza Creek’s future oil and natural gas production and, therefore, its cash flow and income are highly dependent upon its level of success in finding or acquiring additional reserves. However, Bonanza Creek cannot make assurances that its future acquisition, development and exploration activities will result in any specific amount of additional proved reserves or that it will be able to drill productive wells at acceptable costs.

According to estimates included in Bonanza Creek’s December 31, 2015 proved reserve report, if, on January 1, 2016, Bonanza Creek had ceased all drilling and development, including recompletions, refracs and workovers, then its proved developed producing reserves base would decline at an annual effective rate of 40% during the first year. If it fails to replace reserves through drilling, its level of production and cash flows will be affected adversely.

18.	Bonanza Creek may incur substantial losses and be subject to substantial liability claims as a result of its oil and natural gas operations. Additionally, it may not be insured for, or its insurance may be inadequate to protect it against, these risks, including those related to its hydraulic fracturing operations

Bonanza Creek’s oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including, but not limited to, the possibility of:

•	environmental hazards, such as spills, uncontrollable flows of oil, natural gas, brine, well fluids, natural gas, hazardous air pollutants or other pollution into the environment, including groundwater and shoreline contamination;

•	releases of natural gas and hazardous air pollutants or other substances into the atmosphere (including releases at Bonanza Creek’s gas processing facilities);

•	hazards resulting from the presence of hydrogen sulfide (H2S) or other contaminants in natural gas Bonanza Creek produces;

•	abnormally pressured formations resulting in well blowouts, fires or explosions;

•	mechanical difficulties, such as stuck oilfield drilling and service tools and casing collapse;

•	cratering (catastrophic failure);

•	downhole communication leading to migration of contaminants;

•	personal injuries and death; and

•	natural disasters.

Any of these risks could adversely affect Bonanza Creek’s ability to conduct operations or result in substantial losses to us as a result of:

•	injury or loss of life;

•	damage to and destruction of property, natural resources and equipment;

•	pollution and other environmental damage;

•	regulatory investigations and penalties;

•	suspension of its operations; and

•	repair and remediation costs.

The presence of H2S, a toxic, flammable and colorless gas, is a common risk in the oil and gas industry and may be present in small amounts for brief periods from time to time at Bonanza Creek’s well locations. Additionally, at one of Bonanza Creek’s Arkansas properties, Bonanza Creek produces a small amount of gas from four wells where it has identified the presence of H2S at levels that would be hazardous in the event of an uncontrolled gas release or unprotected exposure. In addition, Bonanza Creek’s operations in Arkansas and Colorado are susceptible to damage from natural disasters such as flooding, wildfires or tornadoes, which involve increased risks of personal injury, property damage and marketing interruptions. The occurrence of one of these operating hazards may result in injury, loss of life, suspension of operations, environmental damage and remediation and/or governmental investigations and penalties. The payment of any of these liabilities could reduce, or even eliminate, the funds available for exploration and development, or could result in a loss of Bonanza Creek’s properties.

As is customary in the oil and gas industry, Bonanza Creek maintains insurance against some, but not all, of these potential risks and losses. Although Bonanza Creek believes the coverage and amounts of insurance that it carries are consistent with industry practice, it does not have insurance protection against all risks that it faces, because it chooses not to insure certain risks, insurance is not available at a level that balances the costs of insurance and Bonanza Creek’s desired rates of return, or actual losses exceed coverage limits. Insurance costs will likely continue to increase which could result in Bonanza Creek’s determination to decrease coverage and retain more risk to mitigate those cost increases. In addition, pollution and environmental risks generally are not fully insurable. If Bonanza Creek incurs substantial liability, and the damages are not covered by insurance or are in excess of policy limits, then Bonanza Creek’s business, results of operations and financial condition may be materially adversely affected.

Because hydraulic fracturing activities are part of Bonanza Creek’s operations, they are covered by its insurance against claims made for bodily injury, property damage and clean-up costs stemming from a sudden and accidental pollution event. However, Bonanza Creek may not have coverage if the operator is unaware of the pollution event and unable to report the “occurrence” to the insurance company within the required time frame. Nor does Bonanza Creek have coverage for gradual, long-term pollution events.

Under certain circumstances, Bonanza Creek has agreed to indemnify third parties against losses resulting from its operations. Pursuant to Bonanza Creek’s surface leases, Bonanza Creek typically indemnifies the surface owner for clean-up and remediation of the site. As owner and operator of oil and gas wells and associated gathering systems and pipelines, Bonanza Creek typically indemnifies the drilling contractor for pollution emanating from the well, while the contractor indemnifies Bonanza Creek against pollution emanating from its equipment.

19.	Drilling locations that Bonanza Creek decides to drill may not yield oil or natural gas in commercially viable quantities

Bonanza Creek’s drilling locations are in various stages of evaluation, ranging from a location that is ready to drill to a location that will require substantial additional evaluation. There is no way to predict in advance of drilling and testing whether any particular location will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or will be economically viable. Prior to drilling, the use of 2-D and 3-D seismic technologies, various other technologies and the study of producing fields in the same area will not enable Bonanza Creek to know conclusively whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in sufficient quantities to be economically viable. In addition, the use of 2-D and 3-D seismic data and other technologies requires greater pre-drilling expenditures than traditional drilling strategies, and Bonanza Creek could incur greater drilling and testing expenses as a result of such expenditures which may result in a reduction in returns or an increase in losses. Even if sufficient amounts of oil or natural gas exist, Bonanza Creek may damage the potentially productive hydrocarbon bearing formation or experience mechanical difficulties while drilling or completing the well, resulting in a reduction in production from the well or abandonment of the well. If Bonanza Creek drills any dry holes in its current and future drilling locations, its profitability and the value of its properties will likely be reduced. Bonanza Creek cannot make assurances that the analogies drawn from available data from other wells, more fully explored locations or producing fields will be applicable to its drilling locations. Further, initial production rates reported by Bonanza Creek or other operators may not be indicative of future or long-term production rates. In sum, the cost of drilling, completing and operating any well is often uncertain, and new wells may not be productive.

20.	Bonanza Creek’s potential drilling locations are scheduled to be developed over several years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling. In addition, Bonanza Creek may not be able to raise the substantial amount of capital that would be necessary to drill a substantial portion of its potential drilling locations

Bonanza Creek’s management has identified and scheduled drilling locations as an estimation of its future multi-year drilling activities on its existing acreage. These potential drilling locations, including those without proved undeveloped reserves, represent a significant part of its growth strategy. Bonanza Creek’s ability to drill and develop these locations is subject to a number of uncertainties, including uncertainty in the level of reserves, the availability of capital to Bonanza Creek and other participants, seasonal conditions, regulatory approvals, oil, natural gas and natural gas liquid prices, availability of permits, costs and drilling results.

Because of these uncertainties, Bonanza Creek does not know if the numerous potential drilling locations it have identified will ever be drilled or if it will be able to produce oil or natural gas from these or any other potential drilling locations. Pursuant to existing SEC rules and guidance, subject to limited exceptions, proved undeveloped reserves may only be booked if they relate to wells scheduled to be drilled within five years of the date of booking, and Bonanza Creek may therefore be required to downgrade to probable or possible any proved undeveloped reserves that are not developed within this five-year time frame. These limitations may limit Bonanza Creek’s potential to book additional proved undeveloped reserves as it pursues its drilling program.

21.	Certain of Bonanza Creek’s undeveloped leasehold acreage is subject to leases that will expire over the next several years unless production is established on units containing the acreage

The terms of Bonanza Creek’s oil and gas leases stipulate that the lease will terminate if not held by production, rentals, or production. The majority of Bonanza Creek’s acreage in Arkansas was held by unitization, production, or drilling operations and therefore not subject to lease expiration. Approximately 12,101 net acres of Bonanza Creek’s properties in the Rocky Mountain region were not held by production. For these properties, if production in paying quantities is not established on units containing these leases during the next year, then approximately 5,366 net acres will expire in 2016, approximately 4,090 net acres will expire in 2017, and approximately 2,645 net acres will expire in 2018 and thereafter. While some expiring leases may contain predetermined extension payments, other expiring leases will require Bonanza Creek to negotiate new leases at the time of lease expiration. It is possible that market conditions at the time of negotiation could require Bonanza Creek to agree to new leases on less favorable terms than the terms of the expired leases. If Bonanza Creek’s leases expire, Bonanza Creek will lose its right to develop the related properties.

22.	Bonanza Creek may incur losses as a result of title deficiencies

The existence of a title deficiency can diminish the value of an acquired leasehold interest and can adversely affect Bonanza Creek’s results of operations and financial condition. Title insurance covering mineral leasehold interests is not generally available. As is industry standard, Bonanza Creek may rely upon a land professional’s careful examination of public records prior to purchasing or leasing a mineral interest. Once a mineral or leasehold interest has been acquired, Bonanza Creek typically defers the expense of obtaining further title verification by a practicing title attorney until approval to drill the related drilling block is required. It performs the necessary curative work to correct deficiencies in the marketability of the title and Bonanza Creek has compliance and control measures to ensure any associated business risk is approved by the appropriate Bonanza Creek authority. In cases involving more serious title deficiencies, all or part of a mineral or leasehold interest may be determined to be invalid or unleased, and, as a result, the target area may be deemed to be undrillable until owners can be contacted and curative measures performed to perfect title. In other cases, title deficiencies may result in Bonanza Creek’s failure to have paid royalty owners correctly. Certain title deficiencies may also result in litigation to effectively agree or render a decision upon title ownership. Additional title issues are present in some of Bonanza Creek’s southern Arkansas operations where significant delays in the title examination process are possible due to, among other challenges, the large volume of instruments contained in abstracts, poor indexing at the county clerk and recorder’s office, unrecorded conveyances, misfiling of instruments, instruments with missing or inadequate legal descriptions and unclear conveyance terms.

23.	Acquisitions of properties are subject to the uncertainties of evaluating recoverable reserves and potential liabilities, including environmental uncertainties

Acquisitions of producing properties and undeveloped properties have been an important part of Bonanza Creek’s recent and historical growth. Bonanza Creek expects acquisitions will also contribute to its future growth. Successful acquisitions require an assessment of a number of factors, many of which are beyond Bonanza Creek’s control. These factors include recoverable reserves, development potential, future commodity prices, operating costs, title issues and potential environmental and other liabilities. Such assessments are inexact and their accuracy is inherently uncertain. In connection with its assessments, Bonanza Creek performs engineering, environmental, geological and geophysical reviews of the acquired properties, which Bonanza Creek believes are generally consistent with industry practices. However, such reviews are not likely to permit Bonanza Creek to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Bonanza Creek does not inspect every well prior to an acquisition and its ability to evaluate undeveloped acreage is inherently imprecise. Even when Bonanza Creek inspects a well, it may not always discover structural, subsurface and environmental problems that may exist or arise. In some cases, Bonanza Creek’s review prior to signing a definitive purchase agreement may be even more limited. In addition, from time to time Bonanza Creek also acquires acreage without any warranty of title except as to claims made by, through or under the transferor.

When Bonanza Creek acquires properties, it will generally have potential exposure to liabilities and costs for environmental and other problems existing on the acquired properties, and these liabilities may exceed Bonanza Creek’s estimates. Often Bonanza Creek is not entitled to contractual indemnification associated with acquired properties. In certain cases, Bonanza Creek acquires interests in properties on an “as is” basis with no or limited remedies for breaches of representations and warranties. Therefore, Bonanza Creek could incur significant unknown liabilities, including environmental liabilities, or losses due to title defects, in connection with acquisitions for which Bonanza Creek has limited or no contractual remedies or insurance coverage. In addition, the acquisition of undeveloped acreage is subject to many inherent risks and Bonanza Creek may not be able to realize efficiently, or at all, the assumed or expected economic benefits of acreage that it acquires.

Furthermore, significant acquisitions could change the nature of Bonanza Creek’s operations depending upon the character of the acquired properties, which may have substantially different operating and geological characteristics or may be in different geographic locations than its existing properties. These factors can increase the risks associated with an acquisition. Acquisitions also present risks associated with the additional indebtedness that may be required to finance the purchase price, and any related increase in interest expense or other related charges.

24.	Bonanza Creek's ability to complete dispositions of assets, or interests in assets, may be subject to factors beyond its control and there are risks in connection with such dispositions. In addition, in certain cases, Bonanza Creek may be required to retain liabilities for certain matters

Bonanza Creek has made and continues to pursue dispositions of assets and properties. However, Bonanza Creek cannot make assurances that it will be able to complete such dispositions on favorable terms. Further, it cannot make assurances that its use of the net proceeds from such dispositions will result in improved results of operations.

The successful disposition of assets and properties requires an assessment of numerous factors, some of which are beyond Bonanza Creek’s control, including, without limitation:

•	the availability of purchasers willing to acquire interests or purchase the assets on terms and at prices acceptable to Bonanza Creek;

•	estimated recoverable reserves;

•	the receipt of approvals of governmental agencies or third parties;

•	exploration and development potential;

•	future oil, natural gas, and natural gas liquid prices;

•	operating costs;

•	potential seller indemnification obligations;

•	the creditworthiness of the buyer; and

•	potential environmental and other liabilities.

Sellers typically retain certain liabilities or indemnify buyers for certain matters. The magnitude of any such retained liability or indemnification obligation may be difficult to quantify at the time of the transaction and ultimately may be material. Also, third parties may be unwilling to release Bonanza Creek from guarantees or other credit support provided prior to the sale of the assets. As a result, Bonanza Creek may remain secondarily liable for the obligations guaranteed or supported to the extent that the buyer of the assets fails to perform these obligations.

25.	Bonanza Creek faces various risks associated with the trend toward increased activism against oil and gas exploration and development activities

Opposition toward oil and gas drilling and development activity has been growing globally and is particularly pronounced in the United States. Companies in the oil and gas industry are often the target of activist efforts from both individuals and non-governmental organizations regarding safety, environmental compliance and business practices. Anti-development activists are working to, among other things, reduce access to federal and state government lands and delay or cancel certain projects such as the development of oil or gas shale plays. For example, environmental activists continue to advocate for increased regulations or bans on shale drilling in the United States, even in jurisdictions that are among the most stringent in their regulation of the industry. New York State enacted a permanent moratorium on all hydraulic fracturing operations, which became final in June 2015. Future activist efforts could result in the following:

•	delay or denial of drilling permits;

•	shortening of lease terms or reduction in lease size;

•	restrictions on installation or operation of production, gathering or processing facilities;

•	restrictions on the use of certain operating practices, such as hydraulic fracturing, or the disposal of related waste materials, such as hydraulic fracturing fluids and produced water;

•	increased severance and/or other taxes;

•	cyber-attacks;

•	legal challenges or lawsuits;

•	negative publicity about Bonanza Creek or the oil and gas industry in general;

•	increased costs of doing business;

•	reduction in demand for Bonanza Creek’s products; and

•	other adverse effects on Bonanza Creek’s ability to develop its properties and expand production.

Bonanza Creek may need to incur significant costs associated with responding to these initiatives. Complying with any resulting additional legal or regulatory requirements that are substantial could have a material adverse effect on Bonanza Creek’s business, financial condition and results of operations.

26.	Bonanza Creek’s operations are subject to health, safety and environmental laws and regulations that may expose it to significant costs and liabilities

Bonanza Creek’s oil and natural gas exploration, production and processing operations are subject to stringent and complex federal, state and local laws and regulations governing health and safety aspects of its operations, the discharge of materials into the environment and the protection of the environment. These laws and regulations may impose on Bonanza Creek’s operations numerous requirements, including the obligation to obtain a permit before conducting drilling or underground injection activities; restrictions on the types, quantities and concentration of materials that may be released into the environment; limitations or prohibitions of drilling activities on certain lands lying within wilderness, wetlands and other protected areas; the application of specific health and safety criteria to protect workers; and the responsibility for cleaning up any pollution resulting from operations. Numerous governmental authorities, such as the EPA and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties; the imposition of investigatory or remedial obligations; the issuance of injunctions limiting or preventing some or all of Bonanza Creek’s operations; delays in granting permits, or even the cancellation of leases.

There is an inherent risk of incurring significant environmental costs and liabilities in the performance of Bonanza Creek’s operations, some of which may be material, due to its handling of petroleum hydrocarbons and wastes, its emissions into air and water, the underground injection or other disposal of its wastes, the use and disposition of hydraulic fracturing fluids, and historical industry operations and waste disposal practices. Under certain environmental laws and regulations, Bonanza Creek may be liable for the full cost of removing or remediating contamination, regardless of whether it was at fault, and even when multiple parties contributed to the release and the contaminants were released in compliance with all applicable laws. In addition, accidental spills or releases on Bonanza Creek’s properties may expose it to significant liabilities that could have a material adverse effect on its financial condition or results of operations. Aside from government agencies, the owners of properties where Bonanza Creek’s wells are located, the operators of facilities where its petroleum hydrocarbons or wastes are taken for reclamation or disposal, and other private parties may be able to sue Bonanza Creek to enforce compliance with environmental laws and regulations, collect penalties for violations, or obtain damages for any related personal injury or property damage. Some sites Bonanza Creek operates are located near current or former third-party oil and natural gas operations or facilities, and there is a risk that historic contamination has migrated from those sites to Bonanza Creek’s. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly material handling, emission, waste management or cleanup requirements could require Bonanza Creek to make significant expenditures to attain and maintain compliance or may otherwise have a material adverse effect on Bonanza Creek’s own results of operations, competitive position or financial condition. Bonanza Creek may not be able to recover some or any of these costs from insurance.

27.	New environmental legislation or regulatory initiatives, including those related to hydraulic fracturing, could result in increased costs and additional operating restrictions or delays

Bonanza Creek is subject to extensive federal, state, and local laws and regulations concerning health, safety, and environmental protection. Governmental authorities frequently add to those requirements, and both oil and gas development generally, and hydraulic fracturing specifically, are receiving increasing regulatory attention. Bonanza Creek’s operations utilize hydraulic fracturing, an important and commonly used process in the completion of oil and natural gas wells in low-permeability formations. Hydraulic fracturing involves the injection of water, proppant, and chemicals under pressure into rock formations to stimulate hydrocarbon production.

In August 2012, the EPA issued final New Source Performance Standards (“Quad O”) that establish new air emission controls for natural gas processing operations, as well as for oil and natural gas production. Among other things, Quad O imposes reduced emission completion (or “green completion”) requirements and also imposes stringent control and other standards on certain storage tanks, compressors and associated equipment. After several parties challenged the Quad O regulations in court, the EPA administratively reconsidered certain requirements. As a result of such administrative reconsideration, the EPA issued final amendments to the Quad O regulations in September 2013 and December 2014. In 2016, EPA updated the New Source Performance Standards further for the oil and gas industry to add requirements that focus on additional methane and volatile organic compound emissions reductions and to cover additional equipment and activities in the oil and gas production chain. New requirements included in the new final rule (“Quad Oa”) include, for example, additional control requirements for oil well completions and leak detection and repair requirements.

On December 17, 2014, the EPA proposed to revise and lower the existing 75 parts per billion national ambient air quality (“NAAQS”) for ozone under the federal Clean Air Act to a range within 65-70 parts per billion. On October 1, 2015, the EPA finalized a rule lowering the standard to 70 parts per billion. This lowered ozone NAAQS could result in an expansion of ozone nonattainment areas across the United States, including areas in which Bonanza Creek operate. In a related development, in 2015 the State of Colorado received a bump-up to its existing ozone non-attainment status from “marginal” to “moderate.” This increased status, as well as the potential expansion of ozone nonattainment areas, will likely result in increased regulatory burdens for the oil and gas industry in the form of more stringent emission controls, emission offset requirements, and increased permitting delays and costs.

In February 2014, the Colorado Department of Public Health and Environment’s Air Quality Control Commission finalized regulations imposing strict new requirements relating to air emissions from oil and gas facilities in Colorado that are even more stringent than comparable federal rules. These new Colorado rules include storage tank control, monitoring, recordkeeping and reporting requirements as well as leak detection and repair requirements for both well production facilities and compressor stations and associated equipment. These new requirements, which represent the first time a state has directly regulated methane (a greenhouse gas) emissions from the upstream oil and gas sector, have and will continue to impose additional costs on Bonanza Creek’s operations.

In November of 2016, the EPA issued a final draft Information Collection Request (ICR) that will request certain facility and equipment data and information from all known oil and gas operators in the U.S. The stated purpose of the ICR is to inform future EPA air quality regulations targeting existing oil and gas sources. In 2016, the EPA also finalized a new rule regarding air quality source determinations and permitting requirements for the onshore oil and gas industry. This new rule could result in increased permitting costs and control requirements for oil and gas sources.

The U.S. Department of Transportation, Pipeline and Hazardous Materials Safety Administration (“PHMSA”) issued a notice of proposed rulemaking in 2016 related to the safety of onshore gas transmission and gathering pipelines. Specifically, PHMSA is proposing changes to the integrity management requirements. Additionally, in 2016, the U.S. Fish and Wildlife Service finalized a rule to alter how it identifies critical habitat for endangered and threatened species, which could expand the scope of the Endangered Species Act.

Some activists have attempted to link hydraulic fracturing to various environmental problems, including potential adverse effects to drinking water supplies as well as migration of methane and other hydrocarbons. As a result, the federal government is studying the environmental risks associated with hydraulic fracturing and evaluating whether to adopt additional regulatory requirements. For example, the EPA has commenced a multi-year study of the potential impacts of hydraulic fracturing on drinking water resources. A draft assessment was published for public comment in 2015. The assessment concludes that while there are mechanisms by which hydraulic fracturing can impact drinking water resources, there was no evidence that these mechanisms have led to widespread, systemic impacts on drinking water resources in the United States. The EPA’s science advisory board, however, has subsequently questioned several elements and conclusions in the EPA’s draft assessment. In 2016, the EPA finalized pretreatment standards for the discharge of wastewater to publicly-owned treatment works for the onshore oil and gas extraction industry. The EPA also has issued guidance for issuing underground injection permits for hydraulic fracturing operations that use diesel fuel under the agency’s Safe Drinking Water Act (“SDWA”) authority. This guidance could encourage other regulatory authorities to adopt more stringent requirements for permitting and other restrictions on the use of hydraulic fracturing. Moreover, in 2015, the U.S. Department of the Interior finalized new rules for hydraulic fracturing activities on federal lands that, in general, would cover disclosure of fracturing fluid components, well bore integrity, and handling of flowback water. In 2016, however, the United States District Court for the District of Wyoming set aside the rule, holding that the Bureau of Land Management (“BLM”) does not have authority to regulate hydraulic fracturing activities. That ruling is on appeal to the United States Court of Appeals for the Tenth Circuit. The BLM also proposed rules to address venting and flaring on BLM land. That rule is expected to be finalized in the fourth quarter of 2016 and will likely be subject to legal challenge. The U.S. Occupational Safety and Health Administration, in 2016, finalized a new rule that provides for stricter standards for worker exposure to silica, which applies to use of sand as a proppant for hydraulic fracturing.

In the United States Congress, bills have been introduced that would amend the SDWA to eliminate an existing exemption for certain hydraulic fracturing activities from the definition of “underground injection,” thereby requiring the oil and natural gas industry to obtain SDWA permits for fracturing not involving diesel fuels, and to require disclosure of the chemicals used in the process. If adopted, such legislation could establish an additional level of regulation and permitting at the federal level, but some form of chemical disclosure is already required by most oil and gas producing states. At this time, it is not clear what action, if any, the United States Congress will take on hydraulic fracturing.

Apart from these ongoing federal initiatives, the governments of states where Bonanza Creek operates have moved to impose stricter requirements on hydraulic fracturing and other aspects of oil and gas production. Colorado, for example, comprehensively updated its oil and gas regulations in 2008 and adopted significant additional amendments in 2011, 2014 and 2015. Among other things, the updated and amended regulations require operators to reduce methane emissions associated with hydraulic fracturing, compile and report additional information regarding well bore integrity, publicly disclose the chemical ingredients used in hydraulic fracturing, increase the minimum distance between occupied structures and oil and gas wells, undertake additional mitigation for nearby residents, implement additional groundwater testing and incur increased monetary penalties for violations of the state’s oil and gas conservation commission rules and regulations. Similarly, in February 2015, a task force created by the State of Colorado aimed at making recommendations for minimizing land use and other conflicts concerning the location of new oil and gas facilities agreed upon nine consensus proposals which were sent to Governor Hickenlooper for his review. Three of the proposals require further legislative action, while the other six proposals require rulemaking or other regulatory action. The proposals support (i) a senate bill that would postpone expiration of recently adopted regulations regarding air emissions; (ii) tasking the Colorado Oil and Gas Conservation Commission (“COGCC”) with crafting new rules related to siting of “large-scale” pads and facilities; (iii) requiring the industry to provide advance information about development plans to local governments; (iv) improving the COGCC’s local government liaison and designee programs; (v) adding 11 full-time staffers to the COGCC to improve inspections and field operations; (vi) bolstering the inspection staff and equipment for monitoring oil and gas facility air emissions and setting up a hotline for citizen health complaints at the Colorado Department of Public Health and Environment; (vii) creating a statewide oil and gas information clearinghouse; (viii) studying ways to ameliorate the impact of oil and gas truck traffic and (ix) creating a compliance-assistance program at the COGCC to help operators comply with the state’s changing rules and ensure consistent enforcement of rules by state inspectors. A number of additional proposals did not receive sufficient task force support to be included with the nine consensus proposals, but may nevertheless be forwarded to the Governor as well. In early 2016, COGCC finalized a rulemaking to implement two of the nine recommendations noted above (numbers (ii) and (iii) specifically). With regard to recommendation (ii), the COGCC finalized rules applicable to the permitting of large-scale facilities in urban mitigation areas. For recommendation (iii), the COGCC finalized rules requiring operators to provide certain municipalities with notice prior to engaging in certain operations.

The adoption of future federal, state or local laws or implementing regulations imposing new environmental obligations on, or otherwise limiting, Bonanza Creek’s operations could make it more difficult and more expensive to complete oil and natural gas wells, increase its costs of compliance and doing business, delay or prevent the development of certain resources (including especially shale formations that are not commercial without the use of hydraulic fracturing), or alter the demand for and consumption of its products and services. Bonanza Creek cannot make assurances that any such outcome would not be material, and any such outcome could have a material adverse impact on its cash flows and results of operations.

28.	Climate change laws and regulations restricting emissions of “greenhouse gases” could result in increased operating costs and reduced demand for the oil and natural gas that Bonanza Creek produces, while the physical effects of climate change could disrupt Bonanza Creek’s production and cause it to incur significant costs in preparing for or responding to those effects

There is a growing belief that human-caused (anthropogenic) emissions of greenhouse gases (“GHGs”) may be linked to climate change. Climate change and the costs that may be associated with its impacts and the regulation of GHGs have the potential to affect Bonanza Creek’s business in many ways, including negatively impacting the costs it incurs in providing its products and services and the demand for and consumption of its products and services (due to potential changes in both costs and weather patterns).

In December 2009, the EPA determined that atmospheric concentrations of carbon dioxide, methane and certain other GHGs present an endangerment to public health and welfare, because such gases are, according to the EPA, contributing to the warming of the earth’s atmosphere and other climatic changes. Consistent with its findings, the EPA has proposed or adopted various regulations under the Clean Air Act to address GHGs. Among other things, the EPA began limiting emissions of GHGs from new cars and light duty trucks beginning with the 2012 model year. In addition, in 2010 the EPA published a final rule to address the permitting of GHG emissions from stationary sources under the Prevention of Significant Deterioration (“PSD”) and Title V permitting programs. Under this rule, the EPA imposed certain GHG permitting requirements on the largest major sources first. In June 2014, the United States Supreme Court invalidated part of the EPA’s stationary source GHG program in Utility Air Regulatory Group v. EPA, No. 12-1146. Specifically, the Supreme Court ruled that major sources subject to the PSD or Title V programs because of non-GHG emissions could potentially be still subject to certain “best available control technology” requirements applicable to their GHG emissions. Under the Supreme Court’s opinion, sources subject to the PSD or Title V programs due solely to their GHG emissions can no longer be subject to the EPA’s GHG permitting requirements. The D.C. Circuit issued an amended judgment following remand, and the EPA intends to conduct future rulemaking to revise its GHG major stationary source permitting program to conform to the court rulings.

The EPA also adopted regulations requiring the reporting of GHG emissions from specific categories of higher GHG emitting sources in the United States, including certain oil and natural gas production facilities, which include certain of Bonanza Creek’s operations, beginning in 2012 for emissions occurring in 2011. Information in such report may form the basis for further GHG regulation. Further, the EPA has continued with its comprehensive strategy for further reducing methane emissions from oil and gas operations, with a final rule being issued in 2016, known as “Quad Oa,” discussed further above. The EPA’s GHG rules could adversely affect Bonanza Creek’s operations and restrict or delay its ability to obtain air permits for new or modified facilities.

Moreover, Congress has from time to time considered adopting legislation to reduce emissions of GHGs or promote the use of renewable fuels. As an alternative, some proponents of GHG controls have advocated mandating a national “clean energy” standard. In 2011, for example, President Obama encouraged Congress to adopt a goal of generating 80% of U.S. electricity from “clean energy” by 2035 with credit for renewable and nuclear power and partial credit for clean coal and “efficient natural gas.” In the absence of such a comprehensive federal legislative program expressly addressing GHGs, the EPA recently finalized rules for both new and existing power plants known as the “Clean Power Plan” designed to decrease GHG emissions from these sources. Bonanza Creek is unable to predict how, or if, the Clean Power Plan will affect its operations. In addition, the United States reached agreement during the December 2015 United Nations climate change conference to reduce its GHG emissions by 26 to 28 percent by 2025, compared with 2005 levels, and also to provide periodic updates on its progress. In 2016, the United States formally joined the Paris Agreement, which establishes a long term, global framework to reduce global greenhouse gas emissions.

In the meantime, many states already have taken such measures, which have included renewable energy standards, development of GHG emission inventories or cap and trade programs. Cap and trade programs typically work by requiring major sources of emissions or major producers of fuels to acquire and surrender emission allowances, with the number of available allowances reduced each year until the overall GHG emission reduction goal is achieved. These allowances would be expected to escalate significantly in cost over time.

The adoption of legislation or regulatory programs to reduce emissions of GHGs could require Bonanza Creek to incur increased operating costs, such as costs to purchase and operate emissions control systems, to acquire emissions allowances or comply with new regulatory or reporting requirements. If Bonanza Creek is unable to recover or pass through a significant level of its costs related to complying with climate change regulatory requirements imposed on it, it could have a material adverse effect on Bonanza Creek’s results of operations and financial condition. Any such legislation or regulatory programs could also increase the cost of consuming, and thereby reduce demand for, the oil and natural gas Bonanza Creek produces. Consequently, legislation and regulatory programs to reduce emissions of GHGs could have an adverse effect on Bonanza Creek’s business, financial condition and results of operations.

Finally, it should be noted that some scientists have concluded that increasing concentrations of GHGs in the earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms and floods. If any such effects were to occur, they could have an adverse effect on Bonanza Creek’s exploration and production operations. Significant physical effects of climate change could also have an indirect effect on Bonanza Creek’s financing and operations by disrupting the transportation or process-related services provided by midstream companies, service companies or suppliers with whom Bonanza Creek has a business relationship, including compromises to the cost or availability of water or other components necessary to its operations. Bonanza Creek’s insurance may not cover some or any of the damages, losses, or costs that may result from potential physical effects of climate change.

29.	Competition in the oil and natural gas industry is intense, making it more difficult for Bonanza Creek to acquire properties, market oil and natural gas and secure trained personnel

Bonanza Creek’s ability to acquire additional drilling locations and to find and develop reserves in the future will depend heavily on its financial resources and ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing equipment and trained personnel. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. Many of Bonanza Creek’s competitors possess and employ financial, technical and personnel resources substantially greater than Bonanza Creek’s. Those companies may be able to pay more for productive oil and natural gas properties and exploratory drilling locations or to identify, evaluate, bid for and purchase a greater number of properties and locations than Bonanza Creek’s financial or personnel resources permit. Furthermore, these companies may also be better able to withstand unsuccessful drilling attempts, sustained periods of volatility in financial markets and generally adverse global and industry-wide economic conditions, and may be better able to absorb the burdens resulting from changes in relevant laws and regulations, which would adversely affect Bonanza Creek’s competitive position. In addition, companies may be able to offer better compensation packages to attract and retain qualified personnel than Bonanza Creek is able to offer. Bonanza Creek may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital, which could have a material adverse effect on its business.

30.	If Bonanza Creek fails to retain its existing senior management or technical personnel or attract qualified new personnel, such failure could adversely affect its operations. The volatility in commodity prices and business performance may affect its ability to retain senior management and the loss of these key employees may affect its business, financial condition and results of operations

To a large extent, Bonanza Creek depends on the services of its senior management and technical personnel. The loss of the services of its senior management, technical personnel or any of the vice presidents of Bonanza Creek, could have a material adverse effect on its operations or strategy. The volatility in commodity prices and Bonanza Creek’s business performance may affect its ability to incentivize and retain senior management or key employees. Furthermore, competition for experienced senior management, technical and other professional personnel remains strong. If Bonanza Creek cannot retain its current personnel or attract additional experienced personnel, its ability to compete could be adversely affected. Also, the loss of experienced personnel could lead to a loss of technical expertise. Bonanza Creek does not maintain, nor does it plan to obtain, any insurance against the loss of any of these individuals.

31.	Bonanza Creek’s derivative activities could result in financial losses or could reduce its income

To achieve more predictable cash flows and to reduce its exposure to adverse fluctuations in the prices of oil and natural gas, Bonanza Creek currently, and may in the future, enter into derivative arrangements for a portion of its oil and natural gas production, including collars and fixed-price swaps. Bonanza Creek has not designated any of its derivative instruments as hedges for accounting purposes and records all derivative instruments on its balance sheet at fair value. Changes in the fair value of its derivative instruments are recognized in earnings. Accordingly, earnings may fluctuate significantly as a result of changes in the fair value of Bonanza Creek’s derivative instruments.

Derivative arrangements also expose Bonanza Creek to the risk of financial loss in some circumstances, including when:

•	production is less than the volume covered by the derivative instruments;

•	the counterparty to the derivative instrument defaults on its contract obligations; or

•	there is an increase in the differential between the underlying price in the derivative instrument and actual prices received.

In addition, these types of derivative arrangements limit the benefit Bonanza Creek would receive from increases in the prices for oil and natural gas and may expose it to cash margin requirements.

32.	Bonanza Creek is exposed to credit risks of its hedging counterparties, third parties participating in its wells and its customers

Bonanza Creek’s principal exposures to credit risk are through receivables resulting from joint interest and other receivables of $31.2 million at December 31, 2015 and the sale of its oil, natural gas and natural gas liquids production of $25.3 million in receivables at December 31, 2015, which Bonanza Creek markets to energy marketing companies, refineries and affiliates.

Joint interest receivables arise from billing entities who own partial interest in the wells Bonanza Creek operates. These entities participate in its wells primarily based on their ownership in leases on which Bonanza Creek wishes to drill. Bonanza Creek can do very little to choose who participates in its wells.

Bonanza Creek is also subject to credit risk due to concentration of its oil, natural gas and natural gas liquids receivables with significant customers. This concentration of customers may impact Bonanza Creek’s overall credit risk since these entities may be similarly affected by changes in economic and other conditions. For the year ended December 31, 2015, sales to Kaiser-Silo Energy Company, Lion Oil Trading & Transport, Inc., Plains Marketing LP and Duke Energy Field Services accounted for approximately 31%, 16%, 11% and 11%, respectively, of Bonanza Creek’s total sales.

Bonanza Creek is exposed to credit risk in the event of default of its counterparty, principally with respect to hedging agreements but also insurance contracts and bank lending commitments. Bonanza Creek does not require most of its customers to post collateral. The inability or failure of its significant customers to meet their obligations to it or their insolvency or liquidation may adversely affect Bonanza Creek’s financial results. Deterioration in the credit markets may impact the credit ratings of Bonanza Creek’s current and potential counterparties and affect their ability to fulfill their existing obligations to Bonanza Creek and their willingness to enter into future transactions with Bonanza Creek.

33.	Current or proposed financial legislation and rulemaking could have an adverse effect on Bonanza Creek’s ability to use derivative instruments to reduce the effect of commodity price, interest rate and other risks associated with its business

The Dodd-Frank Act establishes, among other provisions, federal oversight and regulation of the over-the-counter derivatives market and entities that participate in that market.

The Dodd-Frank Act also establishes margin requirements and certain transaction clearing and trade execution requirements. The Dodd-Frank Act may require Bonanza Creek to comply with margin requirements in its derivative activities, although the application of those provisions to it is uncertain at this time. The financial reform legislation may also require the counterparties to Bonanza Creek’s derivative instruments to spin off some of their derivatives activities to separate entities, which may not be as creditworthy as the current counterparties.

The Dodd-Frank Act and any new regulations could significantly increase the cost of derivative contracts (including through requirements to post collateral, which could adversely affect Bonanza Creek’s available liquidity), materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks Bonanza Creek encounters, reduce Bonanza Creek’s ability to monetize or restructure its existing derivative contracts and increase its exposure to less creditworthy counterparties. If Bonanza Creek reduces its use of derivatives as a result of the Dodd-Frank Act and regulations, its results of operations may be more volatile and its cash flows may be less predictable, which could adversely affect its ability to plan for and fund capital expenditures.

34.	Bonanza Creek may be involved in legal proceedings that may result in substantial liabilities

Like many oil and gas companies, Bonanza Creek is from time to time involved in various legal and other proceedings, such as title, royalty or contractual disputes, regulatory compliance matters and personal injury or property damage matters, in the ordinary course of its business. Such legal proceedings are inherently uncertain and their results cannot be predicted. Regardless of the outcome, such proceedings could have an adverse impact on Bonanza Creek because of legal costs, diversion of management and other personnel and other factors. In addition, it is possible that a resolution of one or more such proceedings could result in liability, penalties or sanctions, as well as judgments, consent decrees or orders requiring a change in Bonanza Creek’s business practices, which could materially and adversely affect its business, operating results and financial condition. Accruals for such liability, penalties or sanctions may be insufficient. Judgments and estimates to determine accruals or range of losses related to legal and other proceedings could change from one period to the next, and such changes could be material.

35.	Bonanza Creek is subject to federal, state and local taxes, and may become subject to new taxes and certain federal income tax deductions currently available with respect to oil and gas exploration and development may be eliminated as a result of future legislation

The federal, state and local governments in the areas in which Bonanza Creek operates impose taxes on the oil and natural gas products Bonanza Creek sells, and, for many of its wells, sales and use taxes on significant portions of its drilling and operating costs. Many states have raised state taxes on energy sources or state taxes associated with the extraction of hydrocarbons and additional increases may occur. In addition, there has been a significant amount of discussion by legislators and presidential administrations concerning a variety of energy tax proposals.

There have been proposals for legislative changes that, if enacted into law, would eliminate certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. Such changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and gas properties; (ii) the elimination of current deductions for intangible drilling and development costs; (iii) the elimination of the deduction for certain U.S. production activities; and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could become effective. Any such changes in U.S. federal income tax law could eliminate or defer certain tax deductions within the industry that are currently available with respect to oil and gas exploration and development, and any such change could negatively affect Bonanza Creek’s financial condition, results of operations and cash flow.

Changes to federal tax deductions, as well as any changes to or the imposition of new state or local taxes (including production, severance or similar taxes) could negatively affect Bonanza Creek’s financial condition and results of operations.

36.	Bonanza Creek may not be able to keep pace with technological developments in its industry

The oil and gas industry is characterized by rapid and significant technological advancements. As Bonanza Creek’s competitors, some of whom have greater resources than Bonanza Creek, use or develop new technologies, Bonanza Creek may be placed at a competitive disadvantage. Bonanza Creek may not be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. If one or more of the technologies Bonanza Creek uses now or in the future were to become obsolete or if Bonanza Creek were unable to use the most advanced commercially available technology, Bonanza Creek’s business, financial condition and results of operations could be materially adversely affected.

37.	Bonanza Creek is subject to cyber security risks. A cyber incident could occur and result in information theft, data corruption, operational disruption or financial loss

The oil and gas industry has become increasingly dependent on digital technologies to conduct certain exploration, development, production, processing and distribution activities. For example, Bonanza Creek depends on digital technologies to interpret seismic data, manage drilling rigs, production equipment and gathering and transportation systems, conduct reservoir modeling and reserves estimation and process and record financial and operating data. Pipelines, refineries, power stations and distribution points for both fuels and electricity are becoming more interconnected by computer systems. At the same time, cyber incidents, including deliberate attacks or unintentional events, have increased. Bonanza Creek’s technologies, systems, networks and those of its vendors, suppliers and other business partners may become the target of cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of its business operations. In addition, weaknesses in the cyber security of its vendors, suppliers, and other business partners could facilitate an attack on its technologies, systems and networks and certain cyber incidents, such as surveillance, may remain undetected for an extended period. Given the politically sensitive nature of hydraulic fracturing and the controversy generated by its opponents, Bonanza Creek’s technologies, systems and networks may be of particular interest to certain groups with political agendas, which may seek to launch cyber-attacks as a method of promoting their message. Bonanza Creek’s systems and insurance coverage for protecting against cyber security risks may not be sufficient.

Bonanza Creek depends on digital technology, including information systems and related infrastructure, as well as cloud applications and services, to process and record financial and operating data, communicate with its employees and business parties, analyze seismic and drilling information, estimate quantities of oil and gas reserves and to perform other activities related to its business. Bonanza Creek’s business partners, including vendors, service providers, purchasers of its production and financial institutions, are also dependent on digital technology. The technologies needed to conduct its oil and gas exploration and development activities make certain information the target of theft or misappropriation.

Although to date Bonanza Creek has not experienced any material losses relating to cyber-attacks, it may suffer such losses in the future. Bonanza Creek may be required to expend significant additional resources to continue to modify or enhance its protective measures or to investigate and remediate any information security vulnerabilities.

Article III

Certain U.S. Federal Income Tax Consequences of the Plan

A.	Introduction

The following summarizes certain U.S. federal income tax consequences expected to result from the consummation of the Plan as they relate to the Debtors and to beneficial owners of Claims (each, a “Holder”) entitled to vote on the Plan.

This summary is intended for general information purposes only, is not a complete analysis of all potential federal income tax consequences that may be relevant to any particular Holder and does not address any tax consequences arising under any state, local or foreign tax laws or federal estate or gift tax laws.

This discussion is based on the Internal Revenue Code, United States Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date of this Disclosure Statement. These authorities may change, possibly with retroactive effect, resulting in federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS, and no legal opinion of counsel will be rendered, with respect to the matters discussed below. There can be no assurance that the IRS will not take a contrary position regarding the federal income tax consequences resulting from the consummation of the Plan or that any contrary position would not be sustained by a court.

This summary does not apply to Holders that are not U.S. persons for U.S. federal income tax purposes or that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, small business investment companies, regulated investment companies, real estate investment trusts, banks and certain other financial institutions, insurance companies, tax-exempt organizations, retirement plans, individual retirement and other tax-deferred accounts, Holders that are, or hold their Claims through, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, traders that mark-to-market their securities, persons subject to the alternative minimum tax (“AMT”) or the “Medicare” tax on unearned income, and persons whose Claims are part of a straddle, hedging, constructive sale, or conversion transaction). Moreover, this summary does not purport to cover all aspects of U.S. federal income taxation that may apply to the Debtors and Holders based upon their particular circumstances. Holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them of the consummation of the Plan, as well as any tax consequences arising under any state, local or foreign tax laws, or any other federal tax laws.

Generally, a corporation is a U.S. real property holding corporation (“USRPHC”) if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Non-U.S. Holders, particularly those who will acquire New Common Stock or Warrants in connection with the Plan, are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them of the exchanges contemplated by the Plan and the subsequent disposition of New Common Stock or Warrants. In particular, the Debtors believe that they may be and may remain for the foreseeable future a USRPHC, in which case non-U.S. Holders may be subject to U.S. federal income tax with respect to gain on disposition of New Common Stock or Warrants under the Foreign Investment in Real Property Tax Act (“FIRPTA”). If our New Common Stock is regularly traded on an established securities market, gain on a disposition of New Common Stock and/or Warrants by a non-U.S. Holder generally will not be subject to withholding under FIRPTA, unless the non-U.S. Holder owns directly or constructively 5% or more of the fair market value of the New Common Stock or Warrants during a specified testing period. It is uncertain whether our New Common Stock will be considered to be regularly traded on established securities market immediately following consummation of the Plan.

This discussion is limited to the federal tax issues addressed herein. Additional issues may exist that are not addressed in this discussion and that could affect the federal tax treatment of consummation of the Plan. Holders are urged to seek their own advice based on their particular circumstances from an independent tax advisor.

B.	Certain U.S. Federal Income Tax Consequences to the Debtors

1.	Cancellation of Debt and Reduction of Attributes

The discharge of a debt obligation for an amount less than the remaining amount due on the obligation (as determined for U.S. federal income tax purposes) generally will give rise to cancellation of indebtedness (“COD”) income that must be included in a debtor’s income, subject to certain exceptions. In particular, under Section 108 of the Internal Revenue Code, COD income will not be included in a debtor’s income if the discharge of the debt obligation occurs in a case brought under the Bankruptcy Code, the debtor is under the court’s jurisdiction in such case and the discharge is granted by the court or is pursuant to a plan approved by the court (the “Bankruptcy Exception”). The Debtors expect that the consummation of the Plan will produce a significant amount of COD income.

Under the Internal Revenue Code, a debtor that excludes COD from income under the Bankruptcy Exception generally must reduce certain tax attributes by a corresponding amount. Attributes subject to reduction include consolidated attributes (such as consolidated net operating losses (“NOLs”), NOL carryforwards and certain other losses, credits and carryforwards) attributable to the debtor, attributes that arose in separate return limitation years of the debtor and the debtor’s tax basis in its assets (including stock of subsidiaries). A debtor’s tax basis in its assets generally may not be reduced below the amount of its liabilities remaining immediately after the discharge of indebtedness. A debtor with COD income may elect first to reduce the basis of its depreciable assets under section 108(b)(5) of the Internal Revenue Code. Where the borrower joins in the filing of a consolidated U.S. federal income tax return, applicable Treasury Regulations require, in certain circumstances, that the tax attributes of the consolidated subsidiaries of the borrower and other members of the group also be reduced. The reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined. Any excess COD income over the amount of available tax attributes is not subject to U.S. federal income tax.

2.	Section 382 Limitation on Net Operating Losses Carryforwards

Section 382 of the Internal Revenue Code generally imposes an annual limitation on the use of NOLs (and certain other tax attributes) if a corporation or a consolidated group with NOLs (a “loss corporation”) undergoes an “ownership change.” In general, an ownership change occurs if the percentage of the value of the loss corporation’s stock (including the parent corporation in a consolidated group) owned by one or more direct or indirect “five-percent shareholders” increases by more than 50 percentage points over the lowest percentage of value owned by the five-percent shareholders at any time during the applicable testing period. The testing period generally is the shorter of (i) the three-year period preceding the testing date or (ii) the period of time since the most recent ownership change of the corporation. The Debtors expect that the consummation of the Plan will result in an ownership change on the Effective Date.

In general, the amount of the annual limitation on a loss corporation’s use of its pre-change NOLs (and certain other tax attributes) is equal to the product of the long-term tax-exempt rate in effect on the date of the ownership change and the value of the loss corporation’s outstanding stock immediately before the ownership change, which value is determined under special rules if the ownership change occurs in a case brought under the Bankruptcy Code (the “Section 382 Limitation”).

In certain cases however, unless the corporation elects otherwise, a special exception under section 382(l)(5) of the Internal Revenue Code will prevent application of the annual limitation provided that at least 50% of the stock of the debtor is owned by the shareholders and certain qualified creditors immediately following the reorganization. Under this rule, NOL carryforwards would be subject to a one-time reduction, and a second ownership change within two years following the first ownership change would eliminate the debtor’s ability to utilize any NOLs from periods before the first ownership change. A debtor may elect not to apply section 382(l)(5) to an ownership change that otherwise satisfies its requirements. This election must be made on the debtor’s federal income tax return for the taxable year in which the ownership change occurs.

If the exchanges contemplated by the Plan do not qualify under section 382(l)(5) or if the Reorganized Debtors elect not to use that provision, the Reorganized Debtors’ use of their NOLs to offset taxable income earned after consummation of the Plan will be subject to the Section 382 Limitation. However, in that case, section 382(l)(6) of the Internal Revenue Code provides that the value of the Reorganized Debtors’ stock, for the purpose of calculating its Section 382 Limitation, generally will be determined by reference to the net equity value of the stock immediately after the ownership change has occurred (rather than immediately before the ownership change, as is the case under the general rule for non-bankruptcy ownership changes). In addition, under an applicable IRS notice, a corporation whose assets in the aggregate have a fair market value greater than its tax basis (a “Net Unrealized Built-In Gain”) is permitted to increase its annual Section 382 Limitation during the five years immediately after the ownership change by an amount determined by reference to the depreciation and depletion deductions that a purchaser of the debtor’s assets would have been permitted to claim if it had acquired the debtor’s assets in a taxable transaction.

The Debtors do not expect to have a significant amount of NOLs after the required reduction due to excluded COD income. The amount of tax attributes, if any, that will be available to the Reorganized Debtors following such reduction is based on a number of factors and is not possible to calculate at this time. Some of the factors that will impact the amount of available tax attributes include the amount of taxable income or loss incurred by the Debtors in 2016 and the amount of COD income recognized by the Debtors in connection with the consummation of the Plan. Following the consummation of the Plan, the Debtors anticipate that any remaining NOLs and other tax attributes, if any, may be subject to limitation under section 382 of the Tax Code by reason of the transactions under the Plan. The Debtors have not yet determined whether they will be eligible for or rely on the special rule under section 382(l)(5) or the special rule under section 382(l)(6).

3.	Alternative Minimum Tax

In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent such tax exceeds the corporation’s regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. For example, except for alternative tax NOLs generated in or deducted as carryforwards in taxable years ending in certain years, which can offset 100% of a corporation’s AMTI, only 90% of a corporation’s AMTI may be offset by available alternative tax NOL carryforwards. Additionally, under section 56(g)(4)(G) of the Internal Revenue Code, an ownership change (as discussed above) that occurs with respect to a corporation having a net unrealized built-in loss in its assets will cause, for AMT purposes, the adjusted basis of each asset of the corporation immediately after the ownership change to be equal to its proportionate share (determined on the basis of respective fair market values) of the fair market value of the assets of the corporation, as determined under section 382(h) of the Internal Revenue Code, immediately before the ownership change.

C.	Certain U.S. Federal Income Tax Consequences to the Holders of Claims and Interests

Allocation of Payment between Principal and Interest. Although no assurance can be given that the IRS will accept, or that a court will uphold the position, to the extent that any Claim is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and has any accrued but unpaid interest thereon, it is intended that any distribution received by the Holder of such Claim will be allocated first to the principal amount of the Claim (as determined for U.S. federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest (including any accrued original issue discount). Any such amount attributable to accrued but unpaid interest will be taxable to the Holder as interest income if such amount has not been previously included in the Holder’s gross income for U.S. federal income tax purposes, regardless of whether such Holder realizes an overall gain or loss as a result of surrendering its Claim. Conversely, a Holder may be able to recognize a deductible loss to the extent that any accrued interest (including any original issue discount) was previously included in the Holder’s gross income but was not paid in full by the Debtors.

Market Discount. The market discount provisions of the Internal Revenue Code may apply to Holders of certain Claims. A Holder that purchased its Claim from a prior Holder will be considered to have purchased such Claim with “market discount” if the Holder’s basis in its Claim is less than the (i) the stated redemption price of such Claim at maturity or (ii) in the case of a Claim issued with Original Issue Discount (“OID”) its “revised issue price,” by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity). Assuming that such Holder has not made an election to accrue the market discount into income on a current basis, any gain recognized on the exchange of such Claim generally would be characterized as ordinary income to the extent of the market discount accrued on such Claim as of the date of the exchange. To the extent that such surrendered Claim was acquired with market discount is exchanged in a tax-free or other reorganization transaction for other property (as may occur here), any market discount that accrued on such Claim (i.e., up to the time of the exchange) but was not recognized by the Holder is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of the property is treated as ordinary income to the extent of the accrued, but not recognized, market discount.

1.	Consequences to Holders of Secured Claims, Other Priority Claims and Unsecured Trade Claims

Holders of Secured Claims, Other Priority Claims and Unsecured Trade Claims (collectively, the “Unimpaired Claims”) will receive cash in respect of their Unimpaired Claims.

The receipt of cash by a Holder of Unimpaired Claims will be treated as a taxable exchange of such Holder’s Claims for cash. Such Holders generally will recognize gain or loss equal to the difference between: (x) cash received in exchange for the Claims and (y) the Holder’s adjusted basis, if any, in the Claims. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, the nature of the Claim in such Holder’s hands, whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim. Any amount attributable to accrued but unpaid interest will be taxable to the Holder as interest income if such amount has not been previously included in the Holder’s gross income for U.S. federal income tax purposes.

(a)	Other Secured Claims

The Holders of Other Secured Claims may recognize income, gain or loss for U.S. federal income tax purposes with respect to the discharge of their Claims, depending on whether their Claims are Reinstated or, if not Reinstated, on the outcome of their negotiations with the Debtors. A Holder whose Claim is Reinstated pursuant to the Plan generally will not realize income, gain or loss unless either (i) such Holder is treated as having received interest, damages or other income in connection with the Reinstatement or (ii) such Reinstatement is considered a “significant modification” of the Claim. A modification of a debt instrument generally is a “significant modification” for U.S. federal income tax purposes if, based on all the facts and circumstances and considering certain modifications of the debt instrument collectively, the degree to which the legal rights and obligations are altered is “economically significant.” Holders of Other Secured Claims are urged to consult their own tax advisors to determine whether or not a “significant modification,” as defined in the applicable Treasury Regulations, has occurred and its impact to such Holder. A Holder of other Secured Claims who receives cash will receive the same tax treatment as is described above under the caption “—Consequences to Holders of Secured Claims, Other Priority Claims and Unsecured Trade Claims.”

2.	Consequences to General Unsecured Claims Against Bonanza Creek Operating, General Unsecured Claims Other Than Bonanza Creek Operating, RBL Credit Facility Secured Claims and Existing Equity Interests

The U.S. federal income tax consequences to a Holder of a Claim will depend in part on whether the Claim surrendered and the consideration received therefor constitute stock or securities for U.S. federal income tax purposes.

Definition of Security. The term “security” is not defined in the Internal Revenue Code or in the Treasury Regulation. Whether an instrument constitutes a security for U.S. federal income tax purposes is determined based on all the facts and circumstances, but most authorities have held that the term of a debt instrument at the time of its issuance are important factors in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including, among others, the nature of the debt, degree of participation in the management of the obligor, continuing interest in the business of the obligor, the creditworthiness of the obligor, the convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued. Because of the inherently factual nature of this determination, Holders of Claims and Interests are urged to consult their tax advisors regarding the proper characterization of their Claims and Interests and the characterization of the new Interests or Claims received in exchange for their Claims or Interests and the resulting U.S. federal income tax consequences to them in light of their particular circumstances.

(a)	Exchange of Claims

(i)	General Unsecured Claims Against Bonanza Creek Operating

Holders of General Unsecured Claims against Bonanza Creek Operating will receive shares of New Common Stock in exchange for their Claims.

The tax consequences to a Holder of a General Unsecured Claim against Bonanza Creek Operating will depend on whether such Claim is a “security” for U.S. federal income tax purposes. If such Claim constitutes a security, the receipt of New Common Stock in exchange for the Claim pursuant to the Plan will qualify for reorganization exchange treatment for U.S. federal income tax purposes. Under this treatment, a Holder of such Claim who realizes gain or loss will not be permitted to recognize such gain or loss, except, as described above in “Allocation of Payment between Principal and Interest,” to the extent any portion of such Holder's recovery would be allocable to interest, such portion would be treated as interest income to the U.S. Holder, and conversely such Holder may be permitted to recognize a loss to the extent it had taken accrued interest into income but receives no payment. Such Holder’s aggregate adjusted tax basis in the shares of New Common Stock received will be equal the adjusted tax basis of the Claim exchanged therefor, except that such Holder’s basis in any shares attributable to accrued interest, if any shall be equal to the fair market value of such shares. Such Holder will have a holding period in the New Common Stock received that includes the holding period for the Claim exchanged therefor, except that the holding period for any shares attributable to accrued interest, if any, shall begin on the day after the date received.

The receipt of New Common Stock in exchange for a Claim that does not constitute a security for U.S. federal income tax purposes will be treated as a taxable exchange. A Holder of such Claim will generally recognize capital gain or loss on the exchange equal to the difference between (x) the fair market value of shares of New Common Stock received (excluding any portion attributable to accrued but unpaid interest) and (y) the Holder’s adjusted basis in the

Claim, except that any gain recognized with respect to the Claim that is attributable to market discount generally will be treated as ordinary income. To the extent the shares of New Common Stock received are treated as attributable to accrued but unpaid interest on such Claim, such Holder will be required to include such amount as ordinary income. A Holder’s tax basis in the shares of New Common Stock received in exchange for such Claim will equal the fair market value of the shares of New Common Stock. Such Holder’s holding period in the shares of New Common Stock will commence on the day after the date received.

Holders of General Unsecured Claims against Bonanza Creek Operating are urged to consult their tax advisors regarding the proper characterization of the exchange and the resulting U.S. federal income tax consequences to them.

(ii)	General Unsecured Claims Against Debtors Other Than Bonanza Creek Operating

Holders of General Unsecured Claims against Debtors other than Bonanza Creek Operating will receive shares of New Common Stock and Subscription Rights in exchange for their Claims.

The tax consequences to a Holder of a General Unsecured Claim against Debtors other than Bonanza Creek Operating will depend on whether such Claim is a “security” for U.S. federal income tax purposes. If such Claim constitutes a security, the receipt of New Common Stock and Subscription Rights in exchange for the Claim pursuant to the Plan will qualify for reorganization exchange treatment for U.S. federal income tax purposes. Under this treatment, a Holder of such Claim who realizes gain or loss will not be permitted to recognize such gain or loss, except, as described above in “Allocation of Payment between Principal and Interest,” to the extent any portion of such Holder's recovery would be allocable to interest, such portion would be treated as interest income to the U.S. Holder, and conversely such Holder may be permitted to recognize a loss to the extent it had taken accrued interest into income but receives no payment. Such Holder’s tax basis in its Claim will be allocated between the shares of New Common Stock and Subscription Rights received based on their relative fair market values on the Effective Date, except that such Holder’s basis in any New Common Stock and Subscription Rights attributable to accrued interest, if any shall be equal to the fair market value of such New Common Stock and Subscription Rights. Such Holder will have a holding period in the New Common Stock and Subscription Rights received that includes the holding period for the Claim exchanged therefor, except that the holding period for any New Common Stock and Subscription Rights attributable to accrued interest, if any, shall begin on the day after the date received.

The receipt of New Common Stock and Subscription Rights in exchange for a Claim against Debtors other than Bonanza Creek Operating that does not constitute a security for U.S. federal income tax purposes will be treated as a taxable exchange. A Holder of such Claim will generally recognize capital gain or loss on the exchange equal to the difference between (x) the aggregate fair market value of shares of New Common Stock and Subscription Rights received (excluding any portion attributable to accrued but unpaid interest) and (y) the Holder’s adjusted basis in the Claim, except that any gain recognized with respect to the Claim that is attributable to market discount generally will be treated as ordinary income. To the extent the shares of New Common Stock and/or Subscription Rights received are treated as attributable to accrued but unpaid interest on such Claim, such Holder will be required to include such amount as ordinary income. A Holder’s tax basis in the shares of New Common Stock and Subscription Rights received in exchange for such Claim will equal to the fair market value of the shares of New Common Stock and Subscription Rights, respectively. Such Holder’s holding period in the shares of New Common Stock will commence on the day after the date received.

Holders of General Unsecured Claims against Debtors other than Bonanza Creek Operating are urged to consult their tax advisors regarding the proper characterization of the exchange and the resulting U.S. federal income tax consequences to them.

(1)	Treatment of Subscription Rights

Exercise of Subscription Rights. A Holder that exercises its Subscription Right to acquire shares of New Common Stock generally will not be required to recognize income, gain or loss upon the exercise of such Subscription Right. Such Holder’s tax basis in shares of New Common Stock, received upon the exercise of such Subscription Right will be equal to the Holder’s tax basis in such Subscription Right plus the exercise price paid by the Holder. Generally, a Holder’s holding period in the shares of New Common Stock will commence on the day after the date received. Holders of Claims constituting securities for U.S. federal income tax purposes should consult their tax advisor regarding the possibility that the holding period of the Claim exchanged will be tacked onto the holding period of a portion of their New Common Stock.

Lapse of Subscription Rights. If a Holder allows its Subscription Right to expire unexercised, such Holder will recognize capital loss equal to its basis in the Subscription Right.

(iii)	RBL Credit Facility Secured Claims

Each Holder of an Allowed RBL Credit Facility Secured Claim will be entitled to receive, at the election of the Debtors (A) payment in full in cash of such Claim, (B) such Holder’s ratable share of participation in the Exit RBL Facility or (C) a debt instrument pursuant to section 1129(b)(2)(A) of the Bankruptcy Code (“Takeback Notes”).

(1)	Holders of the Allowed RBL Credit Facility Secured Claims That Receive Their Ratable Share of Participation in the Exit RBL Facility or Takeback Notes (collectively, the “New Debt Instruments”)

Consummation of the Plan may result in a “significant modification” of the obligations under the RBL Credit Facilities as of the Effective Date for U.S. federal income tax purposes. Generally, a modification of a debt instrument will be treated as resulting in a “deemed exchange” for U.S. federal income tax purposes of an old debt instrument for a new debt instrument if the modification is “significant.” The applicable Treasury Regulations provide that a modification of a debt instrument generally is a “significant modification” for U.S. federal income tax purposes, if, based on all the facts and circumstances and considering certain modifications of the debt instrument collectively, the degree to which the legal rights and obligations are altered is “economically significant.” If there is a “significant modification,” there would be a deemed taxable exchange of the RBL Credit Facility Secured Claim for the applicable New Debt Instrument unless the RBL Credit Facility and the applicable New Debt Instrument are both treated as securities.

It is uncertain whether the RBL Credit Facility or the New Debt Instruments constitute securities for U.S. federal income tax purposes. If the RBL Credit Facility and the applicable New Debt Instrument constitute securities, a Holder’s receipt of such New Debt Instrument in exchange for its RBL Credit Facility Secured Claim pursuant to the Plan will qualify for reorganization exchange treatment. Under this treatment, a Holder of such Claim who realizes gain or loss will not be permitted to recognize such gain or loss, except, as described above in “Allocation of Payment between Principal and Interest,” to the extent any portion of such Holder's recovery would be allocable to interest, such portion would be treated as interest income to the U.S. Holder, and conversely such Holder may be permitted to recognize a loss to the extent it had taken accrued interest into income but receives no payment. The Holder’s aggregate adjusted tax basis in such New Debt Instrument will be equal to the adjusted tax basis of the Claim exchanged therefor, except that such Holder’s basis in any New Debt Instrument attributable to accrued interest, if any shall be equal to the fair market value of such New Debt Instrument. The Holder will have a holding period for such New Debt Instrument received that includes the holding period for the Claim exchanged therefor, except that the holding period for any New Debt Instrument attributable to accrued interest, if any, shall begin on the day after the date received.

If either of the RBL Credit Facility or the applicable New Debt Instrument does not constitute a security, the receipt of the applicable New Debt Instrument in exchange for such Holder’s Claim in the RBL Credit Facility will be treated as a taxable exchange for U.S. federal income tax purposes. The Holder will generally recognize capital gain or loss on the exchange equal to the difference between (x) the fair market value of such New Debt Instrument received (excluding any portion attributable to accrued but unpaid interest) and (y) the Holder’s adjusted basis in the Claim, except that any gain recognized with respect to the Claim that is attributable to market discount generally will be treated as ordinary income. To the extent that the Holder’s share of such New Debt Instrument received is treated as attributable to accrued but unpaid interest on the RBL Credit Facility Secured Claim, the Holder will be required to include such amount as ordinary income. The Holder’s tax basis in such New Debt Instrument received in exchange for its Claim will equal the fair market value of the New Debt Instrument. The Holder’s holding period in such New Debt Instrument will commence on the day after the date received.

Holders of RBL Credit Facility Secured Claims are urged to consult their tax advisors regarding the proper characterization of the exchange and the resulting U.S. federal income tax consequences to them.

(2)	Consequences to Holders of New Debt Instrument

Original Issue Discount. It is possible that some or all stated interest on the applicable New Debt Instrument will be treated as OID for U.S. federal income tax purposes. This could result if some of the interest on the applicable New Debt Instrument is not unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In such case, a Holder of a New Debt Instrument would generally be required to include OID in gross income (as ordinary income) as it accrues (on a constant yield to maturity basis) over the term of the applicable New Debt Instrument in advance of the receipt of cash payments attributable to that income.

Under these rules, the amount of OID required to be included in income would generally equal the sum of the “daily portions” of OID with respect to the applicable New Debt Instrument for each day during the taxable year or portion of the taxable year in which the Holder held such New Debt Instrument (“accrued OID”). The daily portion is determined by allocating to each day in each “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for the applicable New Debt Instrument may be of any length and may vary in length over the term of the applicable New Debt Instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period would be an amount equal to the excess, if any, of (i) the product of the applicable New Debt Instrument adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the aggregate of all qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the applicable New Debt Instrument at the beginning of the final accrual period. The adjusted issue price of the applicable New Debt Instrument at the beginning of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period, and reduced by any payments previously made on the New Debt Instrument. Under these rules, Holders of the New Debt Instruments generally would include in income increasingly greater amounts of OID in successive accrual periods.

A Holder’s tax basis in the applicable New Debt Instrument Debt will be increased by the amount of OID included in the Holder’s gross income and will be decreased by the amount of any payments received by the Holder with respect to such New Debt Instrument, whether the payments are denominated as principal or interest.

(3)	Holders of RBL Credit Facility Secured Claims That Receive Cash

The receipt of cash by a Holder of a RBL Credit Facility Secured Claim will be treated as a taxable exchange of such Holder’s Claim for cash. Such Holders generally will recognize capital gain or loss on the exchange equal to the difference between (x) cash received in exchange for such Claim received (excluding any portion attributable to accrued but unpaid interest) and (y) the Holder’s adjusted basis in the Claim, except that any gain recognized with respect to the Claim that is attributable to market discount generally will be treated as ordinary income. To the extent that the cash received is treated as attributable to accrued but unpaid interest on such Claim, the Holder will be required to include such amount as ordinary income. Any amount attributable to accrued but unpaid interest will be taxable to the Holder as interest income if such amount has not been previously included in the Holder’s gross income for U.S. federal income tax purposes.

(b)	Existing Equity Interests

The outstanding stock of Bonanza Creek will be canceled pursuant to the Plan. Holders of Bonanza Creek shares will receive shares of New Common Stock and Warrants in exchange therefor.

The receipt of New Common Stock and Warrants in exchange for Bonanza Creek shares pursuant to the Plan will qualify for reorganization exchange treatment for U.S. federal income tax purposes. Although not entirely clear, under this treatment, a Holder of such shares who realizes gain or loss will not be permitted to recognize any such gain or loss. Such Holder’s tax basis in its Bonanza Creek shares will be allocated between the shares of New Common Stock and Warrants received based on their relative fair market values on the Effective Date. Such Holder will have a holding period in the New Common Stock and Warrants received that includes the holding period for the Bonanza Creek shares exchanged for their canceled shares.

Exercise of Warrants. A Holder that exercises its Warrant to acquire shares of New Common Stock generally will not be required to recognize income, gain or loss upon exercise of such right. Such Holder’s tax basis in shares of New Common Stock received upon the exercise of such Warrant will be equal to the Holder’s tax basis in such Warrant plus the exercise price paid by the Holder. Generally, a Holder’s holding period in the shares of New Common Stock will commence on the day after the date received. Holders of Bonanza Creek shares should consult their tax advisor regarding the possibility that the holding period of the Bonanza Creek shares exchanged will be tacked onto the holding period of a portion of their New Common Stock.

Lapse of Warrants. If a Holder allows its Warrant to expire unexercised, such Holder will recognize capital loss equal to its basis in the Warrant.

D.	Information Reporting and Backup Withholding

Distributions or payments made pursuant to the Plan may be subject to backup withholding unless the Holder to which distribution or payment is made: (i) is included in certain exempt categories of persons (which generally include corporations) and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividend and interest income. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the Holder’s U.S. federal income tax liability, provided required information is timely furnished to the IRS.

E.	FATCA

Legislation commonly referred to as “FATCA” generally impose withholding of 30% on payments of dividends on the New Common Stock, interest on the New Debt Instruments and,

after December 31, 2018, on proceeds of sales or redemptions of the New Common Stock and New Debt Instruments to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Holders are urged to consult their tax advisors regarding the effects of FATCA.

Each Debtor and Disbursing Agent will withhold all amounts required by law to be withheld from payments of interest. Each Debtor and Disbursing Agent will comply with all applicable reporting requirements of the Internal Revenue Code.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS BEFORE VOTING ON THE PLAN.

The foregoing discussion is intended only as a summary of certain U.S. federal income tax consequences of the Plan, does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular Holder of a Claim or interest in light of such Holder’s circumstances and tax situation and is not a substitute for consultation with a tax advisor.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ARE strongly URGED TO CONSULT WITH THEIR TAX ADVISORS about the federal, state, local, and applicable non-U.S. income and other tax consequences to them under the Plan, including with respect to tax reporting and recordkeeping requirements.

Article XI

Recommendation

The Debtors believe that confirmation and consummation of the Plan are in the best interests of the Debtors, their Estates and their creditors. The Plan provides for an equitable distribution to holders of Claims. The Debtors believe that any alternative to confirmation of the Plan, such as liquidation under chapter 7 of the Bankruptcy Code, could result in significant delay, litigation and additional costs, as well as a reduction in the distributions to holders of Claims in certain Classes. Consequently, the Debtors urge all eligible holders of impaired Claims to vote to ACCEPT the Plan and to complete and submit their Ballots so that they will be RECEIVED by the Solicitation and Claims Agent on or before the Voting Deadline.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

Bonanza Creek Energy, Inc. (for itself and on behalf of all Debtors)

By:	/s/ Richard Carty
Name: Richard Carty
Title: President and Chief Executive Officer

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re: BONANZA CREEK ENERGY, INC., et al., Debtors.[1]	) ) ) ) ) ) )	Chapter 11 Case No. 17-__________ (___) Joint Administration Requested
)

DEBTORS’ JOINT PREPACKAGED PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

DAVIS POLK & WARDWELL LLP
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 450-4000

Facsimile: (212) 607-7983
Marshall S. Huebner

Brian M. Resnick

Daniel M. Silberger

Counsel to the Debtors
and Debtors in Possession

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7700

Facsimile: (302) 651-7701

Mark D. Collins (No. 2981)

Amanda R. Steele (No. 5530)

Brendan J. Schlauch (No. 6115)

Counsel to the Debtors
and Debtors in Possession

Dated:	December 23, 2016
Wilmington, Delaware

1 The Debtors and debtors in possession in these cases and the last four digits of their respective Employer Identification Numbers are: Bonanza Creek Energy, Inc. (0631), Bonanza Creek Energy Operating Company, LLC (0537), Bonanza Creek Energy Resources, LLC (6378), Holmes Eastern Company, LLC (5456), Rocky Mountain Infrastructure, LLC (6659), Bonanza Creek Energy Upstream LLC (6378) and Bonanza Creek Energy Midstream, LLC (6378). The Debtors’ mailing address is 410 17th Street, Suite 1400, Denver, Colorado 80202.

Page

Article 1

Article 2

Treatment of Administrative Expense Claims and Priority Tax Claims	17
Section 2.1. Treatment of Administrative Expense Claims	17
Section 2.2. Treatment of Priority Tax Claims	18

Article 3

Classification and Treatment of Other Claims and Interests	18

Section 3.1. Classes and Treatment of Claims Against and Interests in the Debtors	19
Section 3.2. Treatment of Claims Against and Interests in the Debtors	21
Section 3.3. Treatment of Intercompany Claims	23

Article 4

Acceptance or Rejection of the Plan	24

Section 4.1. Voting of Claims	24
Section 4.2. Presumed Acceptance of Plan	24
Section 4.3. Deemed Rejection of Plan	24
Section 4.4. Acceptance by Impaired Classes	24
Section 4.5. Elimination of Vacant Classes	24
Section 4.6. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	24
Section 4.7. Modification and Severability as to Debtors; Reservation of Rights	25

Article 5

Implementation of the Plan	25

Article 6

Provisions Governing Distributions	28

Article 7

Filing of Administrative Expense Claims	33

Section 7.1. Professional Fee Claims	33
Section 7.2. Administrative Expense Claims	33

Article 8

Disputed Claims	34

Article 9

Executory Contracts and Unexpired Leases	37

Article 10

Provisions Regarding Governance of the Reorganized Debtors	44

Section 10.1. Organizational Action	44
Section 10.2. Organizational Documents	44
Section 10.3. Directors and Officers of the Reorganized Debtors	45

ii

Article 11

Effect of Confirmation	46

Article 12

Conditions Precedent to Confirmation and Effectiveness of the Plan	52

Section 12.1. Conditions to Confirmation	52
Section 12.2. Conditions to Effectiveness	53
Section 12.3. Waiver of Conditions to Confirmation or Effectiveness	54

Article 13

Modification, Revocation or Withdrawal of the Plan	54

Section 13.1. Plan Modifications	54
Section 13.2. Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date	54

Article 14

Retention of Jurisdiction by the Bankruptcy Court	55

Article 15

Miscellaneous	57

iii

Section 15.13. Further Assurances	60

Schedules

Schedule 9.2(a): Executory Contracts and Unexpired Leases to Be Assumed
Schedule 9.2(b): Executory Contracts and Unexpired Leases to Be Rejected

iv

Introduction

Pursuant to section 1121(a) of the Bankruptcy Code,2 the Debtors in the above-captioned jointly administered Chapter 11 Cases respectfully propose the Plan. The Debtors are the proponents of the Plan under section 1129 of the Bankruptcy Code. The Plan contemplates the reorganization of the Debtors and the resolution of all outstanding Claims against, and Interests in, the Debtors.

Pursuant to section 1125(g) of the Bankruptcy Code, votes to accept or reject a plan of reorganization may be solicited from holders of Claims or Interests entitled to vote on a plan if such solicitation complies with applicable nonbankruptcy law and if such holder was solicited before the commencement of the Chapter 11 Cases in a manner complying with applicable nonbankruptcy law. The Disclosure Statement that accompanies the Plan contains, among other things, a discussion of the Debtors’ history, businesses, properties and operations, projections for those operations, risk factors associated with the Debtors’ businesses and the Plan, and a summary and analysis of the Plan and certain related matters.

Article 1
Definitions and Rules of Interpretation

Section 1.1. Definitions

Unless the context requires otherwise, the following terms used in the Plan shall have the following meanings:

1.	“5¾% Senior Notes” means those certain 5¾% senior notes due 2023 issued in the aggregate principal amount of $300,000,000 pursuant to the 5¾% Senior Notes Indenture.

2.	“5¾% Senior Notes Guarantee Claim” means a Claim asserted against a Subsidiary Debtor by a holder of, and on account of, a 5¾% Senior Note.

3.	“5¾% Senior Notes Indenture” means that certain indenture, dated as of July 18, 2014, by and among Bonanza Creek, Delaware Trust Company, as trustee (as successor to Wells Fargo Bank, National Association), as the same may be amended, supplemented, revised or modified from time to time.

4.	“5¾% Senior Notes Parent Claim” means a Claim asserted against Bonanza Creek by a holder of, and on account of, a 5¾% Senior Note.

5.	“5¾% Senior Notes Trustee” means Delaware Trust Company, solely in its capacity as indenture trustee under the 5¾% Senior Notes Indenture.

6.	“6¾% Senior Notes” means those certain 6¾% senior notes due 2021 issued in the aggregate principal amount of $500,000,000 pursuant to the 2021 Senior Notes Indenture.

2 Capitalized terms shall have the meanings ascribed to them in Section 1.1 of the Plan.

7.	“6¾% Senior Notes Guarantee Claim” means a Claim asserted against a Subsidiary Debtor by a holder of, and on account of, a 6¾% Senior Note.

8.	“6¾% Senior Notes Indenture” means that certain indenture, dated as of April 9, 2013, by and among Bonanza Creek, each of the guarantors party thereto, Delaware Trust Company, as trustee (as successor to Wells Fargo Bank, National Association), as the same may be amended, supplemented, revised or modified from time to time.

9.	“6¾% Senior Notes Parent Claim” means a Claim asserted against Bonanza Creek by a holder of, and on account of, a 6¾% Senior Note.

10.	“6¾% Senior Notes Trustee” means Delaware Trust Company, solely in its capacity as indenture trustee under the 6¾% Senior Notes Indenture.

11.	“Administrative Expense Claim” means a Claim against any of the Debtors for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(2) of the Bankruptcy Code, including, but not limited to, Professional Fee Claims, the Backstop Fee and the Termination Fee (as defined in the Backstop Agreement).

12.	“Administrative Expense Claim Bar Date” means the date that is 30 calendar days after the Effective Date.

13.	“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

14.	“Allowed” means, as to a Claim or an Interest, a Claim or an Interest allowed under the Plan, under the Bankruptcy Code, by a Final Order, or by agreement, as applicable. For the avoidance of doubt, (a) there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (b) Unimpaired Claims shall be Allowed to the same extent that such Claims would be allowed under applicable nonbankruptcy law.

15.	“Assumption Effective Date” means the date upon which the assumption of an executory contract or unexpired lease under the Plan is deemed effective, which in no case shall be later than the Effective Date unless otherwise agreed to by the relevant Assumption Party.

16.	“Assumption Party” means a counterparty to an executory contract or unexpired lease to be assumed and/or assigned by the applicable Debtor under the Plan.

17.	“Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, and 547 through and including 553 of the Bankruptcy Code

18.	“Backstop Agreement” means that certain Backstop Commitment Agreement to be entered into by Bonanza Creek and the Backstop Parties.

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19.	“Backstop Fee” means the Commitment Premium (as defined in the Backstop Agreement) to be paid to the Backstop Parties on the Effective Date in the form of New Common Stock pursuant to the Backstop Agreement.

20.	“Backstop Parties” means those parties that agree to backstop the Rights Offering pursuant to the Backstop Agreement, each in its respective capacity as such.

21.	“Ballot” means the voting form distributed to each holder of an Impaired Claim entitled to vote on the Plan, on which the holder is to indicate acceptance or rejection of the Plan in accordance with the Voting Instructions and make any other elections or representations required pursuant to the Plan.

22.	“Bankruptcy Code” means title 11 of the United States Code, as now in effect or hereafter amended, to the extent applicable to the Chapter 11 Cases.

23.	“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, and, with respect to withdrawal of any reference under section 157 of title 28 of the United States Code and/or order of a district court pursuant to section 157(a) of title 28 of the United States Code with respect to the Chapter 11 Cases, the United States District Court for the District of Delaware.

24.	“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, each as now in effect or as hereafter amended, to the extent applicable to the Chapter 11 Cases.

25.	“Beneficial Ballots” means the ballots upon which Beneficial Holders shall indicate to Nominees their acceptance or rejection of the Plan in accordance with the Voting Instructions.

26.	“Beneficial Holder” means, with respect to any security, the Entity having the Beneficial Ownership of such security.

27.	“Beneficial Ownership” means, with respect to any security, “beneficial ownership” of such security as determined pursuant to Rule 13d-3 of the Exchange Act.

28.	“Board” means, as of any date prior to the Effective Date, Bonanza Creek’s then-existing board of directors, including any duly formed committee thereof.

29.	“Bonanza Creek” means Bonanza Creek Energy, Inc.

30.	“Bonanza Creek Operating” means Bonanza Creek Energy Operating Company, LLC.

31.	“Business Day” means any day other than a Saturday, a Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

32.	“Cash” means legal tender of the United States of America or equivalents thereof, including, without limitation, payment in such tender by check, wire transfer or any other customary payment method.

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33.	“Cause of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

34.	“Chapter 11 Cases” means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on or after the Petition Date (and not otherwise dismissed), currently pending in the Bankruptcy Court with the case numbers as set forth in Schedule A to the Plan, that are jointly administered in the case styled In re Bonanza Creek Energy, Inc., et al., Case No. [•]-[•].

35.	“Claim” means a “claim” as defined in section 101(5) of the Bankruptcy Code.

36.	“Claims Objection Deadline” means 11:59 p.m. (prevailing Eastern Time) on the 365th calendar day after the Effective Date, subject to further extensions and/or exceptions as may be ordered by the Bankruptcy Court.

37.	“Class” means any group of Claims or Interests classified by the Plan pursuant to section 1122(a) of the Bankruptcy Code.

38.	“Collateral” means any property or interest in property of any Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance and is not otherwise invalid under the Bankruptcy Code or other applicable law.

39.	“Confirmation” means confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

40.	“Confirmation Date” means the date on which the Confirmation Order is entered by the Bankruptcy Court on its docket.

41.	“Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

42.	“Confirmation Order” means the order of the Bankruptcy Court entered pursuant to section 1129 of the Bankruptcy Code confirming the Plan in form and substance reasonably acceptable to the Required Supporting Noteholders.

43.	“Contingent” means, when used in reference to a Claim, any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by,

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an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

44.	“Creditor” means any holder of a Claim against any of the Debtors.

45.	“Cure” means a distribution made by the Reorganized Debtors following the Effective Date pursuant to an executory contract or unexpired lease assumed under section 365 or 1123 of the Bankruptcy Code (i) in an amount equal to the Proposed Cure (including if such Proposed Cure is zero dollars) or (ii) if a Treatment Objection is filed with respect to the applicable Proposed Cure, then in an amount equal to the unpaid monetary obligations owing by the applicable Debtor and required to be paid pursuant to section 365(b) of the Bankruptcy Code, as may be (x) determined by Final Order or (y) otherwise agreed upon by such Debtor and the applicable Assumption Party, which agreement shall be reasonably acceptable to the Required Supporting Noteholders.

46.	“D&O Liability Insurance Policies” means all insurance policies for directors’, managers’ and officers’ liability (including employment practices liability and fiduciary liability) maintained by the Debtors prior to the Effective Date, including as such policies may extend to employees, and any such policies that are “tail” policies.

47.	“Debtors” means Bonanza Creek Energy, Inc., Bonanza Creek Energy Operating Company, LLC, Bonanza Creek Energy Resources, LLC, Holmes Eastern Company, LLC, Rocky Mountain Infrastructure, LLC, Bonanza Creek Energy Upstream LLC, and Bonanza Creek Energy Midstream, LLC. To the extent that the context requires any reference to the Debtors after the Effective Date, Debtors shall mean the Reorganized Debtors.

48.	“Debtors’ Case Information Website” means the website to be established by the Solicitation and Claims Agent after the Petition Date that will contain information regarding the Chapter 11 Cases.

49.	“Disallowed” means, when used in reference to a Claim, all or that portion, as applicable, of any Claim against any Debtor that has been disallowed under the Plan, the Bankruptcy Code, applicable law, or by a Final Order.

50.	“Disbursing Agent” means Reorganized Bonanza Creek or any Person or Entity designated or retained by the Reorganized Debtors, in their sole discretion and without the need for any further order of the Bankruptcy Court, to serve as disbursing agent under the Plan.

51.	“Disclosure Statement” means the disclosure statement relating to the Plan, including all exhibits, appendices and schedules thereto, as amended, supplemented or modified from time to time.

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52.	“Disputed” means, when used in reference to a Claim, any Claim against any of the Debtors or any portion thereof that is neither an Allowed Claim nor a Disallowed Claim.

53.	“Disputed Claims Reserve” means a reserve of Warrants, New Common Stock, Subscription Rights, and Cash, in the same proportions and amounts as provided for in the Plan, that may be funded on or after the Effective Date pursuant to Section 8.4(b) hereof.

54.	“Distribution Date” means any of (i) the Initial Distribution Date, (ii) each Interim Distribution Date and (iii) the Final Distribution Date.

55.	“Distribution Record Date” means the Confirmation Date or, with respect to securities held by DTC, the Initial Distribution Date.

56.	“DTC” means The Depository Trust Company.

57.	“Effective Date” means the Business Day selected by the Debtors, in consultation with the Required Supporting Noteholders, that is (i) on or after the Confirmation Date and on which date no stay of the Confirmation Order is in effect and (ii) on or after the date on which the conditions to effectiveness of the Plan specified in Section 12.2 of the Plan have been either satisfied or waived as set forth herein.

58.	“Emergence Grants” has the meaning assigned to it in the Management Incentive Plan.

59.	“Employment Agreements” has the meaning set forth in Section 9.3(d) of the Plan.

60.	“Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.

61.	“Equity Release Consent Notice” means the notice distributed to each holder of Existing Equity Interests that provides such holder the option to not be a Releasing Party under Section 11.8 of the Plan and forgo the consideration or distributions set forth in Section 3.2(g) of the Plan.

62.	“Estate” means, individually, the estate of each of the Debtors and collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

63.	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

64.	“Excluded Parties” means, collectively, (a) the RBL Agent and any holder of an Allowed RBL Credit Facility Secured Claim if the holders of the Allowed RBL Credit Facility Secured Claims vote as a Class to reject the Plan and (b) any holder of Interests in or Claims against any Debtor, or any other Person, that (i) seeks any relief materially adverse to the Restructuring Transactions, (ii) is entitled to vote on the Plan and does not vote to accept the Plan, (iii) opts out of any third-party releases sought in connection with the Plan, or (iv) objects to the Plan or supports an objection to the Plan.

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65.	“Existing Equity Interests” means all Interests in Bonanza Creek immediately prior to the commencement of Bonanza Creek’s Chapter 11 Case, including all equity, warrants, options and common shares.

66.	“Exit RBL Facility” means the new or amended credit facility under the Exit RBL Facility Documents.

67.	“Exit RBL Facility Documents” means all loan, security and other documents and filings, in each case related to the Exit RBL Facility subject to the terms set forth in the Plan Supplement, which terms shall be reasonably acceptable to the Required Supporting Noteholders.

68.	“Final Distribution Date” means a date selected by the Reorganized Debtors in their sole discretion that is no earlier than 20 calendar days after the date on which all Disputed General Unsecured Claims and Disputed Unsecured Trade Claims have become either Allowed Claims or Disallowed Claims.

69.	“Final Order” means an order or judgment of the Bankruptcy Court or any other court of competent jurisdiction that has been entered on the docket in the Chapter 11 Cases (or the docket of such other court) that is not subject to a stay and has not been modified, amended, reversed or vacated and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired.

70.	“FT Agreement Claim” means, collectively, the NGL FT Agreement Claim and the Silo FT Agreement Claim.

71.	“General Unsecured Claim” means Notes Claims, Rejection Claims and FT Agreement Claims.

72.	“Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

73.	“Impaired” means, when used in reference to a Claim, any Claim against any of the Debtors that is impaired within the meaning of section 1124 of the Bankruptcy Code.

74.	“Indemnification Obligation” means any obligation of any Debtor to indemnify directors, officers or employees of any of the Debtors who served in such capacity, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, whether pursuant to agreement, the Debtors’ respective articles or certificates of incorporation, corporate charters, bylaws, operating agreements

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or similar corporate documents or other applicable contract or law in effect as of the Effective Date.

75.	“Indentures” means the 5¾% Senior Notes Indenture and the 6¾% Senior Notes Indenture.

76.	“Indenture Trustees” means, collectively, the 5¾% Senior Notes Trustee and the 6¾% Senior Notes Trustee.

77.	“Initial Distribution Date” means a date selected by the Reorganized Debtors that is on or as soon as reasonably practicable after the Effective Date, which shall be the date on which initial distributions under the Plan are made.

78.	“Insurance Plans” means the Debtors’ insurance policies and any agreements, documents or instruments relating thereto entered into before the Petition Date.

79.	“Intercompany Claim” means any Claim by a Debtor against another Debtor.

80.	“Intercompany Contract” means a contract solely between two or more Debtors entered into before the Petition Date.

81.	“Interest” means any equity security within the meaning of section 101(16) of the Bankruptcy Code, including, without limitation, all issued, unissued, authorized or outstanding limited liability company membership interests (including common and preferred) or other equity interests, together with any warrants, options, convertible securities, liquidating preferred securities or contractual rights to purchase or acquire any such equity interests at any time and all rights arising with respect thereto.

82.	“Interim Distribution Date” means the date that is no later than 180 calendar days after the Initial Distribution Date or the most recent Interim Distribution Date thereafter, which shall be the date on which interim distributions under the Plan are made, with such periodic Interim Distribution Dates occurring until the Final Distribution Date has occurred, it being understood that the Reorganized Debtors may increase the frequency of Interim Distribution Dates in their sole discretion as circumstances warrant.

83.	“Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code.

84.	“Local Rules” means the Local Bankruptcy Rules of the United States Bankruptcy Court for the District of Delaware.

85.	“Management Incentive Plan” means the management incentive plan that provides for the issuance of up to 10% of the New Common Stock on a fully diluted basis in the form of options and/or other equity-based compensation to management and directors of Reorganized Bonanza Creek as determined by the New Board, which shall be substantially in the form set forth in the Plan Supplement.

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86.	“Master Ballots” means the master ballots upon which the Nominees of Beneficial Holders shall reflect the acceptances and rejections of the Plan by their respective Beneficial Holders in accordance with the Voting Instructions.

87.	“New Board” means the board of directors of Reorganized Bonanza Creek on the Effective Date as specified in Section 10.3 hereof.

88.	“New Certificate of Incorporation” means the certificate of incorporation of Reorganized Bonanza Creek, which shall be substantially in the form set forth in the Plan Supplement.

89.	“New Common Stock” means the shares of common stock, par value $.01 per share, of Reorganized Bonanza Creek to be authorized and issued hereunder or for purposes specified herein, which shall be entitled to a single vote per share on all matters on which the New Common Stock is entitled to vote.

90.	“New Equity Securities” means, collectively, the New Common Stock and the Warrants.

91.	“New NGL Agreement” means that certain new crude oil purchase and sale agreement by and between the Reorganized Debtors and NGL to be entered into on the Effective Date, the form of which shall be contained in the Plan Supplement.

92.	“NGL” means NGL Crude Logistics, LLC.

93.	“NGL FT Agreement” means that certain Agreement Regarding the Term Purchase of Crude Oil from Bonanza Creek Energy Operating Company, LLC to NGL Crude Logistics, LLC, dated October 1, 2014, by and between NGL Crude Logistics, LLC and Bonanza Creek Energy Operating Company, LLC, as may be amended, restated, supplemented or modified from time to time.

94.	“NGL FT Agreement Claim” means any and all Claims of NGL Crude Logistics, LLC against Bonanza Creek Energy Operating Company, LLC, arising out of or related to the NGL FT Agreement including, for the avoidance of doubt, any Contingent and/or Unliquidated Claim.

95.	“Nominee” means any broker, dealer, commercial loans institution, financial institution or other nominee (or its mailing agent) in whose name securities are registered or held of record on behalf of a Beneficial Holder.

96.	“Notes” means, collectively, the 5¾% Senior Notes and the 6¾% Senior Notes.

97.	“Notes Claims” means, collectively, the Notes Parent Claims and the Notes Guarantee Claims.

98.	“Notes Guarantee Claims” means, collectively, the 5¾% Senior Notes Guarantee Claims and the 6¾% Senior Notes Guarantee Claims.

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99.	“Notes Parent Claims” means, collectively, the 5¾% Senior Notes Parent Claims and the 6¾% Senior Notes Parent Claims.

100.	“Notice of Intent to Assume or Reject” means a notice delivered by the Debtors or by the Reorganized Debtors pursuant to Article 9 of the Plan stating an intent to assume or reject an executory contract or unexpired lease and including a proposed Assumption Effective Date or Rejection Effective Date, as applicable, and, if applicable, a Proposed Cure and/or a statement of proposed assignment.

101.	“Other Priority Claim” means a Claim against any Debtor, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment pursuant to section 507(a) of the Bankruptcy Code.

102.	“Other Secured Claim” means any Secured Claim against any Debtor or portion thereof, and for the avoidance of doubt, excluding Priority Claims and RBL Credit Facility Secured Claims.

103.	“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code.

104.	“Petition Date” means, with respect to a Debtor, the date on which such Debtor commenced its Chapter 11 Case.

105.	“Plan” means this Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code, including the Plan Supplement and all exhibits, supplements, appendices and schedules to any of the foregoing, as any of them may be amended or modified from time to time hereunder or in accordance with applicable law.

106.	“Plan Documents” means the agreements, instruments and documents to be executed, delivered, assumed and/or performed in conjunction with the consummation of the Plan on and after the Effective Date, including, without limitation, those contained in the Plan Supplement.

107.	“Plan Supplement” means, collectively, the documents, agreements, instruments, schedules and exhibits and forms thereof, each in form and substance reasonably acceptable to the Required Supporting Noteholders, to be filed as specified in Section 15.4 of the Plan as the Plan Supplement, as each such document, agreement, instrument, schedule and exhibit and form thereof may be altered, restated, modified or replaced from time to time, including subsequent to the filing of any such documents. Each such document, agreement, instrument, schedule or exhibit or form thereof is referred to herein as a “Plan Supplement.” For the avoidance of doubt, Schedules 9.2(a) and 9.2(b) hereto shall not be deemed to be included in the “Plan Supplement.”[3]

108.	“Priority Claims” means, collectively, Priority Tax Claims and Other Priority Claims.

3 The Plan Supplement may include, among other documents, the following: (i) the organizational documents of the Reorganized Debtors; (ii) the form or material terms of the Exit RBL Facility Documents; (iii) the form of Warrant Agreement and (iv) the identity and affiliations of each director and officer of the Reorganized Debtors.

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109.	“Priority Tax Claim” means a Claim (whether secured or unsecured) of a Governmental Unit against any Debtor entitled to priority pursuant to section 507(a)(8) or specified under section 502(i) of the Bankruptcy Code.

110.	“Professional” means a person retained in the Chapter 11 Cases by separate Bankruptcy Court order pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise.

111.	“Professional Fee Claims” means an Administrative Expense Claim of a Professional against any Debtor for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements incurred during the period from the Petition Date through and including the Confirmation Date.

112.	“Proof of Claim” means a proof of claim against a Debtor filed by a holder of a Claim against any Debtor.

113.	“Proposed Cure” means, for a particular executory contract or unexpired lease, the consideration that the Debtors propose, in consultation with the Required Supporting Noteholders (which may be zero or some amount greater than zero) on a Notice of Intent to Assume or Reject as full satisfaction of the Debtors’ obligations with respect to such executory contract or unexpired lease pursuant to section 365(b) of the Bankruptcy Code.

114.	“Ratable Share” means, as of a date certain:

(i)	For an Allowed RBL Credit Facility Secured Claim, the ratio of such Allowed RBL Credit Facility Secured Claim to the aggregate amount of all Allowed RBL Credit Facility Secured Claims as of such date.

(ii)	For an Allowed General Unsecured Claim against a Debtor, the ratio of such Allowed General Unsecured Claim to the aggregate amount of all Allowed General Unsecured Claims against such Debtor as of such date.

(iii)	For an Allowed Existing Equity Interest, the ratio of such Allowed Existing Equity Interest to the aggregate amount of all Allowed Existing Equity Interests as of such date.

115.	“RBL Agent” means KeyBank National Association, solely in its capacity as administrative agent and issuing lender under the RBL Credit Facility.

116.	“RBL Credit Agreement” means the Credit Agreement dated as of March 29, 2011, as amended, restated, supplemented or otherwise modified from time to time, among Bonanza Creek, as borrower, the RBL Agent, as administrative agent, and the RBL Lenders.

117.	“RBL Transaction Documents” means the RBL Credit Agreement and the other Loan Documents (as defined in the RBL Credit Agreement).

118.	“RBL Credit Facility” means the credit facility under the RBL Credit Agreement.

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119.	“RBL Credit Facility Secured Claim” means a Claim of the RBL Agent or any RBL Lender against a Debtor arising out of or related to the RBL Credit Facility including, for the avoidance of doubt, any Contingent and/or Unliquidated Claim.

120.	“RBL Lender” means any lender from time to time party to the RBL Credit Agreement, solely in its capacity as such.

121.	“Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the holder thereof so as to leave such Claim or Interest Unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding and without giving effect to any contractual provision or applicable law that entitles a Creditor to demand or receive accelerated payment of a Claim after the occurrence of a default, (A) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (B) reinstating the maturity of such Claim as such maturity existed before such default, (C) compensating the Creditor for any damages incurred as a result of any reasonable reliance by such Creditor on such contractual provision or such applicable law and (D) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Creditor; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, without limitation, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated to accomplish Reinstatement.

122.	“Rejection Bar Date” means the deadline for filing Proofs of Claim arising from the rejection of an executory contract or unexpired lease pursuant to the Plan, which deadline shall be 30 calendar days after the Debtors serve notice of the entry of an order (including, without limitation, the Confirmation Order) approving the rejection of such executory contract or unexpired lease.

123.	“Rejection Claim” means a Claim against any Debtor under section 502(g) of the Bankruptcy Code.

124.	“Rejection Effective Date” means the date upon which the rejection of an executory contract or unexpired lease under the Plan is deemed effective.

125.	“Rejection Party” means a counterparty to an executory contract or unexpired lease to be rejected by the Debtors under the Plan.

126.	“Released Parties” means, in each case excluding the Excluded Parties, (i) the Debtors; (ii) the Reorganized Debtors; (iii) the RBL Agent; (iv) the RBL Lenders; (v) holders of Notes Claims; (vi) the Indenture Trustees; (vii) NGL; and (viii) as to each of the foregoing Entities in clauses (i) through (vii), each such Entity’s predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and their current and

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former officers, directors, managers, partners, principals, shareholders, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other Professionals (in each case as to the foregoing Entities in clauses (i) through (viii), solely in their capacity as such).

127.	“Reorganized Bonanza Creek” means Bonanza Creek and any successor thereto, whether by merger, consolidation or otherwise, on and after the Effective Date.

128.	“Reorganized Debtors” means the Debtors and any successors thereto, whether by merger, consolidation or otherwise, on and after the Effective Date.

129.	“Reorganized Subsidiary Debtors” means the Reorganized Debtors other than Reorganized Bonanza Creek.

130.	“Reorganized Subsidiary Debtors’ Operating Agreements” means the operating agreements of the Reorganized Subsidiary Debtors that are corporations.

131.	“Reorganized Subsidiary Debtors’ Certificates of Formation” means the certificates of formation of the Reorganized Subsidiary Debtors or, if any Reorganized Subsidiary Debtor is merged into another Entity pursuant to, as applicable, the Restructuring Transactions, then the surviving Entity of such merger.

132.	“Required Supporting Noteholders” has the meaning given to it in the Restructuring Support Agreement.

133.	“Restructuring Support Agreement” means the restructuring support agreement (as amended, supplemented or otherwise modified from time to time) by and among Bonanza Creek, the Guarantors (as defined therein), NGL, and the Supporting Noteholders party thereto from time to time, dated as of December 23, 2016.

134.	“Restructuring Transactions” means those transactions described in Section 5.5 of the Plan.

135.	“Rights Offering” means that certain rights offering pursuant to which certain holders of General Unsecured Claims are entitled to receive Subscription Rights to acquire New Common Stock in accordance with the Rights Offering Procedures.

136.	“Rights Offering Equity” means the New Common Stock distributed in connection with the Rights Offering upon exercise of the Subscription Rights.

137.	“Rights Offering Procedures” means the procedures for the implementation of the Rights Offering approved by the Bankruptcy Court in the form attached to the Disclosure Statement as Appendix F.

138.	“Section 510(b) Claim” means a Claim or Cause of Action against any of the Debtors (i) arising from rescission of a purchase or sale of shares, notes or any other securities of any of the Debtors or an Affiliate of any of the Debtors, (ii) for damages arising from the

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purchase or sale of any such security, (iii) for violations of the securities laws, misrepresentations or any similar Claims related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (iv) for reimbursement, contribution or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of securities or (v) for attorneys’ fees, other charges or costs incurred on account of any of the foregoing Claims or Causes of Action.

139.	“Secured Claim” means a Claim: (a) secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

140.	“Securities Act” means the Securities Act of 1933, as amended.

141.	“Servicer” means an indenture trustee, owner trustee, pass-through trustee, subordination agent, agent, servicer or any other authorized representative of Creditors recognized by the Debtors or the Reorganized Debtors.

142.	“Settlement Consideration” means the consideration transferred to the holders of Existing Equity Interests in exchange for the release by such holders of the Released Parties, consisting of (i) 4.5% of the New Common Stock, subject to dilution by the Management Incentive Plan, Warrants and the Rights Offering Equity and (ii) the Warrants.

143.	“Severance Plan” has the meaning set forth in Section 9.3(d) of the Plan.

144.	“Silo FT Agreement” means that certain Agreement Regarding the Term Purchase of Crude Oil to Silo Energy, LLC, dated as of October 8, 2014, by and between Silo Energy, LLC and Bonanza Creek Energy Operating Company, LLC, as may be amended, restated, supplemented or modified from time to time.

145.	“Silo FT Agreement Claim” means any and all Claims of Silo Energy, LLC against Bonanza Creek Energy Operating Company, LLC, arising out of or related to the Silo FT Agreement including, for the avoidance of doubt, any Contingent and/or Unliquidated Claim.

146.	“Solicitation and Claims Agent” means the Debtors’ solicitation agent, Prime Clerk LLC, which is located at 830 3rd Avenue, 9th Floor, New York, New York 10022.

147.	“Subscription Rights” means the subscription rights to acquire New Common Stock offer in accordance with the Rights Offering Procedures.

148.	“Subsidiary Debtors” means, collectively, each of the Debtors except Bonanza Creek.

149.	“Supporting Noteholders” has the meaning given to it in the Restructuring Support Agreement.

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150.	“Surety Bonds” means the surety bonds provided by the Debtors to third parties, pursuant to state and federal law, to secure the Debtors’ payment or performance of certain other obligations, including obligations owed to state or federal agencies, contractual obligations and obligations required by law.

151.	“Transfer” means as to any security or the right to receive a security or to participate in any offering of any security (each, a “security” for purposes of this definition), the sale, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, participation in or other disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing and whether or not directly or indirectly, to effect any of the foregoing. The term “constructive sale” for purposes of this definition means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any transaction that has substantially the same effect as any of the foregoing.

152.	“Treatment Objection” means an objection to the Debtors’ proposed assumption or rejection of an executory contract or unexpired lease pursuant to the provisions of the Plan (including an objection to the proposed Assumption Effective Date or Rejection Effective Date, the Proposed Cure and/or any proposed assignment, but not including an objection to any Rejection Claim) that is properly filed with the Bankruptcy Court and served in accordance with the Local Rules by the applicable Treatment Objection Deadline.

153.	“Treatment Objection Deadline” means the deadline for filing and serving a Treatment Objection, which deadline shall be 4:00 p.m. (prevailing Eastern Time) on, (i) for an executory contract or unexpired lease listed on Schedule 9.2(a) or 9.2(b) hereof, the 14th calendar day after the relevant schedule is filed and notice thereof is mailed, (ii) for an executory contract or unexpired lease the proposed treatment of which has been altered by an amended or supplemental Schedule 9.2(a) or 9.2(b), the 14th calendar day after such amended or supplemental schedule is filed and notice thereof is mailed, (iii) for an executory contract or unexpired lease for which a Notice of Intent to Assume or Reject is filed, the 14th calendar day after such notice is filed and mailed and (iv) for any other executory contract or unexpired lease, including any to be assumed or rejected by category pursuant to Section 9.1 or Section 9.3 of the Plan (without being listed on Schedule 9.2(a) or 9.2(b)), the deadline for objections to Confirmation of the Plan established pursuant to applicable order of the Bankruptcy Court.

154.	“Unimpaired” means any Claim or Interest that is not Impaired.

155.	“United States of America” or “United States” means the United States of America and its federal agencies.

156.	“Unliquidated” means, when used in reference to a Claim, any Claim, the amount of liability for which has not been fixed, whether pursuant to an agreement, applicable law or otherwise, as of the date on which such Claim is sought to be estimated.

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157.	“Unsecured Trade Claim” means any prepetition unsecured Claim against any of the Debtors that is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, RBL Credit Facility Secured Claim, Notes Claim, Rejection Claim, FT Agreement Claim, Intercompany Claim or Section 510(b) Claim including, without limitation, any unsecured Claim under section 506(a)(1) of the Bankruptcy Code.

158.	“Voting Deadline” means 6:00 p.m. (prevailing Eastern Time) on January 23, 2017.

159.	“Voting Instructions” means the instructions for voting on the Plan contained in Article V of the Disclosure Statement and the Ballots, the Master Ballots and the Beneficial Ballots.

160.	“Voting Record Date” means the record date for voting on the Plan, which shall be December 20, 2016.

161.	“Warrant” means the three (3) year warrants issued in accordance with this Plan, entitling their holders upon exercise thereof, on a pro rata basis, up to 7.5% of the total outstanding New Common Stock at a per share price based upon a total equity value of $1,450,000,000 of Reorganized Bonanza Creek and as more fully set forth in the Warrant Agreement.

162.	“Warrant Agreement” means the documents governing the Warrants, the form of which shall be contained in the Plan Supplement.

163.	“Workers’ Compensation Plan” means each of the Debtors’ written contracts, agreements, agreements of indemnity and qualified self-insurance for workers’ compensation, policies, programs and plans for workers’ compensation entered into prior to the Petition Date.

Section 1.2. Rules of Interpretation

Unless otherwise specified, all article, section, exhibit, schedule or Plan Supplement references in the Plan are to the respective article in, section in, exhibit to, schedule to or Plan Supplement to the Plan, as the same may be amended, waived or modified from time to time in accordance with the terms hereof or thereof. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained herein. Whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural and any pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender. Captions and headings in the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof. Whenever the words “include,” “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any references herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions.

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As to any reference in the Plan to a consent, approval or acceptance by any party, or to an issue, agreement, order or other document (or the terms thereof) that shall be reasonably acceptable to any such party, such consent, approval or acceptance shall not be unreasonably conditioned, delayed or withheld.

Section 1.3. Computation of Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply. If any payment, distribution, act or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

Section 1.4. References to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

Section 1.5. Exhibits; Schedules; Plan Supplement

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

Section 1.6. Consent Rights of Required Supporting Noteholders

Notwithstanding anything in the Plan to the contrary, any and all consent rights of the Required Supporting Noteholders set forth in the Restructuring Support Agreement with respect to the form and substance of this Plan, the Plan Supplement, the other Plan Documents, and any other Definitive Documentation (as defined in the Restructuring Support Agreement), including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in section 1.1 hereof) and fully enforceable as if stated in full herein until such time as the Restructuring Support Agreement is terminated in accordance with its terms.

Article 2
Treatment of Administrative Expense Claims and Priority Tax Claims

Section 2.1. Treatment of Administrative Expense Claims

(a)       Administrative Expense Claims

Except to the extent that the applicable holder of an Allowed Administrative Expense Claim agrees to less favorable treatment with the Debtors or Reorganized Debtors, each holder of an Allowed Administrative Expense Claim shall receive, on account of such Allowed Administrative Expense Claim, (i) payment in full in Cash (1) on or as soon as reasonably

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practicable after the Effective Date (for Claims Allowed as of the Effective Date), (2) on or as soon as practicable after the date such Claim is Allowed (or upon such other terms as may be agreed upon by such holder and the applicable Debtor or Reorganized Debtor) or (3) as otherwise ordered by the Bankruptcy Court or (ii) such other treatment as agreed by such holder of an Allowed Administrative Expense Claim and the Debtors or Reorganized Debtors.

Notwithstanding the foregoing, Allowed Administrative Expense Claims regarding assumed agreements, obligations incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases and non-ordinary course obligations approved by the Bankruptcy Court shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business (or as otherwise approved by the Bankruptcy Court) in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such Claims.

(b)       Professional Fee Claims

Except to the extent that the applicable holder of an Allowed Professional Fee Claim agrees to less favorable treatment with the Reorganized Debtors, each holder of a Professional Fee Claim shall be paid in full in Cash pursuant to Section 7.1 hereof.

Section 2.2. Treatment of Priority Tax Claims

Except to the extent that the applicable holder of an Allowed Priority Tax Claim has been paid by the Debtors before the Effective Date, or the applicable Reorganized Debtor and such holder agree to less favorable treatment with the Reorganized Debtors, each holder of an Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, at the option of the Debtors or Reorganized Debtors, (i) payment in full in Cash made on or as soon as reasonably practicable after the later of the Effective Date and the first Distribution Date occurring at least 20 calendar days after the date such Claim is Allowed, (ii) regular installment payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code or (iii) such other amounts and in such other manner as may be determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

The Reorganized Debtors shall have the right, in their sole discretion, to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.

Article 3
Classification and Treatment of Other Claims and Interests

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation and distribution pursuant to the Plan, as set forth herein. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any

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remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the official claims register without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

Except as otherwise specifically provided for in the Plan, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable non-bankruptcy law, in no event shall any holder of an Allowed Claim be entitled to receive payments that in the aggregate exceed the Allowed amount of such holder’s Claim. For the purpose of classification and treatment under the Plan, any Claim in respect of which multiple Debtors are jointly liable shall be treated as a separate Claim against each of the jointly liable Debtors.

Section 3.1. Classes and Treatment of Claims Against and Interests in the Debtors

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan does not contemplate and is conditioned on there being no substantive consolidation of any of the Debtors. For brevity and convenience, the classification and treatment of Claims and Interests have been arranged into one chart. Such classification shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal entities.

The following table designates the classes of Claims against and Interests in the Debtors and specifies which of those classes are (i) impaired or unimpaired by the Plan and (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to accept or reject the Plan.4

Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Voting Rights
1A-7A	Other Priority Claims	Each holder of an Allowed Other Priority Claim shall be entitled to payment in full in Cash.	Unimpaired	Deemed to Accept
1B-7B	Other Secured Claims	Each holder of an Allowed Other Secured Claim shall be entitled to payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; a distribution of the proceeds of the	Unimpaired	Deemed to Accept

4 The information in the table is provided in summary form, and is qualified in its entirety by Section 3.2 below.

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Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Voting Rights
sale or disposition of the Collateral securing such Claim, in each case, solely to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.
1C-7C	RBL Credit Facility Secured Claims	Each holder of an Allowed RBL Credit Facility Secured Claim shall be entitled to receive, in full and final satisfaction of its Allowed RBL Credit Facility Secured Claim, either (i) the treatment such holder is legally entitled to under section 1129(b)(2)(A) of the Bankruptcy Code or (ii) at the election of the Debtors, with the consent of the Required Supporting Noteholders, either (a) payment in full in Cash of such Claim or (b) such holder’s Ratable Share of participation in the Exit RBL Facility.	Impaired	Entitled to Vote
1D	General Unsecured Claims against Bonanza Creek	On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Bonanza Creek, each holder thereof shall be entitled to receive its Ratable Share of: (a) 29.4% of the New Common Stock subject to dilution by the Management Incentive Plan, Warrants, and the Rights Offering Equity and (b) 37.8% of the Subscription Rights.	Impaired	Entitled to Vote
2D	General Unsecured Claims against Bonanza Creek Operating	On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Bonanza Creek Operating, each holder thereof shall be entitled to receive its Ratable Share of 17.6% of the New Common Stock subject to dilution by the Management Incentive Plan, Warrants, and the Rights Offering Equity.	Impaired	Entitled to Vote
3D-7D	General Unsecured Claims against Debtors other than Bonanza	On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Debtors other than Bonanza Creek and Bonanza Creek Operating, each holder thereof shall be entitled to receive its Ratable Share of: (a) 48.5% of the New Common Stock subject to dilution by the Management	Impaired	Entitled to Vote

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Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Voting Rights
	Creek and Bonanza Creek Operating	Incentive Plan, Warrants, and the Rights Offering Equity and (b) 62.2% of the Subscription Rights.
1E-7E	Unsecured Trade Claims	Each holder of an Allowed Unsecured Trade Claim shall be entitled to payment in full in Cash or other treatment that will render the Claim Unimpaired.	Unimpaired	Deemed to Accept
1F-7F	Section 510(b) Claims	No distribution.	Impaired	Deemed to Reject
1G	Existing Equity Interests	No distribution.	Impaired	Deemed to Reject
2G-7G	Interests in Subsidiary Debtors	Reinstated or canceled.	Unimpaired	Deemed to Accept

Section 3.2. Treatment of Claims Against and Interests in the Debtors

(a)       Other Priority Claims (Class 1A-7A)

Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof) with the applicable Debtor or Reorganized Debtor, each holder of an Allowed Other Priority Claim against any of the Debtors shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, Cash in an amount equal to the Allowed amount of such Claim on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any applicable agreement between the Reorganized Debtors and the holder of such Claim.

(b)       Other Secured Claims (Class 1B-7B)

Except to the extent that the applicable Creditor agrees to less favorable treatment with the applicable Debtors or Reorganized Debtors, each holder of an Allowed Other Secured Claim shall receive, as determined by Debtors or Reorganized Debtors, and in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, one of the following treatments: (i) payment in Cash in the amount of such Allowed Other Secured Claim, (ii) Reinstatement of the legal, equitable and contractual rights of the holder relating to such Allowed Other Secured Claim, (iii) a distribution of the proceeds of the sale or disposition of the Collateral securing such Allowed Other Secured Claim solely to the extent of the value of the holder’s secured interest in such Collateral, (iv) a distribution of the Collateral securing such

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Allowed Other Secured Claim without representation or warranty by or recourse against the Debtors or Reorganized Debtors or (v) such other treatment as necessary to satisfy the requirements of section 1124 of the Bankruptcy Code. If an Other Secured Claim is satisfied under clause (i), (iii), (iv) or (v), the Liens securing such Other Secured Claim shall be deemed released without further action by any party. Each holder of an Allowed Other Secured Claim shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors.

Any distributions made pursuant to this Section 3.2(b) shall be made on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any agreement between the applicable Debtor and the holder of such Claim.

(c)       RBL Credit Facility Secured Claims (Class 1C-7C)

Each holder of an Allowed RBL Credit Facility Secured Claim shall be entitled to receive, in full and final satisfaction of its Allowed RBL Credit Facility Secured Claim, either (i) the treatment such holder is legally entitled to under section 1129(b)(2)(A) of the Bankruptcy Code or (ii) at the election of the Debtors, with the consent of the Required Supporting Noteholders, either (a) payment in full in Cash of such Claim or (b) such holder’s Ratable Share of participation in the Exit RBL Facility.

(d)       General Unsecured Claims (Class 1D-7D)

(i)       On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Bonanza Creek, each Holder thereof shall receive its Ratable Share of: (a) 29.4% of the New Common Stock subject to dilution by the Management Incentive Plan, Warrants, and the Rights Offering Equity and (b) 37.8% of the Subscription Rights.

(ii)       On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Bonanza Creek Operating, each Holder thereof shall receive its Ratable Share of 17.6% of the New Common Stock subject to dilution by the Management Incentive Plan, Warrants, and the Rights Offering Equity.

(iii)       On the Effective Date, in full satisfaction of each Allowed General Unsecured Claim against Debtors other than Bonanza Creek and Bonanza Creek Operating, each Holder thereof shall receive its Ratable Share of (a) 48.5% of the New Common Stock subject to dilution by the Management Incentive Plan, Warrants, and the Rights Offering Equity and (b) 62.2% the Subscription Rights.

(iv)       Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof), each holder of a General Unsecured Claim that is Disputed as of the Effective Date and becomes an Allowed General Unsecured Claim after the Effective Date, shall receive, on or as soon as reasonably practicable after the Distribution Date that is at least 20 calendar days after such General Unsecured Claim becomes an Allowed General Unsecured Claim, its Ratable Share of the consideration described above.

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(v)       The Note Claims shall be allowed in the aggregate principal amount of $800 million, plus all accrued and unpaid prepetition interest (equal to $14.88 million as of December 31, 2016), prepayment premiums (equal to $51.19 million as of December 31, 2016), allowable postpetition interest, and any other amounts or expenses payable under the Restructuring Support Agreement or Indentures and not otherwise accounted for.

(e)       Unsecured Trade Claims (Class 1E-7E)

Each holder of an Allowed Unsecured Trade Claim as of the Effective Date shall be entitled to payment in full in Cash; or other treatment that will render the Claim Unimpaired. The legal, equitable, and contractual rights of the holders of Unsecured Trade Claims are unaltered by this Plan.

(f)       Section 510(b) Claims (Class 1F-7F)

The holders of Section 510(b) Claims shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. All Section 510(b) Claims shall be canceled and extinguished.

(g)       Existing Equity Interests (Class 1G)

The holders of Existing Equity Interests shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. All Existing Equity Interests shall be canceled and extinguished.

Notwithstanding the foregoing, on or as soon as reasonably practicable after the Effective Date, holders of Existing Equity Interests shall receive, in exchange for the releases by such holders of the Released Parties, their Ratable Share of the Settlement Consideration; provided, however, that any holder of an Existing Equity Interest that opts not to grant the voluntary releases contained in section 11.8 of the Plan shall not be entitled to receive its Ratable Share of the Settlement Consideration.

(h)       Interests in Subsidiary Debtors (Class 2G-7G)

The Interests in the Subsidiary Debtors shall be, in the discretion of the Reorganized Debtors Reinstated or canceled on the Effective Date or as soon thereafter as reasonably practicable.

Section 3.3. Treatment of Intercompany Claims

In accordance with and giving effect to the provisions of section 1124(1) of the Bankruptcy Code, Intercompany Claims are Unimpaired by the Plan. The Debtors, however, retain the right to eliminate or adjust any Intercompany Claims as of the Effective Date by offset, cancellation, contribution or otherwise. The Intercompany Claims do not constitute General Unsecured Claims or Unsecured Trade Claims under the Plan will not receive any distributions of Cash, New Common Stock and/or other equity securities of the Reorganized Debtors under the Plan.

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Article 4
Acceptance or Rejection of the Plan

Section 4.1. Voting of Claims

Each holder of a Claim in an Impaired Class that is entitled to vote on the Plan as of the Voting Record Date pursuant to Article 3 of the Plan shall be entitled to vote to accept or reject the Plan.

Section 4.2. Presumed Acceptance of Plan

Other Priority Claims (Class 1A-7A), Other Secured Claims (Class 1B-7B), Unsecured Trade Claims (Class 1E-7E) and Interests in Subsidiary Debtors (Class 2G-7G) are Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of Claims in such Classes are conclusively presumed to have accepted the Plan, and the votes of such holders will not be solicited.

Section 4.3. Deemed Rejection of Plan

Section 510(b) Claims (Class 1F-7F) and Existing Equity Interests (Class 1G) shall not receive any distribution under the Plan on account of such Claims or Interests. Pursuant to section 1126(g) of the Bankruptcy Code, the holders of Claims and Interests in such Classes are deemed to have rejected the Plan, and the votes of such holders will not be solicited.

Section 4.4. Acceptance by Impaired Classes

Pursuant to section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of such Class entitled to vote that actually vote on the Plan have voted to accept the Plan. RBL Credit Facility Secured Claims and General Unsecured Claims (Classes 1C-7C and 1D-7D) are Impaired, and the votes of holders of Claims in such Classes will be solicited. If holders of Claims in a particular Impaired Class of Claims were given the opportunity to vote to accept or reject the Plan, but no holders of Claims in such Impaired Class of Claims voted to accept or reject the Plan, then such Class of Claims shall be deemed to have accepted the Plan.

Section 4.5. Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court solely for voting purposes as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan solely for purposes of (i) voting to accept or reject the Plan and (ii) determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

Section 4.6. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Plan shall be deemed a separate chapter 11 plan for each Debtor. Those Debtors whose plans contain a rejecting Class of Claims, if any, shall seek Confirmation of such plan

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pursuant to section 1129(b) of the Bankruptcy Code with respect to any such rejecting Class or Classes. Subject to Article 13 of the Plan, the Debtors reserve the right to amend the Plan (with the consent of the Required Supporting Noteholders) to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

Section 4.7. Modification and Severability as to Debtors; Reservation of Rights

Subject to Article 13 of the Plan, the Debtors reserve the right to modify, with the consent of the Required Supporting Noteholders, or withdraw the Plan in its entirety or in part, for any reason, including, without limitation, if the Plan as it applies to any particular Debtor is not confirmed. In addition, and also subject to Article 13 of the Plan, should the Plan fail to be accepted by the requisite number and amount of Claims and Interests voting, as required to satisfy section 1129 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Debtors reserve the right to reclassify Claims or Interests or otherwise amend or modify, with the consent of the Required Supporting Noteholders, or withdraw the Plan in its entirety, in part or as to a particular Debtor. Without limiting the foregoing, if the Debtors withdraw the Plan as to any particular Debtor because the Plan as to such Debtor fails to be accepted by the requisite number and amount of Claims voting or due to the Bankruptcy Court, for any reason, denying Confirmation as to such Debtor, then at the option of such Debtor with the consent of the Required Supporting Noteholders, (i) the Chapter 11 Case for such Debtor may be dismissed or (ii) such Debtor’s assets may be sold to another Debtor, such sale to be effective at or before the Effective Date of the Plan of the Debtor transferee, and the sale price shall be paid to the seller in Cash and shall be in an amount equal to the fair value of such assets as proposed by the Debtors and approved by the Bankruptcy Court.

Article 5
Implementation of the Plan

Section 5.1. Continued Organizational Existence

Except as otherwise provided in the Plan and subject to the Restructuring Transactions, each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal Entity, each with all the powers of a limited liability company or a corporation, as applicable, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law.

Section 5.2. Section 1145 Exemption

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offering, issuance and distribution of the New Equity Securities (including the issuance of New Common Stock upon the exercise of Warrants and the issuance of New Common Stock in connection with the Rights Offering and payment of the Backstop Fee) shall be exempt from, among other things, the registration and prospectus delivery requirements of Section 5 of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution or sale of securities, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code

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relating to the definition of an underwriter in section 2(a)(11) of the Securities Act.  In addition, any securities contemplated by the Plan and any and all agreements incorporated herein, including the New Equity Securities, shall be subject to compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such New Equity Securities and applicable regulatory approval, if any.  The New Equity Securities will be distributed pursuant to the Plan.

Section 5.3. Authorization of New Equity Securities

On the Effective Date, the New Certificate of Incorporation shall have provided for sufficient shares of authorized New Common Stock to effectuate the issuances of New Equity Securities contemplated by the Plan, including upon exercise of the Warrants and in connection with the implementation of the Management Incentive Plan, and Reorganized Bonanza Creek shall issue or reserve for issuance a sufficient number of shares of New Common Stock to effectuate such issuances. The shares of New Common Stock issued in connection with the Plan and the Management Incentive Plan, including upon exercise of the Warrants, shall be authorized without the need for further corporate action or without any further action by any Person or Entity, and once issued, shall be duly authorized and validly issued, fully paid and non-assessable.

Any share of New Common Stock issued to a Creditor of any Subsidiary Debtor shall be treated as (i) a contribution of cash by Reorganized Bonanza Creek to the applicable Debtor in the amount equal to the fair market value of such New Common Stock, followed by (ii) the issuance of New Common Stock by Reorganized Bonanza Creek to the applicable Debtor in return for such cash, followed by (iii) the transfer of the New Common Stock by the applicable Debtor to the applicable Creditor.

Section 5.4. Cancellation of Existing Securities and Related Agreements, the Indentures and the RBL Credit Agreement

On the Effective Date, except as otherwise specifically provided for in this Plan, all rights of any holder of Claims against, or Interests in, the Debtors, including options or warrants to purchase Interests, obligating the Debtors to issue, transfer or sell Interests of the Debtors, shall be canceled. Upon receipt of a distribution on account of its Notes Claim, each record holder of Notes shall be deemed to have surrendered its Notes or other documentation underlying each Notes Claim, and all such surrendered Notes and other documentation shall be deemed to be canceled as to the Debtors pursuant to this Section, except to the extent otherwise provided herein.

(a)       Each Indenture shall terminate as of the Effective Date, except as necessary to (i) enforce the rights, Claims and interests of the applicable Indenture Trustee vis-à-vis any parties other than the Debtors (ii) allow each Indenture Trustee to receive distributions under the Plan and to distribute them to the holders of the Notes in accordance with the terms of the Indentures, (iii) permit the Indenture Trustee to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date, and (iv) permit the Indenture Trustee to perform any functions that are necessary to effectuate the foregoing.

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(b)       Except as otherwise set forth herein, the RBL Transaction Documents shall terminate as of the Effective Date, except as necessary to (i) enforce the rights, Claims of the RBL Agent vis-a-vis the RBL Lenders and any parties other than the Debtors, (ii) to allow the RBL Agent to receive distributions under the Plan and to distribute them to the RBL Lenders in accordance with the terms of the RBL Transaction Documents and (iii) preserve any rights of the RBL Agent and any predecessor thereof as against any money or property distributable to holders of RBL Credit Facility Secured Claims.

Section 5.5. Financing and Restructuring Transactions

(a)	Exit RBL Facility

On the Effective Date, if the Debtors elect, with the consent of the Required Supporting Noteholders, to satisfy each holder of an Allowed RBL Credit Facility Secured Claim with such holder’s Ratable Share of participation in the Exit RBL Facility, Reorganized Bonanza Creek shall enter into the Exit RBL Facility, and grant the Liens and security interests provided for in the Exit RBL Facility Documents. The Reorganized Debtors that are the guarantors under the Exit RBL Facility shall issue the guarantees and grant the Liens and security interests as provided therein. The Exit RBL Facility shall be on terms and conditions substantially as set forth in the Plan Supplement and otherwise reasonably acceptable to the Required Supporting Noteholders.

(b)       Rights Offering

(i)       Terms. Following approval by the Bankruptcy Court of the Rights Offering Procedures, the Debtors will commence the Rights Offering in accordance therewith. On the Effective Date, the Debtors shall consummate the Rights Offering. The Rights Offering will be fully backstopped by the Backstop Parties in accordance with and subject to the terms and conditions of the Backstop Agreement.

(ii)       Purpose. On the Effective Date, the proceeds of the sale of the New Common Stock pursuant to the Rights Offering shall be used: (i) to provide the Reorganized Debtors with additional liquidity for working capital and general corporate purposes; and (ii) to fund distributions under the Plan.

(iii)       Backstop Commitment. In accordance with the Backstop Agreement and subject to the terms and conditions thereof, each of the Backstop Parties has agreed, severally but not jointly, to purchase, on or prior to the Effective Date, its respective Backstop Commitment Percentage (as defined in the Backstop Agreement) of the Unsubscribed Shares (as defined in the Backstop Agreement).

(iv)       Backstop Fee. In exchange for providing the backstop commitment for the Rights Offering, on the Effective Date, the Backstop Parties will receive payment of the Backstop Fee.

(c)       New NGL Agreement

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On the Effective Date, the Reorganized Debtors and NGL shall enter into the New NGL Agreement.

(d)       Management Incentive Plan

On the Effective Date, the New Board shall adopt the Management Incentive Plan.

(e)       Restructuring Transactions

On the Effective Date, contemporaneously with the cancellation and discharge of all Claims pursuant to the Plan and the issuance of the New Common Stock, the Reorganized Debtors may effect corporate restructurings of their respective businesses, including actions to simplify, reorganize and rationalize the overall reorganized organizational structure of the Reorganized Debtors (together, the “Restructuring Transactions”). The Restructuring Transactions may include (i) dissolving companies or creating new companies, (ii) merging, dissolving, transferring assets or otherwise consolidating any of the Debtors in furtherance of the Plan, or engaging in any other transaction in furtherance of the Plan, (iii) executing and delivering appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, liquidation, domestication, continuation or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (iv) executing and delivering appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, debt or obligation on terms consistent with the terms of the Plan; (v) filing appropriate certificates or articles of merger, consolidation or dissolution or other filings or recordings pursuant to applicable state law; and (vi) taking any other action in connection with such organizational restructurings. In each case in which the surviving, resulting or acquiring Entity in any of these transactions is a successor to a Reorganized Debtor, such surviving, resulting or acquiring Entity will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, and paying or otherwise satisfying the applicable Allowed Claims. Implementation of any Restructuring Transactions shall not affect any performance obligations, distributions, discharges, exculpations, releases or injunctions set forth in the Plan.

Article 6
Provisions Governing Distributions

Section 6.1. Disbursing Agent

The Debtors or Reorganized Debtors may retain a Disbursing Agent to assist with the distributions to be made under the Plan as directed by the Debtors or Reorganized Debtors. The Disbursing Agent shall make all distributions required under this Plan, except as to a Creditor whose distribution is to be administered by a Servicer, which distributions shall be deposited with the appropriate Servicer for distribution to Creditors in accordance with the provisions of this Plan and the terms of the governing agreement. Distributions on account of such Claims shall be deemed completed upon delivery to the appropriate Servicer; provided, however, that if any Servicer is unable to make or consents to the Disbursing Agent making such distributions, the Disbursing Agent, with such Servicer’s cooperation, shall make such distributions to the

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extent reasonably practicable to do so. Each Indenture Trustee will be considered a Servicer for the applicable Notes Claims.

Notwithstanding anything to the contrary herein, all distributions of New Equity Securities related to or on account of the Notes shall be accomplished in accordance with the customary practices of the transfer agent for the New Equity Securities and in accordance with any applicable procedures of DTC. Each Indenture Trustee shall cooperate in the administration of distributions in accordance with the Plan and the applicable Indenture. No Indenture Trustee shall be required to give any bond, surety or other security for the performance of its duties with respect to the administration and implementation of distributions.

Except as otherwise set forth herein, the Reorganized Debtors shall be authorized, without further Bankruptcy Court approval, but not directed to, reimburse any Servicer for its reasonable, documented, actual and customary out-of-pocket expenses incurred in providing postpetition services directly related to distributions pursuant to the Plan.

Section 6.2. Timing and Delivery of Distributions

(a)       Timing

Subject to any reserves or holdbacks established pursuant to the Plan, and taking into account the matters discussed in Section 6.3 of the Plan, on the appropriate Distribution Date or as soon as practicable thereafter, holders of Allowed Claims against all Debtors shall receive the distributions provided for Allowed Claims in the applicable Classes as of such date.

If and to the extent there are Disputed Claims as of the Effective Date, distributions on account of such Disputed Claims (which will only be made if and when they become Allowed Claims) shall be made pursuant to the provisions set forth in the Plan with respect to the treatment of Allowed Claims on or as soon as reasonably practicable after the next Distribution Date that is at least 20 calendar days after each such Claim is Allowed; provided, however, that distributions on account of the Claims set forth in Article 3 of the Plan shall be made as set forth therein and Professional Fee Claims shall be made as soon as reasonably practicable after such Claims are Allowed by the Bankruptcy Court or as provided in any other applicable order of the Bankruptcy Court. Because of the size and complexities of the Chapter 11 Cases, the Debtors at the present time cannot accurately predict the timing of the Final Distribution Date.

(b)       De Minimis Distributions

Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, any Servicer nor the Disbursing Agent shall have any obligation to make any distributions under the Plan with a value of less than $50, unless a written request therefor is received by the Disbursing Agent from the relevant recipient at the addresses set forth in Section 15.11 hereof within 120 days after the later of the (i) Effective Date and (ii) the date such Claim becomes an Allowed Claim. De minimis distributions for which no such request is timely received shall revert to Reorganized Bonanza Creek. Upon such reversion, the relevant Allowed Claim (and any Claim on account of missed distributions) shall be automatically deemed satisfied, discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

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Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, any Servicer nor any Disbursing Agent shall have any obligation to make a particular distribution to a specific holder of an Allowed Claim if such holder is also the holder of a Disputed Claim.

Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, any Servicer nor any Disbursing Agent shall have any obligation to make any distributions on any Interim Distribution Date unless the sum of all distributions authorized to be made to all holders of Allowed Claims on such Interim Distribution Date exceeds $10,000 in value.

(c)       Fractional Shares

Notwithstanding any other provision of the Plan, no fractional shares of New Equity Securities shall be distributed; provided, that any fractional shares of New Equity Securities shall be rounded down to the next whole number or zero, as applicable, and no consideration shall be provided in lieu of fractional shares that are rounded down.

(d)       Delivery of Distributions – Allowed Claims

Distributions shall only be made to the record holders of Allowed Claims as of the Distribution Record Date. On the Distribution Record Date, at the close of business for the relevant register, all registers maintained by the Debtors, Reorganized Debtors, any Servicers, the Disbursing Agent, the Indenture Trustees and each of the foregoing’s respective agents, successors and assigns shall be deemed closed for purposes of determining whether a holder of such a Claim is a record holder entitled to distributions under the Plan. The Debtors, Reorganized Debtors, Servicers, Disbursing Agent, Indenture Trustees and all of their respective agents, successors and assigns shall have no obligation to recognize, for purposes of distributions pursuant to or in any way arising from the Plan (or for any other purpose), any Claims that are transferred after the Distribution Record Date. Instead, they shall be entitled to recognize only those record holders set forth in the registers as of the Distribution Record Date, irrespective of the number of distributions made under the Plan or the date of such distributions. Furthermore, if a Claim is transferred 20 or fewer calendar days before the Distribution Record Date, the Disbursing Agent or applicable Servicer, as applicable, shall make distributions to the transferee only if the transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

If any dispute arises as to the identity of a holder of an Allowed Claim that is entitled to receive a distribution pursuant to the Plan, the Disbursing Agent or applicable Servicer may, in lieu of making such distribution to such person, make the distribution into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute.

Subject to Bankruptcy Rule 9010, a distribution to a holder of an Allowed Claim may be made by the Disbursing Agent in its sole discretion: (i) to the last known address of such holder on the books and records of the Debtors or their agents, (ii) to the address set forth in any written notice of an address change delivered to the Disbursing Agent or (iii) to the address of any counsel that has appeared in the Chapter 11 Cases on such holder’s behalf. In the case of a holder whose Claim is governed by an agreement and administered by a Servicer, the applicable

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Servicer shall make the distribution to the address contained in the official records of such Servicer.

(e)                 Delivery of Distributions – Allowed Notes Claims; Surrender of Canceled Instruments or Securities

Subject to the provisions of Section 5.4 of the Plan, all distributions to holders of Allowed Notes Claims shall be deemed completed when made to (a) the respective Indenture Trustee or (b) if agreed to by the Debtors and the Indenture Trustee, through the facilities of DTC. The Indenture Trustee or DTC, as applicable, shall hold or direct such distributions for the benefit of the holders of Notes to the extent such Notes give rise to Allowed Notes Claims. As soon as practicable in accordance with the requirements set forth in this Article VI, the Indenture Trustee or DTC, as applicable, shall arrange for the delivery of such distributions to or on behalf of such holders. Notwithstanding anything to the contrary herein, holders of Allowed Notes Claims shall receive their respective distributions on, or as soon as reasonably practicable after, the Effective Date.

For the avoidance of doubt, the Indenture Trustee shall not bear any responsibility or liability for any distributions made hereunder by the Disbursing Agent or DTC. The Reorganized Debtors shall reimburse the Indenture Trustee for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the Effective Date solely in connection with the implementation of the Plan, including but not limited to, making distributions pursuant to and in accordance with the Plan.

Section	6.3. Manner of Payment under Plan

(a)                 At the Disbursing Agent’s option, any Cash payment may be made by check, wire transfer or any other customary payment method.

(b)                 The Disbursing Agent shall distribute New Equity Securities or Cash as required under the Plan. Where the applicable Reorganized Debtor is a Reorganized Subsidiary Debtor, Reorganized Bonanza Creek shall be deemed to have made a direct capital contribution to the applicable Reorganized Subsidiary Debtor of an amount of Cash to be distributed to the Creditors of such Reorganized Debtor, but only at such time as, and to the extent that, such amounts are actually distributed to holders of Allowed Claims. Any distributions of New Equity Securities or Cash that revert to Reorganized Bonanza Creek or are otherwise canceled (such as to the extent any distributions have not been claimed within one year) shall revest solely in Reorganized Bonanza Creek, and no other Reorganized Debtor shall have (nor shall it be considered to ever have had) any ownership interest in the amounts distributed.

(c)                 Allocation of Plan Distributions Between Principal and Interest

To the extent that any Claim entitled to a distribution under the Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to

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the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

(d)                 Compliance Matters

In connection with the Plan, each Debtor, each Reorganized Debtor and the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, each Debtor, each Reorganized Debtor and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms that the Debtors or the Reorganized Debtors, as applicable, believe are reasonable and appropriate. For tax purposes, distributions received with respect to Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

The Debtors, the Reorganized Debtors and the Disbursing Agent, as applicable, reserve the right to allocate and distribute all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens and similar encumbrances.

(e)                 Foreign Currency Exchange Rate

As of the Effective Date, any Claim asserted in a currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate on the Petition Date, as quoted at 4:00 p.m. (New York time), midrange spot rate of exchange for the applicable currency as published in the Wall Street Journal, National Edition, on the day after the Petition Date.

Section	6.4. Undeliverable or Non-Negotiated Distributions

If any distribution is returned as undeliverable, no further distributions to the applicable Creditor shall be made unless and until the Disbursing Agent or appropriate Servicer is notified in writing of such Creditor’s then-current address, at which time the undelivered distribution shall be made to such Creditor without interest or dividends. Undeliverable distributions shall be returned to Reorganized Bonanza Creek until such distributions are claimed. All undeliverable distributions under the Plan that remain unclaimed for one year after attempted distribution shall indefeasibly revert to Reorganized Bonanza Creek. Upon such reversion, the relevant Allowed Claim (and any Claim on account of missed distributions) shall be automatically discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

Checks issued on account of Allowed Claims shall be null and void if not negotiated within 120 calendar days from and after the date of issuance thereof. Requests for reissuance of any check must be made directly and in writing to the Disbursing Agent by the holder of the relevant Allowed Claim within the 120-calendar-day period. After such date, the relevant Allowed Claim (and any Claim for reissuance of the original check) shall be automatically

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discharged and forever barred, and such funds shall revert to Reorganized Bonanza Creek, notwithstanding any federal or state escheat laws to the contrary.

Section	6.5. Claims Paid by Third Parties

To the extent a Creditor receives a distribution on account of a Claim and also receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Creditor shall, within 30 calendar days of receipt thereof, repay and/or return the distribution to the applicable Reorganized Debtor, to the extent the Creditor’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of the Claim as of the date of any such distribution under the Plan.

Article 7
Filing of Administrative Expense Claims

Section	7.1. Professional Fee Claims

(a)                 Fee Applications

All requests for payment of Professional Fee Claims must be filed with the Bankruptcy Court by the date that is 60 calendar days after the Confirmation Date; provided that if any Professional is unable to file its own request with the Bankruptcy Court, such Professional may deliver an original, executed copy and an electronic copy to the Debtors’ attorneys and the Reorganized Debtors at least three Business Days before the deadline, and the Debtors’ attorneys shall file such request with the Bankruptcy Court. The objection deadline relating to a request for payment of Professional Fee Claims shall be 4:00 p.m. (prevailing Eastern Time) on the date that is 30 calendar days after the filing of such request, and a hearing on such request, if necessary, shall be held no later than 30 calendar days after the objection deadline. Distributions on account of Allowed Professional Fee Claims shall be made as soon as reasonably practicable after such Claims become Allowed.

(b)                 Post-Confirmation Date Fees

Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors and Reorganized Debtors may employ and pay all Professionals without any further notice to, action by or order or approval of the Bankruptcy Court or any other party.

Section	7.2. Administrative Expense Claims

(a)                 A notice setting forth the Administrative Expense Claim Bar Date will be (i) filed on the Bankruptcy Court’s docket and served with the notice of the Effective Date and (ii) posted on the Debtors’ Case Information Website. No other notice of the Administrative Expense Claim Bar Date will be provided.

(b)                 All requests for payment of Administrative Expense Claims that accrued on or before the Effective Date (other than Professional Fee Claims, which are subject to the

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provisions of Section 7.1 of the Plan) must be filed with the Solicitation and Claims Agent and served on counsel for the Debtors and Reorganized Debtors by the Administrative Expense Claim Bar Date. Any requests for payment of Administrative Expense Claims pursuant to this Section 7.2 that are not properly filed and served by the Administrative Expense Claim Bar Date shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors or any action by the Bankruptcy Court.

(c)                 The Reorganized Debtors, in their sole discretion, shall have exclusive authority to settle Administrative Expense Claims without further Bankruptcy Court approval.

(d)                 Unless the Debtors or the Reorganized Debtors object to a timely filed and properly served Administrative Expense Claim by the Claims Objection Deadline, such Administrative Expense Claim shall be deemed allowed in the amount requested. If the Debtors or the Reorganized Debtors object to an Administrative Expense Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Expense Claim should be allowed and, if so, in what amount.

(e)                 Notwithstanding the foregoing, requests for payment of Administrative Expense Claims need not be filed for Administrative Expense Claims that (i) are for goods or services provided to the Debtors in the ordinary course of business, (ii) previously have been Allowed by Final Order of the Bankruptcy Court, (iii) are for Cure amounts, (iv) are on account of postpetition taxes (including any related penalties or interest) owed by the Debtors or the Reorganized Debtors to any Governmental Unit or (v) the Debtors or Reorganized Debtors have otherwise agreed in writing do not require such a filing.

Article 8
Disputed Claims

Section	8.1. Objections to Claims

(a)                 Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Unsecured Trade Claims and the limited number of holders of General Unsecured Claims under the Plan, except as required by Section 9.5 of the Plan, holders of Claims need not file Proofs of Claim with the Bankruptcy Court.

(b)                 If a holder of a Claim elects to file a Proof of Claim with the Bankruptcy Court, such holder shall be deemed to have consented to the jurisdiction of the Bankruptcy Court for all purposes with respect to the Claim.

(c)                 The Reorganized Debtors shall have the sole authority to object to all Claims against the Debtors; provided, however, that the Reorganized Debtors shall not be entitled to object to any Claim that has been expressly allowed by Final Order or under the Plan. Any objections to Claims shall be filed on the Bankruptcy Court’s docket on or before the Claims Objection Deadline.

(d)                 Except as otherwise provided herein, all Proofs of Claim filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not

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be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

(e)                 Claims objections filed before, on or after the Effective Date shall be filed, served and administered in accordance with the Local Rules with notice to the parties listed in Section 15.11; provided, however, that, on and after the Effective Date, filings and notices need only be served on the relevant claimants.

Section	8.2. Resolution of Disputed Claims

On and after the Effective Date, the Reorganized Debtors shall have the sole authority to litigate, compromise, settle, otherwise resolve or withdraw any objections to all Claims against the Debtors and to compromise and settle any such Claims without notice to or approval by the Bankruptcy Court or any other party.

Section	8.3. Estimation of Claims and Interests

The Debtors or Reorganized Debtors may determine, resolve and otherwise adjudicate all Contingent Claims, Unliquidated Claims and Disputed Claims in the Bankruptcy Court or such other court of the Debtors’ or Reorganized Debtors’ choice having jurisdiction over the validity, nature or amount thereof. The Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether any of the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, that estimated amount shall constitute the maximum limitation on such Claim, and the Debtors or the Reorganized Debtors may pursue supplementary proceedings to object to the ultimate allowance of such Claim; provided, however, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

All of the aforementioned objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such Claim unless the holder of such Claim has filed a motion requesting the right to seek such reconsideration on or before 20 calendar days after the date such Claim is estimated by the Bankruptcy Court.

Section	8.4. Payments and Distributions for Disputed Claims

(a)                 No Distributions Pending Allowance

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Notwithstanding any other provision in the Plan, no payments or distributions shall be made for a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

(b)                 Disputed Claims Reserve

On or before the Effective Date, the Reorganized Debtors shall be authorized, but not directed, to establish one or more Disputed Claims Reserves, which Disputed Claims Reserve shall be administered by the Reorganized Debtors, to the extent applicable.

The Reorganized Debtors may, in their sole discretion, hold Warrants, New Common Stock, Subscription Rights, and Cash, in the same proportions and amounts as provided for in the Plan, in the Disputed Claims Reserve in trust for the benefit of holders of Claims ultimately determined to be Allowed after the Effective Date. The Reorganized Debtors shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Article III of the Plan solely to the extent of the amounts available in the applicable Disputed Claims Reserve.

(c)                 Distributions After Allowance

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the Disbursing Agent will, out of the Disputed Claims Reserve, distribute to the holder thereof the distribution, if any, to which such holder is entitled under the Plan in accordance with Section 6.2(a) of the Plan. Subject to Section 8.6 of the Plan, all distributions made under this Section 8.4(c) on account of Allowed Claims will be made together with any dividends, payments or other distributions made on account of, as well as any obligations arising from, the distributed property, then held in the Disputed Claims Reserve as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claim holders included in the applicable class under the Plan.

Section	8.5. No Amendments to Claims

A Claim may be amended before the Confirmation Date only as agreed upon by the Debtors (with the consent of the Required Supporting Noteholders) and the holder of such Claim or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules, the Local Rules or applicable non-bankruptcy law. On or after the Confirmation Date, the holder of a Claim (other than an Administrative Expense Claim or a Professional Fee Claim) must obtain prior authorization from the Bankruptcy Court or Reorganized Debtors to amend a Claim.

Section	8.6. No Interest

Other than as provided by section 506(b) of the Bankruptcy Code or as specifically provided for in the Plan or the Confirmation Order, postpetition interest shall not accrue or be paid on Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest

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shall not accrue or be paid on any Claim or Disputed Claim for the period from and after the Effective Date; provided, however, that nothing in this Section 8.6 shall limit any rights of any Governmental Unit to interest under sections 503, 506(b), 1129(a)(9)(A) or 1129(a)(9)(C) of the Bankruptcy Code or as otherwise provided for under applicable law.

Article 9
Executory Contracts and Unexpired Leases

Section 9.1.          Assumption of Executory Contracts and Unexpired Leases

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each executory contract and unexpired lease to which any Debtor is a party shall be deemed automatically assumed by the Debtors effective as of the Effective Date, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered before the Effective Date, (ii) is the subject of a motion to assume or reject pending on the Effective Date, (iii) is assumed, rejected or otherwise treated pursuant to Section 9.3 of the Plan, (iv) is listed on Schedules 9.2(a) or 9.2(b) of the Plan or (v) as to which a Treatment Objection has been filed and properly served by the Treatment Objection Deadline. If an executory contract or unexpired lease either (x) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered before the Effective Date or (y) is the subject of a motion to assume or reject pending on the Confirmation Date, then the listing of any such executory contract or unexpired lease on the aforementioned schedules shall be of no effect. Each executory contract and unexpired lease assumed pursuant to this Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, any Final Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

Section 9.2.          Schedules of Executory Contracts and Unexpired Leases

(a)                 Schedules 9.2(a) and 9.2(b) of the Plan shall be filed by the Debtors as specified in Section 15.4 of the Plan and shall represent the Debtors’ then-current good-faith belief regarding the intended treatment of all executory contracts and unexpired leases listed thereon. The Debtors or Reorganized Debtors reserve the right, on or before 45 days after the Effective Date to (i) amend Schedules 9.2(a) and 9.2(b) to add, delete or reclassify any executory contract or unexpired lease or amend a proposed assignment and (ii) amend the Proposed Cure, in each case as to any executory contract or unexpired lease previously listed as to be assumed; provided, the Debtors may amend Schedules 9.2(a) and 9.2(b) to add, delete or reclassify any executory contracts or unexpired leases or amend proposed assignments after such date to the extent agreed with the relevant counterparties. Pursuant to sections 365 and 1123 of the Bankruptcy Code, and except for executory contracts and unexpired leases as to which a Treatment Objection is properly filed and served by the Treatment Objection Deadline, (x) each of the executory contracts and unexpired leases listed on Schedule 9.2(a) shall be deemed assumed (and, if applicable, assigned) effective as of the Assumption Effective Date specified thereon, and the Proposed Cure specified in the notice mailed to each Assumption Party shall be the Cure and shall be deemed to satisfy fully any obligations the Debtors might have regarding such executory contract or unexpired lease under section 365(b) of the Bankruptcy Code and (y) each of the

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executory contracts and unexpired leases listed on Schedule 9.2(b) shall be deemed rejected effective as of the Rejection Effective Date specified thereon.

(b)                 The Debtors shall file versions of Schedules 9.2(a) and 9.2(b) and any amendments thereto with the Bankruptcy Court and shall serve all notices thereof only on the Supporting Noteholders and the relevant Assumption Parties and Rejection Parties. For any executory contract or unexpired lease first listed on Schedule 9.2(b) later than the date that is 10 calendar days before the Voting Deadline, the Debtors shall use their best efforts to notify the Supporting Noteholders and the applicable Rejection Party promptly of such proposed treatment via facsimile, email or telephone at any notice address or number included in the relevant executory contract or unexpired lease or as otherwise timely provided in writing to the Debtors by any such counterparty or its counsel.

(c)                 For any executory contracts or unexpired leases first listed on Schedule 9.2(b) later than the date that is 10 calendar days before the Voting Deadline, affected Rejection Parties shall have five calendar days from the date of such amendment to Schedule 9.2(b) to object to Confirmation of the Plan. For any executory contracts or unexpired leases first listed on Schedule 9.2(b) later than the date that is five calendar days before the Confirmation Hearing, affected Rejection Parties shall have until the Confirmation Hearing to object to Confirmation of the Plan.

(d)                 The listing of any contract or lease on Schedule 9.2(a) or 9.2(b) is not an admission that such contract or lease is an executory contract or unexpired lease or that any Debtor has any liability thereunder. The Debtors reserve the right to assert that any of the agreements listed on Schedule 9.2(a) or 9.2(b) are not executory contracts or unexpired leases.

Section	9.3. Categories of Executory Contracts and Unexpired Leases to Be Assumed

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each of the executory contracts and unexpired leases within the following categories shall be deemed assumed as of the Effective Date (and the Proposed Cure for each, other than the Surety Bonds and the D&O Liability Insurance Policies, shall be zero dollars), except for any such executory contract or unexpired lease (i) that has been previously assumed or rejected pursuant to an order of the Bankruptcy Court, (ii) that is the subject of a motion to assume or reject pending on the Confirmation Date, (iii) that is listed on Schedule 9.2(a) or 9.2(b), (iv) that is otherwise expressly assumed or rejected pursuant to the terms of the Plan or (v) as to which a Treatment Objection has been filed and properly served by the Treatment Objection Deadline.

(a)                 Insurance Plans, Intercompany Contracts, Surety Bonds and Workers’ Compensation Plans

Subject to the terms of the first paragraph of this Section 9.3, each Insurance Plan, Intercompany Contract, Surety Bond and Workers’ Compensation Plan shall be deemed assumed effective as of the Effective Date. Nothing contained in this Section 9.3(a) shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any Entity, including, without limitation, the insurer under any of the Insurance Plans.

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(b)                 Directors and Officers Insurance Policies and Agreements

To the extent that the D&O Liability Insurance Policies issued to, or entered into by, the Debtors prior to the Petition Date constitute executory contracts, notwithstanding anything in the Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ unexpired D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations of the D&O Liability Insurance Policies.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled from the applicable insurers to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

(c)                 Certain Indemnification Obligations

Each Indemnification Obligation to a director, officer, manager or employee who was employed by any of the Debtors in such capacity on the Effective Date (including, for the avoidance of doubt, the members of the board of directors, board of managers or equivalent body of each Debtor as of immediately prior to the Effective Date) shall be deemed assumed effective as of the Effective Date. Each Indemnification Obligation that is deemed assumed pursuant to the Plan shall (i) remain in full force and effect, (ii) not be modified, reduced, discharged, impaired or otherwise affected in any way, (iii) be deemed and treated as an executory contract pursuant to sections 365 and 1123 of the Bankruptcy Code regardless of whether or not Proofs of Claim have been filed with respect to such obligations and (iv) survive Unimpaired and unaffected irrespective of whether such indemnification is owed for an act or event occurring before, on or after the Petition Date.

(d)                 Employee Benefits

As of the Effective Date, unless specifically listed on Schedule 9.2(a) or 9.2(b) or rejected or otherwise addressed by an order of the Bankruptcy Court (including, without limitation, by virtue of the Debtors having been granted the authority to terminate any such plan, policy, program or agreement or the Bankruptcy Court determining that the Debtors cannot successfully reorganize absent such termination), the Debtors and the Reorganized Debtors may (but have no obligation to) honor, in the ordinary course of business, the Debtors’ written contracts, agreements, policies, programs and plans for, among other things, compensation, reimbursement, healthcare benefits, disability benefits, deferred compensation benefits, travel benefits (including retiree travel benefits), vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for incentive compensation for the directors, officers and employees of any of the

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Debtors who served in such capacity at any time, including, for the avoidance of doubt, (i) that certain Second Amended and Restated Executive Change in Control and Severance Plan, and any documents related thereto (as amended, restated, supplemented or modified from time to time, collectively, the “Severance Plan”), approved by the Board on September 26, 2016 and (ii) Bonanza Creek’s 2016 Short Term Incentive Program, in each case in accordance with and as contemplated by the Restructuring Support Agreement. To the extent that the above-listed contracts, agreements, policies, programs and plans are executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless a Treatment Objection is timely filed and properly served, each of them will be deemed assumed (as modified or terminated) as of the Effective Date with a Cure of zero dollars. However, notwithstanding anything else herein, the assumed plans shall be subject to modification in accordance with the terms thereof at the discretion of the Reorganized Debtors.

With respect to the Severance Plan and each employee offer letter, contract, or agreement related thereto to which any Debtor is a party (collectively, the “Employment Agreements”) and without in any way modifying or limiting the Debtors’ rights and remedies thereunder, upon the Effective Date the Severance Plan shall be deemed to be amended where applicable to provide and clarify that the consummation of the Restructuring Transactions and any associated organizational changes shall not constitute a “Change in Control,” be considered a “Good Reason” event, or serve as a basis to trigger any rights or benefits under the Severance Plan.  For the avoidance of doubt, any amendments to the Severance Plan and/or waivers related to any Employment Agreement described in this Section 9.3(d) shall amend the Severance Plan or waive rights under the Employment Agreements only as expressly provided herein and all other terms of the Severance Plan and Employment Agreement shall remain in full force and effect.  The New Board may, at any time, amend the Severance Plan in any manner other than to impair vesting (including accelerated vesting) of the Emergence Grants.

Section 9.4.          Assumption and Rejection Procedures and Resolution of Treatment Objections

(a)                 Proposed Assumptions

(i)            As to any executory contract or unexpired lease to be assumed pursuant to any provision of the Plan or any Notice of Intent to Assume or Reject, unless an Assumption Party files and properly serves a Treatment Objection by the Treatment Objection Deadline, such executory contract or unexpired lease shall be deemed assumed and, if applicable, assigned as of the applicable Assumption Effective Date proposed by the Debtors or Reorganized Debtors, without any further notice to or action by the Bankruptcy Court, and any obligation the Debtors or Reorganized Debtors may have to such Assumption Party with respect to such executory contract or unexpired lease under section 365(b) of the Bankruptcy Code shall be deemed fully satisfied by the Proposed Cure, if any, which shall be the Cure.

(ii)            Any objection to the assumption or assignment of an executory contract or unexpired lease that is not timely filed and properly served shall be denied automatically and with prejudice (without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court), and any Claim relating to such assumption or assignment shall be forever barred from assertion and shall

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not be enforceable against any Debtor or Reorganized Debtor or their respective Estates or properties without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court, and any obligation the Debtors or the Reorganized Debtors may have under section 365(b) of the Bankruptcy Code (over and above any Proposed Cure) shall be deemed fully satisfied, released and discharged.

(b)                 Proposed Rejections

(i)            As to any executory contract or unexpired lease to be rejected pursuant to any provision of the Plan or any Notice of Intent to Assume or Reject, unless a Rejection Party files and properly serves a Treatment Objection by the Treatment Objection Deadline, such executory contract or unexpired lease shall be deemed rejected as of the Rejection Effective Date proposed by the Debtors or Reorganized Debtors without any further notice to or action by the Bankruptcy Court.

(ii)            Any objection to the rejection of an executory contract or unexpired lease that is not timely filed and properly served shall be deemed denied automatically and with prejudice (without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court).

(c)                 Resolution of Treatment Objections

(i)            On and after the Effective Date, the Reorganized Debtors may, in their sole discretion, settle Treatment Objections without any further notice to or action by the Bankruptcy Court or any other party (including by paying any agreed Cure amounts).

(ii)            For each executory contract or unexpired lease as to which a Treatment Objection is timely filed and properly served and that is not otherwise resolved by the parties after a reasonable period of time, the Debtors, in consultation with the Bankruptcy Court, shall schedule a hearing on such Treatment Objection and provide at least 21 calendar days’ notice of such hearing to the relevant Assumption Party or Rejection Party. Unless the Bankruptcy Court expressly orders or the parties agree otherwise, any assumption or rejection approved by the Bankruptcy Court notwithstanding a Treatment Objection shall be effective as of the Assumption Effective Date or Rejection Effective Date originally proposed by the Debtors or specified in the Plan.

(iii)            Any Cure shall be paid as soon as reasonably practicable following the entry of a Final Order resolving an assumption dispute and/or approving an assumption (and, if applicable, assignment), unless the Debtors or Reorganized Debtors file a Notice of Intent to Assume or Reject under Section 9.4(d).

(iv)            No Cure shall be allowed for a penalty rate or default rate of interest, each to the extent not proper under the Bankruptcy Code or applicable law.

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(d)                 Reservation of Rights

If a Treatment Objection is filed regarding any executory contract or unexpired lease sought to be assumed or rejected by any of the Debtors or Reorganized Debtors, the Debtors or Reorganized Debtors reserve the right (i) to seek to assume or reject such agreement at any time before the assumption, rejection or assignment of, or Cure for, such agreement is determined by Final Order and (ii) to the extent a Final Order is entered resolving a dispute as to Cure or the permissibility of assignment (but not approving the assumption of the executory contract or unexpired lease sought to be assumed), to seek to reject such agreement within 14 calendar days after the date of such Final Order, in each case by filing with the Bankruptcy Court and serving upon the applicable Assumption Party or Rejection Party, as the case may be, a Notice of Intent to Assume or Reject.

Section 9.5.          Rejection Claims

Any Rejection Claim must be filed with the Solicitation and Claims Agent by the Rejection Bar Date. Any Rejection Claim for which a Proof of Claim is not properly filed and served by the Rejection Bar Date shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors or their respective Estates or properties. The Debtors or the Reorganized Debtors may contest any Rejection Claim in accordance with Section 8.1 of the Plan. Any Allowed Rejection Claim against a Debtor shall be classified as a General Unsecured Claim against such Debtor.

Section 9.6.          Assignment

To the extent provided under the Bankruptcy Code or other applicable law, any executory contract or unexpired lease transferred and assigned pursuant to the Plan shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type described in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment constitutes an unenforceable anti-assignment provision and is void and of no force or effect. Any assignment by the Reorganized Debtors of an executory contract or unexpired lease after the Effective Date shall be governed by the terms of the executory contract or unexpired lease and applicable non-bankruptcy law.

Section 9.7.          Approval of Assumption, Rejection, Retention or Assignment of Executory Contracts and Unexpired Leases

(a)                 Entry of the Confirmation Order by the Bankruptcy Court shall, subject to the occurrence of the Effective Date, constitute approval of the rejections, retentions, assumptions and/or assignments contemplated by the Plan pursuant to sections 365 and 1123 of the

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Bankruptcy Code. Each executory contract and unexpired lease that is assumed (and/or assigned) pursuant to the Plan, shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms as of the applicable Assumption Effective Date, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing or providing for its assumption (and/or assignment) or applicable federal law.

(b)                 The provisions (if any) of each executory contract or unexpired lease assumed and/or assigned pursuant to the Plan that are or may be in default shall be deemed satisfied in full by the Cure, or by an agreed-upon waiver of the Cure. Upon payment in full of the Cure, any and all Proofs of Claim based upon an executory contract or unexpired lease that has been assumed in the Chapter 11 Cases or under the terms of the Plan shall be deemed Disallowed and expunged with no further action required of any party or order of the Bankruptcy Court.

(c)                 Confirmation of the Plan and consummation of the Restructuring Transactions shall not constitute a “change of control” or trigger any similar provision under any executory contract or unexpired lease assumed by the Debtors on or prior to the Effective Date, including the Severance Plan and Employment Agreements.

Section 9.8.          Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided by the Plan or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed, whether or not such executory contract or unexpired lease relates to the use, acquisition or occupancy of real property, shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in remedy related to such premises, unless any of the foregoing agreements has been or is rejected pursuant to an order of the Bankruptcy Court or is otherwise rejected as part of the Plan.

Modifications, amendments, supplements and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases and actions taken in accordance therewith (i) do not alter in any way the prepetition nature of the executory contracts and unexpired leases, or the validity, priority or amount of any Claims against the Debtors that may arise under the same, (ii) are not and do not create postpetition contracts or leases, (iii) do not elevate to administrative expense priority any Claims of the counterparties to the executory contracts and unexpired leases against any of the Debtors and (iv) do not entitle any Entity to a Claim under any section of the Bankruptcy Code on account of the difference between the terms of any prepetition executory contracts or unexpired leases and subsequent modifications, amendments, supplements or restatements.

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Article 10
Provisions Regarding Governance of the Reorganized Debtors

Section 10.1.      Organizational Action

(a)                 On and after the Effective Date, the adoption, filing, approval and ratification, as necessary, of all limited liability company, corporate or related actions contemplated hereby for each of the Reorganized Debtors, including the Restructuring Transactions, shall be deemed authorized and approved in all respects. Without limiting the foregoing, such actions may include: (i) the adoption and filing of an amendment to the New Certificate of Incorporation, (ii) the adoption of the New Bylaws, (iii) the adoption and filing of the Reorganized Subsidiary Debtors’ Certificates of Formation and Operating Agreements, as applicable, (iv) the election or appointment, as the case may be, of directors, officers, managers or managing members for the Reorganized Debtors, (v) the issuance of the New Equity Securities, (vi) the Restructuring Transactions to be effectuated pursuant to the Plan and (vii) the qualification of any Reorganized Debtors as foreign corporations if and wherever the conduct of business by such entities requires such qualifications.

(b)                 All matters provided for herein involving the organizational structure of any Debtor or any Reorganized Debtor, or any limited liability company or corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor or by any other stakeholder.

(c)                 On and after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors, board of managers or equivalent body of each Reorganized Debtor are authorized and directed to issue, execute, deliver, file and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Section 10.2.      Organizational Documents

(a)                 The New Certificate of Incorporation and the New Bylaws shall be amended or deemed amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code including, among other purposes, to authorize the New Equity Securities. After the Effective Date, the Reorganized Debtors may amend and restate their certificates of incorporation, limited liability company agreements, or other analogous organizational documents, as applicable, as permitted by applicable law.

(b)                 Subject to the Restructuring Transactions, the Reorganized Subsidiary Debtors’ organizational documents in effect before the Effective Date shall remain in effect after the Effective Date. After the Effective Date, any of the Reorganized Debtors may file amended and restated certificates of incorporation (or other formation documents, if applicable) with the Secretary of State in any appropriate jurisdiction.

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Section 10.3.      Directors and Officers of the Reorganized Debtors

(a)                 Subject to the Restructuring Transactions, on the Effective Date, the management, control and operation of each Reorganized Debtor shall become the general responsibility of the board of directors, members or managing members, as applicable, of such Reorganized Debtor or other governing body as provided in the applicable governing documents.

(b)                 On the Effective Date, the term of the members of the Board shall expire and such members shall be replaced by the New Board. The New Board will initially consist of seven (7) members: (i) the Chief Executive Officer of Reorganized Bonanza Creek; (ii) one (1) director selected by the largest holder by amount of Notes Claims, (iii) one (1) director selected by the second largest holder by amount of Notes Claims and (iv) four (4) directors selected by the Required Supporting Noteholders, in consultation with Reorganized Bonanza Creek, at least one of which shall be independent. The New Board shall include a sufficient number of independent directors to allow compliance with New York Stock Exchange rules regarding committee composition. Members of the New Board shall serve one (1) year terms. The classification and composition of the New Board shall be consistent with the New Certificate of Incorporation and the New Bylaws. In the Plan Supplement, to the extent known, the Debtors will disclose pursuant to section 1129(a)(5) of the Bankruptcy Code the identity and affiliations of the Persons proposed to serve on the New Board. The New Board members shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the New Certificate of Incorporation and the New Bylaws.

(c)                 Subject to the Restructuring Transactions, and except as specified in the Plan Supplement, the managers, managing members and members of the boards of directors, as applicable, of the Subsidiary Debtors before the Effective Date shall continue to serve in their current capacities as of the Effective Date. The classification and composition of the managers, managing members and members of the boards of directors, as applicable, of the Reorganized Subsidiary Debtors shall be consistent with the Reorganized Subsidiary Debtors’ Certificates of Formation and Operating Agreements, as applicable. Each such director, manager or managing member, as applicable, shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the relevant Reorganized Debtor’s constituent documents.

(d)                 Subject to the Restructuring Transactions and any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, and except as otherwise specified in the Plan Supplement, the principal officers of each Debtor immediately before the Effective Date will be the officers of the corresponding Reorganized Debtor as of the Effective Date. Each such officer shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of such Reorganized Debtor’s constituent documents.

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Article 11
Effect of Confirmation

Section 11.1.      Vesting of Assets

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan or in the Confirmation Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property (including all interests, rights and privileges related thereto) of each of the Debtors shall vest in each of the respective Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests. All Liens, Claims, encumbrances, charges and other interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code with respect to the Debtors.

Section 11.2.      Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released, settled, discharged and compromised, and all rights, titles and interests of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns. The Reorganized Debtors shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges or other security interests.

Section 11.3.      Releases and Discharges

The releases and discharges of Claims and Causes of Action described in the Plan, including releases by the Debtors and by holders of Claims, constitute good-faith compromises and settlements of the matters covered thereby and are consensual. Such compromises and settlements are made in exchange for consideration and are in the best interest of holders of Claims, are fair, equitable, reasonable and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan. Each of the discharge, release, indemnification and exculpation provisions set forth in the Plan (i) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b) and 1334(e) of title 28 of the United States Code, (ii) is an essential means of implementing the Plan, (iii) is an integral and non-severable element of the transactions incorporated into the Plan, (iv) confers a material benefit on, and is in the best

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interests of, the Debtors, their Estates and their Creditors, (v) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors, (vi) is fair, equitable and reasonable and in exchange for good and valuable consideration and (vii) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

Section 11.4.      Discharge and Injunction

(a)                 Except as otherwise specifically provided in the Plan or the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts of, and Claims against, the Debtors and shall terminate all Interests in the Debtors, as well as all interests of any kind, nature or description whatsoever in or against any of the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as otherwise specifically provided in the Plan or the Confirmation Order, upon the Effective Date, all existing Claims against the Debtors and Interests in the Debtors shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Interests (and all representatives, trustees or agents on behalf of each holder) shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees, or any of their assets or properties, any other or further Claim or Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts or legal bases therefore were known or existed prior to the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, liabilities of and Interests in the Debtors, subject to the occurrence of the Effective Date.

(b)                 Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise specifically provided in the Plan or the Confirmation Order, each holder (as well as any representatives, trustees or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons and Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against, or terminated Interest in, the Debtors.

(c)                 Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons or Entities who have held, hold or may hold Claims or Interests that arose prior to the Effective Date and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives and Affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim (including, without limitation, a Section 510(b) Claim) against or Interest in the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind

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against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors other than to enforce any right to a distribution pursuant to the Plan or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, with respect to any such Claim or Interest. Such injunction shall extend to any successors or assignees of the Debtors and Reorganized Debtors and their respective properties and interest in properties.

Section 11.5.      Term of Injunction or Stays

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

Section 11.6.      Exculpation

Pursuant to the Plan, and except as otherwise specifically provided in the Plan or the Confirmation Order, none of the Released Parties shall have or incur any liability to any holder of a Claim, Cause of Action or Interest for any act or omission in connection with, related to or arising out of, the Chapter 11 Cases, the negotiation of any settlement or agreement, contract, instrument, release or document created or entered into in connection with the Plan or in the Chapter 11 Cases (including the Plan Supplement and the Restructuring Support Agreement and, in each case, any documents related thereto), the pursuit of confirmation of the Plan, the consummation of the Plan, the preparation and distribution of the Disclosure Statement, the offer, issuance and distribution of any securities issued or to be issued under or in connection with the Plan, any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors or the administration of the Plan or the property to be distributed under the Plan, except for any act or omission that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence. Each Released Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan.

Section 11.7.      Release by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan (including Section 11.11 of the Plan) or the Confirmation Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, the Released Parties shall be deemed released and discharged by the Debtors, the Reorganized Debtors and their Estates from any and all Claims, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of

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liability, contribution, indemnification, joint liability or otherwise that the Debtors, the Reorganized Debtors, their Estates or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity or that any holder of a Claim or Interest or other Entity would have been legally entitled to assert derivatively for or on behalf of the Debtors, their Estates or the Reorganized Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Support Agreement, the Loan Documents (as defined in the Exit RBL Facility Documents), the Exit RBL Facility Documents, the Backstop Agreement, the Rights Offering Procedures, the Management Incentive Plan, the New Equity Securities, or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct, actual fraud or gross negligence; provided, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon request, then the release set forth in this Section 11.7 shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided further that the immediately preceding proviso shall not apply to (i) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority or secured status of any prepetition or ordinary course administrative Claim against the Debtors or (ii) any release or indemnification provided for in any settlement or granted under any other court order, provided that, in the case of (i) through (ii), the Debtors shall retain all defenses related to any such action.

Section 11.8.      Voluntary Releases by the Holders of Claims and Interests

Except as otherwise specifically provided in the Plan or the Confirmation Order, on and after the Effective Date, for good and valuable consideration, in each case excluding the Excluded Parties, (i) the RBL Agent; (ii) the RBL Lenders; (iii) holders of Notes Claims; (iv) the Indenture Trustees; (v) NGL; (vi) holders of Claims and Interests; and (vii) as to each of the foregoing Entities in clauses (i) through (vi), each such Entity’s predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and their current and former officers, directors, managers, partners, principals, shareholders, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management

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companies, fund advisors, and other Professionals (in each case as to the foregoing Entities in clauses (i) through (vii), solely in their capacity as such) (collectively, the “Releasing Parties”) shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Released Parties from any and all Claims, interests, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including those Avoidance Actions, Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Estates, the restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Restructuring Support Agreement, the Plan Supplement, the Exit RBL Facility Documents, the Management Incentive Plan, the Backstop Agreement, the Rights Offering Procedures, the New Equity Securities, or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence; provided that any holder of a Claim or Interest that elects to opt out of the releases contained in this Section 11.8 shall not receive the benefit of the releases set forth in this Section 11.8 (even if for any reason otherwise entitled).

Section 11.9.      Injunction

Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons and Entities who have held, hold or may hold Claims, interests, Causes of Action, Interests or liabilities that: (i) are subject to compromise and settlement pursuant to the terms of the Plan; (ii) have been released pursuant to Section 11.7 hereof; (iii) have been released pursuant to Section 11.8 hereof; (iv) are subject to exculpation pursuant to Section 11.6 hereof, including exculpated claims (but only to the extent of the exculpation provided in Section 11.6 hereof); or (v) are otherwise stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from: (A) commencing or continuing in any manner any action or other proceeding of any kind, whether directly, derivatively or otherwise, including on account of any claims, interests, Causes of Action or liabilities that have been compromised or settled against any Released Party (or the property or estate of any Released Party) on account of or in connection with or with respect to any released, settled, compromised, or exculpated Claims, interests, Causes of Action or liabilities; (B) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against any Released Party or its

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property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities; (C) creating, perfecting or enforcing any Lien, Claim, or encumbrance of any kind against any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities; (D) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action or liabilities (unless such holder has filed a timely Proof of Claim with the Bankruptcy Court preserving the right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise); and (E) commencing or continuing in any manner any action or other proceeding of any kind against any Released Party or its property on account of or in connection with or with respect to any such released, settled, compromised, or exculpated Claims, interests, Causes of Action, or liabilities released, settled or compromised pursuant to the Plan; provided that nothing contained herein shall preclude a Person or Entity from obtaining benefits directly and expressly provided to such Person or Entity pursuant to the terms of the Plan; provided, further, that nothing contained herein shall be construed to prevent any Person or Entity from defending against claims objections or collection actions whether by asserting a right of setoff or otherwise to the extent permitted by law.

Section 11.10.  Setoff and Recoupment

The Debtors and the Reorganized Debtors may, but shall not be required to, set off or recoup against any Claim and any Cash distribution to be made on account of such Claim, any and all Claims, rights and Causes of Action of any nature that the Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim shall constitute a waiver, abandonment or release by the Debtors or the Reorganized Debtors of any such Claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may have against the holder of such Claim.

Section 11.11.  Preservation of Causes of Action

(a)                 Except as expressly provided in this Article 11 or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors, the Reorganized Debtors or the Estates may have or that the Reorganized Debtors may choose to assert on behalf of their respective Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Causes of Action or Claims against any Person or Entity, to the extent such Person or Entity asserts a crossclaim, counterclaim and/or claim for setoff that seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives or (ii) the turnover of any property of the Estates to the Debtors.

(b)                 Except as set forth in this Article 11 or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors had immediately prior to the Petition Date or the

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Effective Date against or regarding any Claim left Unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such rights and Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

(c)                 Except as set forth in this Article 11 or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to release any post-Effective Date obligations of any party under the Plan, or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Section 11.12.  Compromise and Settlement of Claims and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise of all Claims, Causes of Action and controversies relating to the contractual, legal and subordination rights that a holder of an Allowed Claim or Interest may have against any Debtor, or any distribution to be made on account of such an Allowed Claim. Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the benefits provided under the Plan and as a mechanism to effect a fair distribution of value to the Debtors’ constituencies, except as set forth in the Plan, the provisions of the Plan shall also constitute a good-faith compromise of all Claims, Causes of Action and controversies by any Debtor against any other Debtor. In each case, the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their Estates and the holders of such Claims and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order or approval of the Bankruptcy Court, the Debtors may compromise and settle Claims against them and Causes of Action against other Entities and after the Effective Date, such right shall pass to the Reorganized Debtors.

Article 12
Conditions Precedent to Confirmation and Effectiveness of the Plan

Section 12.1.      Conditions to Confirmation

Confirmation of the Plan will not occur unless each of the following conditions has been satisfied or waived in accordance with Section 12.3 of the Plan:

(a)                 The Confirmation Order shall be entered; and

(b)                 The Plan Supplement and all of the schedules, documents and exhibits contained therein shall have been filed.

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Section 12.2.      Conditions to Effectiveness

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied on or prior to the Effective Date or waived in accordance with Section 12.3 of the Plan:

(a)                 The Confirmation Order shall have been entered and shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

(b)                 The Restructuring Support Agreement shall not have been terminated by any of the parties thereto and, whether or not the Restructuring Support Agreement has been terminated, no event giving rise to a termination event thereunder shall have occurred and be continuing;

(c)                 The conditions to the obligations of the Backstop Parties and the Debtors under the Backstop Agreement shall have been satisfied or waived in accordance with the terms of the Backstop Agreement (other than the condition that the Effective Date shall have occurred), and the Backstop Agreement shall be in full force and effect and binding on all parties thereto;

(d)                 The Rights Offering shall have been consummated in all material respects in accordance with Rights Offering Procedures and the Backstop Agreement, and no event giving rise to a termination event thereunder shall have occurred and be continuing;

(e)                 The Debtors shall have implemented the Restructuring Transactions and all transactions contemplated by this Plan and the RSA, in a manner consistent in all respects with the RSA and the Plan;

(f)                 All reasonable and documented fees and expenses of the Supporting Noteholders and NGL payable under the Restructuring Support Agreement shall have been paid in full in cash in accordance with the terms of the Restructuring Support Agreement;

(g)                 All documents and agreements necessary to implement the Plan, including the Plan Supplement, shall be in form and substance reasonably acceptable to the Required Supporting Noteholders and shall have been executed;

(h)                 The New NGL Agreement shall be in form and substance reasonably acceptable to NGL and the Required Supporting Noteholders and shall have been executed;

(i)                 Any amendments, modifications or supplements to the Plan that adversely affect the New NGL Agreement shall be in form and substance acceptable to NGL;

(j)                 The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are necessary to implement the Plan and that are required by law, regulation or order; and

(k)                 Each of the New Certificate of Incorporation, the New Bylaws, the Reorganized Subsidiary Debtors’ Certificates of Incorporation, the Reorganized Subsidiary Debtors’ Certificates of Formation, the Reorganized Subsidiary Debtors’ Operating Agreements, as applicable, will be in full force and effect as of the Effective Date.

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Section 12.3.      Waiver of Conditions to Confirmation or Effectiveness

The Debtors, with the prior written consent of the Required Supporting Noteholders, may waive any of the conditions set forth in Section 12.1 or Section 12.2 hereof at any time, without any notice to other parties-in-interest or the Bankruptcy Court and without any formal action other than proceeding to confirm and/or consummate the Plan. The failure to satisfy any condition before the Confirmation Date or the Effective Date may be asserted by the Debtors as a reason not to seek Confirmation or declare an Effective Date, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors, in their sole discretion). The failure of the Debtors or the Required Supporting Noteholders to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

Article 13
Modification, Revocation or Withdrawal of the Plan

Section 13.1.      Plan Modifications

(a)                 Subject to certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Plan, the Debtors may alter, amend or modify the Plan, including the Plan Supplement, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date, provided that any such alteration, amendment or modification shall be reasonably acceptable to the Required Supporting Noteholders and consistent with the Restructuring Support Agreement. After the Confirmation Date and before substantial consummation of the Plan, the Debtors may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement, the Disclosure Statement or the Confirmation Order relating to such matters as may be necessary to carry out the purposes and effects of the Plan.

(b)                 After the Confirmation Date, but before the Effective Date, the Debtors, with the consent of the Required Supporting Noteholders, may make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided that such adjustments and modifications do not materially and adversely affect the treatment of holders of Claims or Interests.

Section 13.2.      Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date

The Debtors, with the consent of the Required Supporting Noteholders for so long as the Restructuring Support Agreement has not been terminated in accordance with its terms, reserve the right to revoke, withdraw or delay consideration of the Plan before the Confirmation Date, either entirely or as to any one or more of the Debtors. If the Plan is revoked, withdrawn or delayed as to fewer than all of the Debtors, such revocation, withdrawal or delay shall not affect the enforceability of the Plan as it relates to the Debtors for which the Plan is not revoked, withdrawn or delayed. If the Debtors revoke or withdraw the Plan in its entirety or if the

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Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court, (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases effected by the Plan and any document or agreement executed pursuant hereto, shall be deemed null and void and (iii) nothing contained in the Plan shall (A) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person or Entity, (B) prejudice in any manner the rights of such Debtors or any other Person or Entity or (C) constitute an admission of any sort by the Debtors or any other Person or Entity.

If the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction over any request to extend the deadline for assuming or rejecting executory contracts or unexpired leases.

Article 14
Retention of Jurisdiction by the Bankruptcy Court

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, to the fullest extent permissible under law, over all matters arising out of and related to the Chapter 11 Cases for, among other things, the following purposes:

(a)                 To hear and determine all matters relating to the assumption or rejection of executory contracts or unexpired leases, including whether a contract or lease is or was executory or expired, and the allowance of Cure amounts and Claims resulting therefrom;

(b)                 To hear and determine any motion, adversary proceeding, application, contested matter or other matter pending on the Effective Date;

(c)                 To hear and determine all matters relating to the allowance, disallowance, liquidation, classification, priority or estimation of any Claim against any of the Debtors;

(d)                 To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(e)                 To hear and determine all applications for compensation and reimbursement of Professional Fee Claims;

(f)                 To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(g)                 To grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

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(h)                 To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

(i)                 To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(j)                 To issue such orders as may be necessary to construe, enforce, implement, execute and consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

(k)                 To enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(l)                 To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

(m)                 To hear and determine any other matters related to the Plan and not inconsistent with the Bankruptcy Code;

(n)                 To determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order, any of the Plan Documents or any other contract, instrument, release or other agreement or document related to the Plan, the Disclosure Statement or the Plan Supplement; provided that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court and any disputes concerning documents contained in the Plan Supplement shall be governed in accordance with the provisions of such documents;

(o)                 To recover all assets of the Debtors and property of the Debtors’ Estates, which shall be for the benefit of the Reorganized Debtors, wherever located;

(p)                 To hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

(q)                 To hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors or the Reorganized Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(r)                 To enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases with respect to any Person or Entity;

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(s)                 To hear any other matter not inconsistent with the Bankruptcy Code; and

(t)                 To enter a final decree closing the Chapter 11 Cases.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims against the Debtors that arose prior to the Effective Date.

Article 15
Miscellaneous

Section 15.1.      Exemption from Transfer Taxes and Recording Fees

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, Transfer or exchange of notes or equity securities under the Plan, the creation, the filing or recording of any mortgage, deed of trust or other security interest, the making, assignment, filing or recording of any lease or sublease, the transfer of title to or ownership of any of the Debtors’ interests in any property, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the Plan Documents, the New Equity Securities and any agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment in the United States. The Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Section 15.2.      Expedited Tax Determination

The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of such Debtors or Reorganized Debtors for all taxable periods ending on or before the Effective Date.

Section 15.3.      Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of title 28 of the United States Code and/or section 3717 of title 31 of the United States Code, as determined by the Bankruptcy Court, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

Section 15.4.      Plan Supplement

Draft forms of certain Plan Documents and certain other documents, agreements, instruments, schedules and exhibits specified in the Plan shall, where expressly so provided for in the Plan, be contained in the Plan Supplement and filed from time to time. Unless otherwise expressly provided in the Plan, the Debtors shall file the Plan Supplement five (5) days prior to

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the Voting Deadline and may alter, modify or amend any Plan Supplement document in accordance with Section 13.1 of the Plan.

Section 15.5.      Claims against Other Debtors

Nothing in the Plan or the Disclosure Statement or any document or pleading filed in connection therewith shall constitute or be deemed to constitute an admission that any of the Debtors are subject to or liable for any Claim against any other Debtor.

Section 15.6.      Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

Section 15.7.      Section 1125 of the Bankruptcy Code

As of and subject to the occurrence of the Confirmation Date: (i) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125(a) and 1125(e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtors and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan and, therefore, are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

Section 15.8.      Nonseverability

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, which request shall be reasonably acceptable to the Required Supporting Noteholders, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such terms or provision shall then be applicable as altered or interpreted provided that any such alteration or interpretation shall be reasonably acceptable to the Debtors and the Required Supporting Noteholders and fully in compliance with the Restructuring Support Agreement. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors and Required Supporting Noteholders; and (c) non-severable and mutually dependent.

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Section 15.9.      Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or other federal law is applicable, or to the extent the Plan, an exhibit or a schedule hereto, a Plan Document or any settlement incorporated herein provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

Section 15.10.  Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former holders of Claims against the Debtors or Interests in the Debtors and their respective heirs, executors, administrators, successors and assigns.

Section 15.11.  Notices

To be effective, any notice, request or demand to or upon, as applicable, the Debtors, the RBL Agent or the Supporting Noteholders must be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

If to the Debtors or the Reorganized Debtors:

Bonanza Creek, Inc.
410 17th Street, Suite 1400
Denver, Colorado

Attention:	Skip Marter (smarter@bonanzacrk.com)

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017

Attention:	Marshall S. Huebner (marshall.huebner@davispolk.com)
Brian M. Resnick (brian.resnick@davispolk.com)
Daniel M. Silberger (daniel.silberger@davispolk.com)
Telephone:	(212) 450-4000
Facsimile:	(212) 607-7983

-and-

Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801

Attention:	Mark C. Collins (collins@rlf.com)
Amanda R. Steele (steele@rlf.com)

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Brendan J. Schlauch (schlauch@rlf.com)

Telephone:	(302) 651-7700
Facsimile:	(302) 651-7701

If to the Supporting Noteholders:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022

Attention:	Edward Sassower, P.C. (edward.sassower@kirkland.com)
Telephone:	(212) 446-4733
Facsimile:	(212) 446-4900

-and-

300 North LaSalle
Chicago, Illinois 60654

Attention:	Steven N. Serajeddini (steven.serajeddini@kirkland.com)
Telephone:	(312) 862-2761
Facsimile:	(312) 862-2200

If to the RBL Agent:

Bracewell LLP
711 Louisiana Street Suite 2300
Houston, Texas 77002

Attention:	Trey Wood (trey.wood@bracewelllaw.com)
Dewey Gonsoulin (dewey.gonsoulin@bracewelllaw.com)
Telephone:	(713) 221-1110
Facsimile:	(713) 221-2121

Section 15.12.  Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Before the Effective Date, none of the filing of the Plan, any statement or provision contained herein or the taking of any action by the Debtors related to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors of any kind, including as to the holders of Claims or Interests or as to any treatment or classification of any contract or lease.

Section 15.13.  Further Assurances

The Debtors, the Reorganized Debtors and all holders of Claims receiving distributions hereunder and all other parties in interest may and shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

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Dated:	Denver, Colorado [•], 2016

Respectfully submitted, Bonanza Creek Energy, Inc. (for itself and on behalf of all Debtors)

By:
	Name:	Richard Carty
	Title:	President and Chief Executive Officer

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Schedule 9.2(a)

Executory Contracts and Unexpired Leases to Be Assumed

[TO COME]

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Schedule 9.2(b)

Executory Contracts and Unexpired Leases to Be Rejected

[TO COME]

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Appendix B

Liquidation Analysis

APPENDIX B

Liquidation Analysis1

THE DEBTORS MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THE ESTIMATES AND ASSUMPTIONS CONTAINED HEREIN, OR A TRUSTEE’S ABILITY TO ACHIEVE FORECASTED RESULTS. IF CHAPTER 11 CASES ARE CONVERTED TO A CHAPTER 7 LIQUIDATION, ACTUAL RESULTS COULD VARY MATERIALLY FROM THE ESTIMATES AND PROJECTIONS SET FORTH IN THIS LIQUIDATION ANALYSIS.

1)	Introduction

Bonanza Creek Energy, Inc. (“BCEI”) and its subsidiaries that are debtors in these proceedings (collectively, the “Debtors”) with the assistance of their restructuring, legal, and financial advisors, have prepared this hypothetical liquidation analysis (this “Liquidation Analysis”) in connection with the Plan (as amended from time to time) and Disclosure Statement. The analysis permits parties in interest to evaluate whether the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code, also referred to as the “best interests of creditors” test. The test requires that each holder of an impaired allowed claim or interest must either:

i)	accept the Plan; or

ii)	receive or retain value, as of the Effective Date, that is not less than the amount that such Person would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

To substantiate these findings, the Bankruptcy Court must:

i)	estimate the cash proceeds (the “Liquidation Proceeds”) a chapter 7 trustee (the “Trustee”) would generate if each Debtor's chapter 11 case were converted to a chapter 7 case on the Effective Date and the assets of such Debtor's estate were liquidated;

ii)	determine the distribution (the “Liquidation Distribution”) each holder of a Claim or Interest would receive from the Liquidation Proceeds under the priority scheme dictated in chapter 7; and

iii)	compare each holder's Liquidation Distribution to the distribution under the Plan (“Plan Distribution”) if it were confirmed and consummated.

Accordingly, asset values discussed herein may be different than amounts referred to in the Plan.

2)	Process and Assumption Overview

The Liquidation Analysis was prepared on a legal entity by legal entity basis and assumes that the Debtors would be liquidated on a jointly administered but nonconsolidated basis. The analysis has been prepared assuming that the Debtors’ chapter 11 cases are converted to chapter 7 cases on or about February 3, 2017 (the “Conversion Date”). The Debtors have assumed that the liquidation would occur over an approximately six-month time period in order sell substantially all of the Debtors’ assets, monetize and collect receivables and other assets on the pro forma balance sheet, and administer and wind-down the estates. Except as otherwise noted herein, the Liquidation Analysis is based upon the

1 Capitalized terms used and not otherwise defined herein have the meaning assigned to them in the Debtors’ Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”).

Debtors’ audited pro forma, consolidated balance sheets as of September 30, 2016 and those values are assumed to be representative of the Debtors’ assets and liabilities as of February 3, unless otherwise noted. Any projected balance sheet amounts presented in this Liquidation Analysis are intended to be a proxy for actual balances on the Liquidation Date (the “Liquidation Balances”). In addition, this analysis incorporates certain adjustments to account for the effects of the chapter 7 liquidation process, including post-conversion operating cash flow, costs of winding down the Debtors’ estates, employee related costs, professional and trustee fees.

It is assumed that, on the Conversion Date, the Bankruptcy Court would appoint a Trustee who would sell the assets of the Debtors’ bankruptcy estates (the “Estates”) and distribute the cash proceeds, net of liquidation related costs, to creditors in accordance with relevant bankruptcy law. To maximize recovery in an expedited process the Trustee’s initial step would be to develop a liquidation plan to generate proceeds from the sale of the Debtors’ assets for distribution to creditors. It is assumed the appointed Trustee will retain lawyers, financial advisors, and investment bankers to assist in the liquidation.

This analysis assumes the continuation of production for three months following a conversion to chapter 7 to allow for a reasonable amount of time to consummate a sale of the producing assets. Assets are marketed on an accelerated timeline and a majority of asset sales are contemplated to occur within the initial three month wind-down period. Asset values in the liquidation process are assumed to be driven by, among other things:

•	the accelerated time frame in which the assets are marketed and sold;

•	the potential loss of key personnel;

•	forward commodity price curves;

•	negative partner and vendor reaction; and

•	the general forced nature of the sale

The cessation of business in a liquidation is likely to trigger certain claims that otherwise would not exist under a Plan absent a liquidation. Examples of these kinds of claims include various potential employee claims (such as severance or WARN Act claims), new bonding or letters of credit for plugging and abandonment (“P&A”) liabilities, executory contracts, litigation, and unexpired lease rejection damages in addition to other potential claims. Claims can be material and can receive administrative or priority payment status. Priority claims would be paid in full from the Liquidation Proceeds before the balance would be made available to general unsecured claims.

No recovery or related litigation costs have been attributed to any potential avoidance actions under the Bankruptcy Code, including potential preferences or fraudulent transfer actions due to, among other issues, the cost of such litigation, the uncertainty of the outcome and anticipated disputes regarding these matters. Additionally, this analysis does not include estimates for tax consequences, both Federal and state, that may be triggered upon the liquidation and sale of assets; tax consequences could be material.

3)	Distribution of Net Proceeds to Claimants

Any available net proceeds would be allocated to Holders of Claims in strict priority in accordance with section 726 of the Bankruptcy Code:

•	Liquidation Adjustments / Super Priority Claims - includes estimated fees paid to the U.S. Trustee and Clerk of the Bankruptcy Court, post-conversion cash flows, wind-down costs and certain Professional Fees;

2

•	Chapter 11 Administrative & Priority Claims - includes estimated claims from counterparties that are able to assert liens on corresponding assets, including certain trade vendors as well as Ad Valorem taxing authorities in addition to Claims for post-petition accounts payable, post-petition accrued expenses, taxes, and employee obligations, Claims arising under section 503(b)(9) of the Bankruptcy Code, and certain Unsecured Claims entitled to priority under section 507 of the Bankruptcy Code;

•	Secured Claims - includes estimated Claims arising under the Debtors’ first lien secured credit facilities;

•	General Unsecured Claims - includes estimated unsecured funded debt, prepetition trade Claims, prepetition rejection damages Claims, damages arising from the termination or rejection of the Debtors’ various supply agreements or contracts, and numerous other types of prepetition liabilities; and

•	Interests - includes Interests in the Debtors.

Under the absolute priority rule, no junior creditor would receive any distributions until all senior creditors are paid in full, and no equity holder would receive any distribution until all creditors are paid in full. The assumed distributions to creditors as reflected in the Liquidation Analysis are estimated in accordance with the absolute priority rule.

4)	Conclusion

The determination of hypothetical proceeds from this liquidation is a highly uncertain process involving the extensive use of estimates and assumptions, which, while considered reasonable by the Debtors and the Debtors’ advisors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors.

This analysis was prepared before any deadline for filing Claims against the Debtors’ estates, and so the Debtors have not had an opportunity to fully evaluate potential Claims against the Debtors or to adjudicate such Claims before the Bankruptcy Court. Accordingly, the amount of the final Allowed Claims against the Debtors’ estates may differ from the Claim amounts used in this Liquidation Analysis. Additionally, asset values discussed herein may be different than amounts referred to in the Plan, which presumes the reorganization of the Debtors’ assets and liabilities under chapter 11 of the Bankruptcy Code. The estimated liquidation recoveries and proceeds waterfall are presented herein as a summary of each individual debtor with their estimated recoveries.

The Debtors determined, as summarized in the following analysis, upon the Effective Date, the Plan will provide all creditors and equity holders with a recovery (if any) that is not less than what they would otherwise receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code, and thus believe the Plan satisfies the requirement of 1129(a)(7) of the Bankruptcy Code.

The following Liquidation Analysis should be reviewed with the accompanying notes.

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General Liquidation Summary and Detail

Liquidation Proceeds

A.	Cash: Entity cash is a pro-forma cash estimate as of February 28, 2017. All projected cash and equivalents on hand are considered to be 100% recoverable.

B.	Accounts Receivable: Accounts Receivable include proceeds from oil and gas production, along with other receivables related to joint interest billing partners, netting, and miscellaneous receivables. Accounts receivable is primarily comprised of oil and gas production receipts which is expected to have a relatively high overall recovery.

The recovery percentage will differ among the different categories of accounts receivable. The two categories include:

▪	A/R – Production – Production amounts are assumed to be highly collectible based on counterparty credit quality and payment history. Receipts are related to sale of produced oil, natural gas, and natural gas liquids, typically due within 30 days of receipt. Outstanding receipts are assumed recoverable between 90% and 100%.

▪	A/R – Other – Other A/R includes joint interest billings, third party netting, and miscellaneous receivables which have an expected recovery range of 20% to 40%.

C.	Net Intercompany Receivable: Net intercompany receivables recoveries vary depending on the entity with which the claim exists. All intercompany claims are treated as general unsecured claims and are net of any corresponding payable before the claim is set for general unsecured recovery.

D.	Prepaid Assets: Prepaid assets primarily include prepayments made on account of insurance, lease deposit, utility deposits, prepaid service providers, IT maintenance, service, and license fees and have a varying expected recovery ranging between approximately 20% and 50%.

E.	Inventory: Inventory mainly consists of automation equipment installed onsite in addition to production equipment: including tubes, pumps, valves, tanks, etc. The Liquidation Analysis assumes a recovery range of 60% to 80% for these specific assets and is based on the age, level of use, and expected recovery for these types of assets when sold directly to third parties.

F.	Derivatives: At the Conversion Date, derivative asset value is estimated to be zero. Prepetition derivatives were liquidated and set-off against secured obligations. The Company does not currently have any derivative securities.

G.	Oil & Gas Properties: The Liquidation Analysis assumes that the Trustee sells or otherwise monetizes the reserves and associated equipment owned by the Debtors, in logical regional or geological packages, or on a piecemeal basis, with sales to buyers during a three-month period.

The estimated values realized for such assets reflect, among other things, the following factors:

•	long-term supply and demand fundamentals for oil and natural gas;

•	projected oil and natural gas prices;

•	production and operating performance for each asset;

•	operating and maintenance costs for each asset; and

•	capital and environmental expenditure requirements.

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After a review of the assets, the Debtors and their advisors concluded that the forced sale of the Debtors’ assets in the compressed timeframe that may likely prevail during a chapter 7 liquidation would likely result in a valuation discount relative to “fair value.” The liquidation value of reserves is stratified based on probability of recovery and consists of proved developed producing, proved not producing and proved undeveloped reserves in addition to valuing the Debtors’ midstream assets and acreage.

H.	Property, Plant & Equipment (PP&E): PP&E includes furniture, fixtures, software, hardware, leasehold improvements and vehicles. The analysis assumes a net recovery range of 0% to 30% for these specific assets.

I.	Other Long Term Assets: Other Long Term Assets includes approximately $8 million of escrow monies, surety bond collateral, drilling bonds/CDs, and capitalized advisory fees. The Liquidation Analysis assumes recovery range for these specific assets is 0% to 100% depending on asset type.

Liquidation Distributions

J.	Chapter 7 Trustee Fees: This would be limited to the fee guidelines in Section 326(a) of the Bankruptcy code. The Debtors assumed that trustee fees are 3% of entity gross liquidation proceeds excluding current cash on-hand.

K.	Chapter 7 Professional Fees: This includes the estimated cost for financial advisors, attorneys and other professionals retained by the Trustee. In the Liquidation Analysis, chapter 7 professional fees are estimated to be approximately $7 million – $10 million. These fees are applied on a pro-rata basis across debtor entities based on the estimated Liquidation Proceeds available to each Estate excluding current cash on-hand. However, this amount can fluctuate based on length and complexity of wind-down process and could be substantially greater than the amounts assumed herein.

L.	Chapter 11 Professional Fee Carve Out: It is anticipated that professional fees would be satisfied through a cash carve out. This includes unpaid professional fees retained by the Debtors pursuant to section 327, 328 or 363 of the Bankruptcy Code. These fees are applied on a pro-rata basis across Debtor entities based on the estimated Liquidation Proceeds available to each Estate excluding current cash on-hand.

M.	Post Conversion Cash Flows: The Liquidation Analysis assumes that operations will continue during the sale process for three months until the Company enters into purchase and sale agreements for their principal assets. This analysis reflects net cash flows from operations from February 3, 2017 through end of April 30, 2017 including expected accrued and unpaid royalties. Cash flow from ongoing operations of the Debtors over the wind-down period are received by BCEI consistent with historical operations.

N.	Wind-down Costs: The total Wind-down Costs are estimated to be approximately $11 million, which includes personnel and overhead costs. For those employees that are retained during the liquidation process, the analysis includes estimated salary costs of approximately $7.5 million, retention bonuses of $2.5 million, and overhead costs of $1 million. These cost are applied on a pro-rata basis across Debtor entities based on the estimated Liquidation Proceeds available to each Estate excluding current cash on-hand.

Claims

O.	Other Priority Claims (Classes 1A-7A)

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•	The Liquidation Analysis assumes that the outstanding unpaid balance of severance and ad valorem taxes is approximately $39 million as of the Conversion Date.

•	Other priority claims consist of priority employee benefits pursuant to Section 507(a)(4) of the Bankruptcy code which are estimated to be $3 million.

P.	Secured Claims (Classes 1C-7C)

•	The Liquidation Analysis assumes that the outstanding principal balance on the RBL credit facility is approximately $195 million. The paydown of the outstanding principal is done on a pro-rata basis across debtor entities, excluding the cash held by Debtors Holmes Eastern Company, LLC and Bonanza Creek Energy, Inc., based on the estimated Liquidation Proceeds available to each estate.

Q.	General Unsecured Claims (Classes 1D-7D)

•	The Liquidation Analysis assumes approximately $866 million of Note Claims. This includes estimated claim amounts for both the 5.75% Senior Notes due 2023 and the 6.75% Senior Notes due 2021. The estimated claim amounts reflect principal at par value, unpaid interest as of the Conversion Date, and an estimated make-whole fee.

•	The Liquidation Analysis includes estimated General Unsecured Claims (non-intercompany claims), other than Note Claims, amount to approximately $180[2] million across all entities. This includes prepetition trade debt, unsecured employee claims, and contract and lease rejections. The projected aggregate amount of General Unsecured Claims set forth herein is subject to change and reflects the Debtors’ current view on, among other things, potential Executory Contract and Unexpired Lease rejections pursuant to section 365 of the Bankruptcy Code. Any change in the number, identity, or timing of actual rejected Executory Contracts and Unexpired Leases could have a material impact on both the amount of General Unsecured Claims and recoveries of holders of Allowed General Unsecured Claims.

•	Additional claims from intercompany netting are applied to the General Unsecured claims pools based on the net receivable position from each entity.

2 The estimated claim noted herein includes amounts totaling $98.4 million related to an illustrative estimate of the claim arising from the “NGL FT Agreement” in a liquidation scenario. The Debtors, the Supporting Noteholders and NGL expressly reserve their rights with respect to the actual amount of the claim in the event of any estimation or allowance proceeding.

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Liquidation Analysis of Bonanza Creek Energy, Inc. (BCEI)

7

Liquidation Analysis of Bonanza Creek Energy Operating Company, LLC (BCEOC)

8

Liquidation Analysis of Rocky Mountain Infrastructure, LLC (RMI)

9

Liquidation Analysis of Holmes Eastern Company, LLC (Holmes)

10

Liquidation Analysis of Bonanza Creek Energy Resources, LLC (BCER)

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Liquidation Analysis of Bonanza Creek Energy Midstream, LLC (BCEM)

12

Liquidation Analysis of Bonanza Creek Energy Upstream, LLC (BCEU)

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Appendix C

Financial Projections

Projections

The Debtors believe that the Plan1 is feasible as required by section 1129(a)(11) of the Bankruptcy Code, because Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors. In connection with the planning and development of a plan of reorganization and for purposes of determining whether the Plan will satisfy this feasibility standard, the Debtors have analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources.

In connection with the Disclosure Statement, the Debtors' senior management team ("Management") prepared financial projections (the "Projections") for the twelve months ending December 31, 2017 and fiscal years 2018 through 2021 (the "Projection Period"). The Projections are based on a number of assumptions made by Management with respect to the future performance of the Reorganized Debtors' operations.

THESE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR PREPARATION AND PRESENTATION OF PROSPECTIVE FINANCIAL INFORMATION.

ALTHOUGH MANAGEMENT HAS PREPARED THE PROJECTIONS IN GOOD FAITH AND BELIEVES THE ASSUMPTIONS TO BE REASONABLE, THE DEBTORS AND THE REORGANIZED DEBTORS CAN PROVIDE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL BE REALIZED. AS DESCRIBED IN DETAIL IN THE DISCLOSURE STATEMENT, A VARIETY OF RISK FACTORS COULD AFFECT THE REORGANZIED DEBTORS’ FINANCIAL RESULTS AND MUST BE CONSIDERED. ACCORDINGLY, ANY REVIEW OF THE PROJECTIONS SHOULD TAKE INTO ACCOUNT THE RISK FACTORS SET FORTH IN THE DISCLOSURE STATEMENT AND THE ASSUMPTIONS DESCRIBED HEREIN, INCLUDING ALL RELEVANT QUALIFICATIONS AND FOOTNOTES.

General Assumptions

a.	Methodology

Management developed a 1 rig, 5-year business plan for the Projection Period based on forecasted production estimates of the Debtors’ oil and gas reserves, estimated commodity pricing, and estimated future incurred operating, capital expenditure and overhead costs.

b.	Emergence Date

Emergence from Chapter 11 is assumed to occur on February 28th, 2017.

1All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Bonanza Creek Energy, Inc. to which this exhibit is attached as Appendix C.

c.	Operations

These Projections incorporate latest pricing, drilling costs and the Debtors’ production estimates and planned revenue reflected in their forecasted capital plan for the Projection Period. The production estimates are based on Management’s best efforts to forecast the decline curves for their existing proved developed producing wells, as well as new wells brought online during the Projection Period. The actual production from new and existing wells could vary considerably from the assumptions used to prepare the production forecast contained herein. Material changes in the Debtors’ actual production results and their ability to reduce costs would have a material impact on the Projections.

Assumptions With Respect to the Financial Projections

a.	Net Production

Oil and gas production volumes are estimates based on decline curves for existing producing wells and wells scheduled to be drilled and completed during the Projection Period.

b.	Average Realized Pricing

Commodity pricing is based on the New York Mercantile Exchange (“NYMEX”) strip pricing for crude oil and natural gas as of December 1st, 2016. Natural gas liquids (“NGLs”) are priced at 25% and 50% of crude oil based on historical settlements for the Rockies and Mid-Continent Divisions, respectively. Management estimates realized pricing based on forecasted oil and gas differentials on a field basis.

c.	Operating Expenses

Operating expenses are estimates based on current realized costs, which have been reduced significantly from historical levels.

d.	Production Taxes

Production taxes include severance tax, ad valorem tax, and conservation tax amounts which are based on production volumes, and certain 3rd party estimates of future tax obligations. Projections are based on a percentage of oil and gas revenues.

e.	Corporate General & Administrative Expenses (“Corporate G&A”)

Corporate G&A is primarily comprised of payroll, rent, insurance, and corporate overhead necessary to manage the business and comply with public company reporting and other regulatory requirements. Projected Corporate G&A is based on current development plans.

f.	Earnings Before Interest, Taxes, Depreciation and Amortization, Exploration Expense and other non-cash charges (“EBITDAX”)

EBITDAX is anticipated to improve over the forecast period due to the following factors:

- Increasing production as a result of the anticipated drilling and completion schedule and capital spent to improve production in existing wells.

- Improving commodity pricing forecasts based on strip price forecasts, which as of December 1st, 2016 were increasing over the projection period.

g.	Income Taxes

Taxes are projected to remain at an effective rate near zero throughout the projection period due to the impact of deductions for depletion, depreciation, intangible drilling costs, and NOLs.

h.	Capital Expenditures

The plan is based on a 1 rig development program in the DJ Basin beginning April 1, 2017 and no drilling or completion activity in the Mid Continent. Capital Expenditures in FY 2017 are projected to total $153 million, composed of $124 million for drilling and completion activities and $29 million of non-well capital, primarily related to midstream projects.

i.	Changes in Working Capital

Management projects a change in net working capital during the twelve months ending December 31, 2017 of $8 million. Annual working capital changes for FY 2017 through 2021 are expected to be a use of cash totaling $4 million.

j.	Capital Structure and Liquidity

All pre-petition obligations under the Senior Notes maturing 2021 and 2023, which approximate $815 million in the aggregate, will be cancelled in exchange for shares of New Bonanza Creek Common Stock and Noteholders may purchase or backstop an additional $200 million rights offering.

The Projections assume that the Debtors will obtain exit financing in the amount of $200 million (the “Exit Facility”). Borrowings under the Exit Facility, current utilization of $191.7 million, are projected to be refinanced at exit and would be the reorganized company’s only debt commitment upon exit. Projected borrowings include a maximum ending cash balance of $25 million required under the terms of the Exit Facility.

Management expects to have approximately $65 million of cash available for general corporate purposes at the time of emergence from Chapter 11, plus at least $200 million of unused availability under the Exit Facility, resulting in total liquidity of at least $265 million at emergence.

Reorganized Debtors Financial Projection

Appendix D

Valuation Analysis

VALUATION ANALYSIS

1)	Estimated Enterprise Valuation of the Reorganized Debtors

Solely for purposes of the Chapter 11 Plan of Reorganization of Bonanza Creek Energy, Inc. and its Debtors Affiliates (the “Plan”) and the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Bonanza Creek Energy, Inc. and its Debtors Affiliates (the “Disclosure Statement”), Perella Weinberg Partners (“PWP”), as investment banker and financial advisor to the Debtors, has estimated the total enterprise value (the “Total Enterprise Value”) and the implied equity value (the “Equity Value”) of the Reorganized Debtors on a going concern basis and pro forma for the transactions contemplated in the Plan.

In preparing the estimates set forth below, PWP relied on the accuracy, fairness and completeness of the information provided by the Debtors. PWP did not independently audit or verify such information, nor did it perform an independent appraisal of the assets or liabilities of the Reorganized Debtors.

The valuation analysis set forth represents a valuation of the Reorganized Debtors based on application of several standard valuation techniques. The estimated values set forth: a) do not purport to constitute an appraisal of the assets of the Reorganized Debtors; b) do not constitute a recommendation to any Holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Plan; c) do not constitute an opinion on the terms and provisions or fairness from a financial point of view of any person of the consideration received by such person under the Plan; and d) do not necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtors.

PWP consulted with the Debtors’ senior management team to discuss the Debtors’ operations and future prospects, reviewed the Debtors’ historical and projected financial statements and information and reviewed the Debtors’ internal financial and operating data. In addition, PWP reviewed the Debtors’ third-party engineer reserve analyses and reviewed the Financial Projections as attached in Exhibit C to the Disclosure Statement (the “Financial Projections”).

Estimates included in this exhibit assume that the Reorganized Debtors will achieve their Financial Projections in all material respects. PWP has relied on the Debtors’ representation and warranty that the Financial Projections a) have been prepared in good faith; b) reflect the Debtors’ best available estimates; c) are based on fully disclosed assumptions that are reasonable under the circumstances; and d) reflect good faith judgments of the Debtors. PWP does not offer an opinion as to the attainability of the Financial Projections. The future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors and PWP and are difficult to project, as disclosed in the Disclosure Statement.

The report contemplates facts and conditions known and existing as of the Disclosure Statement date. Events and conditions subsequent to this date, including updated projections,

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as well as other factors, could have a substantial effect upon the Total Enterprise Value. Failure to consummate the Plan in a timely manner may have a materially negative effect on the Total Enterprise Value. PWP has assumed no material changes that would affect value will occur between the date of the Disclosure Statement and the contemplated effective date of February 28, 2017.

The following is a summary of the analyses performed by PWP to arrive at its recommended range of estimates for Total Enterprise Value of the Debtors.

PWP conducted a sum-of-the-parts analysis and valuation analysis of the total company to estimate the Total Enterprise Value and implied Equity Value of the Reorganized Debtors on a going concern basis. The Total Enterprise Value includes the following items:

•	Proved Reserves: The value of the Debtors’ proved oil and gas reserves of the Rocky Mountain entities and Mid-Continent entities

•	Undrilled and Unproven Acreage: The value of the Rocky Mountain entities’ acreage that includes probable and possible reserves where the Debtors have not commenced drilling

•	Rocky Mountain Infrastructure: The value of the Rocky Mountain Infrastructure, LLC (“RMI”) midstream business

•	Other Assets: Net operating losses that the Debtors have generated

•	Unallocated General and Administrative Expenses: Impact on value from unallocated general and administrative expenses that the Debtors incur to support the enterprise

PWP used a number of standard methods, as applicable, to determine the components of Total Enterprise Value as outlined above, including a) net asset value (“NAV”) analysis, b) comparable companies analysis, c) precedent transactions analysis, d) discounted cash flows (“DCF”) analysis, and e) prior asset marketing efforts analysis. PWP did not use all of these methodologies to develop the valuation of each component of the sum-of-the-parts analysis due to the fact that some of the methodologies are appropriate for only some of the components.

A)	Net Asset Value Analysis

PWP estimated the value of the Debtors’ Proved Reserves using a NAV analysis. NAV analysis is an industry standard approach to value oil and gas reserves for exploration and production companies like the Debtors. The NAV analysis estimates the value of proved oil and gas reserves by risk adjusting the discounted cash flows expected to be generated by the Debtors’ proved reserves. PWP applied the NAV analysis to the Proved Reserves based on the Debtors’ proved reserve report as of October 31, 2016 (the “Reserve Report”). The Reserve Report estimates the future net cash flows attributable to Proved Reserves. The Reserve Report estimates future production volumes for the reserves and estimates revenues by multiplying volumes by projected realized prices. The projected realized prices include the projected market price less an expected differential between market price and the price at which the Debtors can sell its product, which accounts for transportation costs. Net revenue is reduced

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by projected severance taxes, ad valorem taxes, lease operating expenses and capital expenditures to arrive at net cash flows. The net cash flows in the Reserve Report are discounted to present value at the oil and gas industry’s standard rate of 10.0% (“PV-10”). PWP relied on the discounted net cash flows identified in the Reserve Report and risk adjusted the next cash flows by applying reserve adjustment factors recommended by the Society of Petroleum Evaluation Engineers (“SPEE”) in its 35th annual survey dated June 2016. SPEE is a professional organization that publishes oil and gas reserve definitions and survey reports of evaluation parameters that are commonly used in exploration and production company valuations.

B)	Comparable Companies Analysis

The comparable companies analysis estimates the value of a company based on a relative comparison of other publicly traded companies with similar geographic location, scale, financial performance, capital structure and other characteristics deemed relevant. The enterprise value of each selected public company is determined by examining the trading prices for the equity securities of the company in the public markets and adding the outstanding net debt for each company. The resulting enterprise values are commonly expressed as multiples of various financial statistics such as EBITDAX, production and reserves. Total Enterprise Value is estimated by applying these multiples to the Reorganized Debtors’ projected financial metrics. PWP utilized the comparable companies analysis to estimate the contribution of Total Enterprise Value for the RMI business and for purposes of estimating value on a total company basis.

C)	Precedent Transactions Analysis

The precedent transaction analysis estimates the value of a company by examining observed multiples in the market from prior sale transactions and applying such multiples to a company’s financial metrics. PWP utilized the precedent transactions analysis to estimate the contribution of Total Enterprise Value for the RMI business. PWP selected comparable precedent transactions based on characteristics of target businesses including business model, geographic location, scale, financial performance and capital structure. PWP calculated the price multiples of financial metrics, including EBITDA, paid by acquirers in these comparable transactions. PWP calculated the Total Enterprise Value of RMI by applying these price multiples to RMI’s financial metrics.

D)	DCF Analysis

PWP also estimated the contribution to Total Enterprise Value by RMI based on the discounted cash flows of RMI forecast through 2021, as provided by the Debtors. A DCF analysis is a valuation methodology that estimates a company’s total enterprise value by discounting projected future cash flows using the company’s weighted average cost of capital (“WACC”). The WACC is a discount rate used to represent the total cost of capital to a company, time value of money and return requirements predicated on the perceived risks of the cash flows. To estimate annual projected cash flows, PWP assumed RMI would maintain the Debtors as a customer or replace it with other third-parties. The Debtors’ production volumes were based on the business plan included in the Disclosure Statement. PWP then discounted RMI’s cash

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flows and a terminal value to present values at a midpoint WACC to determine RMI’s enterprise value and its contribution to Total Enterprise Value.

E)	Prior Marketing Efforts Analysis

PWP reviewed the indications of interest received by the Debtors from prior marketing efforts of the RMI business in 2016. PWP obtained this information from presentations to the Debtors by the Debtors’ financial advisor for those sale processes. PWP adjusted the indications of interest to account for differences in drilling plans between the Financial Projections and the projections used to market the RMI business in 2016.

In addition to the methodologies above, PWP evaluated the value of other assets using an analysis of the Debtors’ net operating loss (“NOL”) carryforwards and of the unallocated general and administrative expenses not otherwise included in the sum-of-the-parts valuation analysis.

2)	Total Enterprise Value and Implied Equity Value

PWP estimated the Total Enterprise Value of the Reorganized Debtors to be approximately $570 million to $680 million, with a mid-point of $625 million based on the analysis in this exhibit. Based on no pro forma total debt and an estimated cash balance at the assumed Effective Date of approximately $65 million, the Total Enterprise Value implies an Equity Value range of $630 million to $740 million, with a mid-point of $690 million. The Equity Value includes approximately $3 million of value to existing equity holders in the form of warrants.

The estimate of Total Enterprise Value set forth is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth in this exhibit depending on the results of the Debtors’ operations or changes in the commodity and financial markets. In addition, these estimates of value represent hypothetical enterprise and equity values of the Reorganized Debtors as the continuing operator of their businesses and assets and do not purport to reflect or constitute appraisals, liquidation values or estimates of actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth in this exhibit. Such estimates were developed solely for purposes of formulation and negotiation of the Plan and analysis of the implied relative recoveries to creditors. The value of an operating business such as the Debtors’ business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects for the business.

PWP’s estimated valuation range of the Reorganized Debtors does not constitute a recommendation to any holder of Allowed Claims of Interests as to how such person should vote or otherwise act with respect to the Plan. The estimated value of the Reorganized Debtors set forth in this exhibit does not constitute an opinion to any person as to the fairness from a financial point of view of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan. Since valuation estimates are subject to uncertainties, none of the Debtors, PWP or any other person assumes responsibility for the accuracy of the estimates or any differences between the estimate valuation ranges included and any actual outcome.

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Appendix E

Form of Backstop Agreement

BACKSTOP COMMITMENT AGREEMENT

AMONG

BONANZA CREEK ENERGY, INC.

AND

THE COMMITMENT PARTIES PARTY HERETO

Dated as of December 23, 2016

i

TABLE OF CONTENTS (cont’d)

ii

TABLE OF CONTENTS (cont’d)

iii

TABLE OF CONTENTS (cont’d)

iv

TABLE OF CONTENTS (cont’d)

SCHEDULES

Schedule 1	Backstop Commitment Percentages
Schedule 2	Note Claims
Schedule 3	Consents

EXHIBITS

Exhibit A	Form of Rights Offering Procedures

v

BACKSTOP COMMITMENT AGREEMENT

THIS BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of December 23, 2016, 2016 is made by and among Bonanza Creek Energy, Inc., a Delaware corporation and the ultimate parent of each of the other Debtors (as the debtor in possession and a reorganized debtor, as applicable, the “Company”), on behalf of itself and the other Debtors, on the one hand, and the parties set forth on Schedule 1 hereto (each referred to herein, individually, as a “Commitment Party” and, collectively, as the “Commitment Parties”), on the other hand. The Company and each Commitment Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties”. Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof or, if not defined therein, shall have the meaning given to them in the Plan.

RECITALS

WHEREAS, the Debtors and the Commitment Parties have entered into a Restructuring Support Agreement, dated as of December 23, 2016 (such agreement, including all the exhibits thereto, as may be amended, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”), which provides for the restructuring of the Debtors’ capital structure and financial obligations pursuant to a “prepackaged” plan of reorganization attached as Exhibit A thereto to be filed in jointly administered cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (the date of such filings being referred to herein as the “Petition Date”).

WHEREAS, prior to commencing the Chapter 11 Cases, the Debtors shall launch a solicitation of votes approving the Plan from its creditors entitled to vote thereon.

WHEREAS, the Debtors plan to file with the Bankruptcy Court, in accordance with the terms of the Restructuring Support Agreement, a motion seeking entry of (a) the Approval Order and (b) the Confirmation Order.

WHEREAS, pursuant to the Plan and this Agreement, and in accordance with the Rights Offering Procedures, the Company will conduct a rights offering for the Rights Offering Shares in the Rights Offering Amount at an aggregate purchase price of $200,000,000 and at the Per Share Purchase Price.

WHEREAS, subject to the terms and conditions contained in this Agreement, each Commitment Party has agreed to purchase (on a several and not joint basis) its Backstop Commitment Percentage of the Unsubscribed Shares, if any.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the Parties hereby agrees as follows:

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Article I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below or in the Plan, as applicable:

“5¾% Senior Notes” means those certain 5¾% senior notes due 2023 issued in the aggregate principal amount of $300,000,000 pursuant to the 5¾% Senior Notes Indenture.

“5¾% Senior Notes Indenture” means that certain indenture, dated as of July 18, 2014, by and among Bonanza Creek and Delaware Trust Company, as trustee (as successor to Wells Fargo Bank, National Association), as the same may be amended, supplemented, revised or modified from time to time.

“6¾% Senior Notes” means those certain 6¾% senior notes due 2021 issued in the aggregate principal amount of $500,000,000 pursuant to the 6¾% Senior Notes Indenture.

“6¾% Senior Notes Indenture” means that certain indenture, dated as of April 9, 2013, by and among Bonanza Creek, each of the guarantors party thereto, and Delaware Trust Company, as trustee (as successor to Wells Fargo Bank, National Association), as the same may be amended, supplemented, revised or modified from time to time.

“Ad Hoc Committee” means that certain ad hoc committee of Noteholders (including any Ultimate Purchaser(s) to which any member thereof or any of its Affiliates has transferred all or a portion of its Backstop Commitment pursuant to Section 2.6(b)) represented by Kirkland & Ellis LLP.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person, and shall include, the meaning set forth in section 101(2) of the Bankruptcy Code. “Affiliated” has a correlative meaning.

“Affiliated Fund” means any investment fund the primary investment advisor to which is such Commitment Party or an Affiliate thereof.

“Aggregate New Common Shares” means the total number of shares of New Common Stock of the Reorganized Company outstanding as of the Closing Date (without giving effect to the New Common Stock issued or issuable under the Rights Offering or in respect of the Commitment Premium or in respect of the new management incentive plan adopted in accordance with the Restructuring Term Sheet).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation,

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business combination, joint venture, partnership sale of assets, financing (debt or equity), refinancing, or restructuring of the Company, other than the Restructuring Transactions (each, an “Alternative Transaction”); provided that any refinancing of the Company’s RBL Credit Facility (as defined in the Plan) in connection with the Restructuring shall not constitute an Alternative Transaction.

“Amended RBL Credit Agreement” means, collectively, (a) the Exit Amended RBL Facility Documents (as defined in the Plan); (b) any loan, security and other documents and filings, in each case related to the Term Loan (as defined in the Plan); and (c) any loan, security and other documents and filings, in each case related to the treatment RBL Lenders that reject the Plan are entitled to under section 1129(b)(2)(A) of the Bankruptcy Code.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.26.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction pursuant to the Antitrust Laws, and “Antitrust Authority” means any of them.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and any other Law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.

“Applicable Consent” has the meaning set forth in Section 4.7.

“Approval Order” means an Order of the Bankruptcy Court, approving, among other things, (a) the Debtors’ assumption of this Agreement pursuant to section 365 of the Bankruptcy Code and (b) the Rights Offering Procedures and Related Forms.

“Available Shares” means the Unsubscribed Shares that any Commitment Party fails to purchase as a result of a Commitment Party Default by such Commitment Party.

“Backstop Commitment” has the meaning set forth in Section 2.2.

“Backstop Commitment Percentage” means, with respect to any Commitment Party, such Commitment Party’s percentage of the Backstop Commitment as set forth opposite such Commitment Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 1 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement). Any reference to “Backstop Commitment Percentage” in this Agreement means the Backstop Commitment Percentage in effect at the time of the relevant determination.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

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“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

“BCA Approval Obligations” means the obligations of the Company and the other Debtors under this Agreement and the Approval Order.

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

“Buy-In Equity Plan Value” means $421,000,000.

“Bylaws” means the amended and restated bylaws of the Company as of the Closing Date, as set forth in the Plan Supplement and in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company as of the Closing Date, as set forth in the Plan Supplement and in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

“Closing” has the meaning set forth in Section 2.5(a).

“Closing Date” has the meaning set forth in Section 2.5(a).

“Code” means the Internal Revenue Code of 1986.

“Commitment Party” has the meaning set forth in the Preamble.

“Commitment Party Default” means the failure by any Commitment Party to (a) deliver and pay the aggregate Per Share Purchase Price for such Commitment Party’s Backstop Commitment Percentage of any Unsubscribed Shares by the Escrow Account Funding Date in accordance with Section 2.4(b) or (b) fully exercise all Subscription Rights that are issued to it pursuant to the Rights Offering and duly purchase all Rights Offering Shares issuable to it pursuant to such exercise, in accordance with the Rights Offering Procedures and the Plan.

“Commitment Party Replacement” has the meaning set forth in Section 2.3(a).

“Commitment Party Replacement Period” has the meaning set forth in Section 2.3(a).

“Commitment Premium” has the meaning set forth in Section 3.1.

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“Commitment Premium Settlement Percentage” means the percentage determined by multiplying (a) 100% by (b) the quotient determined by dividing (i) the Commitment Premium by (ii) the Buy-In Equity Plan Value.

“Company” has the meaning set forth in the Preamble.

“Company Disclosure Schedules” means the disclosure schedules delivered by the Company to the Commitment Parties on the date of this Agreement.

“Company Plan” means any employee pension benefit plan, as such term is defined in Section 3(2) of ERISA, (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA, and (i) sponsored or maintained (at the time of determination or at any time within the six years prior thereto) by the Company or any of its Subsidiaries or any ERISA Affiliate, or with respect to which any such entity has any liability or obligation or (ii) in respect of which the Company or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Company SEC Documents” means all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by the Company.

“Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Order” means a Final Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Consenting Noteholders” means each Noteholder that is party to the Restructuring Support Agreement, solely in its capacity as such.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding the Plan.

“Debtors” means, collectively, each of the following, as the debtors in possession and reorganized debtors, as applicable: Bonanza Creek Energy, Inc.; Bonanza Creek Energy Operating Company, LLC; Bonanza Creek Energy Resources, LLC; Bonanza Creek Energy Upstream, LLC; Bonanza Creek Energy Midstream, LLC; Holmes Eastern Company, LLC; and Rocky Mountain Infrastructure, LLC.

“Defaulting Commitment Party” means in respect of a Commitment Party Default that is continuing, the applicable defaulting Commitment Party.

“Definitive Documentation” means the definitive documents and agreements governing the Restructuring Transactions as set forth in the Restructuring Support Agreement.

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“Disclosure Statement” means the disclosure statement relating to the Plan, including all exhibits, appendices and schedules thereto, as amended, supplemented or modified from time to time.

“Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Section 12.2 of the Plan have been satisfied or waived in accordance with Section 12.3 of the Plan.

“Environmental Laws” has the meaning set forth in Section 4.19.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries, is, or at any relevant time during the past six years was, treated as a single employer under any provision of Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Company Plan; (b) any failure by any Company Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Company Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Company Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Company Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Company or any of its Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Company Plan, including the imposition of any Lien in favor of the PBGC or any Company Plan or Multiemployer Plan; (e) a determination that any Company Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303 of ERISA or Section 430 of the Code); (f) the receipt by the Company or any of its Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Company Plan or to appoint a trustee to administer any Company Plan under Section 4042 of ERISA; (g) the incurrence by the Company or any of its Subsidiaries or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Company Plan or Multiemployer Plan; (h) the receipt by the Company or any of its Subsidiaries or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any of its Subsidiaries or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical status” (within the meaning of Section 305 of ERISA or Section 432 of the Code); (i) the conditions for imposition of a Lien under Section 303(k) of ERISA or Section 430(k) of the Code shall have been met with respect to any Company Plan; (j) the adoption of an amendment to a Company Plan requiring the provision of security to such Company Plan pursuant to Section 307 of ERISA; or (k) receipt from the IRS of notice of the failure of any Company Plan (or any other employee benefit plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Company Plan to qualify for exemption from taxation under Section 501(a) of the Code.

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“Escrow Account” has the meaning set forth in Section 2.4(a).

“Escrow Account Funding Date” has the meaning set forth in Section 2.4(b).

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Reimbursement” has the meaning set forth in Section 3.3(a).

“Filing Party” has the meaning set forth in Section 6.11(b).

“Final Order” means, as applicable, an Order of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the Order could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such Order, or has otherwise been dismissed with prejudice.

“Financial Reports” has the meaning set forth in Section 6.4(a).

“Financial Statements” has the meaning set forth in Section 4.9.

“Funding Notice” has the meaning set forth in the Subscription Agreement.

“GAAP” has the meaning set forth in Section 4.9.

“Governmental Entity” has the meaning set forth in section 101(27) of the Bankruptcy Code.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals and hazardous materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case subject to regulation or which can give rise to liability under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indemnified Claim” has the meaning set forth in Section 8.2.

“Indemnified Person” has the meaning set forth in Section 8.1.

“Indemnifying Party” has the meaning set forth in Section 8.1.

“Indentures” means the 5¾% Senior Notes Indenture and the 6¾% Senior Notes Indenture.

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“Intellectual Property Rights” has the meaning set forth in Section 4.15.

“IRS” means the United States Internal Revenue Service.

“Joint Filing Party” has the meaning set forth in Section 6.11(c).

“Knowledge of the Company” means the actual knowledge, after reasonable inquiry of their direct reports, of the chief executive officer, president, senior vice president, finance and planning, the general counsel, and the vice president and chief accounting officer of the Company. As used herein, “actual knowledge” means information that is personally known by the listed individual(s).

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Legal Proceedings” has the meaning set forth in Section 4.13.

“Legend” has the meaning set forth in Section 6.10.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien as defined in sections 101(36) and (37) of the Bankruptcy Code or other restrictions of a similar kind.

“Losses” has the meaning set forth in Section 8.1.

“Material Adverse Effect” means any Event, which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, assets, liabilities, finances, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company and its Subsidiaries, taken as a whole, to perform their obligations under, or to consummate the transactions contemplated by, the Transaction Agreements, including the Rights Offering, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any change after the date hereof in global, national or regional political conditions (including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or material worsening of any such hostilities, acts of war, sabotage, terrorism or military actions existing or underway) or in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Company and its Subsidiaries operate, including any change in the United States or applicable foreign economies or securities, commodities or financial markets, or force majeure events or “acts of God”; (ii) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (iii) the execution, announcement or performance of this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby (including any act or omission of the Company or its Subsidiaries expressly required or prohibited, as applicable, by this Agreement or consented to or required by the Requisite Commitment Parties in writing); (iv) changes in the market price or trading volume of the claims or equity or debt securities of the Company or any of its

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Subsidiaries (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (v) the departure of officers or directors of the Company or any of its Subsidiaries (but not the underlying facts giving rise to such departure unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (vi) the filing or pendency of the Chapter 11 Cases or actions taken in connection with the Chapter 11 Cases that are directed by the Bankruptcy Court and made in compliance with the Bankruptcy Code; (vii) declarations of national emergencies or natural disasters; (viii) the effect of any action taken by Commitment Parties or their Affiliates with respect to the Debtors (including through such Persons’ participation in the Chapter 11 Cases); (ix) any matters expressly disclosed in the Disclosure Statement or the Company Disclosure Schedules as delivered on the date hereof; or (x) the occurrence of a Commitment Party Default; provided, that the exceptions set forth in clauses (i) and (ii) shall not apply to the extent that such Event is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industries in which the Company and its Subsidiaries operate.

“Material Contracts” means (a) all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act) to which the Company or any of its Subsidiaries is a party, (b) any Contracts to which the Company or any of its Subsidiaries is a party that is likely to reasonably involve consideration of more than $5,000,000, in the aggregate, over a twelve-month period, and (c) the Contracts described in Section 1.1 of the Company Disclosure Schedules.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any of its Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, has within any of the preceding six plan years made or accrued an obligation to make contributions, or each such plan with respect to which any such entity has any liability or obligation.

“New Common Stock” means the common stock of the Reorganized Company.

“Note Claims” means all claims against the Debtors arising on account of the Indentures and the Notes.

“Noteholders” means all holders of the Notes.

“Notes” means the 5¾% Senior Notes and the 6¾% Senior Notes, in each case issued pursuant to the applicable Indenture.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.

“Outside Date” has the meaning set forth in Section 9.2(a).

“Party” has the meaning set forth in the Preamble.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

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“Per Share Purchase Price” means (a) the Buy-In Equity Plan Value divided by (b) the sum of (i) the Aggregate New Common Shares, (ii) the shares of New Common Stock issued in satisfaction of the Commitment Premium and (iii) the Rights Offering Shares.

“Permitted Liens” means (a) Liens for Taxes that (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (b) landlord’s, operator’s, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens for labor, materials or supplies or other like Liens arising by operation of law in the ordinary course of business provided with respect to any Real Property or personal property incurred in the ordinary course of business consistent with past practice and as otherwise not prohibited under this Agreement, for amounts that (i) in the case of Liens arising prior to the date hereof, are not more than sixty (60) days delinquent, (ii) in the case of Liens arising after the date hereof, which are not delinquent and (in the case of both clauses (i) and (ii)) that do not materially detract from the value of, or materially impair the use of, any of the Real Property or personal property of any of the Debtors, or, (iii) if for amounts that do materially detract from the value of, or materially impair the use of, any of the Real Property or personal property of any of the Debtors, if such Lien is being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (c) zoning, building codes and other land use Laws regulating the use or occupancy of any Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property; provided, that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Real Property; (d) easements, covenants, conditions, minor encroachments, restrictions on transfer and other similar matters affecting title to any Real Property (including any title retention agreement) and other title defects and encumbrances that do not or would not materially impair the ownership, use or occupancy of such Real Property or the operation of the Debtors’ business; (e) Liens granted under any Contracts (including joint operating agreements, oil and gas leases, farmout agreements, joint development agreements, transportation agreements, marketing agreements, seismic licenses and other similar operational oil and gas agreements), in each case, to the extent the same are ordinary and customary in the oil and gas business and do not or would not materially impair the ownership, use or occupancy of any Real Property or the operation of the Debtors’ business and which are for claims (i) in the case of such Liens arising prior to the date hereof, not more than sixty (60) days delinquent, (ii) in the case of such Liens arising after the date hereof, not delinquent, or (iii) if such claim does materially impair such ownership, use, occupancy or operation, are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (f) from and after the occurrence of the Effective Date, Liens granted in connection with the Amended RBL Credit Agreement; (g) mortgages on a lessor’s interest in a lease or sublease; provided that no foreclosure proceedings have been duly filed (unless, in such case, such mortgage has been subordinated to the applicable lease); and (h) Liens that, pursuant to the Plan and the Confirmation Order, will be discharged and released on the Effective Date.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.

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“Petition Date” means the date on which each of the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

“Plan” means the Debtors’ joint pre-packaged plan of reorganization to be filed in connection with the Chapter 11 Cases in the form attached as Exhibit A to the Restructuring Support Agreement and to be approved by the Confirmation Order, including the Plan Supplement and all exhibits, supplements, appendices and schedules thereto, in form and substance reasonably satisfactory to each of the Requisite Commitment Parties and the Company, as may be amended, supplemented, or modified from time to time in accordance with its terms and with the Restructuring Support Agreement and in a manner that is reasonably acceptable to the Requisite Commitment Parties and the Company.

“Plan Supplement” has the meaning set forth in the Plan.

“Pre-Closing Period” has the meaning set forth in Section 6.2.

“RBL Agent” means KeyBank National Association, or any successor thereto, as administrative agent under the RBL Credit Agreement, solely in its capacity as such.

“RBL Credit Agreement” means that certain Credit Agreement, dated as of March 29, 2011, as amended, restated, modified, supplemented, or replaced from time to time prior to the Petition Date, by and among Bonanza Creek Energy, Inc., as borrower, KeyBank National Association, as Administrative Agent, and the RBL Lenders.

“RBL Lenders” means the lenders party to the RBL Credit Agreement, solely in their capacity as such.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Company or any of its Subsidiaries, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.

“Related Purchaser” has the meaning set forth in Section 2.6(a).

“Reorganized Company” means the Company, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

“Reorganized Company Corporate Documents” means, collectively, the Bylaws and the Certificate of Incorporation.

“Replacing Commitment Parties” has the meaning set forth in Section 2.3(a).

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“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Company Plan.

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Requisite Commitment Parties” means members of the Ad Hoc Committee holding at least 50 percent of the Backstop Commitment that is held by the Commitment Parties that are members of the Ad Hoc Committee as of the date on which the consent or approval of such members is solicited; provided, that for the purposes of this definition, each Commitment Party shall be deemed to hold the Backstop Commitment held by such Commitment Party’s Related Purchasers.

“Required Supporting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

“Restructuring Support Agreement” has the meaning set forth in the Recitals.

“Restructuring Support Parties” means, collectively, the Consenting Noteholders that are party to the Restructuring Support Agreement.

“Restructuring Transactions” has the meaning set forth in the Plan.

“Rights Offering” means the rights offering that is backstopped by the Commitment Parties in connection with the Restructuring Transactions substantially on the terms reflected in the Restructuring Support Agreement and this Agreement, and in accordance with the Rights Offering Procedures.

“Rights Offering Amount” means an amount equal to $200,000,000.

“Rights Offering Expiration Time” means the time and the date on which the rights offering subscription forms must be duly delivered to the Rights Offering Subscription Agent in accordance with the Rights Offering Procedures, together with the applicable aggregate Per Share Purchase Price.

“Rights Offering Participants” means those Persons who duly subscribe for Rights Offering Shares in accordance with the Rights Offering Procedures.

“Rights Offering Procedures” means the procedures with respect to the Rights Offering that are approved by the Bankruptcy Court pursuant to the Approval Order, which procedures shall be in form and substance substantially as set forth on Exhibit A hereto, may be modified in a manner that is reasonably acceptable to the Requisite Commitment Parties and the Company.

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“Rights Offering Shares” means the shares of New Common Stock (including all Unsubscribed Shares purchased by the Commitment Parties pursuant to this Agreement) distributed pursuant to and in accordance with the Rights Offering Procedures.

“Rights Offering Subscription Agent” means Prime Clerk, LLC or another subscription agent appointed by the Company and satisfactory to the Requisite Commitment Parties.

“RSA Effective Date” has the meaning ascribed to the term “Agreement Effective Date” as defined in the Restructuring Support Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Agreement” means that certain Subscription Agreement, by and between the Company and the Subscriber (as defined therein).

“Subscription Rights” means the subscription rights to purchase Rights Offering Shares.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation.

“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group. For the avoidance of doubt, such term shall exclude any tax, penalties or interest thereon that result or have resulted from the non-payment of royalties.

“Termination Date” has the meaning set forth in the Restructuring Support Agreement.

“Termination Fee” means $8,000,000, which represents 4% of the Rights Offering Amount.

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“Transaction Agreements” has the meaning set forth in Section 4.2(a).

“Transfer” means to sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future interest in a Subscription Right, a Note Claim, a Rights Offering Share or a share of New Common Stock). “Transfer” used as a noun has a correlative meaning.

“Ultimate Purchaser” has the meaning set forth in Section 2.6(b).

“Unfunded Pension Liability” means the excess of a Company Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Company Plan’s assets, determined in accordance with the assumptions used for funding the Company Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unlegended Shares” has the meaning set forth in Section 6.8.

“Unsubscribed Shares” means the Rights Offering Shares that have not been duly purchased by the Rights Offering Participants in accordance with the Rights Offering Procedures and the Plan.

“willful or intentional breach” has the meaning set forth in Section 9.4(a).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Section 4203 of ERISA.

Section 1.2 Construction. In this Agreement, unless the context otherwise requires:

(a)       references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)       references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)       words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)       the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

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(e)       the term “this Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)       “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g)       references to “day” or “days” are to calendar days;

(h)       references to “the date hereof” means the date of this Agreement;

(i)       unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(j)       references to “dollars” or “$” refer to currency of the United States of America, unless otherwise expressly provided.

Article II

BACKSTOP COMMITMENT

Section 2.1 The Rights Offering; Subscription Rights. On and subject to the terms and conditions hereof, including entry of the Approval Order, the Company shall conduct the Rights Offering pursuant to and in accordance with the Restructuring Support Agreement, the Rights Offering Procedures and the Plan. If reasonably requested by the Requisite Commitment Parties from time to time prior to the Rights Offering Expiration Time (and any extensions thereto), the Company shall notify, or cause the Rights Offering Subscription Agent to notify, the Commitment Parties of the aggregate number of Subscription Rights known by the Company or the Rights Offering Subscription Agent to have been exercised pursuant to the Rights Offering as of the most recent practicable time before such request.

Section 2.2 The Backstop Commitment. On and subject to the terms and conditions hereof, including entry of the Approval Order, each Commitment Party agrees, severally and not jointly, to fully exercise all Subscription Rights that are issued to it pursuant to the Rights Offering and duly purchase all Rights Offering Shares issuable to it pursuant to such exercise, in accordance with the Rights Offering Procedures and the Plan; provided that any Commitment Party that fails to comply with such obligations shall be liable to each non-Defaulting Commitment Party as a result of such failure to comply. On and subject to the terms and conditions hereof, including entry of the Confirmation Order, each Commitment Party agrees, severally and not jointly, to purchase, and the Company agrees to sell to such Commitment Party, on the Closing Date for the applicable aggregate Per Share Purchase Price, the number of Unsubscribed Shares equal to (a) such Commitment Party’s Backstop Commitment Percentage multiplied by (b) the aggregate number of Unsubscribed Shares, rounded among the Commitment Parties solely to avoid fractional shares as the Commitment Parties may determine in their sole discretion (provided that in no event shall such rounding reduce the aggregate commitment of such Commitment Parties). The obligations of the

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Commitment Parties to purchase the Unsubscribed Shares as described in this Section 2.2 shall be referred to as the “Backstop Commitment”.

Section 2.3 Commitment Party Default.

(a)       Upon the occurrence of a Commitment Party Default, the Commitment Parties that are, or are Affiliated with, members of the Ad Hoc Committee (other than any Defaulting Commitment Party) shall have the right, but not the obligation, within five (5) Business Days after receipt of written notice from the Company to all Commitment Parties of such Commitment Party Default, which notice shall be given promptly following the occurrence of such Commitment Party Default and to all Commitment Parties substantially concurrently (such five (5) Business Day period, the “Commitment Party Replacement Period”), to make arrangements for one or more of the Commitment Parties that is, or is Affiliated with, a member of the Ad Hoc Committee (other than the Defaulting Commitment Party) to purchase all or any portion of the Available Shares (such purchase, a “Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Commitment Parties electing to purchase all or any portion of the Available Shares, or, if no such agreement is reached, based upon the relative applicable Backstop Commitment Percentages of any such Commitment Parties that are, or are Affiliated with, members of the Ad Hoc Committee (other than the Defaulting Commitment Party) (such Commitment Parties, the “Replacing Commitment Parties”). Any such Available Shares purchased by a Replacing Commitment Party (and the commitment and applicable aggregate Per Share Purchase Price associated therewith) shall be included, among other things, in the determination of (x) the Unsubscribed Shares of such Replacing Commitment Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Replacing Commitment Party for purposes of Section 2.3(c) and Section 3.1 and (z) the Backstop Commitment of such Replacing Commitment Party for purposes of the definition of “Requisite Commitment Parties”. If a Commitment Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for the Commitment Party Replacement to be completed within the Commitment Party Replacement Period.

(b)       If a Commitment Party is a Defaulting Commitment Party, it shall not be entitled to any of the Commitment Premium or Termination Fee hereunder.

(c)       Nothing in this Agreement shall be deemed to require a Commitment Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Shares.

(d)       For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 9.4 but subject to Section 10.10, no provision of this Agreement shall relieve any Defaulting Commitment Party from liability hereunder, or limit the availability of the remedies set forth in Section 10.9, in connection with any such Defaulting Commitment Party’s Commitment Party Default.

Section 2.4 Escrow Account Funding.

(a)       Funding Notice. No later than the fifth (5th) Business Day following the Rights Offering Expiration Time, the Rights Offering Subscription Agent shall deliver to each

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Commitment Party the Funding Notice setting forth (i) the number of Rights Offering Shares elected to be purchased by the Rights Offering Participants and the aggregate Per Share Purchase Price therefor; (ii) the aggregate number of Unsubscribed Shares, if any, and the aggregate Per Share Purchase Price therefor; (iii) the aggregate number of Unsubscribed Shares (based upon such Commitment Party’s Backstop Commitment Percentage) to be issued and sold by the Company to such Commitment Party and the aggregate Per Share Purchase Price therefor; and (iv) subject to the last sentence of Section 2.4(b), the escrow account designated in an escrow agreement mutually satisfactory to each of the Parties, acting reasonably, to which such Commitment Party shall deliver and pay the aggregate Per Share Purchase Price for such Commitment Party’s Backstop Commitment Percentage of the Unsubscribed Shares (the “Escrow Account”). The Company shall promptly direct the Rights Offering Subscription Agent to provide any written backup, information and documentation relating to the information contained in the applicable Funding Notice as any Commitment Party may reasonably request.

(b)       Escrow Account Funding. At the Effective Date or such earlier date agreed with the Requisite Commitment Parties pursuant to escrow agreements mutually satisfactory to each of the Parties, acting reasonably (the “Escrow Account Funding Date”), each Commitment Party shall deliver and pay the aggregate Per Share Purchase Price for such Commitment Party’s Backstop Commitment Percentage of the Unsubscribed Shares by wire transfer in immediately available funds in U.S. dollars into the Escrow Account in satisfaction of such Commitment Party’s Backstop Commitment. Notwithstanding the foregoing, if the Parties are unable to agree to escrow agreements that are mutually acceptable to each of them, then all payments contemplated to be made by the Noteholders to the Escrow Account pursuant to this Section 2.4 shall instead be made to a segregated Company bank account designated by the Company in the Funding Notice and shall be delivered and paid to such account on or prior to the Closing Date.

Section 2.5 Closing.

(a)       Subject to Article VII, unless otherwise mutually agreed in writing between the Company and the Requisite Commitment Parties, the closing of the Backstop Commitment (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP (“Kirkland”), 601 Lexington Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the date on which all of the conditions set forth in Article VII shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”.

(b)       At the Closing, the funds held in the Escrow Account (and any amounts paid to a Company bank account pursuant to the last sentence of Section 2.4(b)) shall, as applicable, be released and utilized in accordance with the Plan.

(c)       At the Closing, issuance of the Unsubscribed Shares will be made by the Company to each Commitment Party (or to its designee in accordance with Section 2.6(a)) against payment of the aggregate Per Share Purchase Price for the Unsubscribed Shares of such Commitment Party, in satisfaction of such Commitment Party’s Backstop Commitment. Unless a Commitment Party requests delivery of a physical stock certificate, the entry of any

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Unsubscribed Shares to be delivered pursuant to this Section 2.5(c) into the account of a Commitment Party pursuant to the Company’s book entry procedures and delivery to such Commitment Party of an account statement reflecting the book entry of such Unsubscribed Shares shall be deemed delivery of such Unsubscribed Shares for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, all Unsubscribed Shares will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company.

Section 2.6 Designation and Assignment Rights.

(a)       Each Commitment Party shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Closing Date that some or all of the Unsubscribed Shares that it is obligated to purchase hereunder be issued in the name of, and delivered to, one or more of its Affiliates or Affiliated Funds (other than any portfolio company of such Commitment Party or its Affiliates) (each, a “Related Purchaser”) upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Commitment Party and each such Related Purchaser, (ii) specify the number of Unsubscribed Shares to be delivered to or issued in the name of such Related Purchaser and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations set forth in Sections 5.6 through 5.9 as applied to such Related Purchaser; provided, that no such designation pursuant to this Section 2.6(a) shall relieve such Commitment Party from its obligations under this Agreement.

(b)       Except as set forth in Section 2.6(c), each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment only to (i) any investment fund the primary investment advisor to which is such Commitment Party or an Affiliate thereof (an “Affiliated Fund”) or (ii) one or more special purpose vehicles that are wholly owned by one or more of such Commitment Party and its Affiliated Funds, created for the purpose of holding such Backstop Commitment or holding debt or equity of the Debtors, and with respect to which such Commitment Party either (A) has provided an adequate equity support letter or a guarantee of such special purpose vehicle’s Backstop Commitment or (B) otherwise remains obligated to fund the Backstop Commitment to be Transferred until the consummation of the Plan; provided, that such special purpose vehicle shall not be related to or Affiliated with any portfolio company of such Commitment Party or any of its Affiliates or Affiliated Funds (other than solely by virtue of its affiliation with such Commitment Party) and the equity of such special purpose vehicle shall not be directly or indirectly transferable other than to such Persons described in clause (i) or (ii) of this Section 2.6(b), and in such manner, as such Commitment Party’s Backstop Commitment is transferable pursuant to this Section 2.6(b) (each of the Persons referred to in clauses (i) and (ii), an “Ultimate Purchaser”), and that, in each case, provides a written agreement to the Company under which it (x) confirms the accuracy of the representations set forth in Article V as applied to such Ultimate Purchaser, (y) agrees to purchase such portion of such Commitment Party’s Backstop Commitment, and (z) agrees to be fully bound by, and subject to, this Agreement as a Commitment Party hereto; provided, that no sale or Transfer pursuant to this Section 2.6(b) shall relieve such Commitment Party from its obligations under this Agreement. Other than as set forth in this Section 2.6(b), no Commitment Party shall be permitted to Transfer its Backstop Commitment without the prior written consent

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of the Company and the Requisite Commitment Parties, which shall not be unreasonably withheld, conditioned or delayed.

(c)       Additionally, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to a Consenting Noteholder or any other entity to whom such Commitment Party transfers its Note Claims in accordance with the Restructuring Support Agreement, in each case, in full compliance with all transfer restrictions set forth in the Restructuring Support Agreement, including those contained in Section 4.04 thereof, provided, further, that in accordance with the Restructuring Support Agreement, such transferee agrees in writing to be bound by the obligations of such Commitment Party under this Agreement and is determined, after due inquiry and investigation by the Commitment Parties and the Debtors, to be reasonably capable of fulfilling such obligations. Upon compliance with this Section 2.6(c), the transferring Commitment Party shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of this Agreement that occurs prior to such Transfer) under this Agreement to the extent of such transferred rights and obligations. Any Transfer made in violation of this Section 2.6(c) shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Parties or any Commitment Party, and shall not create any obligation or liability of any Debtor or any other Commitment Party to the purported transferee.

(d)       Each Commitment Party, severally and not jointly, agrees that it will not Transfer, at any time prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, any of its rights and obligations under this Agreement to any Person other than in accordance with Sections 2.3, 2.6(a), 2.6(b) or 2.6(c). After the Closing Date, nothing in this Agreement shall limit or restrict in any way the ability of any Commitment Party (or any permitted transferee thereof) to Transfer any of the shares of New Common Stock or any interest therein; provided, that any such Transfer shall be made pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereunder and pursuant to applicable securities Laws.

Article III

BACKSTOP COMMITMENT PREMIUM AND EXPENSE REIMBURSEMENT

Section 3.1 Premium Payable by the Company. Subject to Section 3.2, in consideration for the Backstop Commitment and the other agreements of the Commitment Parties in this Agreement, the Debtors shall pay or cause to be paid a nonrefundable aggregate premium in an amount equal to $12,000,000, which represents 6% of the Rights Offering Amount, payable in accordance with Section 3.2, to the Commitment Parties (including any Replacing Commitment Party, but excluding any Defaulting Commitment Party) or their designees based upon their respective Backstop Commitment Percentages at the time the payment is made (the “Commitment Premium”).

The provisions for the payment of the Commitment Premium, the Termination Fee and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement. Without these provisions, the Commitment

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Parties would not have entered into this Agreement and incurred the administrative expense and expended the resources and capital to do so.

Section 3.2 Payment of Premium. The Commitment Premium shall be fully earned, nonrefundable and non-avoidable as an administrative expense of the Debtors upon entry of the Approval Order and shall be paid by the Debtors, free and clear of any withholding or deduction for any applicable Taxes, on the Closing Date as set forth above. For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Commitment Premium will be payable regardless of the amount of Unsubscribed Shares (if any) actually purchased. The Company shall satisfy its obligation to pay the Commitment Premium on the Closing Date by, in lieu of any cash payments, issuing the number of additional shares of New Common Stock (rounding down to the nearest whole share solely to avoid fractional shares) to the Commitment Parties that is required to be issued so that, after giving effect to the New Common Stock issued or issuable under the Rights Offering and in respect of the satisfaction of the Commitment Premium by way of issuance of such additional shares of New Common Stock pursuant to this Section 3.2, the Commitment Parties are issued, in satisfaction of the Company’s obligation to pay the Commitment Premium, the Commitment Premium Settlement Percentage of the total number of shares of New Common Stock of the Reorganized Company outstanding as of the Closing Date (excluding from such total number of shares of New Common Stock any shares of New Common Stock issued or issuable in respect of the Management Incentive Plan and, for the avoidance of doubt, including in such total number of shares of New Common Stock (i) the Rights Offering Shares, (ii) any Unsubscribed Shares issued pursuant to this Agreement and (iii) the shares of New Common Stock issued in satisfaction of such Commitment Premium); provided, that if the Closing does not occur, the Termination Fee shall be payable (in lieu of the Commitment Premium, and any and all claims in respect of which shall be deemed waived, released and of no further force and effect), in cash, to the extent provided in Section 9.4. The Parties hereto agree and acknowledge that the Commitment Premium is to reimburse the administrative expenses incurred by the Commitment Parties in preparing this Agreement and allocating capital to fund their commitments herein. To the extent the Company’s obligation to pay the Commitment Premium to the Commitment Parties as provided herein is satisfied by the issuance of additional shares of New Common Stock, such issuance of shares will be subject to (i) applicable provisions of the Securities Act, the Bankruptcy Code or other applicable securities laws insofar as such laws relate to the definition of “underwriters” and (ii) compliance with the rules and regulations of the SEC.

Section 3.3 Expense Reimbursement.

(a)       The Debtors agree to pay, in accordance with Section 3.3(b) below, (A) the reasonable and documented fees and expenses (including travel costs and expenses) of Kirkland as primary counsel, one local counsel and Evercore Group L.L.C., as financial advisor, and any such other advisors or consultants as may be reasonably determined by the Consenting Noteholders and the Commitment Parties, with the prior written consent of the Company, such consent not to be unreasonably withheld, and (B) subject to the entry of the Approval Order, all filing fees, if any, required by the HSR Act or any other Antitrust Law in connection with the transactions contemplated by this Agreement and all reasonable and documented expenses related thereto (such payment obligations set forth in clauses (A) and (B) above, the “Expense Reimbursement”). The Expense Reimbursement shall, pursuant to the Approval Order,

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constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code.

(b)       The Expense Reimbursement described in Section 3.3(a)(A) shall be paid in accordance with Section 9 of the Restructuring Support Agreement. The Expense Reimbursement described in Section 3.3(a)(B) accrued through the date on which the Approval Order is entered shall be paid in accordance with the Approval Order upon its entry by the Bankruptcy Court, and in no event later than two Business Days after the date of the entry of the Approval Order. The Expense Reimbursement described in Section 3.3(a)(B) shall thereafter be payable by the Debtors upon receipt of an invoice in accordance with the Approval Order; provided, that the Debtors’ final payment shall be made contemporaneously with the Closing or the termination of this Agreement pursuant to Article IX. The Commitment Parties shall promptly provide summary copies of all invoices (redacted as necessary to protect privileges) to the Debtors and to the United States Trustee.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the corresponding section of the Company Disclosure Schedules or (ii) as disclosed in the Company SEC Documents filed with the SEC on or after December 31, 2015 and publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval (“EDGAR”) system prior to the date hereof (excluding the exhibits, annexes and schedules thereto, any disclosures contained in the “Forward-Looking Statements” or “Risk Factors” sections thereof, or any other statements that are similarly predictive, cautionary or forward looking in nature), the Debtors, jointly and severally, hereby represent and warrant to the Commitment Parties (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 4.1 Organization and Qualification.

(a)       The Company and each of its Subsidiaries (a) is a duly organized and validly existing corporation or limited liability company, as the case may be, and, if applicable, in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its incorporation or organization (except, in the case of the Company’s Subsidiaries, where the failure to be in good standing (or the equivalent) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), (b) has the corporate or other applicable power and authority to own its property and assets and to conduct the business in which it is currently engaged and presently proposes to engage and (c) is duly qualified and is authorized to transact business and is in good standing in each jurisdiction where the conduct of its business or its ownership or leasing of property requires such qualifications, except in the cases of clauses (b) and (c) where to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)       All of the issued ownership interests of each Subsidiary have been duly and validly authorized and issued in accordance with the limited liability agreement applicable to

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each such Subsidiary, are fully paid (to the extent required by such limited liability company agreements), are non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act), are owned directly or indirectly by the Company and are free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims granted under the RBL Credit Agreement or the Amended RBL Credit Agreement, as applicable.

Section 4.2 Corporate Power and Authority.

(a)       The Company has the requisite corporate power and authority (i) (A) subject to entry of the Approval Order and the Confirmation Order, to enter into, execute and deliver this Agreement and to perform the BCA Approval Obligations and (B) subject to entry of the Approval Order and the Confirmation Order, to perform each of its other obligations hereunder and (ii) subject to entry of the Confirmation Order, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver all other agreements to which it will be a party as contemplated by this Agreement and the Plan (this Agreement, the Plan, the Disclosure Statement, the Restructuring Support Agreement, the Amended RBL Credit Agreement, and such other agreements and any Plan supplements or documents referred to herein or therein or hereunder or thereunder, collectively, the “Transaction Agreements”) and to perform its obligations under each of the Transaction Agreements (other than this Agreement). Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Company, and no other corporate proceedings on the part of the Company are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

(b)       Subject to entry of the Approval Order and the Confirmation Order, each of the other Debtors has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver each Transaction Agreement to which such other Debtor is a party and to perform its obligations thereunder. Subject to entry of the Approval Order and the Confirmation Order, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite action (corporate or otherwise) on behalf of each other Debtor party thereto, and no other proceedings on the part of any other Debtor party thereto are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

Section 4.3 Execution and Delivery; Enforceability. Subject to entry of the Approval Order, this Agreement will have been, and subject to the entry of the Approval Order and the Confirmation Order, each other Transaction Agreement will be, duly executed and delivered by the Company and each of the other Debtors party thereto. Upon entry of the Approval Order and assuming due and valid execution and delivery hereof by the Commitment Parties, the BCA Approval Obligations will constitute the valid and legally binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws

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now or hereafter in effect relating to creditor’s rights generally and subject to general principles of equity. Upon entry of the Approval Order and assuming due and valid execution and delivery of this Agreement and the other Transaction Agreements by the Commitment Parties and, to the extent applicable, any other parties hereof and thereof, each of the obligations of the Company and, to the extent applicable, the other Debtors hereunder and thereunder will constitute the valid and legally binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditor’s rights generally and subject to general principles of equity.

Section 4.4 Authorized and Issued Capital Stock.

(a)       On the Closing Date, (i) the total issued capital stock of the Company will consist of the Aggregate New Common Shares plus the shares of New Common Stock issued under the Rights Offering plus the shares of New Common Stock issued in respect of the Commitment Premium pursuant to Article III, (ii) no shares of New Common Stock will be held by the Company in its treasury, (iii) no shares of New Common Stock will be reserved for issuance upon exercise of stock options and other rights to purchase or acquire shares of New Common Stock granted in connection with any employment arrangement entered into in accordance with Section 6.3, except as reserved in respect of the new management incentive plan adopted in accordance with the Restructuring Term Sheet, and (iv) no warrants to purchase shares of New Common Stock will be issued and outstanding, except as reserved in respect of the Warrants to be issued in accordance with the Plan.

(b)       As of the Closing Date, all issued and outstanding shares of New Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and will not be subject to any preemptive rights.

(c)       Except as set forth in this Section 4.4, as of the Closing Date, no shares of capital stock or other equity securities or voting interest in the Company will have been issued, reserved for issuance or outstanding.

(d)       Except as described in this Section 4.4 and except as set forth in the Reorganized Company Corporate Documents and this Agreement, as of the Closing Date, neither the Company nor any of its Subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (ii) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the Transfer of any shares of capital stock of the Company or any of its Subsidiaries (other than any

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restrictions included in the Amended RBL Credit Agreement or any corresponding pledge agreement) or (iv) relates to the voting of any shares of capital stock of the Company.

Section 4.5 Issuance. The shares of New Common Stock to be issued pursuant to the Plan, including the shares of New Common Stock to be issued in connection with the consummation of the Rights Offering and pursuant to the terms hereof, will, when issued and delivered on the Closing Date in exchange for the aggregate Per Share Purchase Price therefor, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and free and clear of all Taxes, Liens (other than Transfer restrictions imposed hereunder or under the Reorganized Company Corporate Documents or by applicable Law), preemptive rights, subscription and similar rights (other than any rights set forth in the Reorganized Company Corporate Documents). Assuming the truth and accuracy of the representations of each Commitment Party set forth in this Agreement and on its Beneficial Holder Subscription Form (as defined in the Rights Offering Procedures), the issuance of the New Common Stock in the manner contemplated by the Rights Offering and Article III hereto shall be exempt from registration pursuant to Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder or Section 1145 of the Bankruptcy Code.

Section 4.6 No Conflict. Assuming the consents described in clauses (a) through (e) of Section 4.7 are obtained, the execution and delivery by the Company and, if applicable, its Subsidiaries of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, if applicable, its Subsidiaries with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) conflict with, or result in a breach, modification or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent specified in the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under any Contract to which the Company or any of its Subsidiaries (including any Subsidiaries that are not Debtors) will be bound as of the Closing Date after giving effect to the Plan or to which any of the property or assets of the Company or any of its Subsidiaries (including any Subsidiaries that are not Debtors) will be subject as of the Closing Date after giving effect to the Plan, (b) result in any violation of the provisions of the Reorganized Company Corporate Documents or any of the organization documents of any of the Company’s Subsidiaries (other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Chapter 11 Cases or the Company’s or any Debtor’s undertaking to implement the Restructuring Transactions through the Chapter 11 Cases), or (c) result in any violation of any Law or Order applicable to the Company or any of its Subsidiaries (including any Subsidiaries that are not Debtors) or any of their properties, except in each of the cases described in clause (a) or (c) for any conflict, breach, modification, violation, default, acceleration or Lien which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.7 Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their properties (each, an “Applicable Consent”) is required for the execution and delivery by the Company and, to the extent relevant, its Subsidiaries of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, to the extent relevant, its Subsidiaries with the

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provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (a) the entry of the Approval Order authorizing the Company to assume this Agreement and perform the BCA Approval Obligations, (b) the entry by the Bankruptcy Court, or any other court of competent jurisdiction, of orders as may be necessary in the Chapter 11 Cases from time-to-time, (c) the entry of the Confirmation Order, (d) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement, (e) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” Laws in connection with the purchase of the Unsubscribed Shares by the Commitment Parties, the issuance of the Subscription Rights, the issuance of the Rights Offering Shares pursuant to the exercise of the Subscription Rights, the issuance of New Common Stock as payment of the Commitment Premium, and (f) any Applicable Consents that, if not made or obtained, would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

Section 4.8 Arm’s-Length. The Company acknowledges and agrees that (a) each of the Commitment Parties is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries and (b) no Commitment Party is advising the Company or any of its Subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 4.9 Financial Statements. The audited consolidated balance sheets of the Company as at December 31, 2015 and the related consolidated statements of operations and of cash flows for the fiscal year then ended, accompanied by a report thereon by Hein & Associates LLP (collectively, the “Financial Statements”), present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown. All such Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) on a consistent basis.

Section 4.10 Company SEC Documents and Disclosure Statement. Since December 31, 2014, the Company has filed all required reports, schedules, forms and statements with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the Company SEC Documents that have been filed as of the date of this Agreement complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents. The Company has filed with the SEC all Material Contracts that are required to be filed as exhibits to the Company SEC Documents that have been filed as of the date of this Agreement. No Company SEC Document that has been filed prior to the date of this Agreement, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Disclosure Statement as approved by the Bankruptcy Court will conform in all material respects with section 1125 of the Bankruptcy Code.

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Section 4.11 Absence of Certain Changes. Since December 31, 2015 to the date of this Agreement, no event, development, occurrence or change has occurred or exists that constitutes, individually or in the aggregate, a Material Adverse Effect.

Section 4.12 No Violation; Compliance with Laws. (i) The Company is not in violation of its charter or bylaws, and (ii) no Subsidiary of the Company is in violation of its respective certificate or articles of formation, limited liability company or operating agreement or similar organizational document in any material respect. Neither the Company nor any of its Subsidiaries is or has been at any time since January 1, 2013 in violation of any Law or Order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13 Legal Proceedings. Other than as listed in Section 4.13 of the Company Disclosure Schedules and other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, there are no material legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject, in each case that in any manner draws into question the validity or enforceability of this Agreement, the Plan or the other Transaction Agreements or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.14 Labor Relations. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Company or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Company or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters; and (c) all payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiaries to the extent required by GAAP. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the consummation of the transactions contemplated by the Transaction Agreements will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Company or any of its Subsidiaries (or any predecessor) is a party or by which the Company or any of its Subsidiaries (or any predecessor) is bound.

Section 4.15 Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries

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has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

Section 4.16 Title to Real and Personal Property.

(a)       Real Property. Except as disclosed in Section 4.16 to the Company Disclosure Schedules or in the Company SEC Documents, the Company and its Subsidiaries have (i) good and defensible title to all of the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves and (ii) good and marketable title to all other real and personal property as assets owned by them, in each case free and clear of all liens, encumbrances and defects except for (x) Permitted Liens and other encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration participation and production agreements that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (y) such as would not reasonably be expected to have a Material Adverse Effect.

(b)       Leased Real Property. Any other real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases except such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the working interests derived from oil, gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Company or its Subsidiaries reflect in all material respects the rights of the Company and its Subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and its Subsidiaries with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons. With respect to interests in oil and gas leases obtained by or on behalf of the Company or its Subsidiaries that have not yet been drilled or included in a unit for drilling, the Company or its Subsidiaries have carried out such title investigations in accordance with the practices customary in the oil and gas industry in the areas in which the leased properties are located.

(c)       Personal Property. Each of the Company and its Subsidiaries owns or possesses the right to use all Intellectual Property Rights and all licenses and rights with respect to any of the foregoing used in the conduct of their businesses, without any conflict (of which the Company or any of its Subsidiaries has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the Company and its Subsidiaries, as the case may be, except where such conflicts and restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.17 No Undisclosed Relationships. Other than Contracts or other direct or indirect relationships between or among the Company and its Subsidiaries or between the Subsidiaries of the Company and each other, there are no Contracts or other direct or indirect relationships existing as of the date hereof between or among the Company or any of

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its Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in the Company’s filings with the SEC and that is not so described, except for the transactions contemplated by this Agreement. Any Contract existing as of the date hereof between or among the Company or any of its Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in the Company’s filings with the SEC is filed as an exhibit to, or incorporated by reference as indicated in, the Annual Report on Form 10-K for the year ended December 31, 2015 that the Company filed on February 29, 2016 or another Company SEC Document filed between February 29, 2016 and the date hereof.

Section 4.18 Licenses and Permits. (a) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary or material to conduct its business, except where the failure to possess such licenses, certificates, permits or authorizations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect; and (c) the Company and its Subsidiaries has no reason to believe that any such license, certificate, permit and other authorization will not be renewed in the ordinary course, except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except, in each case, as disclosed in Section 4.18 of the Company Disclosure Schedules; and the Company does not reasonably expect any future inability to acquire such permits as are necessary to conduct its business.

Section 4.19 Environmental. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety relate to exposure to Hazardous Material or toxic substances or wastes, pollutants or contaminants), the environment or the release, treatment, storage or disposal of Hazardous Materials or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in Section 4.19 of the Company Disclosure Schedules, none of the Company or its Subsidiaries anticipates any capital expenditures for fiscal years 2016 and 2017 required by Environmental Laws which would, singly or in the aggregate, have a Material Adverse Effect. To the Knowledge of the Company, neither the Company nor its Subsidiaries have generated, treated, stored, released or disposed of any Hazardous Materials that would give rise to any costs or liabilities under any Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with

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Environmental Laws or any permit, license or approval, and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

Section 4.20 Tax Returns.

(a)       Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, (i) each of the Company and its Subsidiaries has filed or caused to be filed all U.S. federal, state, provincial, local and non-U.S. Tax returns required to have been filed by it and (ii) taken as a whole, each such Tax return is true and correct;

(b)       Each of the Company and its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the date hereof (except Taxes or assessments that are being contested in good faith by appropriate proceedings and for which the Company and its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP or with respect to the Debtors only, except to the extent the non-payment thereof is permitted by the Bankruptcy Code), which Taxes, if not paid or adequately provided for, would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole; and

(c)       As of the date hereof, with respect to the Company and its Subsidiaries, other than in connection with the Chapter 11 Cases and other than Taxes or assessments that are being contested in good faith and are not expected to result in significant negative adjustments that would be material to the Company and its Subsidiaries taken as a whole, (i) there are no claims being asserted in writing with respect to any Taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the IRS or any other Governmental Entity.

Section 4.21 Employee Benefit Plans.

(a)       Except for the filing and pendency of the Chapter 11 Cases or otherwise as would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Company Plan and each Multiemployer Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past six years (or is reasonably likely to occur); (iii) no Company Plan has any Unfunded Pension Liability in excess of $2,000,000 with respect to any single Company Plan and in excess of $3,000,000 with respect to all Company Plans in the aggregate; (iv) no ERISA Event has occurred or is reasonably expected to occur; (v) none of the Company or any of its Subsidiaries has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975 of the Code) in connection with any employee pension benefit plan (as defined in Section 3(2) of ERISA) that would subject the Company or any of its Subsidiaries to Tax; (vi) no employee welfare plan (as defined in Section 3(1) of ERISA) maintained or contributed to by the Company or any of its Subsidiaries provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA); and (vii) none of the Company or any of its

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Subsidiaries or any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability.

(b)       Neither the Company nor any of its Subsidiaries has established, sponsored or maintained, or has any liability with respect to, any employee pension benefit plan or other employee benefit plan, program, policy, agreement or arrangement governed by or subject to the Laws of a jurisdiction other than the United States of America.

(c)       Except as would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect, there are no pending, or to the Knowledge of the Company, threatened claims, sanctions, actions or lawsuits, asserted or instituted against any Company Plan or any Person as fiduciary or sponsor of any Company Plan, in each case other than claims for benefits in the normal course.

(d)       Within the last six years, no Company Plan has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect nor has any Company Plan with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA).

(e)       Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all compensation and benefit arrangements of the Company and its Subsidiaries comply and have complied in both form and operation with their terms and all applicable Laws and legal requirements, and neither the Company, nor any of its Subsidiaries, could reasonably be expected to have any obligation to provide any individual with a “gross up” or similar payment in respect of any Taxes that may become payable under Section 409A or 4999 of the Code.

(f)       Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each of its Subsidiaries has complied and is currently in compliance with all Laws and legal requirements in respect of personnel, employment and employment practices; (ii) all service providers of the Company or its Subsidiaries are correctly classified as employees, independent contractors, or otherwise for all purposes (including any applicable tax and employment policies or law); and (iii) the Company and its Subsidiaries have not and are not engaged in any unfair labor practice.

Section 4.22 Internal Control Over Financial Reporting. The Company and each of its Subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Company SEC Documents or in Section 4.22 of the Company Disclosure Schedules, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control

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 over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 4.23 Disclosure Controls and Procedures. The Company and its Subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it will be required to file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

Section 4.24 Material Contracts. All Material Contracts are valid, binding and enforceable by and against the Company or its relevant Subsidiary and, to the Knowledge of the Company, each other party thereto (except where the failure to be valid, binding or enforceable does not constitute a Material Adverse Effect), and no written notice to terminate, in whole or part, any Material Contract has been delivered to the Company or any of its Subsidiaries (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). Other than as a result of the filing of the Chapter 11 Cases, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any Material Contract, is in material default or breach under the terms thereof, in each case, except for such instances of material default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.25 No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, affiliate, agent or representative of the Company or of any of its Subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official”, as defined in the Foreign Corrupt Practices Act (the “FCPA”) (including any officer or employee of a foreign government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any foreign political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of the FCPA; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with the FCPA.

Section 4.26 Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued,

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administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 4.27 No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Shares.

Section 4.28 Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Backstop Commitment and the other transactions contemplated by this Agreement. As of the entry of the Approval Order, the board of directors of the Company shall have authorized and approved the issuance of the New Common Stock, including the Rights Offering Shares, pursuant to this Agreement, the Plan and the Rights Offering.

Section 4.29 Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 4.30 Insurance. The Company and each of its Subsidiaries, on a consolidated basis, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Company SEC Documents or in Section 4.30 of the Company Disclosure Schedules.

Section 4.31 Alternative Transactions. As of the date hereof, neither the Company nor any of its Subsidiaries is pursuing, or in discussions regarding, any solicitation, offer, or proposal from any Person concerning any actual or proposed Alternative Transaction, except with the prior written consent of the Commitment Parties.

Section 4.32 Reserve Engineers. Cawley, Gillespie & Associates, Inc. (“CG&A”), a reserve engineer that prepared reserve reports on estimated net proved oil and natural gas reserves held by the Company and its predecessors as of December 31, 2012, was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its predecessors. Netherland, Sewell & Associates, Inc. (“NSAI”), a reserve engineer that prepared reserve reports on estimated net proved oil and natural gas reserves held by the Company as of December 31, 2013, and audited reserve reports prepared by the Company on estimated net proved oil and natural gas reserves held by the Company as of December 31, 2014 and December 31, 2015 was, as of the date of

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preparation or audit, as applicable, of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company. The information provided to CG&A and NSAI by the Company, including, without limitation, information as to production, costs of operation and development, current prices for production and agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates the reports were made. Such information was provided to CG&A and NSAI in accordance with all customary industry practices.

Section 4.33 Reserve Reports. The reserve reports prepared by CG&A, NSAI and the Company setting forth the estimated proved reserves attributed to the oil and gas properties of the Company accurately reflect in all material respects the ownership interests of the Company, its Subsidiaries and its predecessors in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the Company SEC Documents or in Section 4.33 of the Company Disclosure Schedules, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as disclosed in the Company SEC Documents or in Section 4.33 of the Company Disclosure Schedules, and reserve reports; and estimates of such reserves and present values as disclosed in the Company SEC Documents or in Section 4.33 of the Company Disclosure Schedules, and reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

Article V

REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES

Each Commitment Party represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 5.1 Incorporation. Such Commitment Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization (except where the failure to be in good standing (or the equivalent) would not reasonably be expected to prohibit or materially and adversely impact such Commitment Party’s performance of its obligations under this Agreement).

Section 5.2 Corporate Power and Authority. Such Commitment Party has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver this Agreement and each other Transaction Agreements to which such Commitment Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary action (corporate or otherwise) required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements.

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Section 5.3 Execution and Delivery. This Agreement and each other Transaction Agreement to which such Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Commitment Party and (b) upon entry of the Approval Order and assuming due and valid execution and delivery hereof and thereof by the Company and the other Debtors (as applicable), will constitute valid and legally binding obligations of such Commitment Party, enforceable against such Commitment Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.4 No Conflict. Assuming that the consents referred to in clauses (a) and (b) of Section 5.5 are obtained, the execution and delivery by such Commitment Party of this Agreement and each other Transaction Agreement to which such Commitment Party is a party, the compliance by such Commitment Party with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (a) will not conflict with, or result in breach, modification, termination or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which such Commitment Party is party or is bound or to which any of the property or assets or such Commitment Party are subject, (b) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable constituent documents) of such Commitment Party and (c) will not result in any material violation of any Law or Order applicable to such Commitment Party or any of its properties, except in each of the cases described in clauses (a) or (c), for any conflict, breach, modification, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact such Commitment Party’s performance of its obligations under this Agreement.

Section 5.5 Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over such Commitment Party or any of its properties is required for the execution and delivery by such Commitment Party of this Agreement and each other Transaction Agreement to which such Commitment Party is a party, the compliance by such Commitment Party with the provisions hereof and thereof and the consummation of the transactions (including the purchase by such Commitment Party of its Backstop Commitment Percentage of the Unsubscribed Shares and its portion of the Rights Offering Shares) contemplated herein and therein, except (a) any consent, approval, authorization, Order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact such Commitment Party’s performance of its obligations under this Agreement and each other Transaction Agreement to which such Commitment Party is a party and (b) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement.

Section 5.6 Offering. Such Commitment Party represents and warrants that it has not engaged and will not engage in “general solicitation” or “general advertising” (each within the meaning of Regulation D of the Securities Act) of or to investors with respect to

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offers or sales of (a) the Unsubscribed Shares or (b) any shares of New Common Stock issued to such Commitment Party in satisfaction of the Commitment Premium, in each case under circumstances that would cause the offering or issuance of Unsubscribed Shares or any shares of New Common Stock issued in satisfaction of the Commitment Premium under this Agreement not to be exempt from registration under the Securities Act pursuant to Section 4(a)(2), the provisions of Regulation D or any other applicable exemption to the extent that such shares are issued in reliance on Section 4(a)(2) of the Securities Act.

Section 5.7 Purchasing Intent. Such Commitment Party is acquiring the Unsubscribed Shares, and any shares of New Common Stock issued to such Commitment Party in satisfaction of the Commitment Premium, for its own account or accounts or funds over which it holds voting discretion, not otherwise as a nominee or agent, and not otherwise with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Commitment Party has no present intention of selling, granting any other participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.8 Sophistication; Investigation. Such Commitment Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Unsubscribed Shares and any shares of New Common Stock issued to such Commitment Party in satisfaction of the Commitment Premium. Such Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Such Commitment Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such shares for an indefinite period of time). Except for the representations and warranties expressly set forth in this Agreement or any other Transaction Agreement, such Commitment Party disclaims reliance on any representations or warranties, either express or implied, by or on behalf of the Company or any of its Subsidiaries. Such Commitment Party acknowledges that  it (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Unsubscribed Shares or any shares of New Common Stock issued to such Commitment Party in satisfaction of the Commitment Premium, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access. Such Commitment Party acknowledges that the transfer of the Unsubscribed Shares or any shares of New Common Stock issued to such Commitment Party in satisfaction of the Commitment Premium has not been registered under the Securities Act or under any state securities laws.

Section 5.9 No Broker’s Fees. Such Commitment Party is not a party to any Contract with any Person (other than the Transaction Agreements and any Contract giving rise to the Expense Reimbursement hereunder) that would give rise to a valid claim against the Company or any of its Subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Shares.

Section 5.10 Note Claims.

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(a)       As of the date hereof, such Commitment Party and its Affiliates (to the extent of such Commitment Party’s knowledge) were, collectively, the beneficial owner of, or the investment advisor or manager for the beneficial owner of, at least the aggregate principal amount of Note Claims as set forth opposite such Commitment Party’s name under the column titled “Note Claims” on Schedule 2 attached hereto.

(b)       As of the date hereof, such Commitment Party or its applicable Affiliates has the full power to vote, dispose of and compromise at least the aggregate principal amount of the Note Claims set forth opposite such Commitment Party’s name under the column titled “Note Claims” on Schedule 2 attached hereto.

(c)       As of the date hereof, such Commitment Party has not entered into any Contract to Transfer, in whole or in part, any portion of its right, title or interest in such Note Claims where such Transfer would prohibit such Commitment Party from complying with the terms of this Agreement or the Restructuring Support Agreement.

Section 5.11 Arm’s-Length. Such Commitment Party acknowledges and agrees that (a) the Company and its Subsidiaries are acting solely in the capacities of arm’s-length contractual counterparties to such Commitment Party with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, such Commitment Party and (b) neither the Company nor any of its Subsidiaries is advising such Commitment Party as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Article VI

ADDITIONAL COVENANTS

Section 6.1 Orders Generally. The Company and the Debtors, as applicable, shall support and make commercially reasonable efforts, consistent with the Restructuring Support Agreement, to (a) obtain the entry of the Approval Order and the Confirmation Order, (b) cause the Approval Order and the Confirmation Order to become Final Orders (and request that such Orders become Final Orders effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Rules 3020 and 6004(h) of the Bankruptcy Rules, as applicable), and (c) take all other actions required under the terms of the Restructuring Support Agreement, consistent with the Bankruptcy Code, the Bankruptcy Rules and the Restructuring Support Agreement. Unless otherwise determined by the Requisite Commitment Parties, counsel to the Commitment Parties will provide the Company and its counsel with copies of the proposed Approval Order, and a reasonable opportunity to review and comment on such Orders prior to such Orders being filed with the Bankruptcy Court, and such Orders shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties and satisfactory to the Company. Any amendments, modifications, changes, or supplements to any of the Approval Order and the Confirmation Order and any of the motions seeking entry of such Orders, shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties and satisfactory to the Company.

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Section 6.2 Conduct of Business(a) Except as expressly set forth in this Agreement or in the Restructuring Support Agreement or with the prior written consent of Requisite Commitment Parties (requests for which, including related information, shall be directed to the counsel and financial advisors to the Ad Hoc Committee), during the period from the date of this Agreement to the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), (a) the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course and use its commercially reasonable efforts to: (i) preserve intact its business, (ii) keep available the services of its officers and employees, (iii) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with the Company or its Subsidiaries in connection with their business, and (iv) file Company SEC Documents within the time periods required under the Exchange Act, in each case in accordance with ordinary course practices, and (b) the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction that is material to their business other than (A) transactions in the ordinary course of business that are consistent with prior business practices of the Debtors, (B) other transactions after prior notice to the Commitment Parties to implement tax planning which transactions are not reasonably expected to materially adversely affect any Commitment Party and (C) transactions expressly contemplated by the Transaction Agreements.

For the avoidance of doubt, the following shall be deemed to occur outside of the ordinary course of business of the Company and shall require the prior written consent of the Requisite Commitment Parties unless the same would otherwise be permissible under the preceding clause (B) or (C): (1) any amendment, modification, termination, waiver, supplement, restatement or other change to any Material Contract or any assumption of any Material Contract in connection with the Chapter 11 Cases (other than as contemplated and allowed by the Restructuring Support Agreement or any Material Contracts that are otherwise addressed by clause (3) below), (2) entry into, or any amendment, modification, waiver, supplement or other change to, any employment agreement to which the Company or any of its Subsidiaries is a party or any assumption of any such employment agreement in connection with the Chapter 11 Cases, except for as provided for in the Restructuring Support Agreement or the Plan, and (3) the adoption or amendment of any management incentive or equity plan by any of the Debtors except for as provided for in the Restructuring Support Agreement or the Plan. Except as otherwise provided in this Agreement, nothing in this Agreement shall give the Commitment Parties, directly or indirectly, any right to control or direct the operations of the Company and its Subsidiaries. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the business of the Company and its Subsidiaries.

Section 6.3 Access to Information; Confidentiality.

(a)       Subject to applicable Law and Section 6.3(b), upon reasonable notice during the Pre-Closing Period, the Company shall (and shall cause its Subsidiaries to) afford the Commitment Parties and their Representatives upon request reasonable access, during normal business hours and without unreasonable disruption or interference with the Company’s and its Subsidiaries’ business or operations, to the Company’s and its Subsidiaries’ employees, properties, books, Contracts and records and, during the Pre-Closing Period, the Company shall

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(and shall cause its Subsidiaries to) furnish promptly to such parties all reasonable information concerning the Company’s and its Subsidiaries’ business, properties and personnel as may reasonably be requested by any such party, provided that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would cause the Company or any of its Subsidiaries to violate any of their respective obligations with respect to confidentiality to a third party if the Company shall have used its commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure, (ii) to disclose any legally privileged information of the Company or any of its Subsidiaries or (iii) to violate any applicable Laws or Orders. All requests for information and access made in accordance with this Section 6.3 shall be directed to an executive officer of the Company or such Person as may be designated by the Company’s executive officers.

(b)       From and after the date hereof until the date that is one (1) year after the expiration of the Pre-Closing Period, each Commitment Party shall, and shall cause its Representatives to, (i) keep confidential and not provide or disclose to any Person any documents or information received or otherwise obtained by such Commitment Party or its Representatives pursuant to Section 6.3(a), Section 6.4 or in connection with a request for approval pursuant to Section 6.2 (except that provision or disclosure may be made to any Affiliate or Representative of such Commitment Party who needs to know such information for purposes of this Agreement or the other Transaction Agreements and who agrees to observe the terms of this Section 6.3(b) (and such Commitment Party will remain liable for any breach of such terms by any such Affiliate or Representative)), and (ii) not use such documents or information for any purpose other than in connection with this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the immediately preceding sentence shall not apply in respect of documents or information that (A) is now or subsequently becomes generally available to the public through no violation of this Section 6.3(b), (B) becomes available to a Commitment Party or its Representatives on a non-confidential basis from a source other than the Company or any of its Subsidiaries or any of their respective Representatives, (C) becomes available to a Commitment Party or its Representatives through document production or discovery in connection with the Chapter 11 Cases or other judicial or administrative process, but subject to any confidentiality restrictions imposed by the Chapter 11 Cases or other such process, or (D) such Commitment Party or any Representative thereof is required to disclose pursuant to judicial or administrative process or pursuant to applicable Law or applicable securities exchange rules; provided, that, such Commitment Party or such Representative shall provide the Company with prompt written notice of such legal compulsion and, to the extent permitted by applicable Law, exercise commercially reasonable efforts to cooperate with the Company to obtain a protective Order or similar remedy to cause such information or documents not to be disclosed, including, to the extent permitted by applicable Law, interposing all available objections thereto, at the Company’s sole cost and expense; provided, further, that, in the event that such protective Order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of such information or documents that is legally required to be disclosed and shall exercise its commercially reasonable efforts (at the Company’s sole cost and expense) to obtain assurance that confidential treatment will be accorded such disclosed information or documents to the extent permitted by applicable Law.

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Section 6.4 Financial Information.

(a)       During the Pre-Closing Period, the Company shall deliver to the counsel and financial advisors to the Ad Hoc Committee, and to each Commitment Party that so requests, all statements and reports the Company is required to deliver to the RBL Agent pursuant to Section 4.05 of the RBL Credit Agreement (as in effect on the date hereof) (the “Financial Reports”).  Neither any waiver by the parties to the RBL Credit Agreement of their right to receive the Financial Reports nor any amendment or termination of the RBL Credit Agreement shall affect the Company’s obligation to deliver the Financial Reports to the Commitment Parties in accordance with the terms of this Agreement.

(b)       Information required to be delivered pursuant to Section 4.05 of the RBL Credit Agreement (as in effect on the date hereof) shall be deemed to have been delivered in accordance with Section 6.4(a) on the date on which the Company provides written notice to the counsel and financial advisors to the Ad Hoc Committee, and to each Commitment Party that so requests, such information that such information is available via the EDGAR system of the SEC on the internet (to the extent such information has been posted or is available as described in such notice).

(c)       Each Commitment Party agrees that all information and reports delivered pursuant to this Section 6.4 shall be subject to the provisions of Section 6.3(b).

Section 6.5 Commercially Reasonable Efforts.

(a)       Without in any way limiting any other respective obligation of the Company or any Commitment Party in this Agreement, each Party shall use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using commercially reasonable efforts in:

(i)       timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Person and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

(ii)       defending any Legal Proceedings in any way challenging (A) this Agreement, the Plan or any other Transaction Agreement, (B) the Approval Order and the Confirmation Order or (C) the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining Order entered by any Governmental Entity vacated or reversed; and

(iii)       working together in good faith to finalize the Reorganized Company Corporate Documents, Transaction Agreements and all other documents relating thereto for timely inclusion in the Plan and filing with the Bankruptcy Court.

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(b)       Subject to applicable Laws relating to the exchange of information, and in accordance with the Restructuring Support Agreement, the Commitment Parties and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on all of the information relating to Commitment Parties or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement or the Plan; provided, however, that the Commitment Parties are not required to provide for review in advance declarations or other evidence submitted in connection with any filing with the Bankruptcy Court. In exercising the foregoing rights, the Parties shall act as reasonably and as promptly as practicable.

(c)       [Reserved]

(d)       Nothing contained in this Section 6.5(d) shall limit the ability of any Commitment Party to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Cases to the extent not inconsistent with the Restructuring Support Agreement.

Section 6.6 Reorganized Company Corporate Documents. The Plan will provide that on the Effective Date the Reorganized Company Corporate Documents will be approved, adopted and effective. Forms of the Reorganized Company Corporate Documents shall be filed with the Bankruptcy Court as part of the Plan Supplement or an amendment thereto.

Section 6.7 Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Unsubscribed Shares issued hereunder, sale to the Commitment Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Commitment Parties on or prior to the Closing Date. The Company shall timely make all filings and reports relating to the offer and sale of the Unsubscribed Shares issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.7.

Section 6.8 DTC Eligibility. Unless otherwise requested by the Requisite Commitment Parties, the Company shall use commercially reasonable efforts to promptly make, when applicable from time to time after the Closing, all Unlegended Shares eligible for deposit with The Depository Trust Company. “Unlegended Shares” means any shares of New Common Stock acquired by the Commitment Parties and their respective Affiliates (including any Related Purchaser or Ultimate Purchaser in respect thereof) pursuant to this Agreement and the Plan, including all shares issued to the Commitment Parties and their respective Affiliates in connection with the Rights Offering, that do not require, or are no longer subject to, the Legend.

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Section 6.9 Use of Proceeds. The Debtors will apply the proceeds from the exercise of the Subscription Rights and the sale of the Unsubscribed Shares for the purposes identified in the Disclosure Statement and the Plan.

Section 6.10 Share Legend. In the event the shares of New Common Stock distributed pursuant to this Agreement are issued in reliance on section 4(a)(2) of the Securities Act, each certificate evidencing all shares of New Common Stock issued hereunder, including any certificate evidencing shares of New Common Stock that may be issued in satisfaction of the Commitment Premium and in reliance on section 4(a)(2) of the Securities Act as provided herein, and each certificate issued in exchange for or upon the Transfer of any such shares, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

In the event that any such shares are uncertificated, such shares shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Company or agent and the term “Legend” shall include such restrictive notation. The Company shall remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such shares (or the stock ledger or other appropriate Company records, in the case of uncertified shares), upon request, at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such shares may be sold under Rule 144 of the Securities Act. The Company may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply as a condition to removing the Legend.

Section 6.11 Antitrust Approval.

(a)       Each Party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement, the Plan and the other Transaction Agreements, including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings (or, if required by any Antitrust Authority, any drafts thereof) under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable and no later than fifteen (15) Business Days following the date hereof and (ii) promptly furnishing documents or information reasonably requested by any Antitrust Authority.

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(b)       The Company and each Commitment Party subject to an obligation pursuant to the Antitrust Laws to notify any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements that has notified the Company in writing of such obligation (each such Commitment Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. The Company and each Filing Party shall, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with an Antitrust Authority; (ii) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) furnish each other Filing Party and the Company, as applicable, with copies of all correspondence and communications between such Filing Party or the Company and the Antitrust Authority; (iv) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (v) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Requisite Commitment Parties and the Company.

(c)       Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.

(d)       The Company and each Filing Party shall use their commercially reasonable efforts to obtain all authorizations, approvals, consents, or clearances under any applicable Antitrust Laws or to cause the termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement at the earliest possible date after the date of filing. The communications contemplated by this Section 6.11 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards. The obligations in this Section 6.11 shall not apply to filings, correspondence, communications or meetings with Antitrust Authorities unrelated to the transactions contemplated by this Agreement, the Plan or the other Transaction Agreements.

Section 6.12 Alternative Transactions. The Company and the other Debtors shall not seek, solicit, or support any Alternative Transaction except with the prior written consent of the Commitment Parties; provided, however, that (i) if any of the Debtors, directly or indirectly, through any of its representatives or advisors, receives a bona fide proposal for an Alternative Transaction from any third party (who has not withdrawn such proposal) from the date of execution of this Agreement until the occurrence of a Termination Date, and such Debtor has determined in good faith that such Alternative Transaction is, or after reasonable commercial negotiations may be, higher or otherwise better than the Restructuring Transactions,

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then the Debtors shall, within two business days of making such determination, notify counsel to the Commitment Parties of the receipt of such proposal, with such notice to include the material terms thereof, including the identity of the person or group of persons involved. The Debtors shall not enter into any confidentiality agreement with a party interested in an Alternative Transaction unless such party consents to identifying and providing to counsel to the Commitment Parties (under a reasonably acceptable confidentiality agreement) the foregoing information.

Article VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1 Conditions to the Obligations of the Commitment Parties. The obligations of each Commitment Party to consummate the transactions contemplated hereby shall be subject to (unless waived in accordance with Section 7.2) the satisfaction of the following conditions prior to or at the Closing:

(a)       Approval Order. The Bankruptcy Court shall have entered the Approval Order and such Order shall be a Final Order.

(b)       Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Requisite Commitment Parties, and such Order shall be a Final Order.

(c)       Plan. The Company and all of the other Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Company and the other Debtors on or prior to the Effective Date and the conditions to the occurrence of the Effective Date (other than any conditions relating to occurrence of the Closing) set forth in the Plan shall have been satisfied or waived in accordance with the terms of the Plan.

(d)       Rights Offering; Rights Offering Procedures. The Rights Offering and Rights Offering Procedures shall have been conducted, in all material respects, in accordance with any Approval Order and this Agreement, and the Rights Offering Expiration Time shall have occurred.

(e)       Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, as applicable, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(f)       Reorganized Company Corporate Documents. The Reorganized Company Corporate Documents shall duly have been approved and adopted and shall be in full force and effect.

(g)       Expense Reimbursement. The Debtors shall have paid all Expense Reimbursement accrued through the Closing Date pursuant to Section 3.3.

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(h)       Consents. All governmental and third-party notifications, filings, consents, waivers and approvals set forth on Schedule 3 and required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.

(i)       Antitrust Approvals. All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.

(j)       No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement;

(k)       Representations and Warranties.

(i)       The representations and warranties of the Debtors contained in Sections 4.11 and 4.28 shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(ii)       The representations and warranties of the Debtors contained in Sections 4.2, 4.3, 4.4, 4.5, and 4.6(b) shall be true and correct in all material respects on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(iii)       The representations and warranties of the Debtors contained in this Agreement other than those referred to in clauses (i) and (ii) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.

(l)       Covenants. The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(m)       Material Adverse Effect. Since the date of this Agreement, there shall not have occurred, and there shall not exist, any event, development, occurrence or change that constitutes, individually or in the aggregate, a Material Adverse Effect.

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(n)       Officer’s Certificate. The Commitment Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company confirming that the conditions set forth in Sections 7.1(k), (l), and (m) have been satisfied.

(o)       Funding Notice. The Noteholders shall have received the Funding Notice.

(p)       Key Contracts. The assumption or rejection (in each case, pursuant to section 365 of the Bankruptcy Code) and/or amendment of the Contracts described in Section 1.1 of the Company Disclosure Schedules as of the Closing Date and the liabilities of the Reorganized Debtors with respect to such Contracts shall, in the aggregate, be reasonably satisfactory to the Requisite Commitment Parties.

Section 7.2 Waiver of Conditions to Obligations of Commitment Parties. All or any of the conditions set forth in Section 7.1 may only be waived in whole or in part with respect to all Commitment Parties by a written instrument executed by the Requisite Commitment Parties in their sole discretion and if so waived, all Commitment Parties shall be bound by such waiver.

Section 7.3 Conditions to the Obligations of the Debtors. The obligations of the Debtors to consummate the transactions contemplated hereby with the Commitment Parties is subject to (unless waived by the Company) the satisfaction of each of the following conditions:

(a)       Approval Order. The Bankruptcy Court shall have entered the Approval Order and such Order shall be a Final Order.

(b)       Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, and such Order shall be a Final Order.

(c)       Effective Date. The Effective Date shall have occurred in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(d)       Rights Offering. The Rights Offering Expiration Time shall have occurred.

(e)       Antitrust Approvals. All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.

(f)       No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

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(g)       Representations and Warranties.

(i)       Solely to the extent that (a) the Unsubscribed Shares or (b) any shares of New Common Stock issued to such Commitment Party in satisfaction of the Commitment Premium are, in either case, issued pursuant to this Agreement in reliance on Section 4(a)(2) of the Securities Act, the representations and warranties of the Commitment Parties contained in Sections 5.6, 5.7 and 5.8 shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

(ii)       The representations and warranties of the Commitment Parties contained in this Agreement (other than those referred to in clause (i) above) that are qualified by “materiality” or “material adverse effect” or words or similar import shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all respects only as of the specified date).

(iii)       The representations and warranties of the Commitment Parties contained in this Agreement (other than those referred to in clause (i) above) that are not qualified by “materiality” or “material adverse effect” or words or similar import shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(h)       Covenants. The Commitment Parties shall have performed and complied, in all material respects, with all of their covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement.

(i)       Officer’s Certificate. Upon request of the Company, the Debtors shall have received on and as of the Closing Date a certificate of an executive officer or other authorized signatory of each of the Commitment Parties confirming that the conditions set forth in Section 7.3(h) and (i) have been satisfied.

Article VIII

INDEMNIFICATION AND CONTRIBUTION

Section 8.1 Indemnification Obligations. Following the entry of the Approval Order, the Company and the other Debtors (the “Indemnifying Parties” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Commitment Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Commitment Parties except to the extent otherwise provided for in this Agreement) (collectively, “Losses”) that any such Indemnified Person may

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incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Plan and the transactions contemplated hereby and thereby, including the Backstop Commitment, the Rights Offering, the payment of the Commitment Premium or the Termination Fee or the use of the proceeds of the Rights Offering, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Commitment Party, its Related Parties or any Indemnified Person related thereto, caused by a Commitment Party Default by such Commitment Party, or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person.

Section 8.2 Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided, that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VIII. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance

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with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Notwithstanding anything herein to the contrary, the Company and its Subsidiaries shall have sole control over any Tax controversy or Tax audit and shall be permitted to settle any liability for Taxes of the Company and its Subsidiaries.

Section 8.3 Settlement of Indemnified Claims. In connection with any Indemnified Claim for which an Indemnified Person is assuming the defense in accordance with this Article VIII, the Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article VIII. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 8.4 Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or

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proposed to be received by the Company pursuant to the issuance and sale of the Unsubscribed Shares in the Rights Offering contemplated by this Agreement and the Plan bears to (b) the Commitment Premium paid or proposed to be paid to the Commitment Parties. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

Section 8.5 Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the Per Share Purchase Price for all Tax purposes. The provisions of this Article VIII are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement. The Approval Order shall provide that the obligations of the Company under this Article VIII shall constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and that the Company may comply with the requirements of this Article VIII without further Order of the Bankruptcy Court.

Section 8.6 No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms.

Article IX

TERMINATION

Section 9.1 Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Company and the Requisite Commitment Parties.

Section 9.2 Automatic Termination. Notwithstanding anything to the contrary in this Agreement, following the commencement of the Chapter 11 Cases and unless and until there is an unstayed Order of the Bankruptcy Court providing that the giving of notice under and/or termination of this Agreement in accordance with its terms is not prohibited by the automatic stay imposed by section 362 of the Bankruptcy Code, and except as otherwise provided in this Section 9.2, at which point this Agreement may be terminated by the Requisite Commitment Parties upon written notice to the Company upon the occurrence of any of the following events, this Agreement shall terminate automatically without any further action or notice by any Party at 5:00 p.m., New York City time on the fifth Business Day following the occurrence of any of the following events; provided that the Requisite Commitment Parties may waive such termination or extend any applicable dates in accordance with Section 10.7:

(a)       the Closing Date has not occurred by 11:59 p.m., New York City time on the date that is 119 days after the Petition Date (as it may be extended pursuant to this Section 9.2(a) or Section 2.3(a), the “Outside Date”), unless prior thereto the Effective Date occurs and

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the Rights Offering has been consummated; provided, that the Outside Date may be extended with the prior written consent of the Requisite Commitment Parties;

(b)       the obligations of the Consenting Noteholders under the Restructuring Support Agreement are terminated in accordance with the terms of the Restructuring Support Agreement;

(c)       the Company, any of the other Debtors or any other Commitment Party files any motion, application or adversary proceeding (or any of the Company, any of the other Debtors or a Consenting Noteholder supports any such motion, application, or adversary proceeding filed or commenced by any third party) (A) challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of the Note Claims, or (B) asserting any other cause of action against and/or with respect or relating to such claims;

(d)       (i) the Company or the other Debtors shall have breached any representation, warranty, covenant or other agreement made by the Company or the other Debtors in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Sections 7.1(k), (l), or Section 7.1(m) not to be satisfied, (ii) the Commitment Parties shall have delivered written notice of such breach or inaccuracy to the Company, (iii) such breach or inaccuracy is not cured by the Company or the other Debtors by the tenth (10th) Business Day after receipt of such notice, and (iv) as a result of such failure to cure, any condition set forth in Sections 7.1(k), (l), or Section 7.1(m) is not capable of being satisfied; provided that this Agreement shall not terminate automatically pursuant to this Section 9.2(d) if the Commitment Parties are then in willful or intentional breach of this Agreement.

(e)       any Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Transaction Agreements, and, by the tenth (10th) Business Day after such Law or final and non-appealable Order shall have been enacted, adopted or issued, no relief has been obtained allowing consummation of the Rights Offering or the transactions contemplated by this Agreement and the other Transaction Agreements in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Plan and this Agreement, or (ii) is reasonably acceptable to the Requisite Commitment Parties;

(f)       (i) the Bankruptcy Court approves or authorizes an Alternative Transaction; or (ii) the Company or any of its Subsidiaries enters into any Contract providing for the consummation of any Alternative Transaction or files any motion or application seeking authority to propose, join in or participate in the formation of, any actual or proposed Alternative Transaction;

(g)       the Company or any other Debtor (i) amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation in a manner that is materially inconsistent with this Agreement; (ii) suspends or revokes the Transaction Agreements; or (iii) publicly announces its intention to take any such action listed in sub-clauses (i) and (ii) of this subsection; or

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(h)       either of the Approval Order or the Confirmation Order is terminated, reversed, stayed, dismissed, vacated, or reconsidered, or any such Order is modified or amended after entry without the prior written consent of the Requisite Commitment Parties;

Section 9.3 Termination by the Company.

This Agreement may be terminated by the Company upon written notice to each Commitment Party upon the occurrence of any of the following events, subject to the rights of the Company to fully and conditionally waive, in writing, on a prospective or retroactive basis the occurrence of such event:

(a)       any Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Transaction Agreements, and, by the tenth (10th) Business Day after such Law or final and non-appealable Order shall have been enacted, adopted or issued, no relief has been obtained allowing consummation of the Rights Offering or the transactions contemplated by this Agreement and the other Transaction Agreements in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Plan and this Agreement, or (ii) is reasonably acceptable to the Requisite Commitment Parties;

(b)       subject to the right of the Commitment Parties to arrange a Commitment Party Replacement in accordance with Section 2.3(a) (which will be deemed to cure any breach by the replaced Commitment Party pursuant to this subsection (b)), (i) any Commitment Party shall have breached any representation, warranty, covenant or other agreement made by such Commitment Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Section 7.3(g) or Section 7.3(h) not to be satisfied, (ii) the Company shall have delivered written notice of such breach or inaccuracy to such Commitment Party, (iii) such breach or inaccuracy is not cured by such Commitment Party by the tenth (10th) Business Day after receipt of such notice, and (iv) as a result of such failure to cure, any condition set forth in Section 7.3(g) or Section 7.3(h) is not capable of being satisfied; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(b) if it is then in willful or intentional breach of this Agreement;

(c)       the Company or any of its Subsidiaries determines, after receiving advice from counsel, that proceeding with the Restructuring Transactions (including, without limitation, the Plan or solicitation of the Plan) would be inconsistent with the exercise of the fiduciary duties of the board of directors or analogous governing body of the Company or such Subsidiary; provided, that, concurrently with such termination, the Company pays the Termination Fee pursuant to Section 9.4(b)(ii);

(d)       the Restructuring Support Agreement is terminated in accordance with its terms; or

(e)       the Closing Date has not occurred by the Outside Date (as the same may be extended pursuant to Section 9.2(a) or Section 2.3(a)), unless prior thereto the Effective Date

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occurs and the Rights Offering has been consummated; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(e) if it is then in willful or intentional breach of this Agreement;

Section 9.4 Effect of Termination.

(a)       Upon termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Parties; provided, that (i) the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article III, to satisfy their indemnification obligations pursuant to Article VIII and to pay the Termination Fee pursuant to Section 9.4(b) shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, (ii) the provisions set forth in this Section 9.4 and Article X shall survive the termination of this Agreement in accordance with their terms and (iii) subject to Section 10.10, nothing in this Section 9.4 shall relieve any Party from liability for its gross negligence or any willful or intentional breach of this Agreement. For purposes of this Agreement, “willful or intentional breach” means a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

(b)       Upon termination of this Agreement pursuant to this Article IX (other than pursuant to (i) Section 9.2(b) (but solely to the extent the Restructuring Support Agreement is terminated as a result of a breach thereof by the Commitment Parties), (ii) Section 9.3(b) or (iii) Section 9.3(d) (but solely to the extent the Restructuring Support Agreement is terminated as a result of a breach thereof by the Commitment Parties), the Debtors shall pay the Termination Fee to the Commitment Parties or their designees based upon their respective Backstop Commitment Percentages on the date of payment, by wire transfer of immediately available funds to such accounts as the Requisite Commitment Parties may designate on or prior to the second (2nd) Business Day following such termination; provided, that if the Debtors shall terminate this Agreement pursuant to Section 9.3(c), then the Debtors shall pay the Termination Fee, in cash, concurrently with such termination. For the avoidance of doubt, if the Termination Fee becomes payable, the Debtors shall have no obligation to pay the Commitment Premium, and the Commitment Premium shall cease to be an allowed administrative expense of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code.

To the extent that all amounts due in respect of the Termination Fee pursuant to this Section 9.4(b) have actually been paid by the Debtors to the Commitment Parties in connection with a termination of this Agreement, the Commitment Parties shall not have any additional recourse against the Debtors for any obligations or liabilities relating to or arising from this Agreement, except for liability for gross negligence or willful or intentional breach of this Agreement pursuant to Section 9.4(a). Except as set forth in this Section 9.4(b), the Termination Fee shall not be payable upon the termination of this Agreement. The Termination Fee shall, pursuant to the Approval Order, constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code.

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Article X

GENERAL PROVISIONS

Section 10.1 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)       If to the Company or any of the other Debtors:

Bonanza Creek Energy, Inc.

Attn: Skip Marter

410 17th Street, Suite 1400
Denver, Colorado 80202

Tel: (720) 440-6100

Email: smarter@bonanzacrk.com

With a copy to:

Davis Polk & Wardwell LLP

Attn: Brian M. Resnick

Daniel M. Silberger

450 Lexington Avenue

New York, New York 10017

Tel: (212) 450-3288

Fax: (212) 701-6288

Email: brian.resnick@davispolk.com

daniel.silberger@davispolk.com

(b)       If to the Commitment Parties:

To each Commitment Party at the addresses or e-mail addresses set forth below the Commitment Party’s signature page to this Agreement.

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With a copy to:

Kirkland & Ellis LLP

Attn:	Steven Serajeddini
300 North LaSalle
Chicago, IL 60654
Tel:	(312) 862-2000
Fax:	(312) 862-2200
Email:	steven.serajeddini@kirkland.com

Kirkland & Ellis LLP

Attn:	Edward Sassower
Richard Aftanas
601 Lexington Avenue
New York, NY 10022
Tel:	(212) 446-4800
Fax:	(212) 446-4900

Emails:	edward.sassower@kirkland.com
richard.aftanas@kirkland.com

Section 10.2 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company and the Requisite Commitment Parties, other than an assignment by a Commitment Party expressly permitted by Section 2.3 or 2.6 and any purported assignment in violation of this Section 10.2 shall be void ab initio. Except as provided in Article VIII with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.

Section 10.3 Prior Negotiations; Entire Agreement.

(a)       This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed among the Parties and the Restructuring Support Agreement (including the Restructuring Term Sheet) will each continue in full force and effect.

(b)       Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Commitment

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Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.7.

Section 10.4 Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each Party irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, may be brought in the United States District Court for the Southern District of New York, and by executing and delivering this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, if the Chapter 11 Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement. By executing and delivering this Agreement, and upon commencement of the Chapter 11 Cases, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of the Bankruptcy Court solely for purposes of any action, suit, proceeding, or other contested matter arising out of or relating to this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, proceeding, or other contested matter. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 10.5 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 10.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

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Section 10.7 Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only by a written instrument signed by the Company and the Requisite Commitment Parties; provided, that (a) any Commitment Party’s prior written consent shall be required for any amendment that would, directly or indirectly: (i) modify such Commitment Party’s Backstop Commitment Percentage, (ii) increase the Per Share Purchase Price to be paid in respect of the Unsubscribed Shares, (iii) increase the Rights Offering Amount, (iv) increase the number of Rights Offering Shares, or (v) have a materially adverse and disproportionate effect on such Commitment Party; and (b) the prior written consent of each Commitment Party that was an original signatory hereto that is still a Commitment Party as of such date of amendment shall be required for any amendment to the definition of “Requisite Commitment Parties”. Notwithstanding the foregoing, Schedule 1 shall be revised as necessary without requiring a written instrument signed by the Company and the Requisite Commitment Parties to reflect changes in the composition of the Commitment Parties and Backstop Commitment Percentages as a result of Transfers permitted in accordance with the terms and conditions of this Agreement. The terms and conditions of this Agreement (other than the conditions set forth in Sections 7.1 and 7.3, the waiver of which shall be governed solely by Article VII) may be waived (A) by the Debtors only by a written instrument executed by the Company and (B) by the Requisite Commitment Parties only by a written instrument executed by the Requisite Commitment Parties. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

Section 10.8 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 10.9 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 10.10 Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.

Section 10.11 No Reliance. No Commitment Party or any of its Related Parties shall have any duties or obligations to the other Commitment Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Commitment Party or

56

any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Commitment Parties, (b) no Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Commitment Party, (c) no Commitment Party or any of its Related Parties shall have any duty to the other Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Commitment Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Commitment Party or any of its Affiliates in any capacity, (d) no Commitment Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Commitment Party or any Person acting on behalf of such other Commitment Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities, and (e) each Commitment Party acknowledges that no other Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Shares or Backstop Commitment Percentage of its Backstop Commitment.

Section 10.12 Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Commitment Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement, it being understood that nothing in this Section 10.12 shall prohibit any Party from filing any motions or other pleadings or documents with the Bankruptcy Court in connection with the Chapter 11 Cases.

Section 10.13 Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Section 408 of the U.S. Federal Rules of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Cases (other than a Legal Proceeding to approve or enforce the terms of this Agreement).

Section 10.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates, or any of such Party’s Affiliates’ or respective Related Parties in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 10.14 shall relieve or otherwise limit the liability of any Party hereto or any of their

57

respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments.  For the avoidance of doubt, prior to the Effective Date, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Bonanza Creek Energy, Inc.

By:
Name:
Title:

[Signature Page to Backstop Commitment Agreement]

[COMMITMENT PARTIES]

By:
Name:
Title:

Appendix F

Rights Offering Procedures

BONANZA CREEK ENERGY, INC.

RIGHTS OFFERING PROCEDURES

Each Rights Offering Share is being distributed and issued by Bonanza Creek Energy, Inc. (the “Company”) without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by section 1145(a) of the Bankruptcy Code.

None of the Subscription Rights or Rights Offering Shares issuable upon exercise of such rights distributed pursuant to these Rights Offering Procedures have been or will be registered under the Securities Act, nor any state or local law requiring registration for offer and sale of a security. Subscription Rights in respect of General Unsecured Claims (which includes Notes Claims) may be sold, transferred, assigned, pledged, hypothecated, participated, donated or otherwise encumbered or disposed of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the Subscription Rights, the Rights Offering Shares, the Notes, and any related claims) during the Subscription Period (each of the above, a “Transfer” and the recipient of such Subscription Rights, a “Rights Transferee”) only pursuant to the terms set forth herein. For a Rights Transferee to participate in the Rights Offering and receive Rights Offering Shares, it must be a Transferee Eligible Holder (as defined herein) and must comply with the terms set forth herein.

Each Right and share of Rights Offering New Common Stock is being distributed and issued by the Debtors without registration under the Securities Act, in reliance upon federal, state and foreign exemptions from registration requirements for transactions not involving any public offering.

The Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with Section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participate, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security offered or sold under the plan of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities.

Eligible Holders (as defined below) should note the following times relating to the Rights Offering:

Date	Calendar Date	Event
Rights Offering Record Date……………………….	[●], 2017	The date and time fixed by the Company for the determination of the holders entitled to participate in the Rights Offering.

Subscription Commencement Date..	[●], 2017	Commencement of the Rights Offering.

Subscription Expiration Deadline …	5:00 p.m. New York City time on [●], 2017

The deadline for Eligible Holders of Allowed Notes Claims to subscribe for Rights Offering Shares. The Eligible Holder’s applicable Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable), Restructuring Support Agreement signature page, if applicable, and applicable Subscription Agreement with respect to Allowed Notes Claims must be received by the Eligible Holder’s Nominee (as defined below) in sufficient time to allow such Nominee to deliver the Master Subscription Form to the Subscription Agent by the Subscription Expiration Deadline.

The deadline for Eligible Holders of General Unsecured Claims that are not Notes Claims to subscribe for Rights Offering Shares. The Eligible Holder’s General Unsecured Claims Subscription Form (with accompanying IRS Form

 W-9 or appropriate IRS Form W-8, as applicable), and Subscription Agreement with respect to General Unsecured Claims must be received by the Subscription Agent by the Subscription Expiration Deadline.

(i) Eligible Holders of Allowed Notes Claims who are not Backstop Parties and (ii) Eligible Holders of General Unsecured Claims that are not Notes Claims must deliver the aggregate Purchase Payment by the Subscription Expiration Deadline.

Eligible Holders of Allowed Notes Claims who are Backstop Parties must deliver the aggregate Purchase Payment within the third (3rd) Business Day following receipt of a Funding Notice (as defined below) in accordance with the terms of the Backstop Agreement.

Terms used and not defined herein shall have the meaning assigned to them in the Plan (as defined below).

On December 23, 2016, the Debtors entered into that certain Restructuring Support and Lock-Up Agreement (the “Restructuring Support Agreement”) and, on December 23, 2016, launched solicitation of a prepackaged chapter 11 plan. On or about January 5, 2017, the Debtors will commence the Chapter 11 Cases and file their chapter 11 plan of reorganization with the United States Bankruptcy Court for the District of Delaware (as such plan of reorganization may be amended or modified from time to time in accordance with its terms, the “Plan”), and the disclosure statement with respect to the Plan (as such disclosure statement may be amended from time to time in accordance with its terms, the “Disclosure Statement”). Pursuant to the Plan, holders of Allowed General Unsecured Claims (“each such holder, an “Eligible Holder”) have the right to participate in the Rights Offering in accordance with the terms and conditions of the applicable Subscription Agreement and these Rights Offering Procedures. Only Eligible Holders that complete the applicable Holder Subscription Form(s) may participate in the Rights Offering of the Rights Offering Shares.

Pursuant to the Plan, each Eligible Holder of an Allowed Notes Claim will receive Subscription Rights to subscribe for its pro rata Rights Offering Shares, provided that it timely and properly executes and delivers its applicable Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to the Subscription Agent or its Nominee, as applicable, in advance of the Subscription Expiration Deadline. Each Nominee will receive a Master Subscription Form, which is enclosed as Section Two of the Beneficial Holder Subscription Form and which such Nominee shall use to summarize the Subscription Rights exercised by each Eligible Holder of Allowed Notes Claims that timely returns the applicable properly filled out Beneficial Holder Subscription Form(s) to such Nominee. Please note that all Beneficial Holder Subscription Forms (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) must be returned to the applicable Nominee with sufficient time to allow such Nominee to process and deliver the Master Subscription Form and copies of all Beneficial Holder Subscription Forms, and the accompanying Subscription Agreements and IRS Forms) prior to the Subscription Expiration Deadline. In respect of Allowed Notes Claims, to the extent of any discrepancy between the Master Subscription Form and the Beneficial Holder Subscription Form(s) regarding the Eligible Holder’s principal amount of Notes Claims, the Master Subscription Form shall govern. Eligible Holders of Allowed Notes Claims are urged to consult with their Nominees to determine the necessary deadline to return their Beneficial Holder Subscription Forms. Failure to submit such Beneficial Holder Subscription Forms on a timely basis will result in forfeiture of an Eligible Holder’s right to participate in the Rights Offering. None of the Company, the Subscription Agent or any of the Backstop Parties will have any liability for any such failure.

Pursuant to the Plan, each Eligible Holder of a General Unsecured Claim that is not a Notes Claim will receive Subscription Rights to subscribe for its pro rata Rights Offering Shares, provided that it timely and properly executes and delivers its General Unsecured Claim Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to the Subscription Agent.

No Eligible Holder shall be entitled to participate in the Rights Offering unless the aggregate Purchase Price (as defined below) for the Rights Offering Shares it subscribes for is received by the Subscription Agent (i) in the case of an Eligible Holder of Allowed General Unsecured Claims that is not a Backstop Party, by the Subscription Expiration Deadline, and (ii) in the case of an Eligible Holder of Allowed Notes Claims that is a Backstop Party, on the third (3rd) Business Day following receipt of a written notice (a “Funding Notice”) delivered by or on behalf of the Debtors to the Backstop Parties in accordance with Section 2.4 of the Backstop Agreement (the “Backstop Funding Deadline”). No interest is payable to the Company on any advance funding of the Purchase Price. If the Rights Offering is terminated for any reason, the Purchase Price will be returned in accordance with Section 8 hereof. Backstop Parties may deposit their Purchase Price in the Escrow Account (as defined below). Any Eligible Holder of Allowed Notes Claims submitting payment via its Nominee must coordinate such payment with its Nominee in sufficient time to allow the Nominee to forward such payment to the Subscription Agent by the Subscription Expiration Deadline or the Backstop Funding Deadline, as applicable.

To participate in the Rights Offering, each Eligible Holder must complete all of the steps outlined below. If all of the steps outlined below are not completed by the Subscription Expiration Deadline, or the Backstop Funding Deadline, as applicable, such Eligible Holder shall be deemed to have forever and irrevocably relinquished and waived its right to participate in the Rights Offering.

1.	Rights Offering

Eligible Holders have the right, but not the obligation, to participate in the Rights Offering.

Holders of General Unsecured Claims that are not Notes Claims and whose claim amount would yield at least one whole right shall receive Subscription Rights to subscribe for their pro rata share of the Rights Offering shares of New Common Stock.

Subject to the terms and conditions set forth in the Plan, these Rights Offering Procedures and the applicable Subscription Agreement with respect to Allowed Notes Claims, each Eligible Holder of Allowed Notes Claims is entitled to subscribe for up to [●] Rights Offering Shares per $1,000 of Principal Amount of the 6¾% Senior Notes due 2021, or up to [●] Rights Offering Shares per $1,000 of Principal Amount of the 5¾% Senior Notes due 2023, at a purchase price of $[●] per share (the “Purchase Price”). The difference in the number of Rights Offering Shares that an Eligible Holder is entitled to subscribe for the 6¾% Senior Notes due 2021 and the 5¾% Senior Notes due 2023 is to take into account the differing amounts of pre-petition accrued and unpaid interest.

Subject to the terms and conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreement with respect to Allowed General Unsecured Claims that are not Notes Claims, each Eligible Holder of Allowed General Unsecured Claims that are not Notes Claims is entitled to subscribe for up to 1 Rights Offering Share per $[●] of Allowed General Unsecured Claims, at the Purchase Price per share.

There will be no over subscription privilege in the Rights Offering. Any Rights Offering

Shares that are unsubscribed by the Eligible Holders will not be offered to other Eligible Holders but will be purchased by the Backstop Parties in accordance with the Backstop Agreement. Subject to the terms and conditions of the Backstop Agreement, each Backstop Party is obligated to purchase its pro rata portion of the Rights Offering Shares.

SUBJECT TO THE TERMS AND CONDITIONS OF THE APPLICABLE SUBSCRIPTION AGREEMENT AND THE BACKSTOP AGREEMENT IN THE CASE OF ANY BACKSTOP PARTY, ALL SUBSCRIPTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT ARE IRREVOCABLE.

2.	Subscription Period

The Rights Offering will commence on the Subscription Commencement Date and will expire at the Subscription Expiration Deadline (such period, the “Subscription Period”). Each Eligible Holder intending to purchase Rights Offering Shares in the Rights Offering must affirmatively elect to exercise its Subscription Rights in the manner set forth in the Holder Subscription Form by the Subscription Expiration Deadline.

Any exercise of Subscription Rights after the Subscription Expiration Deadline will not be allowed and any purported exercise received by the Subscription Agent after the Subscription Expiration Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored.

The Subscription Expiration Deadline may be extended with the consent of the Requisite Commitment Parties (as defined in the Backstop Agreement) or as required by law. Any such extension will be followed by a public announcement thereof no later than 9:00 a.m. (prevailing Eastern Time), on the next Business Day after the previously scheduled Subscription Expiration Deadline.

3.	Delivery of Subscription Agreement

Each Eligible Holder may exercise all or any portion of such Eligible Holder’s Subscription Rights, but subject to the terms and conditions of the applicable Subscription Agreement that accompanies the applicable Subscription Form. To facilitate the exercise of the Subscription Rights, beginning on the Subscription Commencement Date, the applicable Subscription Form, applicable Subscription Agreement, a copy of the Restructuring Support Agreement, if applicable, and these Rights Offering Procedures will be sent to each Eligible Holder, together with appropriate instructions for the proper completion, due execution and timely delivery of the executed Subscription Agreement and the payment of the applicable Purchase Price for its Rights Offering Shares.

4.	Exercise of Subscription Rights

4A. Exercise of Subscription Rights by Holders of General Unsecured Claims that are not Notes Claims

(a)       To validly exercise its Subscription Rights, each Eligible Holder of a General Unsecured Claim that is not a Notes Claim must:

i.       return a duly executed Subscription Agreement along with a duly completed and executed Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to the Subscription Agent so that such documents are actually received by the Subscription Agent by the Subscription Expiration Deadline; and

ii.       at the same time it returns its Subscription Agreement and Holder Subscription Form to the Subscription Agent, but in no event later than the Subscription Expiration Deadline, pay the applicable Purchase Price to the Subscription Agent by wire transfer ONLY of immediately available funds in accordance with the instructions included in the General Unsecured Claims Subscription Form.

(b)       Any Eligible Holder of General Unsecured Claims that is not a Notes Claim must deliver their completed Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable), Subscription Agreement and payment of the applicable Purchase Price payable for the Rights Offering Shares elected to be purchased by such Eligible Holder (with respect to the Eligible Holders of Allowed Note Claims that are not Backstop Parties) directly to the Subscription Agent on or before the Subscription Expiration Deadline.

4B. Exercise of Subscription Rights by Holders of Allowed Notes Claims

(a)       To validly exercise its Subscription Rights, each Eligible Holder of an Allowed Notes Claim that is not a Backstop Party must:

i.       return a duly executed Subscription Agreement along with a duly completed and executed Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) and executed signature page to the Restructuring Support Agreement, if applicable, to its Nominee so that such documents may be transmitted to the Subscription Agent by the Nominee, so that such documents are actually received by the Subscription Agent by the Subscription Expiration Deadline; and

ii.       at the same time it returns its Subscription Agreement and Beneficial Holder Subscription Form(s) to its Nominee, but in no event later than the Subscription Expiration Deadline, pay, or arrange for the payment by its Nominee of, the applicable Purchase Price to the Subscription Agent by wire transfer ONLY of immediately available funds in accordance with the instructions included in the applicable Beneficial Holder Subscription Form(s).

(b)       To validly exercise its Subscription Rights, each Eligible Holder of an Allowed Notes Claim that is a Backstop Party must:

i.       return a duly executed Subscription Agreement along with a duly completed and executed applicable Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) and executed signature page to the Restructuring Support Agreement, if applicable, to its Nominee, so that such documents may be transmitted to the Subscription Agent by the Nominee, so that such documents are actually received by the Subscription Agent by the Subscription Expiration Deadline; and

ii.       no later than the Backstop Funding Deadline, pay the applicable Purchase Price to the Subscription Agent or to an escrow account established and maintained by a third party pursuant to the Backstop Agreement (the “Escrow Account”), as applicable, by wire transfer ONLY of immediately available funds in accordance with the instructions included in Item 4 of the applicable Beneficial Holder Subscription Form(s).

ALL BACKSTOP PARTIES MUST PAY THEIR APPLICABLE PURCHASE PRICE DIRECTLY TO THE SUBSCRIPTION AGENT OR TO THE ESCROW ACCOUNT AND SHOULD NOT PAY THEIR NOMINEE(S).

(c)       With respect to paragraphs 4B(a) and (b) above, each Eligible Holder of an Allowed Notes Claim must duly complete, execute and return its applicable Beneficial Holder Subscription Form(s) in accordance with the instructions herein to its Nominee with sufficient time to allow its Nominee to process its instructions and deliver to the Subscription Agent the Master Subscription Form attached as Section Two therein, its completed Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable), executed signature page to the Restructuring Support Agreement, if applicable, Subscription Agreement and, solely with respect to the Eligible Holders that are not Backstop Parties, payment of the applicable Purchase Price, payable for the Rights Offering Shares elected to be purchased by such Eligible Holder, by the Subscription Expiration Deadline. Eligible Holders that are Backstop Parties must deliver their payment of the applicable Purchase Price payable for the Rights Offering Shares elected to be purchased by such Eligible Holder directly to the Subscription Agent or to the Escrow Account, as applicable, no later than the Backstop Funding Deadline.

5.	Additional Provisions Governing Exercise of Subscription Rights

(a)       In the event that the funds received by the Subscription Agent or the Escrow Account, as applicable, from any Eligible Holder do not correspond to the Purchase Price payable for the Rights Offering Shares elected to be purchased by such Eligible Holder, the number of the Rights Offering Shares deemed to be purchased by such Eligible Holder will be the lesser of (i) the number of the Rights Offering Shares elected to be purchased by such Eligible Holder and (ii) the number of the Rights Offering Shares determined by dividing the amount of the funds received by the Purchase Price and rounding down to the nearest whole number.

(b)       The cash paid to the Subscription Agent in accordance with these Rights Offering Procedures will be deposited and held by the Subscription Agent in a segregated account until released to the Debtors in connection with the settlement of the Rights Offering on the Effective Date. The Subscription Agent may not use such cash for any other purpose prior to the Effective

Date and may not encumber or permit such cash to be encumbered with any lien or similar encumbrance. The cash held by the Subscription Agent hereunder shall not be deemed part of the Debtors’ bankruptcy estates.

(c)       The Unsubscribed Rights, if any, shall be deemed transferred to the Backstop Parties in accordance with the terms and conditions of the Backstop Agreement.

6.	Restructuring Support Agreement

Each Eligible Holder of Notes Claims that elects to exercise its Subscription Rights in accordance with these Rights Offering Procedures that is not already a party to the Restructuring Support Agreement shall agree to be bound by the terms of the Restructuring Support Agreement by executing a signature page thereto and assuming all obligations of a Supporting Noteholder (as defined in the Restructuring Support Agreement). The Restructuring Support Agreement and a signature page for Eligible Holders of Notes Claims are enclosed with these Rights Offering Procedures. Any Subscription Form received by the Debtors from an Eligible Holder that is not already a party to the Restructuring Support Agreement that is not accompanied by an executed Restructuring Support Agreement signature page will be invalid.

7.	Transfer Restrictions; Revocation

The Subscription Rights with respect to General Unsecured Claims (which includes Notes Claims) are Transferable only during the Subscription Period. For a Rights Transferee to participate in the Rights Offering: (i) such Transferee Eligible Holder (as defined herein) must submit its applicable Subscription Form by the Subscription Expiration Deadline ([●] at 5:00 p.m. (prevailing Eastern Time)) and (ii) such transfer and all preceding transfers, if any, beginning with the transfer by original holder of Rights as of the Rights Offering Record Date, must be evidenced by a Subscription Period Transfer Notice (attached as Exhibit C to the applicable Subscription Form) delivered to the Subscription Agent and the Transferee Eligible Holder immediately following such transfer.

A Rights Offering Participant’s Rights shall not be transferable, other than to an Eligible Affiliate, or as provided in the Backstop Agreement, or in connection with the transfer by an Eligible Holder of the underlying Allowed General Unsecured Claim to another then-existing Eligible Holder (such recipient Transferee, a “Transferee Eligible Holder”), as evidenced by a Subscription Period Transfer Notice delivered to the Subscription Agent by the Subscription Deadline and otherwise circulated in accordance with the Subscription Period Transfer Notice.

IF ANY PORTION OF A GENERAL UNSECURED CLAIM OR ANY RIGHTS HAVE BEEN TRANSFERRED NOT IN ACCORDANCE WITH THESE RIGHTS OFFERING PROCEDURES, SUCH CORRESPONDING RIGHTS WILL BE CANCELLED, AND NEITHER THE TRANSFEROR NOR THE TRANSFEREE OF SUCH CLAIM OR SUCH RIGHTS WILL RECEIVE RIGHTS OFFERING SHARES IN CONNECTION WITH SUCH CLAIM OR RIGHTS.

Once an Eligible Holder has properly exercised its Subscription Rights, subject to the terms and conditions of the applicable Subscription Agreement and the Backstop Agreement in

the case of any Backstop Party, such exercise will be irrevocable.

8.	Return of Payment

To the extent that any portion of the Purchase Price paid to the Subscription Agent is not used to purchase Rights Offering Shares, the Subscription Agent will return such portion to the applicable participant in the rights offering within ten (10) Business Days of a determination that such funds will not be used. If the Rights Offering has not been consummated by the Effective Date, the Subscription Agent will return any payments made pursuant to the Rights Offering to the applicable participant in the rights offering within ten (10) Business Days thereafter.

9.	Settlement of the Rights Offering and Distribution of the Rights Offering Shares

The Debtors intend that the Rights Offering Shares will be issued to the Eligible Holders, and/or to any Affiliates (as defined in the applicable Subscription Agreement) or Related Funds (as defined in the applicable Subscription Agreement relating to the Allowed Notes Claims) that the Eligible Holders so designate in the Beneficial Holder Subscription Form(s), in book-entry form, and that DTC, or its nominee, will be the holder of record of such Rights Offering Shares. To the extent DTC is unwilling or unable to make the Rights Offering Shares eligible on the DTC system, the Rights Offering Shares will be issued directly to the Eligible Holder or its designee.

10.	Fractional Shares

No fractional rights or Rights Offering Shares will be issued in the Rights Offering. All share allocations (including each Eligible Holder’s Rights Offering Shares) will be calculated and rounded down to the nearest whole share.

11.	Validity of Exercise of Subscription Rights

All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights will be determined in good faith by the Debtors and, if necessary, subject to a final and binding determination by the Bankruptcy Court. The Debtors may waive any defect or irregularity in, or permit such defect or irregularity to be corrected within such time as they may determine in good faith, or reject, the purported exercise of any Subscription Rights. Subscription Agreements will be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine in good faith.

Before exercising any Subscription Rights, Eligible Holders should read the Disclosure Statement and the Plan for information relating to the Debtors and the risk factors to be considered.

All calculations, including, to the extent applicable, calculations of the value of any Eligible Holder’s Allowed Notes Claim or Allowed General Unsecured Claim for the purposes of the Rights Offering, shall be made in good faith by the Company with the consent of the

Requisite Commitment Parties, and any disputes regarding such calculations shall be subject to a final and binding determination of the Bankruptcy Court.

12.	Modification of Procedures

With the prior written consent of the Requisite Commitment Parties, the Debtors reserve the right to modify these Rights Offering Procedures or adopt additional procedures solely to be consistent with these Rights Offering Procedures to effectuate the Rights Offering and to issue the Rights Offering Shares; provided, however, that the Debtors shall provide written notice to each Eligible Holder of any material modification to these Rights Offering Procedures made after the Subscription Commencement Date, including by filing notice of such modifications on the docket of the Chapter 11 Cases. In so doing, and subject to the consent of the Requisite Commitment Parties, the Debtors may execute and enter into agreements and take further action that the Debtors determine in good faith are necessary and appropriate to effectuate and implement the Rights Offering and the issuance of the Rights Offering Shares. Nothing in this paragraph shall be construed so as to permit the Debtors to modify the terms of any executed and delivered Subscription Agreement without the consent of the Eligible Holder party thereto.

The Debtors shall undertake reasonable procedures to confirm that each participant in the Rights Offering is in fact an Eligible Holder, including but not limited to, requiring certifications by such participant as to its respective holdings of Notes and other diligence measures as the Debtors deem reasonably necessary.

13.	Inquiries And Transmittal of Documents; Subscription Agent

The Rights Offering Instructions for Eligible Holders of Allowed Notes Claims attached hereto should be carefully read and strictly followed by the Eligible Holders of Allowed Notes Claims. The Rights Offering Instructions for Eligible Holders of General Unsecured Claims that are not Notes Claims attached hereto should be carefully read and strictly followed by the Eligible Holders of General Unsecured Claims that are not Notes Claims.

Questions relating to the Rights Offering should be directed to the Subscription Agent via email to bceiballots@primeclerk.com (please reference “Bonanza Rights Offering” in the subject line) or at the following phone numbers: (855) 252-4427 or, for international callers, (917) 258-6104.

The risk of non-delivery of all documents and payments to the Subscription Agent and any Nominee is on the Eligible Holder electing to exercise its Subscription Rights and not the Debtors or the Subscription Agent.

BONANZA CREEK ENERGY, INC.

RIGHTS OFFERING INSTRUCTIONS FOR ELIGIBLE HOLDERS OF ALLOWED NOTES CLAIMS

Terms used and not defined herein or in the Subscription Agreement shall have the meaning assigned to them in the Plan.

To elect to participate in the Rights Offering, you must follow the instructions set out below:

1.	Insert the principal amount of the Allowed Notes Claims that you held as of the date set forth in Item 1 of your applicable Beneficial Holder Subscription Form(s) (if you do not know such amount, please contact your Nominee immediately).

2.	Complete the calculation in Item 2a of your applicable Beneficial Holder Subscription Form(s), which calculates the maximum number of Rights Offering Shares available for you to purchase. Such amount must be rounded down to the nearest whole share.

3.	Complete the calculation in Item 2b of your applicable Beneficial Holder Subscription Form(s) to indicate the number of Rights Offering Shares that you elect to purchase and calculate the Purchase Price for the Rights Offering Shares that you elect to purchase.

4.	Confirm whether you are a Backstop Party pursuant to the representation in Item 3 of your applicable Beneficial Holder Subscription Form(s). (This section is only for Backstop Parties, each of whom is aware of their status as a Backstop Party).

5.	Read and sign the Subscription Agreement with respect to the Allowed Notes Claims. Such execution shall indicate your acceptance and approval of the terms and conditions set forth therein. Check the applicable box in Item 5 of your applicable Beneficial Holder Subscription Form(s).

6.	Read and sign the Restructuring Support Agreement and Restructuring Support Agreement signature page, respectively, if applicable. Such execution shall indicate your acceptance and approval of the terms and conditions set forth therein. Check the applicable box in Item 5 of your applicable Beneficial Holder Subscription Form(s).

7.	Read, complete and sign the certification in Item 6 of your applicable Beneficial Holder Subscription Form(s) if you have not Transferred your Subscription Rights and were a holder as of the Rights Offering Record Date.

8.	Read, complete and sign an IRS Form W-9 if you are a U.S. person. If you are a non-U.S. person, read, complete and sign an appropriate IRS Form W-8. These forms may be obtained from the IRS at its website: www.irs.gov.

9.	Return your signed Subscription Agreement with respect to the Allowed Notes Claims, Restructuring Support Agreement signature page, if applicable, and applicable Beneficial

Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to your Nominee with sufficient time to allow your Nominee to process your instructions and prepare and deliver the Master Subscription Form attached as Section Two of the Subscription Form to the Subscription Agent by the Subscription Expiration Deadline.

10.	Arrange for full payment of the aggregate Purchase Price by wire transfer of immediately available funds, calculated in accordance with Item 2b of your applicable Beneficial Holder Subscription Form(s). For Eligible Holders of Allowed Notes Claims that are not Backstop Parties, please instruct your Nominee to coordinate payment of the Purchase Price and transmit and deliver such payment to the Subscription Agent by the Subscription Expiration Deadline. A registered holder of Allowed Notes Claims that is not a Backstop Party should follow the payment instructions as provided in the Master Subscription Form. Any Backstop Party should follow the payment instructions that will be provided in the Funding Notice.

The Subscription Expiration Deadline is 5:00 p.m. New York City Time on [●], 2017.

Please note that the Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable), signature page to the Restructuring Support Agreement, if applicable, and the Subscription Agreement must be received by your broker, bank, commercial bank, transfer agent, trust company, dealer, or other agent or nominee (as applicable, the “Nominee”) with sufficient time to allow such Nominee to process and deliver the Master Subscription Form to the Subscription Agent, by the Subscription Expiration Deadline, along with the appropriate funding (with respect to Eligible Holders that are not Backstop Parties) or the subscription represented by your applicable Beneficial Holder Subscription Form(s) will not be counted and you will be deemed forever to have relinquished and waived your right to participate in the Rights Offering.

Eligible Holders that are Backstop Parties must deliver the appropriate funding directly to the Subscription Agent or to the Escrow Account, as applicable, pursuant to the Funding Notice no later than the Backstop Funding Deadline.

BONANZA CREEK ENERGY, INC.

RIGHTS OFFERING INSTRUCTIONS FOR ELIGIBLE HOLDERS OF ALLOWED GENERAL UNSECURED CLAIMS THAT ARE NOT NOTES CLAIMS

Terms used and not defined herein or in the Subscription Agreement shall have the meaning assigned to them in the Plan.

To elect to participate in the Rights Offering, you must follow the instructions set out below:

1.	Insert the amount of the General Unsecured Claims that are not Notes Claims that you held as of dates set forth in Item 1 of your General Unsecured Claim Subscription Form.

2.	Complete the calculation in Item 2a of your General Unsecured Claim Subscription Form, which calculates the maximum number of Rights Offering Shares available for you to purchase. Such amount must be rounded down to the nearest whole share.

3.	Complete the calculation in Item 2b of your General Unsecured Claim Subscription Form to indicate the number of Rights Offering Shares that you elect to purchase and calculate the Purchase Price for the Rights Offering Shares that you elect to purchase.

4.	Read and countersign the Subscription Agreement with respect to the General Unsecured Claims. Such execution shall indicate your acceptance and approval of the terms and conditions set forth therein. Check the applicable box in Item 4 of your applicable Beneficial Holder Subscription Form(s).

5.	Read, complete and sign the certification in Item 5 of your General Unsecured Claim Subscription Form if you have not Transferred your Subscription Rights and were a holder as of the Rights Offering Record Date.

6.	Read, complete and sign the certification in Item 6 of your General Unsecured Claim Subscription Form if (a) you Transferred your Subscription Rights or (b) you are a Transferee of Subscription Rights, were not a holder as of the Rights Offering Record Date but are a holder as of the Subscription Expiration Deadline.

7.	Read, complete and sign an IRS Form W-9 if you are a U.S. person. If you are a non-U.S. person, read, complete and sign an appropriate IRS Form W-8. These forms may be obtained from the IRS at its website: www.irs.gov.

8.	Return your signed Subscription Agreement with respect to your Allowed General Unsecured Claims and General Unsecured Claim Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to the Subscription Agent prior to the Subscription Expiration Deadline.

9.	Arrange for full payment of the aggregate Purchase Price by wire transfer of immediately available funds, calculated in accordance with Item 2b of your General

Unsecured Claim Subscription Form and in accordance with the payment instructions in item 3 of the General Unsecured Claims Subscription Form.

The Subscription Expiration Deadline is 5:00 p.m. New York City Time on [●], 2017.

Please note that the General Unsecured Claims Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) and the Subscription Agreement with respect to General Unsecured Claims must be received by the Subscription Agent by the Subscription Expiration Deadline, along with the appropriate funding or the subscription represented by your General Unsecured Claims Subscription Form will not be counted and you will be deemed forever to have relinquished and waived your right to participate in the Rights Offering.